As filed with the Securities and Exchange Commission on March 28, 2012

Registration No. 333-179072

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHC Helicopter S.A.

(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Luxembourg	4522	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4740 Agar Drive

Richmond, BC V7B 1A3, Canada

(604) 276-7500

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 590-9070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael O’Neill, Esq. Chief Legal Officer CHC Helicopter S.A. 4740 Agar Drive Richmond, BC V7B 1A3, Canada (604) 276-7500	Louis Lehot Jason R. Schendel Jared Sams Sheppard, Mullin, Richter & Hampton LLP 379 Lytton Avenue Palo Alto, California 94301 (650) 815-2600	Russ Hill, Esq. VP, Deputy General Counsel CHC Helicopter S.A. 4740 Agar Drive Richmond, BC V7B 1A3, Canada (604) 276-7500

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
6922767 Holding S.à r.l.	Luxembourg	98-0598004	13-15 Avenue de la Liberté L-1931 Luxembourg +352-2689-01

Capital Aviation Services B.V.	Netherlands	98-0592415	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

CHC Capital (Barbados) Limited.	Barbados	N/A	Deighton House Dayrell’s Road at Deighton St. Michael, BB14030 Barbados (246) 228-4472

CHC Den Helder B.V.	Netherlands	N/A	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

CHC Global Operations (2008) Inc.	Canada	N/A	4740 Agar Drive Richmond, BC V7B 1A3 Canada (604) 276-7500

CHC Global Operations Canada (2008) Inc.	Canada	N/A	4740 Agar Drive Richmond, BC V7B 1A3 Canada (604) 276-7500

CHC Global Operations International Inc.	Canada	N/A	4740 Agar Drive Richmond, BC V7B 1A3 Canada (604) 276-7500

CHC Helicopter Holding S.à r.l.	Luxembourg	94-13440907	13-15 Avenue de la Liberté L-1931 Luxembourg +352-2689-01

CHC Helicopters (Barbados) Limited.	Barbados	N/A	Deighton House Dayrell’s Road at Deighton St. Michael, BB14030 Barbados (246) 228-4472

CHC Holding NL B.V.	Netherlands	98-0596801	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

CHC Holding (UK) Limited	Scotland	N/A	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland +44-1224-846-000

CHC Hoofddorp B.V.	Netherlands	98-0952413	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

CHC Netherlands B.V.	Netherlands	98-2592409	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

CHC Norway Acquisition Co AS	Norway	98-0596777	Stavanger Lufthavn 4050 Sola Norway +47 51 94 10 00

CHC Sweden AB	Sweden	98-0597510	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

Helicopter Services Group AS	Norway	98-0592436	Stavanger Lufthavn 4050 Sola Norway +47 51 94 10 00

Helikopter Service AS	Norway	98-0592440	Stavanger Lufthavn 4050 Sola Norway +47 51 94 10 00

Heli-One Canada Inc.	Canada	N/A	4740 Agar Drive Richmond, BC V7B 1A3 Canada (604) 276-7500

Heli-One Defence B.V.	Netherlands	98-2592461	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

Heli-One Holdings (UK) Limited.	England	98-0596780	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland +44-1224-846-000

Heli-One (Europe) AS	Norway	98-0592435	Stavanger Lufthavn 4050 Sola Norway +47 51 94 10 00

Heli-One Leasing Inc.	Canada	N/A	4740 Agar Drive Richmond, BC V7B 1A3 Canada (604) 276-7500

Heli-One Leasing (Norway) AS	Norway	45-4005893	Stavanger Lufthavn 4050 Sola Norway +47 51 94 10 00

Heli-One (Norway) AS	Norway	98-0476722	Stavanger Lufthavn 4050 Sola Norway +47 51 94 10 00

Heli-One (Netherlands) B.V.	Netherlands	98-0592414	9 Parellaan 2132 WS Hoofddorp The Netherlands +31 (0)23 555 55 55

Heli-One (U.K.) Limited	Scotland	98-0592451	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland +44-1224-846-000

Heli-One (U.S.) Inc.	Delaware	84-1719617	2711 Centerville Road Suite 400 Wilmington, Delaware 19808 (970) 492-1000

Heli-One USA Inc.	Texas	75-2303691	350 N. Paul Street Suite 2900 Dallas, Texas 75201 (970) 492-1000

Heliworld Leasing Limited.	England	98-0592464	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland +44-1224-846-000

CHC Leasing (Ireland) Limited	Ireland	N/A	The Boat House Bishop Street Dublin 8 Ireland Tel: +353 1 407 0011

Integra Leasing AS	Norway	98-0592439	Stavanger Lufthavn 4050 Sola, Norway +47 51 94 10 00

Lloyd Bass Strait Helicopters Pty. Ltd.	Australia	98-0592398	Level 4, 1060 Hay Street West Perth, WA Australia 6005 +61 8 6217 7401

Lloyd Helicopters International Pty. Ltd in its own capacity and as trustee of the Australian Helicopters Trust	Australia	98-0592400	Level 4, 1060 Hay Street West Perth, WA Australia 6005 +61 8 6217 7401

Lloyd Helicopters Pty. Ltd	Australia	98-0592393	Level 4, 1060 Hay Street West Perth, WA Australia 6005 +61 8 6217 7401

Lloyd Helicopter Services Limited	Scotland	98-0596781	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce, Aberdeen AB21 0GL Scotland +44-1224-846-000

Lloyd Helicopter Services Pty. Ltd	Australia	98-0592394	Level 4, 1060 Hay Street West Perth, WA Australia 6005 +61 8 6217 7401

Lloyd Off-Shore Helicopters Pty. Ltd	Australia	98-0592402	Level 4, 1060 Hay Street West Perth, WA Australia 6005 +61 8 6217 7401

Management Aviation Limited.	England	98-0592135	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland +44-1224-846-000

North Denes Aerodrome Limited	England	98-0592203	CHC House Howe Moss Drive Kirkhill Industrial Estate Dyce Aberdeen AB21 0GL Scotland +44-1224-846-000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 28, 2012

PRELIMINARY PROSPECTUS

CHC Helicopter S.A.

Offer to Exchange (the “exchange offer”)

$1,100,000,000 aggregate principal amount of its 9.250% Senior Secured Notes due 2020 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 9.250% Senior Secured Notes due 2020 (the “outstanding notes”).

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The exchange offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 12:00 a.m. midnight, New York City time, on ,2012, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of the outstanding notes for the exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the exchange offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 20 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer shall not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after consummation of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is                     .

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

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INDUSTRY AND MARKET DATA

The market data and other statistical information (such as the size of certain markets and our position and the position of our competitors within these markets, oil and gas production and market information) used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some market data and statistical information are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. This information may prove to be inaccurate because of the method by which we obtain some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company and the Issuer are organized under the laws of Luxembourg. In addition, most of the guarantors of the notes are organized outside of the United States. Many of the Issuer’s and the guarantors’ directors, officers, and controlling persons, as well as certain experts named in this prospectus, reside outside the United States, and all or a substantial portion of their assets and our assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce against them, either inside or outside the United States, judgments obtained against them in U.S. courts, or to enforce in U.S. courts judgments obtained against them in courts in jurisdictions outside the United States, in each case, in any action predicated upon civil liabilities under the U.S. federal securities laws. We have been advised by Loyens & Loeff, our Luxembourg counsel, that there is doubt as to the enforceability against these persons in Luxembourg, whether in original actions or in actions for enforcements of judgments of U.S. courts, of liabilities predicated solely upon the U.S. federal securities laws and there are similar limitations in other jurisdictions. In addition, there are similar or additional limitations on the enforceability of civil liabilities in the other jurisdictions where our guarantors or their assets are located or our guarantors’ directors, officers and controlling persons are located. See “Limitations on Validity and Enforceability of Guarantees and Security Interests and Enforceability of Civil Liabilities.”

Therefore, it may not be possible to enforce judgments against us, our non-U.S. guarantors and certain of our and our guarantors’ directors and officers or some of the experts named in this prospectus.

BASIS OF PRESENTATION

The audited consolidated financial statements of the top-most parent guarantor, 6922767 Holding S.à r.l. (the “Successor” or “Company”), consist of the Successor’s consolidated balance sheets as of April 30, 2011 and 2010 and the Successor’s consolidated statements of operations, changes in shareholder’s equity and cash flows for the years ended April 30, 2011, 2010 and 2009 and the consolidated statements of operations, changes in shareholder’s equity and cash flows of CHC Helicopter Corporation (the “Predecessor”) for the period from May 1, 2008 to September 15, 2008.

6922767 Holding S.à r.l. was incorporated on February 20, 2008 under the laws of Luxembourg and is a private limited liability company (Société à responsabilité limitée) (S.à r.l.) whose sole purpose was to acquire the Predecessor. The Company completed its acquisition of the Predecessor on September 16, 2008 and has included the results of operations and cash flows of the entity formerly known as CHC Helicopter Corporation from September 16, 2008 to April 30, 2009 in its audited consolidated financial statements for the fiscal 2009 year. The Company’s results of operations also include organizational expenses and losses related to the acquisition as it was not previously operating in the helicopter transportation services industry from May 1, 2008 up to the date of the acquisition.

The acquisition of CHC Helicopter Corporation was accounted for using the purchase method of accounting. The application of the purchase method of accounting requires the allocation of the acquisition purchase price to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the date of the acquisition. As a result, the assets and liabilities acquired from the Predecessor on the date of acquisition are recorded at fair values and these became the Successor’s cost basis. Accordingly, the Predecessor period from May 1, 2008 to September 15, 2008 and the Successor period from May 1, 2008 to April 30, 2009 have a different basis of accounting.

The Predecessor adopted the U.S. dollar as its reporting currency on May 1, 2008. As such, historical figures previously reported in Canadian dollars have been translated into U.S. dollars using the current rate method. Under this method, the statement of operations and cash flow statement items have been translated into U.S. dollars using the rates in effect at the date of the transactions. Assets and liabilities have been translated using the exchange rate in effect at the balance sheet date. The Predecessor applied this method retrospectively to all activity that commenced May 1, 2004. Equity balances which arose prior to May 1, 2004 have been translated to the reporting currency at the exchange rate in effect on May 1, 2004.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

The information in this prospectus includes “forward-looking statements”. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although these forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events, actual results may differ materially from those stated in or implied by these forward-looking statements. Such factors include, but are not limited to, the following:

•	competition in the markets we serve;

•	loss of any of our large, long-term support contracts;

•	failure to maintain standards of acceptable safety performance;

•	political, economic and regulatory uncertainty;

•	problems with our non-wholly owned entities;

•	exposure to credit risks;

•	assimilation of acquisitions and the impact of any future material acquisitions;

•	inability to fund our working capital requirements;

•	unanticipated costs or cost increases;

•	risks inherent in the operation of helicopters;

•	reduced activity in the oil and gas industry;

•	inability to obtain necessary aircraft, aircraft parts, insurance or lease financing;

•	exchange rate fluctuations;

•	loss of key personnel;

•	labor problems;

•	global financial market instability;

•	insufficient assets in our defined benefit pension plan;

•	allocation of risk between our customers and us;

•	inability to dispose of our older aircraft and parts;

•	inability to service our debt obligations;

•	compliance risks associated with international activities;

•	application of tax laws in various jurisdictions;

•	inability to upgrade our technology;

•	reduction or cancellation of services for government agencies;

•	our sponsor may have interests that conflict with ours;

•	risk related to our operations under local law; and

•	inability to maintain government issued licenses.

We caution you that the above list of cautionary statements is not exhaustive and should be considered with the risks described under “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We disclaim any intentions or obligations to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws.

GLOSSARY

Embedded equity	Embedded equity represents the amount by which the estimated market value of a leased aircraft exceeds the leased aircraft purchase option price at September 16, 2008, the acquisition date (see “Basis of Presentation.”) Embedded equity is assessed annually for impairment or earlier if indicators of impairment are identified. Impairment, if any, is recognized in the consolidated statements of operations.

EMS	Emergency medical services.

Fixed wing	An airplane.

Heavy helicopter	A category of twin-engine helicopters that requires two pilots, can accommodate 19 to 26 passengers and can operate under instrument flight rules, which allow daytime and nighttime flying in a variety of weather conditions. The greater passenger capacity, larger cabin, longer range, and ability to operate in adverse weather conditions make heavy aircraft more suitable than single engine aircraft for offshore support. Heavy helicopters are generally utilized to support the oil and gas sector, construction and forestry industries and SAR and EMS customer requirements.

IFR	Instrument flight rules, which allow for daytime and nighttime flying in a variety of weather conditions.

Long-term contracts	Contracts of three years or longer in duration.

Medium helicopter	A category of twin-engine helicopters that generally requires two pilots, can accommodate nine to 15 passengers and can operate under instrument flight rules, which allow daytime and nighttime flying in a variety of weather conditions. The greater passenger capacity, longer range, and ability to operate in adverse weather conditions make medium aircraft more suitable than single engine aircraft for offshore support. Medium helicopters are generally utilized to support the oil and gas sector, construction and forestry industries and SAR and EMS customer bases in certain jurisdictions. Medium helicopters can also be used to support the utility and mining sectors, where transporting a smaller number of passengers or carrying light loads over shorter distances is required.

Medium term contracts	Contracts of greater than one year and less than three years in duration.

MRO	Maintenance, repair and overhaul.

New technology	When used herein to classify our aircraft, a category of higher value, recently produced, more sophisticated and more comfortable aircraft, including Eurocopter’s EC225, EC135, EC145 and EC155; Agusta’s AW139; and Sikorsky’ S76C+, S76C++ and S92A.

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Old technology	When used herein to classify our aircraft, all aircraft other than new technology aircraft, including Eurocopter’s AS365 and Super Puma; Sikorsky’s 76A, 76B, 76C and S61N; and Bell’s 412, 212 and 214.

OEM	Original equipment manufacturer.

PBH	Power-by-the-hour. A program where an aircraft operator pays a fee per flight hour to an MRO provider as compensation for repair and overhaul components required in order for the aircraft to maintain an airworthy condition.

SAR	Search and rescue.

VFR	Visual flight rules, which require daylight and good weather conditions.

PROSPECTUS SUMMARY

This summary highlights selected information in this prospectus and may not contain all of the information that is important to you. You should carefully read this entire prospectus, including the information set forth under the heading “Risk Factors” and the consolidated financial statements included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “the Company,” “the Successor” and “our Company” refer to 6922767 Holding S.à r.l., a Luxembourg société à responsabilité limitée, and its consolidated subsidiaries (which include all operations of CHC Helicopter S.A.).

Our Company

We are a world-leading commercial operator of medium and heavy helicopters, providing mission-critical services to the offshore oil and gas industry, as well as search and rescue (“SAR”) and emergency medical services (“EMS”) to government agencies and commercial operators through our Helicopter Services segment. We believe the helicopter services we provide to our customers in the oil and gas industry are critical for the continued production of hydrocarbons from existing offshore oil and gas platforms and the exploration and development of new oil fields, while our SAR and EMS services help save lives. In addition, our maintenance, repair and overhaul (“MRO”) segment, Heli-One is a world leading independent commercial provider of helicopter support services with offerings that include MRO, integrated logistics support, helicopter parts sales and distribution, and complete outsourcing of maintenance for helicopter operators. Heli-One services our own flight operations and third-party customers around the world.

We have been providing helicopter services for more than 60 years through our subsidiaries and predecessor companies, and currently operate in 27 countries, covering every major offshore oil and gas producing region of the world except the Gulf of Mexico. Our major operations are in Norway, the United Kingdom, Ireland, the Netherlands, Australia, Brazil, Canada, and Africa. As of January 31, 2012, we operated 260 aircraft, comprising 112 heavy and 142 medium helicopters, along with six fixed-wing aircraft. For the nine months ended January 31, 2012 and the fiscal year ended April 30, 2011, helicopter transportation services for the oil and gas industry accounted for approximately 81% and 78% of our total revenue, respectively, SAR and EMS activities accounted for approximately 9% and 11% of our total revenue, respectively, and MRO and other helicopter support services represented approximately 10% and 11% of our total revenue, respectively. For the nine months ended January 31, 2012 and the fiscal years ended April 30, 2011, April 30, 2010 and April 30, 2009, the Company earned revenues of $1,239.6 million, $1,445.5 million, $1,313.6 million and $761.9 million and incurred net losses of $47.3 million, $65.3 million, $76.5 million and $704.5 million, respectively.

Helicopter Services

Our Helicopter Services segment consists of flying operations in the Eastern North Sea, Western North Sea, the Americas, the Australasia region and the Africa-Euro Asia region serving customers primarily in the offshore oil and gas industry and SAR and EMS. The Eastern North Sea is comprised mainly of Norway while the Western North Sea includes the United Kingdom, Ireland, the Netherlands and Denmark. The Americas is comprised of Brazil and North American countries. The Australasia region includes Australia and Southeast Asian countries and the Africa-Euro Asia region includes Nigeria, Kazakhstan, Turkey, Mozambique, Tanzania and other African countries.

We are one of two global helicopter service providers to the offshore oil and gas industry. We provide transportation services to and from production platforms, drilling rigs and other offshore installations and facilities.

•	Our helicopter services in the oil and gas industry are largely characterized by medium to long-term contracts (i.e., two to eight years in duration, with an average of four years).

•	The majority of our customers are large national and multinational companies.

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Our services are critical to customers as helicopter transportation is a cost-effective, viable means to transport crews from land to offshore platforms. Our fuel costs are passed through to our customers.

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Maintaining a strong safety record is a primary concern for our customers, and as of January 31, 2012, our five-year rolling average was 0.23 accidents per 100,000 flight hours. The accident rate is calculated using the number of accidents, as defined by the International Civil Aviation Organization, divided by the number of hours flown in the same period and then multiplied by 100,000.

We particularly target opportunities for long-term contracts that require medium and heavy helicopters, operated by highly trained personnel with state-of-the-art safety management systems and a world-class operating track record. We are a market leader in most of the regions we serve, with a well-established reputation for safety, customer service and aircraft reliability. We are a major operator in the North Sea, one of the world’s largest oil-producing regions. We operate the largest fleet of heavy helicopters in Brazil to service our customers in the oil and gas sector, a market that is shifting to heavy helicopter technology as pre-salt fields in ultra deepwater environments have been further developed, and we service the industry in Africa, Australia and Southeast Asia. For the nine months ended January 31, 2012 and the fiscal year ended April 30, 2011, revenues generated by helicopter transportation services for the oil and gas industry accounted for approximately 81% and 78% of our total revenues, respectively.

Our oil and gas production customers generally provide our helicopter services business with a less cyclical revenue stream, while oil and gas exploration and development activities are more cyclical in nature. Offshore production platforms generally run at full capacity, irrespective of commodity prices, until the economic end-life of the respective field. These production platforms generally have lives of 20 years or more depending on the size and characteristics of the field.

We are one of the world’s leading commercial providers of SAR and EMS services through our Helicopter Services segment. We have long-term contracts with government agencies and commercial operators in the United Kingdom, Ireland, Norway and Australia. Our SAR and EMS contracts average eight years in duration. Contracts are generally entered into directly with state and federal governments.

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We utilize state-of-the-art aircraft specifically configured and equipped with emergency medical and rescue equipment. Our crews are multidisciplined professionals with extensive training for the high level of expertise required for maritime search and rescue, thus ensuring maximum safety during rescue operations.

•	Our EMS business provides for the transport of medical personnel and equipment direct to the scene of an accident, and the rapid transport of victims to and between hospitals.

•	We expect further increased demand for SAR and EMS helicopter services as governments increasingly outsource these activities.

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Revenue streams from SAR and EMS services are not driven by general economic conditions or short-term hydrocarbon prices. For the nine months ended January 31, 2012 and the fiscal year ended April 30, 2011, revenues generated by SAR and EMS services accounted for approximately 9% and 11% of our total revenues, respectively.

Maintenance, Repair and Overhaul

Our MRO segment, Heli-One is a world-leading independent commercial provider of helicopter support and MRO services. Our comprehensive range of capabilities and broad geographic footprint allow us to offer a full suite of aftermarket services including engine, airframe and component MRO, logistics support, parts sales and distribution, and high-value engineering and design. We provide these services individually or as part of multi-year, complete maintenance outsourcing. We operate independent licensed commercial engine and major-component MRO facilities for the Eurocopter SuperPuma and Eurocopter EC225 helicopters. Additionally, we service a wide variety of other helicopter types, including the Eurocopter Dauphin, Sikorsky S61N, Sikorsky S76 series, Sikorsky S92A, Agusta AW139, Bell 212 and Bell 412. We provide sophisticated avionics integration services to the armed forces of European nations, and we partner with helicopter manufacturers around the world to provide MRO services to their direct customers.

We believe our MRO segment enhances our business model in several respects:

•	Third-party demand for MRO services by governments, militaries and the civil sector provides a diverse stream of revenue to CHC’s business.

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Air worthiness regulations, which are established by civil aviation authorities and manufacturers, require that every dynamic component of a helicopter be replaced or overhauled on a scheduled basis, resulting in steady demand for our MRO services.

•	Our in-house repair and overhaul capabilities provide operational control and flexibility over the maintenance of our fleet, lowering operating cost and providing a competitive advantage.

Competitive Strengths

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Global Footprint. We currently operate helicopter transportation services in 27 countries. In addition, we have our own internal MRO operations, Heli-One, which services aircraft in most of the countries in which we maintain flying operations. Our broad geographic coverage enables us to respond to customer needs and new business opportunities, while adhering to international safety standards, local market regulations and customs. Additionally, as multinational oil and gas companies seek helicopter operators that can provide one standard of service in many locations around the world, our geographic coverage allows us to effectively compete for many of these contracts. We have a record of obtaining the required licenses and permits to operate in new jurisdictions, including, where necessary, through local alliances.

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Safety Record. We believe we have sophisticated safety and training programs and practices and are proud of our safety record. We have implemented a global safety management system, and we meet or exceed the stringent safety and performance audits conducted by our customers. We also host a highly regarded annual international safety summit, which is a manifestation of our single-minded commitment to safe operations. Attendees include our customers, manufacturers, competitors and regulators.

•

Strong Long-Term Relationships with Leading Companies and Organizations. We have multi-year relationships with major oil and gas companies and with SAR and EMS customers around the world, especially in Ireland, the United Kingdom and Australia, where many have been our customers continuously for more than two decades. We believe these long-term customer relationships are enabled, in large part, because of our focus on and accomplishments in safety and flight training, our crews’ experience, and service quality that consistently meets or exceeds customer standards. In addition to helicopter transportation, certain customers rely on us for ancillary services, including our computerized logistics systems that enhance crew scheduling and passenger handling services, which further strengthen relationships and often generate additional revenue.

•

Large, Modern and Diversified Fleet of Helicopters. We are a world-leading commercial operator of medium and heavy helicopters. Our large fleet allows us to meet the diverse operational requirements of our customers and minimize disruptions in service. To meet customer-specific requirements and ensure that we and our customers are not overly reliant on any one aircraft type or manufacturer, we most commonly operate Sikorsky S92A and Eurocopter EC225 heavy aircraft and Sikorsky S76 series and Agusta AW139 medium aircraft. Our fleet includes some of the most advanced civilian aircraft in the world. We have modernized our fleet significantly over the last five years, bringing the average age of our fleet from approximately 19 years to approximately 12 years. The total committed capital requirements as of January 31, 2012 is approximately $601.9 million for aircraft with delivery dates between fiscal 2012 and 2017.

•

Retention of Asset Value in Our Owned Fleet. Based on third party appraisals as of April 30, 2011, the estimated fair market value of our owned aircraft fleet was $367.5 million, which approximates net book value. A significant portion of a helicopter’s value resides in its major components, including engines, gearboxes, transmissions and rotable parts. As these components are replaced or upgraded on a regular basis, older aircraft models are capable of meeting many of the same performance standards as newer aircraft.

•

In-House Repair and Overhaul Business. Our MRO business, Heli-One diversifies our revenue streams, reduces our costs and positions us as a full-service, high-quality helicopter operator. We are a market leader and operate independent licensed commercial-engine and major-component MRO facilities for the Eurocopter Super Puma and Eurocopter EC225 helicopters. We also have the capability to support several other helicopter types including the Eurocopter Dauphin, Sikorsky S61N, Sikorsky S76 series, Sikorsky S92A, Agusta AW139, Bell 212 and Bell 412. This allows us to control the quality and cost of our helicopter maintenance, repair and refurbishment.

Our Business Strategy

Our goal is to enhance our leadership position and to create superior value by consistently and efficiently providing safe, reliable value-added services to our customers while maximizing return on assets, earnings and cash flow. We intend to focus on the following key initiatives:

•

Strengthening Our Competitive Position in Existing Markets. We intend to improve our ability to win new contracts, renew existing contracts, strengthen our existing customer relationships and enhance our competitive position by increasing our focus on customer needs and reducing costs, while maintaining high standards for safety and reliability. We believe our global footprint, safety record and diversified fleet of large and medium helicopters ideally position us to serve increased demand from existing customers and new customers.

•

Expanding Our Helicopter Transportation Operations. We intend to capitalize on our broad geographic coverage, long-term customer relationships and our fleet capabilities to fulfill new opportunities in developing oil and gas regions. Some of these geographic regions, including Brazil, Australia and Southeast Asia, where we currently have infrastructure and operations, are expected to be the fastest growing markets for offshore helicopter transportation services. We are exploring expansion into military transportation services.

•

Growing the MRO Business. We plan to expand our MRO revenues by further penetrating markets for overhaul of major components and engines and by pursuing new opportunities in heavy and medium aircraft maintenance, as well as military helicopter support.

•	Growth Through Acquisition. We may evaluate acquisition opportunities for both our flying and MRO businesses to further strengthen our position in existing markets and establish ourselves in new ones.

•	Focusing on Long-Term Contracts. We are prioritizing long-term contracts with our major customers to maximize the stability of our revenue.

Corporate Structure

On September 16, 2008, a corporation controlled by funds affiliated with First Reserve Corporation (“First Reserve”) acquired the Predecessor of the Issuer’s direct parent for an aggregate purchase price of $2,376.5 million.

The following chart sets forth a simplified summary of our corporate and financing structure.

(1)	As of January 31, 2012, we had $140.0 million aggregate principal amount of borrowings outstanding under our senior secured revolving credit facility. Our senior secured revolving credit facility matures in 2015.
(2)	For information about the financial positions and results of operations of our non-guarantor subsidiaries, see Note 22 of our unaudited interim consolidated financial statements for the nine months ended January 31, 2012 and Note 29 of our audited annual consolidated financial statements for the year ended April 30, 2011.

Corporate Information

The Issuer was formed in June 2008 in connection with the acquisition of the predecessor of CHC Helicopter LLC (which has converted to a Luxembourg société à responsabilité limitée as CHC Helicopter Holding S.à r.l.), the Issuer’s direct parent, by funds affiliated with First Reserve. In connection with the issuance of the outstanding notes, the Issuer converted from a Luxembourg société à responsabilité limitée (private limited liability company) to a société anonyme (public company limited by shares).

The Issuer’s registered office is located at 13-15 Avenue de la Liberté L-1931 Luxembourg and its registration number is B139673.

The corporate headquarters of Heli-One Canada Inc. are located at 4740 Agar Drive, Richmond, British Columbia, V7B 1A3 Canada and our telephone number at that location is (604) 276-7500. The Issuer has entered into an agreement with Heli-One Canada Inc. to provide certain management services, subject to authority limits as determined by our board and set out in such agreement.

The Exchange Offer

$1.1 billion aggregate principal amount of the outstanding notes were issued in a private offering on October 4, 2010. The term “notes” refers collectively to the outstanding notes and the exchange notes.

General	In connection with the private offering, the Issuer and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to deliver this prospectus to you and to use commercially reasonable efforts to complete the exchange offer no later than 720 days after October 4, 2010, the closing date of the issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for the exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	the additional interest provision of the registration rights agreement is no longer applicable.

The Exchange Offer	The Issuer is offering to exchange $1.1 billion aggregate principal amount of the exchange notes, which have been registered under the Securities Act, for any and all of the outstanding notes. You may only exchange outstanding notes in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate or an affiliate of any guarantor;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 12:00 a.m. midnight, New York City time, on , 2012, unless extended by us. We do not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive in our sole discretion. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offer, we and the guarantors of the notes will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture; however, we and the guarantors of the notes will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that the outstanding notes are tendered and accepted in the exchange offer, the trading market for the outstanding notes that are not so tendered and accepted could be adversely affected. See “Risk Factors—Risks Related to the Exhange Offer—There may be adverse consequences if you do not exchange your outstanding notes.”

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we and the guarantors of the notes do not currently anticipate that we will register the outstanding notes under the Securities Act.

United States Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event to holders for United States federal income tax purposes. See “United States Federal Income Tax and Luxembourg Income Tax Consequences of the Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth under “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes. The exchange notes will have terms identical in all material respects to the corresponding outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the applicable registration rights agreement.

Issuer	CHC Helicopter S.A.

Securities Offered	$1.1 billion aggregate principal amount of 9.250% Senior Secured Notes due 2020 (the “exchange notes”).

Maturity	The exchange notes will mature on October 15, 2020, unless earlier redeemed or repurchased.

Interest	Interest on the exchange notes will be payable semi-annually on April 15 and October 15, commencing April 15, 2012.

Guarantees	6922767 Holding S.à r.l., the Issuer’s indirect parent, CHC Helicopter Holding S.à r.l., the Issuer’s direct parent, and all of 6922767 Holding S.à r.l.’s existing and future restricted subsidiaries that guarantee our revolving credit facility will guarantee the exchange notes on a senior secured first-priority basis.

For information about the financial positions and results of operations of our non-guarantor subsidiaries, see Note 22 of our unaudited interim consolidated financial statements for the nine months ended January 31, 2012 and Note 29 of our audited annual consolidated financial statements for the year ended April 30, 2011.

Ranking	The exchange notes and the related guarantees will be general senior secured obligations of the Issuer and the guarantors and will be:

•	senior in right of payment to the Issuer’s and the guarantors’ future subordinated indebtedness;

•	equal in right of payment with all of the Issuer’s and the guarantors’ existing and future senior indebtedness, including obligations under our revolving credit facility and the outstanding notes;

•	effectively senior to all of the Issuer’s and the guarantors’ existing and future unsecured indebtedness to the extent of the value of the collateral securing the exchange notes and the guarantees;

•	effectively equal in right to all of the Issuer’s and the guarantors’ debt that shares in the collateral securing the exchange notes and the guarantees; and

•	structurally subordinated to all of the existing and future liabilities (including trade payables) of each of the Issuer’s and the guarantors’ subsidiaries that do not guarantee the exchange notes;

The now owned or hereafter acquired collateral will secure the exchange notes and the guarantees, as well as the obligations under our revolving credit facility, the outstanding notes and certain hedging and cash management obligations on a first-priority basis, subject to permitted liens. Under the terms of the security documents, however, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay amounts due under the revolving credit facility, including any post-petition interest with respect thereto, certain hedging obligations relating to obligations under the revolving credit facility and certain cash management obligations of the Issuer and the guarantors owed to lenders under the revolving credit facility before the holders of the notes receive such proceeds. As a result, the claims of holders of notes to such proceeds will rank behind the claims, including interest, of the lenders and letter of credit issuers under the revolving credit facility, including claims for such hedging obligations and cash management obligations. See “Description of Notes—Collateral and Security Documents—Intercreditor Agreement” and “Risk Factors—Your right to take enforcement action with respect to the liens securing the exchange notes is limited in certain circumstances, and will receive the proceeds from such enforcement only after lenders under our revolving credit facility and holders of certain other priority claims have been reimbursed.”

As of January 31, 2012, we had:

•

$1,290.9 million of total indebtedness outstanding (see — “Capitalization”), which includes the outstanding notes of $1.1 billion, $140.0 million of borrowings under the revolving credit facility and capital lease obligations of $32.5 million; and

•

an additional $116.6 million of committed capacity under our revolving credit facility, all of which would be secured on an equal basis with the exchange notes, net of $73.4 million in outstanding letters of credit, which would reduce the availability under our revolving credit facility.

For further discussion, see “Description of Other Indebtedness—Senior Secured Revolving Credit Facility.”

Collateral	The exchange notes and related guarantees will be secured, subject to permitted liens, on a first-priority basis along with our obligations under the revolving credit facility, the outstanding notes and certain hedging and cash management obligations by substantially all of our and our guarantors’ assets (other than certain excluded assets) now owned or acquired in the future. See “Description of Notes—Collateral and Security Documents.”

No appraisal of the value of the collateral has been made in connection with this exchange offer, and the value of the collateral in the event of liquidation may be materially different from book value. As a result, we can make no assurance that our historic book values will approximate fair value or that such fair values will be sufficient to fully collateralize the exchange notes. In addition, the collateral will not include any capital stock of a subsidiary to the extent that the pledge of such capital stock results in our being required to file separate financial statements of such subsidiary with the SEC, and any such capital stock that triggers such a requirement to file financial statements of such subsidiary with the SEC would be automatically released from the collateral securing the exchange notes and related guarantees.

Some of our property and assets are excluded from the collateral, as described in “Description of Notes—Collateral and Security Documents.”

Sharing of First-Priority Lien	In certain circumstances, we may secure indebtedness permitted to be incurred by the covenant described in “Description of Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity” by granting liens upon any or all of the collateral securing the notes and obligations under the revolving credit facility on an equal basis with the liens securing the notes and the guarantees and, in certain circumstances, with payment priority equal to the revolving credit facility.

Optional Redemption	The Issuer may redeem the exchange notes, in whole or in part, at any time on or after October 15, 2015, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably to par plus accrued and unpaid interest as set forth under “Description of Notes—Optional Redemption.”

At any time before October 15, 2013, the Issuer may redeem up to 35% of the aggregate principal amount of the exchange notes issued under the indenture with the net cash proceeds of one or more equity offerings at a redemption price equal to 109.250% of the principal amount thereof, plus accrued and unpaid interest; provided that:

•

at least 50% of the aggregate principal amount of the exchange notes (including any additional notes issued after October 4, 2010) remains outstanding immediately after the occurrence of such redemption; and

•	such redemption occurs within 180 days of the date of the closing of any such equity offering.

In addition, the Issuer may redeem some or all of the exchange notes prior to October 15, 2015 at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium as set forth under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest to the date of such redemption.

During any 12-month period commencing October 4, 2010 until October 15, 2015, the Issuer may also redeem up to 10% of the aggregate principal amount of the exchange notes during any twelve-month period at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest, if any.

Tax Redemption	If, as a result of certain tax law changes, the Issuer would be obligated to pay additional amounts in respect of withholding taxes or certain other tax indemnification payments, and such obligation cannot be avoided by taking reasonable measures available to the Issuer, the Issuer may redeem the exchange notes in whole, but not in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, and all additional amounts, if any, then due or becoming due on the redemption date. See “Description of Notes—Optional Redemption.”

Mandatory Offers to Purchase	Upon a change of control, if the Issuer does not otherwise redeem the exchange notes, each holder of exchange notes will be entitled to require the Issuer to repurchase all or a portion of its exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.” The Issuer’s ability to purchase the exchange notes upon a change of control will be limited by the terms of our debt agreements, including our revolving credit facility, which may result in a default under the exchange notes. We cannot assure you that the Issuer will have the financial resources to purchase the exchange notes in such circumstances.

Certain asset dispositions may be triggering events which may require us to use the excess proceeds (as such term is defined in the indenture) from those asset dispositions to make an offer to purchase the exchange notes at 100% of their principal amount, together with accrued and unpaid interest, if any.

Certain Covenants	The indenture governing the exchange notes contains covenants limiting our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends or repurchase or redeem equity interests;

•	limit dividends or other payments by restricted subsidiaries that are not guarantors to us or our other subsidiaries;

•	make certain investments;

•	incur liens;

•	engage in other business activities;

•	enter into certain types of transactions with our affiliates; and

•	sell assets or consolidate or merge with or into other companies.

These and other covenants contained in the indenture governing the exchange notes are subject to important exceptions and qualifications, which are described under “Description of Notes.” In addition, if and for as long as the notes have an investment grade rating from both Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc., and no default or event of default exists under the indenture, we will not be subject to certain of the covenants listed above. See “Description of Notes—Certain Covenants—Covenant Suspension.”

Public Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop. See “Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes—Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will be maintained for the exchange notes.”

You should carefully consider all the information in the prospectus prior to exchanging your outstanding notes. In particular, we urge you to carefully consider the factors set forth under the “Risk Factors” section.

Summary Historical Consolidated Financial Data

The following table sets forth summary historical consolidated financial data of the Predecessor and the Successor for the periods indicated. 6922767 Holding S.à r.l., the Successor was incorporated on February 20, 2008 under the laws of Luxembourg and is a private limited liability company (Société à responsabilité limitée) (S.à r.l.) whose sole purpose was to acquire the CHC Helicopter Corporation, the Predecessor. The Company completed its acquisition of the Predecessor on September 16, 2008 and has included the results of operations of the entity formerly known as CHC Helicopter Corporation from September 16, 2008 to April 30, 2009 in its audited consolidated financial statements for the fiscal 2009 year. In addition to the operating results of the entity formerly known as CHC Helicopter Corporation, the Company’s results of operations also include organizational expenses and losses from May 1, 2008 up to the date of the acquisition. The acquisition of CHC Helicopter Corporation was accounted for using the purchase method of accounting and the application of the purchase method of accounting requires the allocation of the acquisition purchase price to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the date of the acquisition. Accordingly, the Predecessor period from May 1, 2008 to September 15, 2008 and the Successor period from May 1, 2008 to April 30, 2009 have a different basis of accounting. The comparability of the financial statements of the Predecessor and Successor periods has been impacted by the application of the acquisition accounting.

The summary consolidated statements of operations and cash flow data for the Successor periods presented below for the year ended April 30, 2011, 2010 and 2009 and the Predecessor period from May 1, 2008 to September 15, 2008 and the Successor’s balance sheet data as of April 30, 2011 and 2010 have been derived from the audited financial statements included elsewhere in this prospectus. The Successor’s balance sheet data as of April 30, 2009 have been derived from our audited financial statements not included in this prospectus. Our historical operating results are not necessarily indicative of future operating results. The summary consolidated statements of operation and cash flow data for the nine months ended January 31, 2012 and 2011 and the balance sheet data as of January 31, 2012 have been derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. The interim unaudited consolidated financial statements have been prepared on a basis consistent with our annual audited consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

The summary financial data presented below is qualified in its entirety by reference to, and should be read in conjunction with, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Successor					Predecessor
	For the nine months ended January 31,		For the year ended April 30,			For the period from May 1, 2008 to September 15, 2008
(in thousands of U.S. dollars)	(Unaudited) 2012	(Unaudited) 2011	2011	2010	2009
					(vi)	(vi)
Operating data:
Revenue	$1,239,582	$1,061,336	$1,445,460	$1,313,566	$761,895	$510,090
Direct costs	(1,013,356)	(893,474)	(1,211,680)	(1,029,882)	(612,428)	(446,823)
Earnings from equity accounted investees	1,642	1,093	2,159	1,436	1,118	311
General and administration costs	(47,483)	(43,313)	(65,391)	(61,157)	(26,910)	(12,479)
Amortization	(80,891)	(73,048)	(99,625)	(77,738)	(51,978)	(46,816)
Restructuring costs	(15,612)	(3,273)	(4,751)	(4,855)	(5,568)	(15)
Recovery (impairment) of receivables and funded residual value guarantees	(161)	905	(1,919)	(13,266)	(19,900)	(38,300)
Impairment of intangible assets	(2,712)	(465)	(20,608)	(53,903)	(25,000)	—
Impairment of property and equipment	—	—	—	(36,240)	—	—
Impairment of assets held for sale	(12,554)	(5,197)	(5,239)	(26,585)	(4,900)	(13,300)
Gain (loss) on disposal of assets	2,946	2,281	7,193	(2,686)	1,346	545
Goodwill impairment charge	—	—	—	—	(639,187)	—

Operating income (loss)	71,401	46,845	45,599	8,690	(621,512)	(46,787)
Financing charges	(111,071)	(122,779)	(140,582)	(74,459)	(91,822)	(14,027)

Loss from continuing operations, before income tax	(39,670)	(75,934)	(94,983)	(65,769)	(713,334)	(60,814)
Income tax recovery (expense)	1,882	7,706	32,916	(9,297)	9,204	3,521

Loss from continuing operations	(37,788)	(68,228)	(62,067)	(75,066)	(704,130)	(57,293)
Income (loss) from discontinued operations, net of tax	(9,528)	(2,400)	(3,202)	(1,436)	(380)	114

Net loss	$(47,316)	$(70,628)	$(65,269)	$(76,502)	$(704,510)	$(57,179)

Net loss attributable to the Company	$(58,118)	$(76,104)	$(70,338)	$(70,607)	$(691,222)	$(57,179)
Net earnings (loss) attributable to Non-controlling interest	10,802	5,476	5,069	(5,895)	(13,288)	—

Net loss	$(47,316)	$(70,628)	$(65,269)	$(76,502)	$(704,510)	$(57,179)

	Successor					Predecessor
	As at and for the nine months ended January 31,		As at and for the year ended April 30,			As at and for the period from May 1, 2008 to September 15, 2008
(in thousands of U.S. dollars)	(Unaudited) 2012	(Unaudited) 2011	2011	2010	2009
					(vi)	(vi)
Segmented information
Segment revenues
Helicopter Services	$1,136,795	$969,365	$1,319,491	$1,195,360	$684,920	$473,976
MRO	300,264	261,441	358,857	366,882	184,440	143,333
Corporate and other	4,026	2,722	4,872	14,199	9,624	7,114
Eliminations	(201,503)	(172,192)	(237,760)	(262,875)	(117,089)	(114,333)

Total segment revenue	1,239,582	1,061,336	1,445,460	1,313,566	761,895	510,090

Segment EBITDAR (i)
Helicopter Services	318,833	289,358	379,798	371,118	196,925	101,372
MRO	46,823	19,709	34,146	54,451	33,926	12,360
Corporate and other	(56,303)	(58,656)	(78,568)	(56,534)	(25,645)	(9,732)

Total segment EBITDAR	309,353	250,411	335,376	369,035	205,206	104,000
Segment EBITDA (ii)
Helicopter Services	318,833	289,358	379,798	371,118	196,925	101,372
MRO	46,823	19,709	34,146	54,451	33,926	12,360
Corporate and other	(185,271)	(183,425)	(243,396)	(201,606)	(107,176)	(62,633)

Total segment EBITDA	180,385	125,642	170,548	223,963	123,675	51,099
Amortization	(80,891)	(73,048)	(99,625)	(77,738)	(51,978)	(46,816)
Restructuring costs	(15,612)	(3,273)	(4,751)	(4,855)	(5,568)	(15)
Recovery (impairment) of receivables and funded residual value guarantees	(161)	905	(1,919)	(13,266)	(19,900)	(38,300)
Impairment of intangible assets	(2,712)	(465)	(20,608)	(53,903)	(25,000)	—
Impairment of property and equipment	—	—	—	(36,240)	—	—
Impairment of assets held for sale	(12,554)	(5,197)	(5,239)	(26,585)	(4,900)	(13,300)
Gain (loss) on disposal of assets	2,946	2,281	7,193	(2,686)	1,346	545
Goodwill impairment charge	—	—	—	—	(639,187)	—
Financing charges	(111,071)	(122,779)	(140,582)	(74,459)	(91,822)	(14,027)
Income tax recovery (provision)	1,882	7,706	32,916	(9,297)	9,204	3,521

Net loss from continuing operations	$(37,788)	$(68,228)	$(62,067)	$(75,066)	$(704,130)	$(57,293)
Net earnings (loss) from discontinued operations, net of tax	(9,528)	(2,400)	(3,202)	(1,436)	(380)	114

Net loss	$(47,316)	$(70,628)	$(65,269)	$(76,502)	$(704,510)	$(57,179)

Balance sheet data:
Cash and cash equivalents	$46,674		$68,921	$174,690	$199,267
Total assets	2,770,667		2,788,155	2,587,769	2,572,789
Total long-term debt and capital lease obligations (iii)	1,274,666		1,291,486	1,071,159	1,075,970
Total liabilities	2,064,727		2,040,792	1,920,293	1,816,772
Capital stock	1,607,101		1,547,101	1,546,955	19
Shareholder’s equity	$693,816		$744,276	$692,503	$756,017
Cash flow information:
Cash provided by (used in) operating activities	$(250)	$21,488	$42,290	$74,300	$161,477	$28,991
Cash provided by (used in) financing activities	156,914	(12,878)	(3,005)	22,736	2,497,822	40,988
Cash used in investing activities	(159,212)	(143,710)	(160,755)	(116,001)	(2,453,509)	(89,718)
Total capital expenditures (iv)	$253,048	$180,373	$228,804	$162,737	$135,568	$86,828
Ratio of Earnings to Fixed Charges (v):	— (1)	— (2)	— (3)	— (4)	— (5)	— (6)

(i)	Segment EBITDAR is defined as revenues less direct costs excluding aircraft lease and associated costs and general and administrative expenses plus earnings from equity accounted investees. Consolidated segment EBITDAR is the sum of the segment EBITDAR from each of the segments.
(ii)	Segment EBITDA is defined as segment EBITDAR less aircraft lease and associated costs. Consolidated segment EBITDA is the sum of the segment EBITDA from each of the segments.

(iii)	Total long-term debt and capital lease obligations is presented net of the discount on the senior secured notes and excludes a facility secured by accounts receivables. As of January 31, 2012, the facility secured by accounts receivables had a balance of $60.5 million (April 30, 2011—$21.6 million).
(iv)	Total capital expenditures includes all property and equipment acquisitions, including aircraft, during the period.
(v)	Earnings (loss) represent (a) pre-tax income (loss) from continuing operations before adjustment for earnings (loss) from equity accounted investees; (b) fixed charges; (c) amortization of capitalized interest; and (d) distributed income of equity accounted investees; less (e) interest capitalized. Fixed charges represent (a) interest expensed and capitalized, (b) amortized discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense.
(1)	Earnings were insufficient to cover fixed charges by $40.4 million for the nine months ended January 31, 2012.
(2)	Earnings were insufficient to cover fixed charges by $77.0 million for the nine months ended January 31, 2011.
(3)	Earnings were insufficient to cover fixed charges by $97.1 million for the year ended April 30, 2011.
(4)	Earnings were insufficient to cover fixed charges by $65.9 million for the year ended April 30, 2010.
(5)	Earnings were insufficient to cover fixed charges by $714.5 million for the year ended April 30, 2009.
(6)	Earnings were insufficient to cover fixed charges by $61.1 million for the period from May 1, 2008 to September 15, 2008.
(vi)	See “Basis of Presentation” for a further discussion of the Predecessor and Successor periods.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offer. The risks and uncertainties described below are not the only risks we face. Our ability to achieve our operating and financial goals is subject to a number of risks, including risks relating to our business operations, our debt level and government regulations. If any of the following risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount or “float” of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes not exchanged in the exchange offer due to a reduction in liquidity.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act in connection with a transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to Our Indebtedness and the Exchange Notes

We may not be able to generate sufficient cash flow to meet our debt obligations, including our obligations and commitments under the notes and our revolving credit facility.

We expect our earnings and cash flow to vary significantly from year to year due to the cyclical nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. In addition, our future cash flow may be insufficient to meet our debt obligations and commitments, including the notes, and our revolving credit facility. Any insufficiency could negatively impact our business. A range of economic, competitive, business, and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to repay our debt, including the notes. Many of these factors, such as oil and gas prices, economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control. In addition, the indenture governing the notes allows us to incur additional indebtedness. The incurrence of additional indebtedness could negatively affect our ability to pay principal and interest on our debt, including the notes.

As of January 31, 2012, the total outstanding principal amount of our long term indebtedness was approximately $1,290.9 million (see “Capitalization”), and we would have been able to incur an additional $116.6 million of secured indebtedness under our revolving credit facility, net of $73.4 million of outstanding letters of credit.

If we do not generate sufficient cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•	refinancing or restructuring our debt;

•	selling assets;

•	reducing or delaying capital investments; or

•	raising additional capital.

Any alternative financing plans that we undertake, if necessary, may not allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financing, could materially and adversely affect our business, financial condition, results of operations and prospects.

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in our business or our industry and place us at a competitive disadvantage.

Our debt could have important consequences to you. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•

limit our ability to fund future capital expenditures and working capital, to engage in future acquisitions or development activities, or to otherwise realize the value of our assets and opportunities fully because of the need to dedicate a substantial portion of our cash flow from operations to payments of interest and principal on our debt or to comply with any restrictive terms of our debt;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	impair our ability to obtain additional financing in the future; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

In addition, if we fail to comply with the covenants or other terms of any agreements governing our debt, our lenders may have the right to accelerate the maturity of that debt and foreclose upon the collateral securing that debt. Realization of any of these factors could adversely affect our financial condition.

Your right to take enforcement action with respect to the liens securing the notes is limited in certain circumstances, and you will receive the proceeds from such enforcement only after lenders under our revolving credit facility and holders of certain other priority claims have been paid in full.

The notes and indebtedness and other obligations under our revolving credit facility are secured by first-priority liens on the same collateral. Under the terms of the security documents, however, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay amounts due, including interest, under our revolving credit facility (including any post-petition interest with respect thereto) and to repay certain hedging and cash management obligations before the holders of notes receive any proceeds. As a result, the claims of holders of notes to such proceeds will rank behind the claims, including interest, of the lenders and the letter of credit issuers under our revolving credit facility, including claims for certain hedging and cash management obligations. See “Description of Other Indebtedness—Senior Secured Revolving Credit Facility—Security and Guarantees” and “Description of Notes—Collateral and Security Documents.” If you (or the applicable trustee on your behalf) receive any proceeds as a result of an enforcement of security interests or the guarantees prior to the satisfaction of the claims of those that are superior or ratable with those of the applicable notes, you (or the trustee on your behalf) will be required to turn over such proceeds until superior claims are satisfied and until ratable claims are equally satisfied. Accordingly, you will recover less from the proceeds of an enforcement of interests in the collateral than you otherwise would have. As a result of these and other provisions governing the guarantees and the collateral and in the security documents, you may not be able to recover any amounts under the guarantees or the collateral in the event of a default on the notes.

The terms of the security documents contain provisions restricting the rights of holders of notes to take enforcement action with respect to the liens securing such notes in certain circumstances. These provisions will generally provide that the trustee for the notes and the agent for the lenders under our revolving credit facility must generally engage in certain consultative processes before enforcing the liens securing the notes. In addition, disagreements between the holders of notes, or between the trustee acting on behalf of the holders of notes, and the agent for the lenders under the new revolving credit facility, could limit or delay the ability of the holders of notes to enforce their liens. Delays in the enforcement could decrease or eliminate recovery values. In addition, the holders of notes will not have any independent power to enforce, or have recourse to, any of the security documents or to exercise any rights or powers arising under the security documents except through the collateral agent. By accepting a note, you will be deemed to have agreed to these restrictions. As a result of these restrictions, holders of notes will have limited remedies and recourse against us and the guarantors in the event of a default.

The notes are structurally subordinated to all indebtedness of our existing and future subsidiaries that are not and do not become guarantors of the notes.

The notes are guaranteed by the Issuer’s direct parent entity, CHC Helicopter Holding S.à r.l., and by its indirect parent entity, 6922767 Holding S.à r.l., and by each of our direct and indirect restricted subsidiaries that guarantee indebtedness under the revolving credit facility (other than receivables subsidiaries).

Except for such subsidiary guarantors of the notes, our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes are structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of such subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of such subsidiary’s assets before we would be entitled to any payment.

For information about the financial positions and results of operations of our non-guarantor subsidiaries, see Note 22 of our unaudited interim consolidated financial statements for the nine months ended January 31, 2012 and Note 29 of our audited annual consolidated financial statements for the year ended April 30, 2011.

There may not be sufficient collateral to pay all or any of the notes.

No appraisal of the value of the collateral has been made in connection with this exchange offer and the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Consequently, liquidating the collateral securing the notes may not result in proceeds in an amount sufficient to pay any amounts due on the notes. Further, a significant portion of our collateral is our intellectual property and inventory.

Under the terms of the security documents, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay amounts due, including interest, under our new revolving credit facility (including any post-petition interest with respect thereto, whether or not allowed or allowable in such bankruptcy proceeding), and to repay certain hedging and cash management obligations before the holders of notes receive any proceeds. As a result, the claims of holders of notes to such proceeds will rank behind the claims, including interest, of the lenders and the letter of credit issuers under our new revolving credit facility, including claims for certain hedging and cash management obligations. In addition, the terms of the indenture relating to the notes will permit the incurrence of additional debt that may be secured on a first-priority basis with the notes.

The fair market value of the collateral securing the notes is subject to fluctuations based on factors that include, among others, the condition of the markets for the collateral, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the collateral at such time and the timing and the manner of the sale. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. As a result, we can make no assurance that our historical book values will approximate fair value or that such fair value will be sufficient to fully collateralize the notes offered hereby. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of this collateral will be sufficient to pay our obligations under the notes.

The collateral securing the notes may be diluted under certain circumstances.

The collateral that will secure the notes will also secure our obligations under the revolving credit facility. This collateral may also secure additional senior indebtedness, including additional notes, that we incur in the future, subject to restrictions on our ability to incur debt and liens under our revolving credit facility and the indenture governing the notes. Your rights to the collateral would be diluted by any increase in the indebtedness secured by this collateral.

Certain assets are excluded from the collateral, including assets of our subsidiaries that do not guarantee the notes.

Certain assets are excluded from the collateral securing the notes as described in “Description of Notes—Collateral and Security Documents.” In addition, the collateral will not include any capital stock of a subsidiary to the extent that the pledge of such capital stock results in our being required to file separate financial statements of such subsidiary with the SEC, and any such capital stock that triggers such a requirement to file financial statements of such subsidiary with the SEC would be automatically released from the collateral. See “Description of Notes—Collateral and Security Documents” for additional information. The collateral will not include any assets or properties of our subsidiaries that do not guarantee the notes.

Rights of holders of notes in the collateral may be adversely affected by the failure to create or perfect security interests in certain collateral on a timely basis, and a failure to create or perfect such security interests on a timely basis or at all may result in a default under the indenture and other agreements governing the notes.

We have agreed to secure the notes and the note guarantees by granting first priority liens, subject to permitted liens, on substantially all (other than certain excluded assets) of our and the guarantors’ property and assets, and to take other steps to assist in perfecting the security interests granted in the collateral. See “Description of Notes—Collateral and Security Documents.”

If we or any guarantor were to become subject to a bankruptcy proceeding, any liens recorded or perfected after the issue date of the notes would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date of the notes. Liens recorded or perfected after the issue date of the notes may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing debt is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date of the indebtedness. Accordingly, if we or a guarantor were to file for bankruptcy protection after the issue date of the notes and the liens had been perfected less than 60 days before commencement of such bankruptcy proceeding, the liens securing the notes may be especially subject to challenge as a result of having been perfected after their issue date. To the extent that such challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide. See “Limitations on Validity and Enforceability of Guarantees and Security Interests and Enforceability of Civil Liabilities.”

Additionally, a failure, for any reason that is not permitted or contemplated under the security documents relating to the collateral that will secure the notes, to perfect the security interests in the properties and assets included in the collateral securing the notes may result in a default under the indenture and other agreements governing the notes.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and note guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the notes will be released automatically, including:

•	in whole or in part, as applicable, with respect to collateral which has been taken by eminent domain, condemnation or other similar circumstances;

•	in part, upon a sale, transfer or other disposal of such collateral in a transaction that complies with the covenant in the indenture regarding asset sales;

•	in part, with respect to collateral held by a guarantor, upon the release of such guarantor from its note guarantee; and

•	in part, in accordance with the applicable provisions of the indenture, security documents and intercreditor agreement; or

•	in whole upon satisfaction and discharge of the indenture as described in “Description of Notes—Satisfaction and Discharge;”

•	in whole upon a legal defeasance or covenant defeasance of the indenture as described in “Description of Notes—Legal Defeasance and Covenant Defeasance;” or

•	In whole or in part with the consent of holders with 75% of the notes.

In addition, the note guarantee of a subsidiary guarantor will be automatically released in connection with a sale of such subsidiary guarantor in a transaction permitted under the indenture.

The indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture governing the notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under such indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim relative to the notes on the assets of such unrestricted subsidiary and its subsidiaries.

We will in most cases have control over the collateral.

The security documents generally allow us and the guarantors to remain in possession of, retain exclusive control over, to operate, and to collect, invest and dispose of any income from, the collateral. These rights may adversely affect the value of the collateral at any time.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third parties.

The collateral is subject to casualty risks and potential environmental liabilities.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the notes and the note guarantees.

Moreover, the collateral agent may need to evaluate the impact of potential liabilities before determining to foreclose on collateral consisting of real property because owners and operators of real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened release of hazardous substances at such real property. Consequently, the collateral agent may decline to foreclose on such collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of notes.

The value of the collateral securing the notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of notes will only be entitled to post-petition interest under the Bankruptcy Code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of notes that have a security interest in the collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the Bankruptcy Code. No appraisal of the fair market value of the collateral has been prepared in connection with this offering and we therefore cannot assure you that the value of the holders’ interest in the collateral equals or exceeds the principal amount of the notes.

Luxembourg insolvency laws may not be as favorable as insolvency laws in other jurisdictions.

The Issuer and certain guarantors are incorporated in Luxembourg. Accordingly, insolvency proceedings with respect to the Issuer may proceed under, and be governed by, Luxembourg insolvency laws. The insolvency laws of Luxembourg may not be as favorable to holders of notes as insolvency laws of jurisdictions with which investors may be familiar. The following is a brief description of certain aspects of insolvency laws in Luxembourg.

Under Luxembourg insolvency laws, the following types of proceedings (together referred to as insolvency proceedings) may be opened against the Issuer:

•

bankruptcy proceedings (faillite), the opening of which may be requested by the Issuer, by any of its creditors or by the Luxembourg public prosecutor. Following such a request, the courts having jurisdiction may open bankruptcy proceedings, if the Issuer (a) is in default of payment (cessation de paiements) and (b) has lost its commercial creditworthiness (ébranlement de crédit). If a court considers that these conditions are met, it may also open bankruptcy proceedings, absent a request made by the Issuer or a creditor. The main effect of such proceedings is the suspension of all measures of enforcement against the company, except, subject to certain limited exceptions, only for secured creditors and the payment of the creditors in accordance with their rank upon realization of the assets;

•	controlled management proceedings (gestion contrôlée), the opening of which may only be requested by the Issuer and not by its creditors; and

•

composition proceedings (concordat préventif de la faillite), which may be requested only by the Issuer (having received prior consent of a majority of its creditors) and not by its creditors. The court’s decision to admit a company to the composition proceedings triggers a provisional stay on enforcement of claims of creditors.

In addition to these proceedings, the ability of the holders of Notes to receive payment on the notes may be affected by a decision of a court to grant a reprieve from payments (sursis de paiements) or to put the Issuer into judicial liquidation (liquidation judiciaire). Judicial liquidation proceedings may be opened at the request of the public prosecutor against companies pursuing an activity violating criminal laws or that are in serious violation of the commercial code or of the Luxembourg act dated 10 August 1915 on commercial companies, as amended. The management of such liquidation proceedings will generally follow similar rules as those applicable to bankruptcy proceedings.

The liabilities of the Issuer and the guarantors incorporated under Luxembourg law in respect of the notes will, in the event of a liquidation of the Issuer following bankruptcy or judicial liquidation proceedings, rank after the cost of liquidation (including any debt incurred for the purpose of such liquidation) and those of the debts of the Issuer and the guarantors incorporated under Luxembourg law that are entitled to priority under Luxembourg law. Preferential debts under Luxembourg law for instance include, among others:

•	certain amounts owed to the Luxembourg Revenue;

•	value-added tax and other taxes and duties owed to the Luxembourg Customs and Excise;

•	social security contributions; and

•	remuneration owed to employees.

Assets over which a security interest has been granted will in principle not be available for distribution to unsecured creditors (except after enforcement and to the extent a surplus is realized).

The Luxembourg law of 5 August 2005 on financial collateral arrangements (the “Collateral Act 2005”) expressly provides that all financial collateral arrangements (including pledges) as well as the enforcement events are valid and enforceable even if entered into during the pre-bankruptcy period, against all third parties including supervisors, receivers, liquidators and any other similar persons or bodies irrespective of any bankruptcy, liquidation or other situation, national or foreign, of composition with creditors or reorganization affecting anyone of the parties, save in case of fraud.

Luxembourg insolvency laws may also affect transactions entered into or payments made by the Issuer during the period before bankruptcy, the so-called suspect period (période suspecte) which is a maximum of six months and ten days preceding the judgment declaring bankruptcy, except that in certain specific situations the court may set the start of the suspect period at an earlier date. In particular:

•

pursuant to article 445 of the Luxembourg code of commerce, some specific transactions (such as, in particular, the granting of a security interest for antecedent debts, save in respect of financial collateral arrangements within the meaning of the Collateral Act 2005; the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any means other than in cash or by bill of exchange; the sale of assets without consideration or with substantially inadequate consideration) entered into during the suspect period (or the ten days preceding it) must be set aside or declared null and void, if so requested by the insolvency receiver;

•

pursuant to article 446 of the Luxembourg code of commerce payments made for matured debts as well as other transactions concluded for consideration during the suspect period are subject to cancellation by the court upon proceedings instituted by the insolvency receiver if they were concluded with the knowledge of the bankrupt’s cessation of payments;

•

in case of bankruptcy, article 448 of the Luxembourg code of commerce and article 1167 of the civil code (action paulienne) gives the insolvency receiver (acting on behalf of the creditors) the right to challenge any fraudulent payments and transactions, including the granting of security with an intent to defraud, made prior to the bankruptcy, without any time limit.

In principle, a bankruptcy order rendered by a Luxembourg court does not result in automatic termination of contracts except for intuitu personae contracts, that is, contracts for which the identity of the company or its solvency were crucial. The contracts, therefore, subsist after the bankruptcy order. However, the insolvency receiver may choose to terminate certain contracts. However, as of the date of adjudication of bankruptcy, no interest on any unsecured claim will accrue vis-á-vis the bankruptcy estate. The bankruptcy order provides for a period of time during which creditors must file their claims with the clerk’s office of the Luxembourg district court sitting in commercial matters.

After having converted all available assets of the company into cash and after having determined all the company’s liabilities, the insolvency receiver will distribute the proceeds of the sale, on a pro rata basis, to the creditors after deduction of the receiver fees and the bankruptcy administration costs.

Any international aspects of Luxembourg bankruptcy, controlled management and composition proceedings may be subject to the Council Regulation (EC) No. 134612000 of May 29, 2000 on insolvency proceedings. Insolvency proceedings may hence have a material adverse effect on the Issuer’s and the Luxembourg guarantors’ business and its obligations under the notes. See “Limitations on Validity and Enforceability of Guarantees and Security Interests and Enforceability of Civil Liabilities—Luxembourg.”

A guarantee could be voided if it constitutes a fraudulent transfer under bankruptcy or similar state or foreign law, which would prevent the holders of the notes from relying on that guarantor to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state and foreign fraudulent transfer laws, the guarantees can be voided, or claims under the guarantees may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The guarantees may also be voided, without regard to the above factors, if a court found that the guarantor entered into the guarantee with the intent to hinder, delay or defraud its creditors.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Notwithstanding the above, other bankruptcy limitations could apply in other jurisdictions. See “Limitations on Validity and Enforceability of Guarantees and Security Interests and Enforceability of Civil Liabilities.”

To the extent such concept is relevant under applicable law, the indenture contains a provision intended to limit each guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. Such provision may not be effective to protect the guarantees from being voided under fraudulent transfer law.

In the event of our bankruptcy, the ability of the holders of notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable federal bankruptcy laws, upon the commencement of a bankruptcy case, an automatic stay goes into effect which, among other things, stays:

•

the commencement or continuation of any action or proceeding against the debtor that was or could have been commenced before the commencement of the bankruptcy case to recover a claim against the debtor that arose before the commencement of the bankruptcy case;

•	any act to obtain possession of, or control over, property of the bankruptcy estate or the debtor;

•	any act to create, perfect or enforce any lien against property of the bankruptcy estate; and

•	any act to collect or recover a claim against the debtor that arose before the commencement of the bankruptcy case.

Thus, upon the commencement of a bankruptcy case, secured creditors are prohibited from, among other things, repossessing their collateral from a debtor, or from disposing of such collateral repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to use, sell or lease collateral in the ordinary course of its business even though the debtor is in default under the applicable debt instruments. Upon request from a secured creditor, the bankruptcy court will prohibit or condition such use, sale or lease of collateral as is necessary to provide “adequate protection” of the secured creditor’s interest in the collateral. The meaning of the term “adequate protection” may vary according to the circumstances, but is intended generally to protect the value of the secured creditor’s interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines any diminution in the value of the collateral occurs as a result of the debtor’s use, sale or lease of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, we cannot predict whether payments under the notes would be made following commencement of and during a bankruptcy case, whether or when the trustee or collateral agent under the indenture for the notes could foreclose upon or sell the collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value as a result of the use, sale or lease of their collateral through the requirement of “adequate protection.” A creditor may seek relief from the stay from the bankruptcy court to take any of the acts described above that would otherwise be prohibited by the automatic stay. Bankruptcy courts have broad discretionary powers in determining whether to grant a creditor relief from the stay.

In the event of a bankruptcy of us or any of the guarantors, holders of notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the notes exceed the fair market value of the collateral securing the notes.

In any bankruptcy proceeding with respect to us or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the notes on the date of the bankruptcy filing was less than the then-current principal amount of the notes. Upon a finding by the bankruptcy court that the notes are under-secured, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. In such event, the secured claims of the holders of notes would be limited to the value of the collateral.

Other consequences of a finding that the notes are under-secured would be, among other things, a lack of entitlement on the part of the notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive other “adequate protection” under the U.S. Bankruptcy Code. In addition, if any payments of post-petition interest had been made at the time of such a finding that the notes are under-secured, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes.

Local insolvency laws may not be as favorable to you as U.S. bankruptcy laws or those of another jurisdiction with which you are familiar.

The Company and certain of the guarantors are incorporated in one of Luxembourg, the United Kingdom, Australia, Canada, the Netherlands, Sweden, Norway, Ireland and Barbados. The insolvency laws of these jurisdictions may not be as favorable to your interests as the laws of the United States or other jurisdictions with which you are familiar. In the event that any one or more of the Company, the guarantors or any other of the Company’s subsidiaries experienced financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings. A brief description of certain aspects of insolvency law in such jurisdictions is set forth under “Limitations on Validity and Enforceability of Guarantees and Security Interests and Enforceability of Civil Liabilities.”

Any future pledge of collateral in favor of the holders of notes might be voidable in bankruptcy.

Any future pledge of collateral in favor of the holders of notes, including pursuant to security documents delivered after the date of the indenture governing the notes, might be voidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, under the U.S. Bankruptcy Code, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced with 90 days following the pledge, or, in certain circumstances, a longer period.

In the event of a default, we may have insufficient funds to make any payments due on the notes.

A default under the indenture pursuant to which the notes are issued could lead to a default under existing and future agreements governing our indebtedness. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness on the notes.

We may be able to incur substantially more debt. This could increase the risks associated with the notes.

We and our subsidiaries may be able to incur substantial additional indebtedness, which may be secured in the future. The terms of the indenture governing the notes and our senior secured revolving credit facility, subject to certain limitations, do not prohibit us or our subsidiaries from doing so. If new debt is added to our current debt levels, the related risks that we and our subsidiaries face could intensify. As of January 31, 2012, the total outstanding principal amount of our long term indebtedness was approximately $1,290.9 million (see “Capitalization”), most of which was secured, and we would have been able to incur an additional $116.6 million of secured indebtedness under our senior secured revolving credit facility, net of $73.4 million in outstanding letters of credit.

Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•

increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, and could put us at a competitive disadvantage against other less leveraged competitors that have more cash flow to devote to their businesses;

•	depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited; and

•	our level of indebtedness may limit our flexibility in operating our business and prevent us from engaging in certain transactions that might otherwise be beneficial to us.

Any of these factors could result in a material adverse effect on our business, financial condition, results of operations, business prospects and ability to satisfy our obligations under the notes.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain change of control events, the indenture will require us to offer to repurchase all or any part of the notes then outstanding for cash at 101% of the principal amount. Such a change of control event may also constitute a default under our revolving credit facility. A default, if not waived, could result in acceleration of the debt outstanding under the agreement and in a default with respect to, and acceleration of, any other debt that we may have outstanding from time to time. The source of funds for any repurchase or repayment of your notes or other debt required as a result of any change of control will be our available cash or cash generated from our operations or other sources, including:

•	borrowing under our new revolving credit facility or other sources;

•	sales of assets; or

•	sales of equity.

We cannot assure you that sufficient funds would be available at the time of any change of control to repurchase your notes, in addition to payment or repurchase of any other indebtedness then due and payable. Moreover, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations.

Restrictions in our existing and future debt agreements could limit our growth and our ability to respond to changing conditions.

Our revolving credit facility contains a number of significant covenants in addition to covenants restricting the incurrence of additional debt. Our revolving credit facility requires us, among other things, to maintain certain financial ratios or reduce our debt. These restrictions also limit our ability to obtain future financings to withstand a future downturn in our business or the economy in general, or to otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under the indenture governing the notes and our senior credit facilities impose on us. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the notes and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.

A breach of any covenant in our revolving credit facility or the agreements and indentures governing any other indebtedness that we may have outstanding from time to time would result in a default under that agreement or indenture after any applicable grace periods. A default, if not waived, could result in acceleration of the debt outstanding under the agreement and in a default with respect to, and an acceleration of, the debt outstanding under other debt agreements. The accelerated debt would become immediately due and payable. If that occurs, we may not be able to make all of the required payments or borrow sufficient funds to refinance such debt. Even if new financing were available at that time, it may not be on terms that are acceptable to us. If our debt is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected. See “Description of Other Indebtedness” and “Description of Notes—Events of Default and Remedies.”

Our ability to repay our indebtedness, including the notes, is dependent on the cash flow generated by our operating subsidiaries.

Our operating subsidiaries own substantially all of our assets and conduct all of our operations. Accordingly, repayment of our indebtedness, including the notes, will be dependent on the generation of cash flow by the operating subsidiaries and their ability to make such cash available to us, directly or indirectly, by dividend, debt repayment or otherwise. The operating subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each operating subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from the operating subsidiaries. While the indenture governing the notes limits the ability of the operating subsidiaries that are not guarantors to incur consensual encumbrances or restrictions on their ability to pay dividends or make other intercompany payments, those limitations are subject to waiver and certain qualifications and exceptions.

We face risks related to rating agency downgrades.

We expect one or more rating agencies to rate the notes. If such rating agencies either assign the notes a rating lower than the rating expected by the investors, or reduce the rating in the future, the market price of the notes would be adversely affected. In addition, if any of our other outstanding debt is rated and subsequently downgraded, raising capital will become more difficult, borrowing costs under our credit facilities and other future borrowings may increase and the market price of the notes may decrease.

Enforcing your rights as a holder of the notes or under the guarantees or in the Collateral across multiple jurisdictions may be difficult.

The notes will be issued by a Luxemburg corporation and will be guaranteed by certain of our subsidiaries which are organized under the laws of Luxembourg, the Netherlands, Sweden, Barbados, Canada, Norway, the United Kingdom, Ireland and Australia. Security interests to secure the notes and guarantees will be granted in Collateral located in each of these jurisdictions. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions or in the jurisdiction of organization of a future guarantor. Your rights under the notes, the guarantees and the security granted in respect of the notes and guarantees will therefore be subject to the laws of multiple jurisdictions, and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights. In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of the various jurisdictions may be materially different from or in conflict with one another and those of the United States, including in respect of creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply which could adversely affect your ability to enforce your rights and to collect payment in full under the notes and the guarantees. See “Limitations on Validity and Enforceability of Guarantees and Security Interests and Enforceability of Civil Liabilities.”

It is not possible to conduct lien searches in jurisdictions in which certain of the guarantors are located.

It is not possible to conduct comprehensive lien searches in all of the jurisdictions in which the guarantors are organized. As a result, no assurance can be given that there does not exist one or more liens securing significant obligations having priority on certain of the Collateral, which liens may prevent or inhibit the applicable noteholder collateral agent from foreclosing on the liens securing the notes and may impair the value of the Collateral. For example, we cannot guarantee that information provided to us in response to company searches with the Registrar of Companies in England for security charges against our subsidiary organized in England are accurate and complete because, for example, information which should have been registered with the Registrar of Companies may not have been so registered or information that has been lodged for inclusion in our English subsidiary’s file may not have been fully updated. Similarly, in the case of searches in Ireland, it is either not possible to conduct lien searches or the ability to conduct lien searches is limited in the Grand Duchy of Luxembourg and the Netherlands. See “Limitations on Validity and Enforceability of Guarantees and Security Interests and Enforceability of Civil Liabilities.”

Your right to take enforcement action with respect to the liens securing the notes is limited in certain circumstances and you will receive the proceeds from such enforcement only after lenders under our revolving credit facility and holders of certain other priority claims have been paid in full.

The notes and indebtedness and other obligations under our senior secured revolving credit facility will be secured by first-priority liens on the same collateral. Under the terms of the security documents, however, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay amounts due, including interest, under our senior secured revolving credit facility (including any post-petition interest with respect thereto) and to repay certain hedging and cash management obligations before the holders of notes receive any proceeds. As a result, the claims of holders of notes to such proceeds will rank behind the claims, including interest, of the lenders and the letter of credit issuers under our senior secured revolving credit facility, including claims for certain hedging and cash management obligations. See the sections titled “Description of Other Indebtedness” and “Description of Notes—Collateral and Security Documents.” If you (or the applicable trustee on your behalf) receive any proceeds as a result of an enforcement of security interests or the guarantees prior to the satisfaction of the claims of those that are superior or ratable with those of the applicable notes, you (or the trustee on your behalf) will be required to turn over such proceeds until superior claims are satisfied and until ratable claims are equally satisfied. Accordingly, you will recover less from the proceeds of an enforcement of interests in the collateral than you otherwise would have. As a result of these and other provisions governing the guarantees and the collateral and in the security documents, you may not be able to recover any amounts under the guarantees or the collateral in the event of a default on the notes.

The terms of the security documents will contain provisions restricting the rights of holders of notes to take enforcement action with respect to the liens securing such notes in certain circumstances. These provisions will generally provide that the trustee for the notes and the agent for the lenders under our senior secured revolving credit facility must generally engage in certain consultative processes before enforcing the liens securing the notes. In addition, disagreements between the holders of notes, or between the trustee acting on behalf of the holders of notes, and the agent for the lenders under the senior secured revolving credit facility, could limit or delay the ability of the holders of notes to enforce their liens. Delays in the enforcement could decrease or eliminate recovery values. In addition, the holders of notes will not have any independent power to enforce, or have recourse to, any of the security documents or to exercise any rights or powers arising under the security documents except through the collateral agent. By accepting a note, you will be deemed to have agreed to these restrictions. As a result of these restrictions, holders of notes will have limited remedies and recourse against us and the guarantors in the event of a default.

Corporate benefit, capital maintenance laws and other limitations on the guarantees and the security interests may adversely affect the validity and enforceability of the guarantees of the notes and the security interests.

The laws of certain of the jurisdictions in which the guarantors are organized limit the ability of these subsidiaries to guarantee debt of a related company or grant security on account of a related company’s debts. These limitations arise under various provisions or principles of corporate law which include corporate benefit or interest restrictions, rules governing capital maintenance, under which, among others, the risks associated with a guarantee or grant of security on account of a parent company’s debt need to be reasonable and economically and operationally justified from the guarantor’s or grantor’s perspective, as well as thin capitalization, unlawful financial assistance and fraudulent transfer principles. If these limitations were not observed, the guarantees and the grant of security interests by these guarantors could be subject to legal challenge. In some of these jurisdictions, the guarantees will contain language limiting the amount of debt guaranteed or qualifying that the guarantee must be in the guarantor’s corporate interest, in order to seek to ensure (to the extent possible) that applicable local law restrictions will not be violated. Certain of the security documents in some of these jurisdictions will contain similar limitations. Accordingly if you were to enforce the guarantees by a guarantor in one of these jurisdictions or seek to enforce a security interest in collateral granted by a guarantor in one of these jurisdictions, your claims are likely to be limited. In some cases, where the amount that can be guaranteed or secured is limited by reference to the net assets and legal capital of the guarantor or by reference to the outstanding debt owed by the relevant guarantor to the Company under intercompany loans that amount might have reached zero or close to zero at the time of any insolvency or enforcement. Furthermore, although we believe that the guarantees by these guarantors and the security interests granted by these guarantors will be validly given in accordance with local law restrictions, there can be no assurance that a third-party creditor would not challenge these guarantees and security interests and prevail in court. In particular, we cannot assure you that the Norwegian guarantors are not prohibited from providing guarantees or security due to the rules under Norwegian law governing (i) the prohibition of financial assistance and/or (ii) the restrictions on providing loans, guarantees and security to shareholders. Therefore, there is a significant risk that the guarantees and any security granted by the Norwegian guarantors will be ineffective to the extent that these cover refinanced acquisition debt and/or to the extent the group exemption under Norwegian law for providing guarantees and security cannot be relied on. See “Limitations on Validity and Enforceability of the Guarantee and Security Interests and Enforceability of Civil Liabilities.”

The exchange notes currently have no established trading or other public market.

The exchange notes are a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the exchange notes on a security exchange. We cannot assure you that an active trading market will develop for the exchange notes. Historically, the market for senior notes has been subject to disruptions that cause substantial volatility in the prices of securities that are similar to the exchange notes. The market, if any, for the exchange notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

You may have difficulty enforcing civil liabilities against us in the United States.

The Company and the Issuer are organized under the laws of Luxembourg. In addition, most of the guarantors of the notes are organized outside of the United States. Many of the Issuer’s and the guarantors’ directors, officers, and controlling persons, as well as certain experts named in this prospectus, reside outside the United States, and all or a substantial portion of their assets and our assets are located outside of the United States. Because these persons are located outside the United States, it may not be possible for you to effect service of process within the United States on them. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because all or a substantial portion of our assets and the assets of these persons are located outside the United States. We have been advised by Loyens & Loeff, our Luxembourg counsel, that there is doubt as to the enforceability, in original actions in Luxembourg courts, of liabilities based on the United States federal securities laws. Therefore, it may not be possible to enforce those judgments against us, our directors and officers or some of the experts named in this prospectus. In addition, there are similar or additional limitations on the enforceability of civil liabilities in the other jurisdictions where our guarantors or their assets are located or our guarantors’ directors, officers and controlling persons are located. See “Limitations on Validity and Enforceability of Guarantees and Security Interests and Enforceability of Civil Liabilities.”

Risks Related to Our Business

Many of the markets in which we operate are highly competitive, which may result in a loss of market share or a decrease in revenue or profit margins.

Many of the markets in which we operate are highly competitive, which may result in a loss of market share or a decrease in revenue or profit margins. Contracting for helicopter services is usually done through a competitive bidding process among those having the necessary equipment and resources. Factors that affect competition in our industry include price, reliability, safety, professional reputation, availability, equipment and quality of service. We compete against a number of helicopter operators including Bristow Group Inc. (“Bristow”), the other major global commercial helicopter operator, and other local and regional operators. There can be no assurance that our competitors will not be successful in capturing a share of our present or potential customer base. In addition, many oil and gas companies and government agencies to which we provide services have the financial ability to perform their own helicopter flying operations in-house should they elect to do so.

Our main competitors within the repair and overhaul business are the OEMs of helicopters and helicopter components. As such, our main competitors in this industry are also our main parts suppliers and MRO license providers. A conflict with the OEMs could result in our inability to obtain parts and licenses in a timely manner in required quantities and at competitive prices.

We rely on a limited number of large offshore helicopter support contracts for a limited number of customers. If any of these are terminated early or not renewed, our revenues could decline.

We rely on a limited number of large offshore helicopter support contracts. For the fiscal year ended April 30, 2011, revenue from Statoil ASA totalling $249.9 million was greater than 10% of the Company’s total revenues. Many of our contracts contain clauses that allow for early termination by the customer for convenience, which could have a material adverse effect on our business, financial condition and results of operation.

Failure to maintain standards of acceptable safety performance may have an adverse impact on our ability to attract and retain customers and could adversely impact our reputation, operations and financial performance.

Our customers consider safety and reliability as the two primary attributes when selecting a provider of helicopter transportation services. If we fail to maintain standards of safety and reliability that are satisfactory to our customers, our ability to retain current customers and attract new customers may be adversely affected. Moreover, helicopter crashes or similar disasters of another helicopter operator could impact customer confidence and lead to a reduction in customer contracts, particularly if such helicopter crash or disaster were due to a safety fault in a type of helicopter used in our fleet. In addition, the loss of aircraft as a result of accidents could cause significant adverse publicity and the interruption of air services to our customers, which could adversely impact our reputation, operations and financial results. Our aircraft have been involved in accidents in the past, some of which have included loss of life and property damage. We may experience similar accidents in the future.

Our operations are subject to extensive regulations which may increase our costs and adversely affect us.

The helicopter industry is regulated by various laws and regulations in the jurisdictions in which we operate. The scope of such regulation includes infrastructure and operational issues relating to helicopters, maintenance, spare parts and route flying rights as well as safety and security requirements. We cannot fully anticipate all future changes that might be made to laws and regulations to which we are subject and the possible impact of all such changes.

Our ability to conduct our business is dependent on our ability to maintain authorizations, licenses and certificates, which in many jurisdictions require us to subcontract with third parties to obtain required aircraft operating leases. We are routinely audited to ensure compliance with all flight operation and aircraft maintenance requirements. There can be no assurance that we will pass all audits. Our failure to pass such audits or any breach of regulations applicable to us could result in fines, adverse publicity or grounding of our aircraft, all of which could have a material adverse effect on our business, results of operations and financial condition, especially if a regulatory breach led to a helicopter crash or accident. Changes in laws or regulations could have a material adverse impact on our cost of operations or revenues from operations.

If we are unable to maintain required government-issued licenses for our operations, we will be unable to conduct helicopter operations in the applicable jurisdiction, as outlined below.

Europe

Approximately 32% of our revenue for the fiscal year ended April 30, 2011 originated from helicopter flying services provided by subsidiaries of EEA Helicopter Operations B.V. (“EHOB”), a Dutch Company 49.9% owned by us. These subsidiaries operate in the UK, Denmark, the Netherlands and Ireland (member states of the European Union (“EU”)), and Norway (member state of the European Economic Area (“EEA”)). To operate helicopters in the EU and EEA, an operator must be licensed by the applicable national Civil Aviation Authority. Under applicable European law, an operator must be “effectively controlled” and “majority owned” by nationals of member states of the EU or the EEA to maintain its license. We believe that the majority shareholder in EHOB is an EU national and therefore these subsidiaries are currently “majority owned” and “effectively controlled” within the meaning of European Union and European Economic Area licensing requirements. Any change in the national status of the majority shareholder could affect the licenses of these subsidiaries.

Canada

Our helicopter operations in Canada are regulated by Transport Canada. Our helicopter operations in Canada and certain other countries are conducted pursuant to an air operator certificate issued by the Minister of Transport (Canada) under the provisions of the Aeronautics Act (Canada). To hold an operating license, a person must be a Canadian within the meaning of the Canada Transportation Act. Our ability to conduct our helicopter operating business in Canada is dependent on our ability to maintain this certificate.

Australia

Civil aviation in Australia is governed by the Civil Aviation Act, 1988, and regulations made thereunder. To operate an aircraft in Australia, it must be registered with the Australian Civil Aviation Safety Authority and a Certificate of Airworthiness must be obtained, be valid and in effect. The operation of an aircraft for a commercial purpose into, out of, or within Australian territory can only be undertaken as authorized by an Air Operators’ Certificate. Our ability to offer our helicopter transportation services in Australia is dependent on maintaining this certificate.

Other Countries

Our operations in other foreign jurisdictions are regulated to various degrees by the governments of such jurisdictions and must be conducted in compliance with those regulations and, where applicable, in accordance with our air service licenses and air operator certificates. These regulations may require us to obtain a license to operate in that country, may favor local companies or require operating permits that can only be obtained by locally registered companies and may impose other nationality requirements. In such cases, we partner with local persons, but there is no assurance regarding which foreign governmental regulations may be applicable in the future to our helicopter operations and whether we would be able to comply with them.

The revocation of any of the licenses discussed above or the termination of any of the relationships with local parties discussed above could have a material adverse effect on our business, financial condition and results of operations.

Our operations may suffer due to political and economic uncertainty.

Risks associated with some of our operations include political, social and economic instability, war and civil disturbances or other events that may limit or disrupt markets, expropriation without fair compensation, requirements to award contracts, concessions or licenses to nationals, international exchange restrictions and currency fluctuations, changing political conditions and monetary policies of foreign governments. Any of these events could materially adversely affect our ability to provide services to our international customers. Certain of our helicopter leases and loan agreements impose limitations on our ability, including requiring the prior approval of the lessor or the lender, to locate particular helicopters in certain countries. We cannot provide assurance that these limitations will not affect our ability to allocate resources in the future.

We derive significant revenue from non-wholly owned entities, which, if we develop problems with our non-wholly entities, could adversely affect our financial condition and results of operations.

Aviation regulatory requirements often require us to operate through non-wholly owned entities with local shareholders. We depend to some extent upon good relations with our local shareholders to ensure profitable operations. In the event shareholder disputes arise, these could negatively impact our revenues and profit sharing from these entities.

We are exposed to credit risks.

We are exposed to credit risk on our financial investments due to the ability of our counterparties to fulfill their obligations to us. We manage credit risk by entering into arrangements with established counterparties and through the establishment of credit policies and limits, which are applied in the selection of counterparties.

Credit risk on financial instruments arises from the potential for counterparties to default on their contractual obligations and is limited to those contracts where we would incur a loss in replacing the instrument. We limit our credit risk by dealing only with counterparties that possess investment grade credit ratings and monitor our concentration risk with counterparties on an ongoing basis. The carrying amount of financial assets represents the maximum credit exposure for financial assets.

Credit risk arises on our trade receivables from the unexpected loss in cash and earnings when a customer cannot meet its obligation to us or the value of security provided declines. To mitigate trade credit risk, we have developed credit policies that include the review, approval and monitoring of new customers, annual credit evaluations and credit limits. We do not believe that we are subject to significant concentrations of credit risk as trade receivables consists primarily of amounts due from multinational companies operating in the oil and gas industry and are geographically diverse. There can be no assurances that our risk mitigation strategies will be effective and that credit risk will not adversely affect our results of operations and financial position.

Assimilating any future material acquisitions into our corporate structure may strain our resources and have an adverse impact on our business.

The assimilation of any future material acquisitions we may make will require substantial time, effort, attention and dedication of management resources and may distract management from ordinary operations. The transition process could create a number of potential challenges and adverse consequences, including the possible unexpected loss of key employees, customers or suppliers, a possible loss of revenues or an increase in operating or other costs. Inefficiencies and difficulties may arise because of unfamiliarity with new assets and the business associated with them, new geographic areas and new regulatory systems. These types of challenges and uncertainties could have a material adverse effect on the business, financial condition and results of operations. We may not be able to effectively manage the combined operations and assets or realize any of the anticipated benefits of future material acquisitions.

Our indebtedness and lease obligations could adversely affect our business and liquidity position.

We have a substantial amount of financial debt and lease obligations. If we fail to meet our payment or covenant obligations or otherwise default under the agreements governing indebtedness or lease obligations, the lenders under those agreements will have the right to accelerate the indebtedness or terminate the leases and exercise other rights and remedies against us. These rights and remedies include the rights to repossess and foreclose upon the assets that serve as collateral, initiate judicial foreclosure against us, petition a court to appoint a receiver for us, and initiate involuntary bankruptcy proceedings against us. If lenders or lessors exercise their rights and remedies, our assets may not be sufficient to repay outstanding indebtedness and lease obligations, and we may not have sufficient liquidity after payment of indebtedness and rental obligations to continue our business operations. In some instances, the Company may enter into discussions with the lessor for a covenant reset, amendment or waiver if we anticipate to fail or fail to meet our covenant obligations.

At October 31, 2011, the Company entered into discussions with one lessor regarding a lease containing financial covenants that had not been reset for the full term of the leases, where a potential financial covenant breach was forecasted in prior periods. In the interim, the Company received a waiver of the existing covenant agreement to October 31, 2012. Management believes it will receive the long-term covenant reset, although there can be no assurances it will be received. See Note 17 in the unaudited interim consolidated financial statements at January 31, 2012 and Note 25 in the audited annual consolidated financial statements at April 30, 2011 contained elsewhere in this prospectus.

Failure to comply with covenants contained in certain of our lease agreements could limit our ability to maintain our leased helicopter fleet and adversely affect our business.

The terms of certain of our helicopter lease agreements contain covenants that impose operating and financial limitations on us. Such lease agreements limit, among other things, our ability to utilize aircraft in certain jurisdictions and/or sublease the aircraft, and may contain restrictions upon a change of control. A breach of lease covenants could result in an obligation to repay amounts outstanding under the lease. If such an event occurs, we may not be able to pay all amounts due under the leases or refinance such leases on terms satisfactory to us or at all, which could have a material adverse effect on our business, financial condition and results of operations.

Our business requires substantial capital expenditures, lease and working capital financing. Continued deterioration of economic conditions and the current global financial and credit crisis could adversely impact our business and financial condition and we may be unable to obtain needed capital or financing on satisfactory terms or at all. In addition, financial market instability could leave our creditors unable to meet their obligations to us.

Our business requires significant capital expenditure including significant ongoing investment to purchase or lease new aircraft, refinance existing leases and maintain our existing fleet. To the extent that we do not generate sufficient cash from our operations, we will need to raise additional funds through operating lease financing or other debt financing to execute our growth strategy and make the capital expenditures required to successfully operate our business.

Continued concerns about the systemic impact of a potential long-term and wide-spread recession, increased energy costs, the availability and cost of credit, diminished business and consumer confidence and increased unemployment have contributed to increased market volatility and diminished expectations for western and emerging economies, including the jurisdictions in which we operate. In particular, the cost of raising money in the credit markets has increased substantially as many lenders and institutional investors, concerned about the stability of the financial markets generally and about the solvency of counterparties, have increased interest rates, enacted tighter lending standards and reduced and, in some cases, ceased to provide funding, to borrowers.

Such factors may restrict our ability to access capital and bank markets or avail of lease or other financings at a time when we would like to, or need to, which could have an impact on our growth plans or on our flexibility to react to changing economic and business conditions. In addition, our credit facilities and helicopter leases will have maintenance covenants which may need to be renegotiated from time to time, and the financial market instability could have an impact on the lenders or lessors willingness to renegotiate these covenants at reasonable terms.

Our fixed operating expenses and long-term contracts with customers could adversely affect our business under certain circumstances.

Our profitability is directly related to demand for our helicopter services. Because of the significant expenses related to aircraft financing, crew wage and benefits, lease costs, insurance and maintenance programs, a substantial portion of our operating expenses are fixed and must be paid even when certain aircraft are not actively servicing customers and thereby generating income. A decrease in our revenues could therefore result in a disproportionate decrease in our earnings, as a substantial portion of our operating expenses would remain unchanged.

Our long-term customer contracts contain pre-determined price escalation terms and conditions. Although supplier costs and other cost increases are passed through to our customers through rate increases, where possible, these escalations may not be sufficient to enable us to fully recoup increased costs. In addition, because many of our contracts are long-term in nature, cost increases may not be adjusted in our contract rates until the contracts are up for renewal. There can be no assurance that we will be able to accurately estimate costs or recover increased costs by passing these costs on to our customers. In the event that we are unable to do so, the profitability of our customer contracts and our business, financial condition and results of operations could be materially and adversely affected.

Operation of helicopters involves a degree of inherent risk and we are exposed to the risk of losses from safety incidents.

Hazards, such as aircraft accidents, adverse weather conditions, collisions and fire are inherent in furnishing helicopter services and can cause personal injury and loss of life, severe damage to and destruction of property and equipment and suspension of operations. We attempt to protect ourselves against potential losses through our safety management system and insurance coverage. However, our insurance coverage is subject to deductibles and maximum coverage amounts, and we do not carry insurance against all types of losses. We cannot ensure that our existing coverage will be sufficient to protect against all losses, that we will be able to maintain our existing coverage in the future or that the premiums will not increase substantially. Our safety management system may not be effective. In addition, terrorist activity, risk of war, accidents or other events could increase our insurance premiums. Our inability to renew our aviation insurance coverage or the loss, expropriation or confiscation of, or severe damage to, a large number of our helicopters could adversely affect our operations and possibly our financial condition. Furthermore, we are not insured for loss of profit or loss of use of our helicopters. The loss of, or limited availability of, our liability insurance coverage, inadequate coverage from our liability insurance or substantial increases in future premiums could have a material adverse effect on our business, financial condition and results of operation.

Our operations are largely dependent upon the level of activity in the oil and gas industry.

To varying degrees these activity levels are affected by long-term trends in oil and gas prices. Historically, the prices for oil and gas have been volatile and are subject to wide fluctuations in response to changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond our control. We cannot predict future oil and gas price movements. Any prolonged reduction in oil and gas prices could depress the level of helicopter activity in support of exploration and, to a lesser extent, production activity and, therefore have a material adverse effect on our business, financial condition and results of operations. For the fiscal year ended April 30, 2011, revenue generated by helicopter transportation services for the oil and gas industry was approximately 78% of our total revenues.

We are highly dependent upon the level of activity in the North Sea, which is a mature exploration and production region.

For the fiscal year ended April 30, 2011, approximately 48% of our gross revenue was derived from helicopter services provided to customers operating in the North Sea. The North Sea is a mature exploration and production region that has undergone substantial seismic survey and exploration activity for many years. Because a large number of oil and gas properties in this region have already been drilled, additional prospects of sufficient size and quality could be more difficult to identify. Generally, the production from these drilled oil and gas properties is declining. In the future, production may decline to the point that such properties are no longer economical to operate, in which case, our services with respect to such properties will no longer be needed. Oil and gas companies may not identify sufficient additional drilling sites to replace those that become depleted. If activity in oil and gas exploration, development and production in the North Sea materially declines, our business, financial condition and results of operations could be materially and adversely affected. We cannot predict the levels of activity in this area.

If oil and gas companies undertake cost reduction methods, there may be an adverse effect on our business.

Companies in the oil and gas production and exploration sector continually seek to implement measures aimed at reducing costs, including helicopter support operations. For example, oil and gas companies in some circumstances have reduced manning levels on both old and new installations by using new technology to permit unmanned installations and may increase the lengths of offshore shifts which will reduce the frequency of transportation of employees. The implementation of such measures could reduce the demand for helicopter transportation services and have a material adverse effect on our business, financial condition and results of operations.

If we are unable to acquire the necessary aircraft, we may not be able to take advantage of growth opportunities.

If we are unable to acquire the necessary aircraft, we may not be able to take advantage of growth opportunities. Helicopter manufacturers have limited availability of aircraft, particularly heavy helicopters, and we have limited alternative sources of new aircraft. Currently, lead times of up to one year are necessary to obtain heavy helicopters. We contract with a small number of manufacturers for most of our aircraft expansion and replacement needs. If any of these manufacturers faced production delays due to, for example, natural disasters, labor strikes or unavailability of skilled labor, we may experience a significant delay in the delivery of previously ordered aircraft. During these periods, we may not be able to obtain orders for additional aircraft with acceptable pricing, delivery dates or other terms. Delivery delays or our inability to obtain acceptable aircraft orders would adversely affect our revenue and profitability and could jeopardize our ability to meet the demands of our customers and execute our growth strategy. Although we have been able to acquire sufficient aircraft to date, a lack of available aircraft or the failure of our suppliers to deliver the aircraft we have ordered on a timely basis could limit our ability to take advantage of growth opportunities or jeopardize our ability to meet the demands of our customers. Additionally, lack of availability of new aircraft could result in an increase in prices for certain types of used helicopters.

We depend on a limited number of third party suppliers for aircraft parts and subcontract services.

We rely on a few key vendors for the supply of parts and subcontract services required to maintain our aircraft. Due to high demand, these vendors may experience backlogs in their manufacturing schedules and some parts may be in limited supply from time to time, which could have an adverse impact upon our ability to maintain and repair our aircraft.

We currently obtain a substantial portion of our helicopter spare parts and components from helicopter manufacturers and maintain supply arrangements with other key suppliers. To the extent that these suppliers also supply parts for aircraft used by the U.S. military, parts delivery for our aircraft may be delayed during periods in which there are high levels of military operations. Our inability to perform timely maintenance and repairs can result in our aircraft being underutilized which could have an adverse impact on our operating results. Furthermore, our operations in remote locations, where delivery of these components and parts could take a significant period of time, may also impact our ability to maintain and repair our aircraft. While every effort is made to mitigate such impact, this may pose a risk to our operating results. We do not have an alternative source of supply for parts and components supplied by the main helicopter manufacturers including Sikorsky, Eurocopter and Agusta. Failure or significant delay by these vendors in providing necessary parts could, in the absence of alternative sources of supply, have a material adverse effect on our business, including the withholding of payments by customers in certain cases. Due to our dependence on helicopter manufacturers for helicopter parts and components, we may also be subject to adverse impacts from unusually high price increases that are greater than overall inflationary trends. Cost increases may not result in an increase in our contract rates. An unusually high increase in the price of parts or components that cannot be fully passed on to our customers could have a material adverse effect on our business, results of operations and financial condition.

We are exposed to foreign currency risks.

Our consolidated financial statements are presented in U.S. dollars. However, a significant portion of revenue and operating expenses are denominated in currencies consisting primarily of Pound Sterling, Norwegian Kroner, Canadian Dollars, Australian Dollars and the Euro. The functional currencies of many of our subsidiaries are in non-U.S. currencies. There can be no assurances that our foreign currency risk management strategies will be effective and that foreign currency fluctuations will not adversely affect our results of operations and financial position. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Quantitative and Qualitative Disclosures About Market Risk.”

The loss of key personnel could affect our growth and future success.

Loss of the services of key management personnel at our corporate and regional headquarters without being able to attract personnel of equal ability could have a material adverse effect upon us.

Our ability to attract and retain qualified pilots, mechanics, technicians and other highly-trained personnel is an important factor in determining our future success. The market for these experienced and highly trained personnel is competitive and may become more competitive. Accordingly, we cannot be assured that we will be successful in our efforts to attract and retain such personnel in the future. A limited supply of qualified applicants may contribute to wage increases that increase the related costs to us. Our failure to attract and retain qualified personnel could have a material adverse effect on our current business.

Labor problems could adversely affect us.

Certain of our employees in the UK, Ireland, the Netherlands, Norway, Brazil, Canada and Australia (collectively, approximately 65% of our employees) are represented under collective bargaining or union agreements. Any disputes over the terms of these agreements or our potential inability to negotiate acceptable contracts with the unions that represent our employees could result in strikes, work stoppages or other slowdowns by the affected workers. Periodically, certain groups of our employees who are not covered under a collective bargaining agreement consider entering into such an agreement.

If our unionized workers engage in a strike, work stoppage or other slowdown, other employees elect to become unionized, existing labor agreements are renegotiated, or future labor agreements contain terms that are unfavorable to us, we could experience a disruption of our operations or higher ongoing labor costs, which could adversely affect our business, financial condition and results of operations.

If the assets in our defined benefit pension plans are not sufficient to meet the plans’ obligations, we may be required to make substantial cash contributions and our liquidity may be adversely affected.

If the assets in our defined benefit pension plans are not sufficient to meet the plans’ obligations, we may be required to make substantial cash contributions and our liquidity may be adversely affected. We sponsor funded and unfunded defined benefit pension plans for our employees principally in Canada, the UK, the Netherlands and Norway. As of April 30, 2011, there was a $88.6 million funding deficit related to our various defined benefit pension plans which require ongoing funding by us.

Our estimate of liabilities and expenses for pensions incorporates significant assumptions, including the interest rate used to discount future liabilities and expected long-term rates of return on plan assets. Our pension contributions and expenses, results of operations, liquidity or shareholders’ equity in a particular period could be materially adversely affected by market returns that are less than the plans’ expected long-term rates of return, a decline in the rate used to discount future liabilities and changes in the currency exchange rates. If the assets of our pension plans do not achieve expected investment returns for a fiscal year, such deficiency may result in increases in pension expense. Changing economic conditions, poor pension investment returns or other factors may require us to make substantial cash contributions to the pension plans in the future, preventing the use of such cash for other purposes and adversely affecting our liquidity.

Our customers may seek to shift risk to us.

We give to and receive from our customers indemnities relating to damages caused or sustained by us in connection with our operations. Our customers’ changing views on risk allocation may cause us to accept greater risk to win new business or may result in us losing business if we are not prepared to take such risks.

We rely on the secondary used aircraft market to dispose of our older aircraft and parts due to our on-going fleet modernization efforts.

We are dependent upon the secondary used aircraft and parts market to dispose of older models of aircraft as part of our ongoing fleet modernization efforts and any spare aircraft capacity associated with the termination or non-renewal of existing contracts. If we are unable to dispose of our older aircraft and parts due to a lack of demand in the secondary market, our aircraft and part carrying costs may increase above requirements for our current operations, or we may accept lower selling prices, resulting in losses on disposition. A failure to dispose of aircraft and parts in the secondary market could impair our ability to operate our fleet efficiently and service existing contracts or win new mandates and could have a material adverse effect on our financial condition and results of operations.

We are subject to extensive environmental, health and safety laws, rules and regulations, which may have an adverse impact on our business.

We are subject to extensive laws, rules, regulations and ordinances in the various jurisdictions in which we operate relating to pollution and protection of the environment and to human health and safety, including those relating to discharge of noise, emissions to the air, releases or discharges to soil or water, the use, storage and disposal of petroleum and other regulated materials and the remediation of contaminated sites.

Our operations, including aircraft maintenance and aircraft fueling, involve the use, handling, storage and disposal of materials that may be classified as hazardous to human health and safety and to the environment. Laws protecting the environment have become more stringent in recent years and may, in certain circumstances, impose liability for the investigation and cleanup of releases of regulated materials and related environmental damage without regard to negligence or fault. These laws also may expose us to liability for the conduct of, or conditions caused by, others such as historic spills of regulated materials at our facilities, for acts that were in compliance with all applicable laws at the time such acts were performed, and for contamination at third-party sites where substances were sent for off-site treatment or disposal. Additionally, any failure by us to comply with applicable environmental, health and safety or planning laws and regulations may result in governmental authorities or other third parties taking action against our business that could adversely impact our operations and financial condition, including the:

•	issuance of administrative, civil and criminal penalties;

•	denial or revocation of permits or other authorizations;

•	imposition of limitations on our operations; and

•	performance of site investigatory, remedial or other corrective actions.

We cannot predict the likelihood of change to any of these laws or in their enforcement nor the impact that any such change, or any discovery of previously unknown conditions, may have on our costs and financial position.

Our business in countries with a history of corruption and transactions with foreign governments increases the compliance risks associated with our international activities.

Our international operations could expose us to trade and economic sanctions or other restrictions imposed by the United States or other governments or organizations. The U.S. Department of Justice (“DOJ”), and other federal agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of trading sanctions laws, the Foreign Corrupt Practices Act (“FCPA”) and other federal statutes. Under trading sanctions laws, the government may seek to impose modifications to business practices, including cessation of business activities in sanctioned countries, and modifications to compliance programs, which may increase compliance costs, and may subject us to fines, penalties and other sanctions. If any of the risks described above materialize, it could adversely impact our operating results and financial condition.

These laws also prohibit improper payments or offers of payments to foreign governments and their officials and political parties for the purpose of obtaining or retaining business. We have operations, deal with government entities and have contracts in countries known to experience corruption. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, consultants, sales agents or associates that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. Our existing safeguards and procedures may prove to be less than fully effective, and our employees, consultants, sales agents or associates may engage in conduct for which we may be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.

Our international operations are subject to laws and regulations, including regulations administered by the Office of Foreign Assets Control (“OFAC”) and regulations administered by the Bureau of Industry and Security (“BIS”), restricting activities in certain countries such as Iran and Sudan. In 2006, we voluntarily disclosed to OFAC that our subsidiary formerly operating as Schreiner Airways may have violated applicable U.S. laws and regulations by re-exporting to Iran, Sudan, and Libya certain helicopters, related parts, map data, operation and maintenance manuals, and aircraft parts for third-party customers. The Company has executed tolling agreements with OFAC extending the statute of limitations for the investigation through April 15, 2012. Should the U.S. government determine that these activities violated applicable laws and regulations, we or our subsidiaries may be subject to civil or criminal penalties. At this time, it is not possible to determine the outcome of this matter, or the significance, if any, to our business, financial condition and result of operations.

Our customers are primarily in the oil and gas industry and, as a result, changes in the economic and industry conditions may expose us to additional credit risk.

The majority of our customers are engaged in oil and gas production and exploration. For the year ended April 30, 2011, revenue generated by helicopter transportation services from oil and gas customers represented approximately 78% of our total revenues. This concentration may impact the overall exposure to credit risk because changes in economic and industry conditions that adversely affect the oil and gas industry could affect the majority of our customers. We generally do not require letters of credit or other collateral to support our trade receivables. Accordingly, a sudden or protracted downturn in the economic conditions of the oil and gas industry could adversely impact our ability to collect our receivables and thus, impact our financial condition.

We are subject to many different forms of taxation in various jurisdictions throughout the world, which may lead to disagreements with tax authorities regarding the application of tax law.

We are subject to many different forms of taxation including, but not limited to, income tax, withholding tax, commodity tax and social security and other payroll-related taxes. Tax law and administration is extremely complex and often requires us to make subjective determinations. The tax authorities in the various jurisdictions where we carry on business may not agree with the determinations that are made by us with respect to the application of tax law. Such disagreements could result in lengthy legal disputes and, ultimately, in the payment of substantial funds to the government authorities of foreign and local jurisdictions where we carry on business or provide goods or services, which could have a material effect on our results of operations.

Our estimate of tax related assets, liabilities, recoveries and expenses incorporates significant assumptions. These assumptions include, but are not limited to, the tax laws in various jurisdictions, the effect of tax treaties between jurisdictions, taxable income projections, and the benefits of various restructuring plans. To the extent that such assumptions differ from actual results, we may have to record additional income tax expenses and liabilities.

Failure to develop or implement new technology and disruption to our systems could affect the results of our operations.

Many of the aircraft we operate are characterized by changing technology, introductions and enhancements of models of aircraft and services and shifting customer demands, including technology preferences. Our future growth and financial performance will depend in part upon our ability to develop, market and integrate new services and to accommodate the latest technological advances and customer preferences. In addition, the introduction of new technologies or services which compete with our services may result in our revenues decreasing over time. If we are unable to upgrade our operations with the latest technological advances in a timely manner, or at all, our business, financial condition and results of operations could suffer. Any disruption to computer, communication systems or other technical equipment used by us and our fleet could significantly impair our ability to operate our business efficiently and could have a material adverse effect on our financial condition and results of operations.

Reductions in spending on helicopter services by government agencies could lead to modifications of SAR and EMS contract terms or delays in receiving payments which could adversely impact our business, financial condition and results of operations.

We receive significant revenue from government agencies in Ireland, the UK and Australia. Any reductions in the budgets of government agencies for spending on helicopter services, implementations of cost savings measures by government agencies, imposed modifications of contract terms or delays in collecting receivables owed to us by our government agency customers could have an adverse effect on our business, results of operations and financial condition.

In addition, there are inherent risks in contracting with government agencies. Applicable laws and regulations in the countries in which we operate may (i) terminate contracts for convenience, (ii) reduce, modify or cancel contracts or subcontracts if requirements or budgetary constraints change, and (iii) terminate contracts or adjust their terms.

We are controlled by our sponsor, which may have interests that conflict with ours.

We are controlled by First Reserve, which can determine the outcome of matters to be decided by our shareholders. Circumstances may occur in which the interests of First Reserve could be in conflict with our interests. For example, First Reserve is in the business of making investments in companies and may from time to time in the future acquire interests in businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. Further, if First Reserve pursues such acquisitions or makes further investments in our industry, those acquisitions and investment opportunities may not be available to us. So long as First Reserve continues to directly or indirectly own a significant amount of our equity, even if such amount is less than 50%, it will continue to be able to influence our decisions.

If our Norwegian operating subsidiaries incur substantial losses, they may be subject to liquidation under Norwegian law.

The corporate laws under which our Norwegian subsidiaries operate differ from Canadian and U.S. laws in a number of areas, including with respect to corporate liquidation. Under Norwegian law, if the losses of any of the Norwegian subsidiaries reduce that subsidiary’s equity to an amount assumed to be less than 50% of its share capital or the equity of the subsidiary is assumed inadequate compared to the risks and the size of the subsidiary’s business, the directors of the subsidiary would be obligated by law to convene a general shareholders’ meeting to resolve to balance the amount of such equity and share capital by either:

•

increasing the equity in an amount sufficient to achieve such balance and to ensure that the equity of the subsidiary becomes adequate compared to the risks and the size of the subsidiary’s business; or

•	reducing the share capital to pay off losses in an amount sufficient to achieve such balance.

To the extent reductions in the share capital of the Norwegian subsidiaries are substantial and if no appropriate resolutions are made, they could ultimately result in liquidation, which could have a material adverse effect on our business, financial condition and results of operations.

Our MRO business, Heli-One, could suffer if licenses issued by the OEMs are not renewed or we cannot obtain additional licenses.

Our MRO business, Heli-One, receives a significant portion of its third party revenue from activities that require licenses from the OEMs. To grow the Heli-One business we may require additional licenses, which we cannot guarantee we will be able to obtain from the OEMs or obtain on acceptable terms. Furthermore, our MRO business could decline if existing licenses are revoked or cannot be renewed upon the expiry of existing terms.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated.

	Successor										Predecessor
	For nine months ended January 31,				For the year ended April 30,						For the period from May 1, 2008 to September 15,		For the year ended April 30,
	2012		2011		2011		2010		2009		2008		2008		2007
Ratio of earnings to fixed charges (1)	—	(2)	—	(3)	—	(4)	—	(5)	—	(6)	—	(7)	—	(8)	—	(9)

(1)	Earnings (loss) represent (a) pre-tax income (loss) from continuing operations before adjustment for earnings (loss) from equity accounted investees; (b) fixed charges; (c) amortization of capitalized interest; and (d) distributed income of equity accounted investees; less (e) interest capitalized. Fixed charges represent (a) interest expensed and capitalized, (b) amortized discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense.
(2)	Earnings were insufficient to cover fixed charges by $40.4 million for the nine months ended January 31, 2012.
(3)	Earnings were insufficient to cover fixed charges by $77.0 million for the nine months ended January 31, 2011.
(4)	Earnings were insufficient to cover fixed charges by $97.1 million for the year ended April 30, 2011.
(5)	Earnings were insufficient to cover fixed charges by $65.9 million for the year ended April 30, 2010.
(6)	Earnings were insufficient to cover fixed charges by $714.5 million for the year ended April 30, 2009.
(7)	Earnings were insufficient to cover fixed charges by $61.1 million for the period from May 1, 2008 to September 15, 2008.
(8)	Earnings were insufficient to cover fixed charges by $4.6 million for the year ended April 30, 2008.
(9)	Earnings were insufficient to cover fixed charges by $40.6 million for the year ended April 30, 2007.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of January 31, 2012 on an actual basis. The information in the following table should be read in conjunction with “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes included elsewhere in this prospectus.

As of January 31, 2012 (unaudited)
(in thousands of U.S. dollars)
Cash and cash equivalents	$46,674

Indebtedness:
Revolving credit facility (1)	140,000
9.250% Senior Secured Notes due 2020 (2)	1,100,000
Other long-term obligations	50,858

Total indebtedness (1)(2)(3)	1,290,858
Total shareholder’s equity (4)	693,816

Total capitalization	$1,984,674

(1)	At January 31, 2012, our revolving credit facility was a $330.0 million facility with a five year maturity. Subsequent to January 31, 2012, the Company entered into agreements with two new lenders to increase commitments under its existing revolving credit facility by $45.0 million up to a total limit of $375.0 million. See “Description of Other Indebtedness—Senior Secured Revolving Credit Facility.” At January 31, 2012, the Issuer had $73.4 million in outstanding letters of credit resulting in net availability of $116.6 million under this revolving credit facility.
(2)	Indebtedness is presented on a gross basis prior to deducting the senior secured notes issue discount.
(3)	Indebtedness excludes a facility secured by accounts receivable which is related to the securitization of trade receivables. As of January 31, 2012, the facility secured by accounts receivable had a balance of $60.5 million. See Note 2 to our unaudited interim consolidated financial statements contained elsewhere in this prospectus.
(4)	Subsequent to January 31, 2012, the Company issued two shares of capital stock for consideration of $20.0 million, which was allocated as two Euros to the share capital of the Company and $20.0 million to contributed surplus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth summary historical consolidated financial data of the Predecessor and the Successor for the periods indicated. 6922767 Holding S.à r.l., the Successor was incorporated on February 20, 2008 under the laws of Luxembourg and is a private limited liability company (Société à responsabilité limitée) (S.à r.l.) whose sole purpose was to acquire the CHC Helicopter Corporation, the Predecessor. The Company completed its acquisition of the Predecessor on September 16, 2008 and has included the results of operations of the entity formerly known as CHC Helicopter Corporation from September 16, 2008 to April 30, 2009 in its audited consolidated financial statements for the fiscal 2009 year. In addition to the operating results of the entity formerly known as CHC Helicopter Corporation, the Company’s results of operations also include organizational expenses and losses from May 1, 2008 up to the date of the acquisition. The acquisition of CHC Helicopter Corporation was accounted for using the purchase method of accounting and the application of the purchase method of accounting requires the allocation of the acquisition purchase price to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the date of the acquisition. Accordingly, the Predecessor period from May 1, 2008 to September 15, 2008 and the Successor period from May 1, 2008 to April 30, 2009 have a different basis of accounting. The comparability of the financial statements of the Predecessor and Successor periods has been impacted by the application of the acquisition accounting.

The selected Successor’s consolidated statements of operations below for the year ended April 30, 2011, 2010 and 2009, and the Predecessor period from May 1, 2008 to September 15, 2008 and the Successor’s balance sheet data as of April 30, 2011 and 2010 have been derived from the audited financial statements included elsewhere in this prospectus. The selected Successor’s balance sheet data as of April 30, 2009 is derived from the audited financial statements, which are not included in this prospectus. The selected Predecessor’s statements of operations for the years ended April 30, 2008 and 2007 and the balance sheet data as of April 30, 2008 and 2007 have been derived from the audited consolidated financial statements, which are not included in this prospectus. Our historical operating results are not necessarily indicative of future operating results. The summary consolidated statements of operation and cash flow data for the nine months ended January 31, 2012 and 2011 and the balance sheet data as of January 31, 2012 have been derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. The interim unaudited consolidated financial statements have been prepared on a basis consistent with our annual audited consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

The selected financial data presented below is qualified in its entirety by reference to, and should be read in conjunction with, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Successor					Predecessor
	For the nine months ended January 31,		For the year ended April 30,			For the period from May 1, 2008 to September 15, 2008	For the year ended April 30,
(in thousands of U.S. dollars)	(Unaudited) 2012	(Unaudited) 2011	2011	2010	2009		2008	2007
					(ii)	(ii)	(ii)	(ii)
Operating data:
Revenue	$1,239,582	$1,061,336	$1,445,460	$1,313,566	$761,895	$510,090	$1,252,956	$1,010,028
Direct costs	(1,013,356)	(893,474)	(1,211,680)	(1,029,882)	(612,428)	(446,823)	(1,056,715)	(818,022)
Earnings (loss) from equity accounted investees	1,642	1,093	2,159	1,436	1,118	311	(327)	926
General and administration costs	(47,483)	(43,313)	(65,391)	(61,157)	(26,910)	(12,479)	(34,512)	(38,137)
Amortization	(80,891)	(73,048)	(99,625)	(77,738)	(51,978)	(46,816)	(77,438)	(55,864)
Restructuring costs	(15,612)	(3,273)	(4,751)	(4,855)	(5,568)	(15)	—	2,058
Recovery (impairment) of receivables and funded residual value guarantees	(161)	905	(1,919)	(13,266)	(19,900)	(38,300)	—	—
Impairment of intangible assets	(2,712)	(465)	(20,608)	(53,903)	(25,000)	—	—	—
Impairment of property and equipment	—	—	—	(36,240)	—	—	—	—
Impairment of assets held for sale	(12,554)	(5,197)	(5,239)	(26,585)	(4,900)	(13,300)	(7,400)	—
Gain (loss) on disposal of assets	2,946	2,281	7,193	(2,686)	1,346	545	(724)	(1,914)
Goodwill impairment charge	—	—	—	—	(639,187)	—	—	—

Operating income (loss)	71,401	46,845	45,599	8,690	(621,512)	(46,787)	75,840	99,075
Financing charges	(111,071)	(122,779)	(140,582)	(74,459)	(91,822)	(14,027)	(72,465)	(57,538)

Income (loss) from continuing operations before income tax	(39,670)	(75,934)	(94,983)	(65,769)	(713,334)	(60,814)	3,375	41,537
Income tax recovery (provision)	1,882	7,706	32,916	(9,297)	9,204	3,521	(5,175)	(13,701)

Income (loss) from continuing operations	(37,788)	(68,228)	(62,067)	(75,066)	(704,130)	(57,293)	(1,800)	27,836
Income (loss) from discontinued operations, net of tax	(9,528)	(2,400)	(3,202)	(1,436)	(380)	114	16,004	—

Net earnings (loss)	$(47,316)	$(70,628)	$(65,269)	$(76,502)	$(704,510)	$(57,179)	$14,204	$27,836

Net earnings (loss) attributable to the Company	$(58,118)	$(76,104)	$(70,338)	$(70,607)	$(691,222)	$(57,179)	$14,204	$27,836
Net earnings (loss) attributable to Non-controlling interest	10,802	5,476	5,069	(5,895)	(13,288)	—	—	—

Net earnings (loss)	$(47,316)	$(70,628)	$(65,269)	$(76,502)	$(704,510)	$(57,179)	$14,204	$27,836

	Successor					Predecessor
	As at January 31,		As at April 30,			As at September 15, 2008	As at April 30,
(in thousands of U.S. dollars)	(Unaudited) 2012	(Unaudited) 2011	2011	2010	2009		2008	2007
					(ii)	(ii)	(ii)	(ii)
Balance sheet data:
Cash and cash equivalents	$46,674		$68,921	$174,690	$199,267		71,733	80,881
Total assets	2,770,667		2,788,155	2,587,769	2,572,789		2,364,010	2,047,515
Total long-term debt and capital lease obligations (i)	1,274,666		1,291,486	1,071,159	1,075,970		945,205	759,533
Total liabilities	2,064,727		2,040,792	1,920,293	1,816,772		1,918,531	1,647,592
Capital stock	1,607,101		1,547,101	1,546,955	19		179,803	178,952
Shareholder’s equity	693,816		744,276	692,503	756,017		445,479	399,923

(i)	Total long-term debt and capital lease obligations is presented net of the discount on the senior secured notes and excludes a facility secured by accounts receivables. As of January 31, 2012, the facility secured by accounts receivables had a balance of $60.5 million (April 30, 2011—$21.6 million).
(ii)	See “Basis of Presentation” for a further discussion of the Predecessor and Successor periods.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This management’s discussion and analysis of financial condition and results of operations (“MD&A”) is intended to provide an understanding of our results of operations, financial condition and where appropriate, factors that may affect future performance. The following discussion of our results of operations and financial condition should be read in conjunction with the “Selected Historical Consolidated Financial Data” and our audited consolidated financial statements and related notes thereto included elsewhere in this prospectus. The following discussions include forward-looking statements that involve certain risks and uncertainties. See “Forward-Looking Statements.”

This MD&A also contains non-GAAP financial measures, including earnings before interest, taxes, depreciation, amortization and aircraft lease rent and associated costs (“EBITDAR”), segment EBITDAR, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), segment EBITDA and Adjusted EBITDA that are not required by, or presented in accordance with GAAP. These Non-GAAP measures are not performance measures under GAAP and should not be considered as alternatives to net earnings (loss) or any other performance or liquidity measures derived in accordance with GAAP. In addition, these measures may not be comparable to similarly titled measures of other companies.

We have chosen to include segment EBITDAR and EBITDA as we consider these measures to be significant indicators of our financial performance and use these measures to assist us in allocating available capital resources. Segment EBITDAR, which is defined as earnings before interest, taxes, depreciation, amortization and aircraft lease and associated costs or total segment revenue plus earnings from equity accounted investees less direct costs excluding aircraft lease and associated costs and general and administration expenses. Segment EBITDAR and Segment EBITDA are the same for the Helicopter Services and MRO segments as all aircraft lease and associated costs are charged to the Corporate and other segment. Segment EBITDA is defined as segment EBITDAR less aircraft lease and associated costs. Segment EBITDA and EBITDAR excludes restructuring costs, impairment (recovery) of receivables and funded residual value guarantees, impairment of intangible assets, impairment of property and equipment, impairment of assets held for sale, gain (loss) on disposal of assets and goodwill impairment if any. These items are significant components to understanding and assessing financial performance and liquidity. For additional information about the Company’s segment revenue, segment EBITDAR and segment EBITDA, including a reconciliation of these measures to its consolidated financial statements, see Note 19 of the unaudited interim consolidated financial statements for the nine months ended January 31, 2012 and Note 27 of the audited annual consolidated financial statements for the year ended April 30, 2011 included elsewhere in the prospectus.

We have also chosen to include Adjusted EBITDA as it provides useful information to investors as a measure to calculate certain financial covenants related to our revolving credit facility and certain covenants in the indenture. Adjusted EBITDA has limitations and should not be considered as discretionary cash available to us to reinvest in the growth of our business or a measure of cash that will be available to meet our obligations.

Overview of Business

We are a world leading commercial operator of medium and heavy helicopters, providing mission-critical services to the offshore oil and gas industry and SAR and EMS to government agencies. We believe the services we provide to the oil and gas industry are critical for the continued production of hydrocarbons from existing offshore oil and gas platforms and the exploration and development of new oil fields, while our SAR and EMS are crucial for saving lives. In addition, our MRO segment, Heli-One is a world leading commercial provider of helicopter support services, with offerings that include MRO, integrated logistics support, and the complete outsourcing of all maintenance activities for helicopter operators. Heli-One services our own flight operations as well as third party customers around the world.

Through our subsidiaries and Predecessor companies, we have been providing helicopter services for over 60 years, covering most major offshore oil and gas producing regions of the world. Our major operations are in Norway, the United Kingdom, Ireland, the Netherlands, Australia, Brazil, Canada, and Africa. The Company earns the majority of its revenue from helicopter transportation services for the oil and gas industry, SAR and EMS activities and MRO services.

This MD&A provides certain financial and related information about the Company’s segments and also about its products and services, the geographic areas in which it operates and its major customers. The Company’s objective is to provide information about the different types of business activities in which it engages and the different economic environments in which it operates in order to help users of the Company’s consolidated financial statements (i) better understand its performance, (ii) better assess its prospects for future net cash flows and (iii) make more informed judgments about the Company as a whole.

Segments

The Company operates under two operating segments and has a corporate and other segment comprised primarily of general and administration costs and the costs related to managing the fleet of aircraft.

The two operating segments are as follows:

Helicopter Services:

•

Helicopter Services consists of flying operations in the Eastern North Sea, Western North Sea, the Americas, the Australasia region and the Africa-Euro Asia region serving the offshore oil and gas, SAR, EMS and other industries. The Eastern North Sea is comprised mainly of Norway while the Western North Sea includes the United Kingdom, Ireland, the Netherlands and Denmark. The Americas is comprised of Brazil and North and South American countries. The Australasia region includes Australia and Southeast Asian countries and the Africa-Euro Asia region includes Nigeria, Kazakhstan, Turkey, Mozambique, Tanzania and other African countries.

MRO:

•

The MRO segment includes helicopter repair and overhaul facilities in Norway, Canada, Australia and the United States, providing helicopter repair and overhaul services for the Company’s fleet and for a growing external customer base in Europe, Asia and North America.

Market Outlook

Oil and gas production customers are the principle source of the Company’s revenue, while exploration and development customers provide a lesser portion of our revenue. The production business is typically less cyclical than the exploration and development business because the production platforms remain in place over the long-term and are relatively unaffected by economic cycles, as the marginal cost of lifting a barrel of oil once platform is in position is low. Our customers typically base their capital expenditure budgets on their long-term commodity price expectations and not exclusively on the current spot price. In 2009 and 2010, the credit, equity and commodity markets experienced significant volatility, causing many of our oil and gas company customers to reduce capital spending plans and defer projects.

Our MRO business is subject to economic cycles. Although aircraft maintenance is mandatory, during difficult economic times, such as those experienced since 2008, many of our customers cut maintenance expenditures by reducing flying hours and deferring certain expenditures.

In 2011 and 2012 to date, we have seen growing confidence amongst our customers, which has lead to increased spending and recovery in our fiscal 2012 financial performance. We are cautiously optimistic this recovery will continue. We are continuing to see growth in the offshore production as new technology has allowed oil and gas companies to continue exploration and drilling farther offshore. To remain competitive and to service existing and new contracts in this industry, older aircraft in the fleet must be replaced with new aircraft technology to meet customers’ changing demands. The industry is constrained by the pace at which it renews its fleet due to the limited supply of new technology aircraft and the secondary market for aircraft resales. To address these constraints, the Company has continued to focus on the reduction of its idle aircraft and have continued efforts to secure commitments to obtain new technology aircraft to support its future growth. During the second quarter, the Company entered into a commitment to purchase 20 Eurocopter EC225s, new technology aircraft. The delivery of these aircraft has begun in fiscal 2012 and will continue through to fiscal 2017 and financing for a number of the aircraft has been obtained. In addition, the Company has previously ordered and advanced deposits to purchase other aircraft with expected delivery from fiscal 2012 to 2013. These aircraft will be purchased outright or financed through leases. In addition to the limited supply of new aircraft, the secondary market for the sale of aircraft is improving, providing an additional source of capital for new aircraft purchases and lease buyouts.

Australia, Brazil and certain countries in the Africa-Euro Asia region continue to be important growth areas for the Company due to an increase in oil and gas activity. As the part of the broad transformation initiatives, the Company has reviewed key processes and systems used at the bases to further create efficiencies.

Heli-One, our MRO operation is continuing to grow its third party business with additional contract wins in Mexico, Brazil and Thailand. The MRO operation is also reviewing its global inventory management processes and implementing a number of lean process techniques to continue to drive efficiencies in the workshops.

We conduct our business in various foreign jurisdictions, and as such, our cash flows and earnings are subject to fluctuations and related risks from changes in foreign currency exchange rates. Throughout fiscal year 2012, our primary foreign currency exposures were related to the Euro, the British pound sterling, Norwegian Kroner and the Australian dollar. For details on this exposure and the related impact on our results of operations, see “Quantitative and Qualitative Disclosures about Market Risk” included elsewhere in this prospectus.

To further support our profit growth, the Company is continuing with its broad transformation program to achieve cost efficiencies through global standardization of processes and restructuring of the organization to reshape its earnings and cash flows. The transformation program looks at all major aspects of the Company’s operations and includes a number of work streams, each including a multitude of initiatives:

1.	Overhead transformation – improve and streamline global processes for support functions;

2.	Base transformations – share operational best practices amongst bases around the world;

3.	Optimizing contract profitability – improve understanding of profitability drivers of flying contracts;

4.	MRO productivity improvement – increase efficiency and reduce cost and inventory levels through lean processes and other techniques;

5.	Overhauling the business management systems – launch a global key performance indicator dashboard and additional leading indicators; and

6.	Overall project management – deploy central project management and analytical resources to assist business teams on various work streams.

For the nine months ended January 31, 2012, the Company has incurred consulting fees and severance and termination costs totaling $15.6 million.

The transformation program is progressing in accordance with our plan as we continue to consolidate, standardize and enhance our capabilities, tools, processes and systems. As of January 31, 2012, the Company has achieved milestones including the standardization of key performance indicators and detailed reviews of operations in key bases in the Western North Sea and Australia. The Company is proceeding with its plans to implement and integrate a centralized operations center for Helicopter Services, implement global systems to enhance operations such as pilot and line maintenance scheduling, install a global MRO software system, and the roll-out of standardized base operating procedures. In addition to these work streams, the Company will continue its review of contract profitability to optimize operating results.

Fleet

As of January 31, 2012, the Company’s fleet was comprised of the following aircraft:

Aircraft Type	Total	Owned	Leased
Medium
Sikorsky S76C+	22	8	14
Sikorsky S76C++	23	3	20
Sikorsky S76A/B/C	33	30	3
Eurocopter EC135/145/155	6	1	5
Eurocopter AS365 Series	16	7	9
Bell 412	13	7	6
Bell 212/214	2	2	—
Agusta AW139	27	2	25

	142	60	82
Heavy
Eurocopter Super Puma series(i)	45	18	27
Eurocopter EC225	28	2	26
Sikorsky S92A(i)	33	2	31
Sikorsky S61N	6	6	—

	112	28	84
Total Helicopters	254	88	166
Fixed Wing	6	6	—

Total Aircraft	260	94	166

(i)	Below is a summary of aircraft under capital lease, which are classified above as owned aircraft:

Eurocopter Super Puma Series	2
Sikorsky S92A	1

RESULTS OF OPERATIONS

The Nine Months Ended January 31, 2012 Compared to the Nine Months Ended January 31, 2011

Consolidated Results Summary For the nine months ended January 31
(in thousands of U.S. dollars)
	(unaudited)	(unaudited)	Favorable (Unfavorable)
	2012	2011	$ Change	% Change
Helicopter Services	$1,131,879	$964,061	$167,818	17.4%
MRO	103,707	94,972	8,735	9.2%
Corporate and other	3,996	2,303	1,693	73.5%

Total revenue	1,239,582	1,061,336	178,246	16.8%

Direct costs	(884,388)	(768,705)	(115,683)	-15.0%
Aircraft lease and associated costs	(128,968)	(124,769)	(4,199)	-3.4%

Total direct costs	$(1,013,356)	$(893,474)	$(119,882)	-13.4%

Flying hours	131,245	123,939	7,306	5.9%
# of aircraft	260	264	(4)	-1.5%

Consolidated Results of Operations

Revenue

Revenue increased by $178.2 million to $1,239.6 million compared to the prior year period. Helicopter Services revenue increased by $167.8 million, due primarily to new flying contracts with increased flying hours in Australasia and the Americas and a significant increase in adhoc flying hours in the Eastern and Western North Sea. These increases in revenue were partially offset by Africa-Euro Asia, where there was a reduction in the number of aircraft deployed. Australasia contributed an additional $42.8 million due primarily to the Woodside contract in Australia, as all aircraft were deployed under the contract that began in April 2010 combined with an increase in the Woodside flight hours in the third quarter. As the Woodside contract also earns revenues based on the number of hours flown, the increase in flying hours generates greater revenues in the current year period. The revenue increases were partially offset by a decrease in Southeast Asia from lost contracts and reduced flying hours. The Americas contributed an additional $41.6 million in revenues, due primarily to Petrobras in Brazil, as there were two new heavy helicopter contracts for five years, partially offset by the expiry of some short-term Petrobras contracts. In addition, there was a new short-term contract for two heavy helicopters in the Falkland Islands that began flying in July 2011. The Western North Sea contributed $44.5 million in additional revenues, due primarily to an increase in oil and gas activity in Scotland and the Netherlands that allowed aircraft from lost contracts to be redeployed to adhoc flying contracts resulting in a significant increase in flying hours in the current year. The Eastern North Sea contributed an additional $33.6 million, due primarily to an increase in oil and gas activity in Norway resulting in higher adhoc flying hours. The Africa-Euro Asia region’s revenue decreased by $5.2 million, due primarily to Nigeria, offset by increases in Kazakhstan, Mozambique and Tanzania as increased oil and gas activities in these areas generated new contracts with existing customers. Nigeria’s revenue decreased as the Company exited its relationship with its previous partners, resulting in a decrease to flying hours and the redeployment of aircraft to other regions. The Company is currently in discussions with a potential new partner in order to recommence its flying operations in Nigeria.

MRO revenue increased by $8.7 million, due primarily to an increase in non-PBH revenues, which included an increase in engine and component work, only partially offset by a decrease in airframes activity due to the timing of the work being performed. As the majority of the airframe maintenance work in the current year was received later in the year, work efforts have not been completed and related revenue has been deferred. The increase in engine and component work was primarily attributable to a newly reorganized sales team, which has focused its efforts in these areas.

Direct Costs

For the nine months ended January 31,
(in thousands of U.S. dollars)
	(unaudited) 2012	(unaudited) 2011	Favorable (Unfavorable)
			$ Change	% Change

Crew costs	$(299,793)	$(262,528)	$(37,265)	-14.2%
Base operations and other costs	(278,437)	(209,216)	(69,221)	-33.1%
Maintenance	(191,907)	(187,436)	(4,471)	-2.4%
Support costs	(114,251)	(109,525)	(4,726)	-4.3%

	$(884,388)	$(768,705)	$(115,683)	-15.0%

Direct costs increased by $115.7 million to $884.4 million compared to the prior year period. The increase in direct costs was due primarily to an increase in crew costs and base operations and other costs to support the growth in the flying operations and MRO.

Crew costs increased by $37.3 million to $299.8 million compared to the prior year period. The increase was due to $27.0 million for hiring additional crew for new and existing contracts in Australia, Brazil and the Falkland Islands along with associated training costs. In Brazil, there was an increase of $3.3 million in salary costs of existing employees from wage increases awarded as the result of tight labor markets. Additional increases are due to wage increases in other countries and numerous other smaller variances.

Base operations and other costs increased by $69.2 million to $278.4 million compared to the prior year period. Base operations and other costs also includes costs re-chargeable to our customers, insurance and travel. New contracts in Australia, Mozambique, and Tanzania resulted in a cost increase of $23.5 million due to the set up costs for new bases, increased fuel for the new aircraft, accommodation costs for the new base and crew employees and training for new base employees. Existing contracts resulted in increased base operations and other costs of $30.4 million due to an increase in fuel costs, landing costs and base costs as a result of additional flying hours. In the prior year period, the base operations and other costs included a $9.1 million write-off of bid costs previously capitalized and the legal and consulting fees incurred in connection with the planned procurement of the UK SARH contract.

Aircraft Lease and Associated Costs

Aircraft leasing costs included in the results of the Corporate and other segment increased by $4.2 million to $129.0 million, due primarily to new technology aircraft additions that have higher lease costs offset by a decrease in the number of operating leases as some leases have been converted to capital leases. The Company is continuing to acquire expensive new technology aircraft to meet its customer’s needs as they continue exploration and development into deeper waters. The Company anticipates it will continue to finance aircraft through operating leases and may make strategic decisions as required to purchase certain aircraft outright. The purchase of aircraft allows for greater jurisdictional flexibility as some lease agreements restrict the movement of aircraft to certain countries.

Earnings from Equity Accounted Investees

Earnings from equity accounted investees included in the Helicopter Services segment increased by $0.6 million to $1.6 million due primarily to an increase in earnings from Thai Aviation Services and Luchthaven Den Helder C.V.

General and Administration Costs

General and administration costs included in the results of the Corporate and other segment increased by $4.2 million to $47.5 million compared to the prior year period, due primarily to an increase in information technology costs and personnel support costs, partially offset by a decrease in consulting and legal costs. Information technology costs increased, due primarily to software related costs to support the operations and other costs to support the new global systems implemented in connection with the Company’s broad transformation initiatives. Personnel support costs are higher than the prior year period as vacant positions in the senior leadership team were filled and there was an increase in the short term incentive compensation due to improved performance during the year. This was partially offset by a decrease in consulting and legal fees, as the Company incurred costs in the prior year period for strategic projects and activities.

Amortization

Amortization expense increased by $7.8 million to $80.9 million compared to the prior year period, due primarily to an increase in rotables and capital lease asset amortization in the current year. Rotable amortization increased as the Company increased its purchase of rotables to service the new technology aircraft. Amortization of aircraft under capital lease increased the number of capital leases as part of lease covenant renegotiations. Of the current year amortization expense, $44.3 million related to MRO, $5.3 million related to Helicopter Services and the remainder related to the Corporate and other segment.

Restructuring Costs

Restructuring costs increased by $12.3 million to $15.6 million compared to the prior year period, due primarily to consulting costs and severance costs incurred as part of the transformation program to achieve long-term cost efficiencies through the implementation of new systems and processes allowing for global standardization. Of the current year period restructuring costs, $15.1 million related to the Corporate and other segment, $0.3 million related to the Helicopter Services segment, and $0.2 million related to the MRO segment.

Impairment of Assets Held For Sale

Impairment of assets held for sale increased by $7.4 million to $12.6 million compared to the prior year period. The increase in impairment was due primarily to older technology aircraft that are being sold to increase the mix of new aircraft technology and a building classified as held for sale. In the current year period, there were sixteen aircraft impaired and one building compared to eight impaired aircraft in the prior year period. Of the impairment of assets held for sale for the current year period, $11.6 million related to the Corporate and other segment and the remainder related to the Helicopter Services segment.

Financing Charges

Financing charges decreased by $11.7 million to $111.1 million compared to the prior year period. The decrease in the financing charges resulted from costs incurred in the prior year period related to the long-term debt refinancing totaling $62.4 million that did not reoccur in the current year, partially offset by increases in interest expense of $25.0 million, net loss on derivative financial instruments of $13.8 million, and foreign exchange loss of $13.2 million. As part of the refinancing of our long-term debt, the Company wrote-off the unamortized transaction costs related to the previous credit facility, settled the interest rate swap and incurred fees related to the short-term amendment of the previous credit facility. Interest expense increased as the interest rate on the senior secured notes is fixed at a higher interest rate than the previous senior credit facility. Net loss on derivative financial instruments increased due to the unfavorable movements in the foreign exchange rates as compared to the prior year period. The foreign exchange loss in the current year period resulted primarily from the revaluation of net liability positions denominated in U.S. dollars in entities with Norwegian Kroner and Euro functional currencies, as the U.S. dollar weakened against these currencies.

Income Tax Recovery (Expense)

Income tax recovery decreased by $5.8 million to $1.9 million compared to the prior year period. The effective tax rate for the current year period is 4.7% compared to 10.1% in the prior year period. The below table provides a breakdown of the items which caused the change in tax recovery between the current year period and the prior year period:

	Increase (decrease) in tax recovery	Effective tax rate
Income tax recovery at January 31, 2011	$7,706	10.1%

Change in tax recovery calculated at statutory rate	(10,741)
Rate differences in various jurisdictions	(29,902)
Non-deductible items	7,226
Functional currency adjustments	(13,429)
Valuation allowance	44,402
Other	(3,380)

Income tax recovery at January 31, 2012	$1,882	4.7%

The decrease in the income tax recovery as compared to the prior year period was due primarily to a decrease in rate differences in various jurisdictions and functional currency adjustments, offset by a decrease in the valuation allowance. Rate differences in various jurisdictions has decreased by $29.9 million as a lower proportion of the Company’s taxable profits were earned in low tax rate jurisdictions in the current year as compared to the prior year. Rate differences in various jurisdictions were impacted by an interest bearing inter-company loan that was capitalized towards the end of fiscal 2011, resulting in a reduction of interest expense in Luxembourg and interest income in Switzerland. As income in Switzerland is taxed at a comparatively low tax rate, this contributed to the decrease in rate differences in various jurisdictions. The reduction in interest expense in Luxembourg reduced the amount of non-deductible interest and the overall tax losses in this jurisdiction. As a valuation allowance was taken against deferred tax assets related to income tax losses in Luxembourg this transaction also contributed to the $44.4 million reduction in the valuation allowances that were taken when compared to the prior year. The capitalization of the inter-company loan also contributed to the $7.2 million decrease in non-deductible items. The valuation allowance recognized during fiscal 2012 has decreased compared to the prior year due to a reduction in losses in the current year and due to the reversal of certain valuation allowances in Brazil and Luxembourg. Brazil contributed to the decrease in the valuation allowance as a settlement was reached with the tax authorities that permitted interest and penalties related to certain non-income tax related liabilities to be settled using income tax losses of $20.0 million. A full valuation allowance was previously recognized against these income tax losses. In addition, the company was able to reverse valuation allowances of $2.6 million representing $8.8 million of tax loss carry forwards as a result of a tax planning initiative related to Luxembourg. The income tax recovery decreased by $13.4 million due to foreign currency losses related to tax balances denominated in Norwegian Kroner, Euro and Canadian dollars in entities with a U.S. dollar functional currency.

Non-Controlling Interest

Net earnings allocated to non-controlling interest increased by $5.3 million to $10.8 million, due primarily to an increase in net earnings in EEA Helicopters Operations B.V. (“EHOB”).

Segmented Results of Operations

Helicopter Services

For the nine months ended January 31, 2012
(In thousands of U.S. dollars)
	(unaudited)	(unaudited)	Favorable (unfavorable)
	2012	2011	$ Change	% Change

Third party revenue	$1,131,879	$964,061	$167,818	17.4%
Internal revenue	4,916	5,304	(388)	-7.3%

Total revenue	1,136,795	969,365	167,430	17.3%

Direct Costs	(819,604)	(681,100)	(138,504)	-20.3%
Earnings from equity accounted investees	1,642	1,093	549	50.2%

Segment EBITDAR	$318,833	$289,358	$29,475	10.2%

EBITDAR Margin	28.0%	29.9%	-1.9%	-6.4%
Flight Hours	131,245	123,939	7,306	5.9%
# of Aircraft	260	264	(4)	-1.5%

Helicopter Services segment EBITDAR has increased by $29.5 million to $318.8 million compared to the prior year. The increase in segment EBITDAR is due primarily to the Western and Eastern North Sea and Australasia partially offset by the Africa-Euro Asia region and the Americas. The North Sea contributed an additional $36.4 million due primarily to an increase in oil and gas activities in Scotland, England and Norway, where the availability of aircraft resulted in a significant increase in adhoc flying hours. Australasia’s increase in segment EBITDAR of $7.3 million is due primarily to the margins from the Woodside contract in Australia as all aircraft have been deployed in the current year combined with an increase in flying hours during the current year and other contract wins. In the prior year, Australia’s segment EBITDAR was lower as costs continued to be incurred on a lost Conoco Phillips drilling contract. The segment EBITDAR increase in Australia is offset by Southeast Asia, where costs continued to be incurred on existing contracts with a reduction in flying hours and lost contracts. The Africa-Euro Asia region had a net decrease in segment EBITDAR of $11.3 million, due primarily to Nigeria, offset by an increase in Mozambique. Segment EBITDAR has decreased in Nigeria as the Company exited its relationship with its previous partners thereby resulting in a decrease in flying hours and the redeployment of aircraft to other regions. The Company was engaged in discussions with a potential new partner in order to recommence its flying operations in Nigeria. Segment EBITDAR increased in Mozambique from the margins earned on the revenue increase. America’s segment EBITDAR decreased by $2.0 million due primarily to new contracts with Petrobras in Brazil offset by margins from a new short-term contract in the Falkland Islands. Brazil’s segment EBITDAR has decreased as the additional revenues from new Petrobras contracts were offset by higher crew, base and support staff costs from a tight labor market, and aircraft maintenance costs.

MRO

For the nine months ended January 31, 2012
(In thousands in U.S. Dollars)
	(unaudited)	(unaudited)	Favorable (unfavorable)
	2012	2011	$ Change	% Change

Third party revenue	$103,707	$94,972	$8,735	9.2%
Internal Revenue	196,557	166,469	30,088	18.1%

Total Revenue	300,264	261,441	38,823	14.8%

Direct Costs	(253,441)	(241,732)	(11,709)	4.8%

Segment EBITDAR	$46,823	$19,709	$27,114	137.6

EBITDAR Margin	15.6%	7.5%	8.1%	108.0%

MRO generates the majority of its revenue by supporting the internal flying operations and is continuing to expand its services to third parties, which represent 34.5% of the total revenues. Segment EBITDAR increased by $27.1 million to $46.8 million compared to the prior year. In the prior year, the decrease in internal revenues from lower flying hours combined with the increase in labor and materials to service the higher level of unscheduled maintenance events on the internal fleet resulted in a decrease to the segment EBITDAR, which did not reoccur in the current year. In the current year, there has been an increase in internal revenues to support the growth in Helicopter Services and a decrease in the level of unscheduled maintenance events on the internal fleet. The higher revenues and lower costs in the current year combined with the termination of a third party PBH contract in April 2011 that earned negative margins from a high level of unscheduled maintenance events have positively impacted the EBITDAR margin.

Year Ended April 30, 2011 Compared to Year Ended April 30, 2010

Consolidated Results of Operations

For the year ended April 30, (in thousands of U.S. dollars)
			Favorable (Unfavorable)
	2011	2010	$ Change	% Change
Helicopter services	$1,311,983	$1,186,898	$125,085	10.5%
MRO	129,222	112,470	16,752	14.9%
Corporate and other	4,255	14,198	(9,943)	-70.0%

Total revenue	1,445,460	1,313,566	131,894	10.0%

Direct costs	(1,046,852)	(884,810)	(162,042)	-18.3%
Aircraft lease and associated costs	(164,828)	(145,072)	(19,756)	-13.6%

Total direct costs	$(1,211,680)	$(1,029,882)	$(181,798)	-17.7%

Flying hours (unaudited)	163,884	174,909	(11,025)	-6.3%
# of aircraft (unaudited)	263	278	(15)	-5.4%

Revenue

Revenue increased by $131.9 million to $1,445.5 million compared to fiscal 2010 due primarily to an increase in Helicopter Services of $125.1 million and MRO of $16.8 million, offset by a $10.0 million decrease in third party leasing revenues within Corporate and other. Helicopter Services’ revenue increased due primarily to new flying contracts in the Americas, the Eastern North Sea, Africa-Euro Asia and Australasia, offset by a decrease in the Western North Sea. The America’s contributed additional revenues of $54.5 million from the full year impact of the Petrobras five year contract in Brazil for nine new technology heavy aircraft. The Eastern North Sea contributed additional revenues of $47.3 million due to the full year impact of the 2010 Statoil six year contract in Norway for twelve new technology heavy aircraft. Included in the Eastern North Sea revenues was the release of an off-market contract credit for $13.5 million which was realized in 2011 when the customer advised they would not be exercising a renewal option. The off-market credits were recognized on the date of acquisition and were originally valued under the assumption that the customer would exercise all optional contract renewals. Australasia’s revenues increased by $14.8 million due primarily to new oil and gas contracts with Total EP, McDermott, Conoco Phillips production and the start of the Woodside contract. The increased revenues from these contracts were offset by the loss of the Conoco Phillips drilling contract. Africa Euro-Asia’s revenues increased by $15.0 million due to increased oil and gas activity in Kazakhstan, Turkey and Tanzania that generated new contracts offset by a decrease in Nigeria. Nigeria’s revenue decreased by $17.0 million as the Company exited its relationship with its previous partners resulting in a decrease in flying hours and the redeployment of aircraft to other regions. Nigeria’s revenues also decreased as there was uncertainty in the collectability of the receivables that resulted in recognition of revenues on a cash basis beginning April 2010. The Western North Sea’s decrease in revenues of $6.6 million relates to lost contracts. MRO revenue has increased by $16.8 million due primarily to an increase in PBH contracts offset by a decrease in airframe revenues as there was less activity. Corporate and other, which earns incidental revenue leasing idle aircraft, has decreased due to the loss of a third party contract that has not been replaced. This resulted in the number of helicopters leased to third parties declining from twelve aircraft to six aircraft in 2011 and revenues declining accordingly.

Direct Costs

For the year ended April 30,
(in thousands of U.S. dollars)
	2011	2010	Favorable (Unfavorable)
			$ Change	% Change

Crew costs	$(358,184)	$(321,434)	$(36,750)	-11.4%
Base operations and other costs	(294,187)	(210,577)	(83,610)	-39.7%
Maintenance	(240,584)	(206,566)	(34,018)	-16.5%
Support costs	(153,897)	(146,233)	(7,664)	-45.2%

	$(1,046,852)	$(884,810)	$(162,042)	-18.3%

Direct costs increased by $162.0 million to $1,046.9 million compared to the prior year. The increase in direct costs is due primarily to an increase in crew costs, base operations and other costs and maintenance to support the growth in the flying operations and MRO.

Crew costs increased by $36.8 million to $358.2 million compared to fiscal 2010, due primarily to the hiring of additional crew for new and existing contracts in Brazil, Australia, Kazakhstan and Norway along with associated training costs of $21.5 million. Similarly, there were salary increases for existing crew. These increases in crew costs were partially offset by a restructuring of the UK operations, resulting in a decrease to crew costs of $7.6 million. Additional increases were due primarily to wage increases in other countries and numerous other smaller variances.

Base operations and other costs increased by $83.6 million to $294.2 million compared to fiscal 2010. Base operations and other costs also included costs re-chargeable to our customers, insurance and travel. New contracts in Brazil, Australia and Kazakhstan resulted in a cost increase of $13.2 million due to the set up costs for new bases, increased fuel for the new aircraft, accommodation costs for new base and crew employees and new base employees. Existing contracts increased $42.5 million due to an increase in fuel costs, landing costs and base costs as a result of additional flying hours and increases in the pricing of the service or commodity. In fiscal 2011, the base operations and other costs included a $10.2 million write-off of bid costs previously capitalized and the legal and consulting fees incurred in connection with the planned procurement of the UK SARH contract. Additional increases were due primarily to wage increases for base employees, fuel price increases and numerous other smaller variances.

Maintenance increased by $34.0 million to $240.6 million compared to fiscal 2010. MRO expenses increased due primarily to a higher level of scheduled maintenance events on the Company’s internal fleet during fiscal 2011 and combined with a higher level of unscheduled maintenance activity on third party PBH contracts.

Aircraft Lease and Associated Costs

Aircraft leasing costs included in the results of the Corporate and other segment increased by $19.8 million to $164.8 million due primarily to fleet additions, the majority of which were in new technology aircraft with higher lease costs.

Earnings from Equity Accounted Investees

Earnings from equity accounted investees included in the Helicopter Services segment increased by $0.7 million to $2.2 million due primarily to an increase in earnings from Thai Aviation Services and Luchthaven Den Helder C.V.

General and Administration Costs

General and administration costs included in the Corporate and other segment increased by $4.2 million to $65.4 million compared to fiscal 2010, due primarily to an increase in consulting and legal fees.

Amortization

Amortization expense increased by $21.9 million to $99.6 million compared to fiscal 2010, due primarily to an increase in property and equipment balances. Of the fiscal 2011 amortization expense, $5.4 million related to the Helicopter Services segment, $56.2 million related to the MRO segment and $38.0 million related to the Corporate and other segment.

Restructuring Expense

In fiscal 2010, severance and termination costs related to restructuring activities in Helicopter Services and MRO were incurred, whereas in fiscal 2011, the restructuring was due to the relocation of the Australian office from Adelaide to Perth. The majority of the restructuring costs incurred during fiscal 2011 were related to severance and termination costs. Of the fiscal 2011 restructuring expense, $3.2 million related to the Helicopter Services segment, $1.4 million related to the MRO segment and the remainder with the Corporate and other segment.

Impairment of Receivables and Funded Residual Value Guarantees

Impairment of receivables and funded residual value guarantees decreased by $11.3 million to $1.9 million, due primarily to a decrease in the impairment of receivables of $9.5 million related to ACN and Heli-Van, which was recognized in fiscal 2010. The impairment of the receivables and funded residual value guarantees in fiscal 2011 related to the Corporate and other segment.

Impairment of Intangible Assets

Impairment of embedded equity, an intangible asset included in the Corporate and other segment, decreased by $33.3 million to $20.6 million compared to fiscal 2010, as aircraft values on older technology aircraft declined at a lower rate in fiscal 2011.

Impairment of Assets Held For Sale

Impairment of assets held for sale decreased by $21.3 million to $5.2 million compared to fiscal 2010. Impairment of assets held for sale related to older technology aircraft that were being sold to increase the mix of new aircraft technology. The impairment decreased as there were nine aircraft impaired compared to 26 aircraft in fiscal 2010, and the carrying value of aircraft in fiscal 2011 was lower than fiscal 2010 as an impairment loss was recognized at the end of fiscal 2010 on old technology aircraft. Of the fiscal 2011 impairment of the assets held for sale, $0.5 million related to the MRO segment and the remainder related to the Corporate and other segment.

Financing Charges

Financing charges increased by $66.1 million to $140.6 million compared to fiscal 2010. The increase in financing charges was primarily related to the long-term debt refinancing which included a $55.8 million write-off of deferred financing fees on the senior credit facility and settlement of the interest rate swap, an increase in interest expense of $21.9 million due to a higher interest rate on the senior secured notes offset by an increase in mark to market gains on the fair value of derivative instruments of $18.5 million.

Income Tax Recovery (Expense)

Income tax recovery increased by $42.2 million to $32.9 million compared to fiscal 2010. The effective tax rate for fiscal 2011 is 34.7%, as compared to 14.1% for fiscal 2010.

	(Increase) decrease in tax expense	Effective tax rate
Income tax expense at April 30, 2010	$(9,297)	14.1%
Rate differences in various jurisdictions	(12,186)
Non-deductible items	30,125
Functional currency adjustments	45,631
Valuation allowance	(19,189)
Other	(2,168)

Income tax recovery at April 30, 2011	$32,916	34.7%

The decrease in the income tax expense as compared to the prior year is due primarily to a decrease in non-deductible items and functional currency adjustments, offset by an increase in rate differences in various jurisdictions and an increase in valuation allowances. The decrease in non-deductible items have reduced income tax expense by $30.1 million in fiscal 2011 compared to fiscal 2010 due primarily to an increase in the proportion of interest recorded in Norway that was considered non-deductible in fiscal 2011. The foreign currency adjustments have decreased income tax expense by $45.6 million in fiscal 2011 as compared to fiscal 2010 due to functional currency adjustments related to tax balances denominated in Euros, Canadian dollars and the Brazilian Real in entities with a U.S. dollar functional currency. These decreases to the income tax expense were offset by increases to income tax expense from rate differences in various jurisdictions and an increase in the valuation allowance. Rate differences in various jurisdictions increased income tax expense by $12.2 million as a lower proportion of the Company’s taxable profits were earned in jurisdictions that have low tax rates in fiscal 2011. The increase in the valuation allowance of $19.2 million in fiscal 2011 compared to fiscal 2010 results primarily from the higher level of losses made in fiscal 2010 and in particular further valuation allowances which were taken against losses in Luxembourg.

Non-Controlling Interest

Net earnings allocated to non-controlling interest increased by $11.0 million to $5.1 million due primarily to an increase in net earnings in EHOB.

Segmented Results of Operations

Helicopter Services

For the year ended April 30,
(in thousands of U.S. dollars)
			Favorable (Unfavorable)
	2011	2010	$ Change	% Change
Third party revenue	$1,311,983	$1,186,898	$125,085	10.5%
Internal revenue	7,508	8,462	(954)	-11.3%

Total revenue	1,319,491	1,195,360	124,131	10.4%
Direct Costs	(941,852)	(825,678)	(116,174)	-14.1%
Earnings from equity accounted investees	2,159	1,436	723	50.3%

Segment EBITDAR	$379,798	$371,118	$8,680	2.3%

Segment EBITDAR margin	28.8%	31.0%	-2.2%	-7.1%
Flying hours (unaudited)	163,884	174,909	(11,025)	-6.3%
# of aircraft (unaudited)	263	278	(15)	-5.4%

Helicopter Services segment EBITDAR increased by $8.7 million to $379.8 million compared to fiscal 2010. Segment EBITDAR for the Eastern North Sea increased by $22.0 million, due primarily to the margins from the Statoil contract in Norway for twelve heavy aircraft that were recognized for a full year in fiscal 2011 and a $13.5 million increase in revenues for the release of an off-market contract credit, which was realized in 2011 when the customer advised they would not be exercising a renewal option. The off-market credits were recognized on the date of acquisition and were originally valued under the assumption that the customer would exercise all optional contract renewals. The Western North Sea contributed $6.8 million to segment EBITDAR, due primarily to the amortization of the off-market contract credits recognized on the date of acquisition offset by costs that continued to be incurred on lost contracts. The America’s contributed an additional $1.7 million in segment EBITDAR due primarily to the margins from the Petrobras contract in Brazil for nine heavy aircraft for the full year as the aircraft deployment was staggered. These increases in segment EBITDAR were offset by decreases in segment EBITDAR from the Australasia region of $21.0 million as costs continued to be incurred in Australia following the lost Conoco Phillips drilling contract.

MRO

For the year ended April 30,
(in thousands of U.S. dollars)
			Favorable (Unfavorable)
	2011	2010	$ Change	% Change
Third party revenue	$129,222	$112,470	$16,752	14.9%
Internal revenue	229,635	254,412	(24,777)	-9.7%

Total revenue	358,857	366,882	(8,025)	-2.2%
Direct Costs	(324,711)	(312,431)	(12,280)	-3.9%

Segment EBITDAR	$34,146	$54,451	$(20,305)	-37.3%

Segment EBITDAR margin	9.5%	14.8%	-5.3%	-35.8%
Segment EBITDAR for MRO decreased by $20.3 million to $34.1 million compared to fiscal 2010, due primarily to an increase in labor and material costs to support a higher volume of unscheduled maintenance events and lower flying hours associated with the Company’s internal fleet. In addition, there was a decrease in internal airframe work and a third party PBH contract terminated in the fourth quarter of fiscal 2011 that earned negative margins. The segment EBITDAR margin was substantially lower in fiscal 2011, due primarily to the negative margins from the third party PBH contract, which did not exist in the prior year, combined with the increase in labor and material costs from unscheduled maintenance events on the Company’s internal fleet.

Year Ended April 30, 2010 (Successor) Compared to the Year ended April 30, 2009 (Successor) and May 1, 2008 to September 15, 2008 (Predecessor)

Consolidated Results of Operations

(in thousands of U.S. dollars)
	Successor		Predecessor
	For the year ended		For the period from May 1, 2008 to September 15, 2008
	April 30, 2010	April 30, 2009
Helicopter Services	$1,186,898	$687,280	$464,562
MRO	112,470	65,293	39,241
Corporate and other	14,198	9,322	6,287

Total revenue	1,313,566	761,895	510,090

Direct costs	(884,810)	(530,897)	(393,922)
Aircraft lease and associated costs	(145,072)	(81,531)	(52,901)

Total direct costs	$(1,029,882)	$(612,428)	$(446,823)

Flying hours (unaudited)	174,909	116,900	70,140
# of aircraft (unaudited)	278	265	267

There were significant differences in the basis of financial reporting between the Successor and Predecessor periods as a result of the acquisition on September 16, 2008 where purchase price accounting was applied to the assets and liabilities. See the “Basis of Presentation” for a further discussion contained elsewhere in this prospectus.

Revenue

Revenue was $1,313.6 million for fiscal 2010 as compared to $761.9 million for the year ended April 30, 2009 and $510.1 million for the period from May 1, 2008 to September 15, 2008. The increase in revenues for these periods was primarily due to Helicopter Services. Helicopter services’ revenues increased due primarily to the new flying contracts for multiple heavy aircraft in the Americas, Australasia and the Eastern North Sea, offset by the Africa-Euro Asia region, where there has been a reduction in the aircraft deployed. MRO revenues have increased due to third party PBH and increased engines and airframes activity.

Direct Costs

(in thousands of U.S. dollars)
	Successor		Predecessor
	For the year ended		For the period from May 1, 2008 to September 15, 2008
	April 30, 2010	April 30, 2009

Crew costs	$(321,434)	$(187,291)	$(135,955)
Base and other costs	(210,577)	(117,607)	(106,870)
Maintenance	(206,566)	(140,593)	(100,418)
Support costs	(146,233)	(85,406)	(50,679)

	$(884,810)	$(530,897)	$(393,922)

Direct costs for fiscal 2010 were $884.8 million as compared to $530.9 million for the year ended April 30, 2009 and $393.9 million for the period from May 1, 2008 to September 15, 2008. Direct costs is comprised of crew costs, base operations and other costs, maintenance and support costs. Crew costs includes salary and training costs. Base and other costs also includes costs re-chargeable to our customers, insurance and travel. Maintenance costs include the labor and materials related to the maintenance of the internal fleet and third party customers.

Aircraft Lease and Associated Costs

Aircraft lease costs included in the Corporate and other segment for fiscal 2010 were $145.1 million as compared to $81.5 million for the year ended April 30, 2009 and $52.9 million for the period from May 1, 2008 to September 15, 2008. The increase in aircraft lease costs in the Successor periods were due primarily to an increase in new fleet additions, the majority of which were in new technology aircraft, which have higher lease costs.

Earnings from Equity Accounted Investees

Earnings from equity accounted investees included in the results of the Helicopter Services segment were $1.4 million for fiscal 2010 as compared to $1.1 million for the year ended April 30, 2009 and $0.3 million for the period from May 1, 2008 to September 15, 2008.

General and Administration Expenses

General and administration expenses included in the Corporate and other segment for fiscal 2010 were $61.2 million as compared to $26.9 million for the year ended April 30, 2009 and $12.5 million for the period from May 1, 2008 to September 15, 2008. The increase in the Successor periods were due primarily to an increase in consulting and legal fees and merger and acquisition costs, which were incurred on strategic projects and activities designed to deliver long-term value, cost savings, and cash improvements for the Company.

Amortization

Amortization expense was $77.7 million for fiscal 2010 as compared to $52.0 million for the year ended April 30, 2009 and $46.8 million for the period from May 1, 2008 to September 15, 2008. Amortization expense decreased as the rotables were revalued to their fair value on the date of acquisition, which resulted in a lower carrying value and lower amortization. Of the fiscal 2010 amortization expense, $5.5 million was related to our Helicopter Services segment, $41.1 million was related to our MRO segment and $31.1 million was related to our Corporate and other segment.

Restructuring

Restructuring expense was $4.9 million for fiscal 2010 as compared to $5.6 million for the year ended April 30, 2009 and $15 thousand for the period from May 1, 2008 to September 15, 2008. Subsequent to the date of acquisition, the Company incurred severance and termination costs to restructure all segments. During fiscal 2010, the Company continued to restructure the operations in Europe and incurred additional severance and termination costs. Of the restructuring expense recognized in fiscal 2010, $0.4 million related to the Helicopter Services segment, $0.2 million related to the MRO segment and $4.3 million related to the Corporate and other segment.

Impairment losses

During fiscal 2010, the Company recognized impairment losses on its assets held for sale, property and equipment, intangible assets and funded residual value guarantees. Impairment on assets held for sale included aircraft and a building. Impairment on property and equipment was solely related to old technology aircraft, which experienced a decline in market values. Impairment of intangible assets related to the embedded equity on aircraft operating leases was recognized as an asset on the date of acquisition. Embedded equity represents the estimated market value of the aircraft over the aircraft option purchase price at the acquisition date. Funded residual value guarantees are amounts due from the lessors on the financing of the aircraft under operating leases and are collectible if the aircraft realizes a set value upon sale by the lessor at the end of the lease term.

The impairment of property and equipment related primarily to Eurocopter SuperPuma aircraft series, which is older technology aircraft that has less market demand from customers and the secondary sales market. The impairment of embedded equity was related to our older aircraft technology and resulted from softer market valuations in fiscal 2010 and the market penetration of new aircraft technology replacing older technology.

Of the impairment losses recognized in fiscal 2010, $3.4 million related to the Helicopter Services segment and $126.6 million related to the Corporate and other segment.

Loss on Disposal of Assets

During fiscal 2010, the Company disposed of property, plant and equipment and recognized a loss of $2.7 million, as compared to a gain of $1.3 million for the year ended April 30, 2009 and $0.5 million for the period from May 1, 2008 to September 15, 2008. Of the loss on disposal of assets for fiscal 2010, $11.9 million loss on disposal of assets was related to the MRO segment and $9.2 million gain on the disposal of assets was related to the Corporate and other segment.

Financing Charges

Financing charges for fiscal 2010 was $74.5 million, as compared to $91.8 million for the year ended April 30, 2009 and $14.0 million for the period from May 1, 2008 to September 15, 2008. The decrease in financing charges for the Successor periods is due primarily to a decrease in the loss on the interest rate swap offset by an increase in the loss on the mark to market of the derivative financial instruments and an increase in interest on debt obligations. The Company entered into interest rate swap agreements to fix its interest payments on variable rate long-term debt and recognized the mark-to-market changes in the fair value of the interest rate swaps in net earnings as hedge accounting treatment was not adopted. The increase in the loss of financial instruments was related to the foreign currency forward contracts used to manage payroll costs where the Company primarily buys Canadian dollars and sells U.S. dollars. During fiscal 2010, the Company discontinued hedge accounting for the foreign currency forward contracts and recognized the subsequent changes in fair value to net earnings (loss). Interest on debt obligations was related to the senior credit facility loans incurred in connection with the acquisition.

Income Tax Provision (Recovery)

The income tax expense was $9.3 million in fiscal 2010, as compared to an income tax recovery of $9.2 million for the year ended April 30, 2009 and $3.5 million for the period from May 1, 2008 to September 15, 2008. In fiscal 2010, we incurred income tax expense in spite of the net loss due primarily to the impact of foreign currency adjustments, certain non-deductible items and valuation allowances taken against the recognition of certain tax assets. The effective tax rate was 1.3% for the year ended April 30, 2009, which differed from the 29.0% statutory tax rate due to the impact of a non-deductible goodwill impairment. The effective tax rate was 5.8% for the Predecessor period from May 1, 2008 to September 15, 2008, which differed from the 31.0% statutory tax rate due to valuation allowances taken against the recognition of certain tax assets and certain filing adjustments. The effective tax rates for the Predecessor and Succesor periods are not comparable due to differences in the tax jurisdictions and legal entity structure.

Non-Controlling Interest

Net loss allocated to the non-controlling interest was $5.9 million for fiscal 2010, as compared to $13.3 million for the year ended April 30, 2009.

Segmented Results of Operation

Helicopter Services

(in thousands of U.S. dollars)
	Successor		Predecessor
	For the year ended		For the period from May 1, 2008 to September 15, 2008
	April 30, 2010	April 30, 2009
Third party revenue	$1,186,898	$687,280	$464,562
Internal revenue	8,462	(2,360)	9,414

Total revenue	1,195,360	684,920	473,976
Direct Costs	(825,678)	(489,113)	(372,915)
Earnings from equity accounted investees	1,436	1,118	311

Segment EBITDAR	$371,118	$196,925	$101,372

Segment EBITDAR margin	31.0%	28.8%	21.4%
Flying hours (unaudited)	174,909	116,900	70,140
# of aircraft (unaudited)	278	265	267

Helicopter Services segment EBITDAR was $371.1 million for fiscal 2010, as compared to $196.9 million for the year ended April 30, 2009 and $101.4 million for the period from May 1, 2008 to September 15, 2008. The increase in segment EBITDAR in the Successor periods were due primarily to the Americas, the Eastern North Sea, the Western North Sea and Australasia, offset by a decrease in the Africa-Euro Asia region. The Americas region contributed to the increase in segment EBITDAR, due primarily to new flying contracts in Brazil with Petrobras for nine heavy aircraft. The Eastern North Sea region contributed to the increase in segment EBITDAR, due primarily to new flying contracts in Norway with Statoil for twelve heavy aircraft and an increase in the recognition of the off-market contract credits that were recognized on the date of acquisition. Similarly, the Eastern and Western North Sea contributed to the increase in segment EBITDAR, as there was a decrease in direct costs from the restructuring of the operations in Europe. The Australasia region contributed to the increase in segment EBITDAR, due primarily to new flying contracts for two heavy aircraft with Conoco Phillips Drilling. These increases in segment EBITDAR were partially offset by a decrease in the contribution to segment EBITDAR by the Africa-Euro Asia region, as there was a reduction in the number of aircraft deployed in Nigeria.

MRO

(in thousands of U.S. dollars)
	Successor		Predecessor
	For the year ended		For the period from May 1, 2008 to September 15, 2008
	April 30, 2010	April 30, 2009
Third party revenue	$112,470	$65,293	$39,241
Internal revenue	254,412	119,147	104,092

Total revenue	366,882	184,440	143,333
Direct Costs	(312,431)	(150,514)	(130,973)

Segment EBITDAR	$54,451	$33,926	$12,360

Segment EBITDAR margin	14.8%	18.4%	8.6%

Heli-One’s segment EBITDAR for fiscal 2010 was $54.5 million, as compared to $33.9 million for the year ended April 30, 2009 and $12.4 million for the period from May 1, 2008 to September 15, 2008. The increase in segment EBITDAR was due to an increase in third party and internal revenues, as well as an overall decrease in direct costs from productivity initiatives that were undertaken in fiscal 2010. On November 3, 2009, the Company acquired Heli-Support LLC, an authorized Eurocopter and Turbomecca Helicopter Services Facility, for a purchase price of $13.3 million, which also contributed to the increase in segment EBITDAR.

FINANCIAL CONDITION AND SOURCES OF LIQUIDITY

Analysis of Historical Cash Flows

	Successor					Predecessor
	For the nine months ended					For the period from May 1, 2008 to September 15, 2008
	January 31, 2012	January 31, 2011	For the year ended
(in thousands of U.S. dollars)	(unaudited)	(unaudited)	April 30, 2011	April 30, 2010	April 30, 2009
Cash provided by (used in) operating activities	$(250)	$21,488	$42,290	$74,300	$161,477	$28,991
Cash provided by (used in) financing activities	156,914	(12,878)	(3,005)	22,736	2,497,822	40,988
Cash used in investing activities	(159,212)	(143,710)	(160,755)	(116,001)	(2,453,509)	(89,718)
Cash provided by discontinued operations	—	—	—	—	—	(680)
Effect of exchange rate changes on cash and cash equivalents	(19,699)	4,377	15,431	853	(6,523)	(5,449)

Change in cash and cash equivalents during the period	$(22,247)	$(130,723)	$(106,039)	$(18,112)	$199,267	$(25,868)

For the Nine Months Ended January 31, 2012 and January 31, 2011

Cash Flows Used In Operating Activities

Cash flows used in operating activities increased by $21.7 million to $0.3 million in the current year period, despite the improvements in the operational results of Helicopter Services and MRO, due primarily to an increase in cash interest of $23.3 million, an increase in the pension contributions of $16.5 million and unfavorable movements in working capital of $13.8 million. Cash interest increased due primarily to the higher interest rate on the senior secured notes as compared to the previous credit facilities. The increase in pension contributions was due primarily to the pension asset redemption of $7.5 million that occurred in the prior year and an increase in pension contributions. The Norwegian plan contributions increased by $7.0 million due to the timing of the funding and the UK plan funded an additional $2.0 million in contributions. The unfavorable working capital movements are due to an increase in receivables, which was partially offset by an increase in accounts payable due to the timing of supplier payments at quarter end. The increase in receivables was due primarily to the operational improvements in helicopter services where the increased oil and gas activities have increased receivable balances with existing and new customers in the current year. During the period, the Company was focused on reducing the cash used in operations through initiatives in the transformation program, including a reduction of overhead costs. These initiatives were designed to create greater profitability from operations, decrease the cash conversion cycle and reduce the overhead costs required to support current and future operations.

Cash Flows Provided By (Used In) Financing Activities

Cash flows provided by financing activities increased by $169.8 million to $156.9 million compared to the prior year, due, primarily to an increase in the proceeds from the issuance of share capital of $80.0 million and the securitization of accounts receivables of $48.6 million from the inclusion of two additional entities in the program and a $15.3 million increase in the revolving credit facility net of repayments of long-term debt and capital leases. In addition, cash flows provided by financing have increased as there were costs incurred in the prior year related to the refinancing of the senior credit facilities of $25.6 million that did not reoccur in the current year. The refinancing costs included the write-off of unamortized transaction costs of $41.7 and an increase in transaction fees for the senior secured notes of $45.7 million offset by the net proceeds from the long-term debt refinancing of $61.8 million.

Cash Flows Used In Investing Activities

Cash flows used in investing activities increased by $15.5 million to $159.2 million compared to the prior year, due primarily to an increase in property and equipment additions of $72.6 million and an increase in aircraft deposits net of lease inception refunds of $43.4 million, offset by an increase in the proceeds from the disposal of property and equipment of $104.9 million. Additions to property and equipment increased by $52.8 million, due primarily to an increase in the number of new technology aircraft and a $25.2 million increase rotables to support the new technology aircraft. These increases in property and equipment additions were offset by decreases in aircraft modifications and other property and equipment of $5.4 million. Aircraft deposits increased as the Company advanced deposits for the purchase of the new technology aircraft.

For the Years Ended April 30, 2011 and April 30, 2010

Cash Flows Provided By Operating Activities

Net cash provided by operating activities decreased by $32.0 million to $42.3 million, due primarily to an increase in cash interest paid of $23.3 million and unfavorable working capital movements of $12.7 million, offset by a decrease in pension contributions of $3.8 million. The increase in cash interest paid was due to the refinancing of the Company’s senior credit facilities in October 2010 at a higher interest rate. The unfavorable working capital movements were primarily the result of an increase in accounts receivable as the result of an increase in the receivables aged greater than 30 days, which was partially offset by an increase in accounts payable due to the timing of supplier payments around year end.

Cash Flows Used In Financing Activities

Cash flows used in financing activities increased $25.7 million to $3.0 million compared to the prior year due primarily to the decrease in cash flows from the securitization of accounts receivables, net of collections of $68.5 million, offset by a decrease in the redemption of ordinary shares of $20.0 million and an increase in the net proceeds from long-term debt. In October 2010, the Company refinanced its long-term debt by repaying the $1.02 billion senior credit facilities with the cash proceeds generated from the issuance of senior secured notes (“notes”) of $1.08 billion and entered into a new revolving credit facility agreement. As part of the long-term debt refinancing, the Company settled the interest rate swap related to the senior credit facilities for $45.7 million and paid $42.7 million in transaction costs to complete the issuance of the senior secured notes and the new revolving credit facility. The transaction costs are being amortized over the respective terms of the long-term debt obligations and resulted in a net cash outflow for financing activities in fiscal 2011.

Cash Flows Used In Investing Activities

Cash flows used in investing activities increased by $44.8 million to $160.8 million compared to the prior year due primarily to an increase in property and equipment additions of $66.1 million offset by a decrease in aircraft deposits net of lease inception refunds of $14.4 million and restricted cash of $8.6 million. Property and equipment additions increased as a greater number of higher cost new technology aircraft were purchased in the current year along with associated rotables to support the new technology aircraft. Aircraft deposits net of lease inceptions decreased as fewer deposits to purchase aircraft were made during the current year.

For the Year Ended April 30, 2010 (Successor) and the Year ended April 30, 2009 (Successor) and the Period from May 1, 2008 to September 15, 2008 (Predecessor)

Cash Flows Provided By Operating Activities

Cash flows provided by operating activities was $74.3 million in fiscal 2010 as compared to $161.5 million for the year ended April 30, 2009 and $29.0 million for May 1, 2008 to September 15, 2008. The decrease in net cash from operating activities results from a decrease in the cash from changes in the operating assets and liabilities.

Cash Flows Provided by Financing Activities

Cash flows provided by financing activities was $22.7 million in fiscal 2010 as compared to $2.5 billion for the year ended April 30, 2009 and $41.0 million for May 1, 2008 to September 15, 2008. During the period May 1 to September 15, 2008, the cash provided by financing cash flows was due primarily to draws on the debt offset by debt repayments and dividends paid to shareholders. Subsequent to the date of acquisition from September 16, 2008 to April 30, 2009, the Company issued convertible preferred equity certificates for $1.6 billion and entered into a new senior credit facility. During fiscal 2010, the Company began to securitize its accounts receivables and redeemed a portion of its ordinary shares.

Cash Flows Used In Investing Activities

Cash flows used in investing activities was $116.0 million in fiscal 2010 as compared to $2.5 billion for the year ended April 30, 2009 and $89.7 million for May 1, 2008 to September 15, 2008. In fiscal 2010, the Company incurred capital expenditures of $162.7 million to purchase aircraft and rotables and acquired Heli-Support LLC for $13.3 million. During the year ended April 30, 2009, the Company acquired CHC Helicopters for $2.3 billion and incurred capital expenditures of $135.6 million to purchase aircraft and rotables. During the period from May 1, 2008 to September 15, 2008, the Company incurred $86.8 million to purchase aircraft and rotables.

Liquidity and Sources of Liquidity

At January 31, 2012, the Company’s liquidity totaled $192.3 million, which was comprised of cash and cash equivalents of $46.7 million, unused capacity in the revolver of $116.6 million, net of letters of credit of $73.4 million and undrawn overdraft facilities of $29.0 million. Subsequent to January 31, 2012, the Company entered into agreements with two new lenders to increase commitments under the existing revolving credit facility by $45.0 million up to $375.0 million. The Company’s cash requirements include its normal operations as well as its debt and other contractual obligations as discussed under the caption “Future Cash Requirements” below. The senior secured notes have not materially increased overall indebtedness, but cash requirements have increased by approximately $40.0 million on an annual basis due to the higher interest payment obligations on the notes and the revolving credit facility. The ability to satisfy long-term debt obligations, including repayment of principal and interest will depend on future performance, which is subject to general economic conditions and other factors, some of which are beyond the Company’s control. The Company expects its earnings and cash flow to vary significantly from year to year due to the cyclical nature of the industry. As a result, the amount of debt that can be managed in some periods may not be appropriate in other periods. In addition, future cash flows may be insufficient to meet debt obligations and commitments, including the notes, and revolving credit facility. Any insufficiency could negatively impact the business. In addition, the indenture governing the notes allows the Company to incur additional indebtedness. The incurrence of additional indebtedness could negatively affect the repayment of principal and interest on the debt, including the notes. The Company may face delays in obtaining cash from its subsidiaries in certain jurisdictions to fund future cash requirements due to central banking legislation or other regulations in these jurisdictions. These restrictions have not and are not expected to have an impact on the Company’s ability to meet its obligations. The Company believes that its existing and future cash flows, as well as its ability to access financing through the revolving line of credit, other financing markets, new operating leases and proceeds from the sale of aircraft and other assets are sufficient to meet its on-going cash flow requirements. Similarly, the Company’s expects that its transformation program will generate new initiatives to create greater liquidity. However, the Company’s earnings have been insufficient to cover its fixed charges since 2008. If cash flow from operations is insufficient to satisfy the debt obligations, alternative financing plans may need to be undertaken, such as refinancing or restructuring the debt, selling assets, reducing or delaying capital investments or raising additional capital. Any alternative financing plans that may be undertaken by the Company, if necessary, may not be sufficient to meet its debt obligations. The Company’s inability to generate sufficient cash flow to satisfy its debt obligations, including obligations under the notes, or to obtain alternative financing, could materially and adversely affect the business, financial condition, results of operations and prospects.

Sources of Liquidity

During fiscal year 2011, the Company refinanced its capital structure to provide improved liquidity and operating flexibility through the issuance of $1.1 billion senior secured notes and a new $330.0 million revolving credit facility, which was increased to $375.0 million subsequent to January 31, 2012. At January 31, 2012, the availability on the revolving credit facility is $116.6, net of $73.4 million in outstanding letters of credit. The $1.1 billion aggregate principal amount of senior secured notes were issued at 98.399% of par value, bear interest at 9.25%, with semi-annual interest payments on April 15 and October 15, and mature on October 15, 2020. The net proceeds of $1.08 billion from the issuance of the senior secured notes due 2020 were used to repay the outstanding balance on the senior credit facilities of $1.02 billion and settle the related interest rate swap for $45.7 million. The new revolving credit facility is held with a syndicate of financial institutions for a term of five years and bears interest at the alternative bank rate, LIBOR, Canadian Prime Rate or EURIBOR, plus an applicable margin that ranges from 2.75% to 4.50%.

The revolving credit facility is secured on a super senior first priority basis and ranks equally with the note holders except for payments upon enforcement and insolvency, where the revolving credit facility will rank before the note holders. The notes and revolving credit facility are guaranteed on a first-priority lien basis by most of the Company’s subsidiaries through a general secured obligation. For information about the financial positions and results of operations of our non-guarantor subsidiaries, see Note 22 of our unaudited interim consolidated financial statements for the nine months ended January 31, 2012 and Note 29 of our audited annual consolidated financial statements for the year ended April 30, 2011.

During the nine months ended January 31, 2012, the Company also received a commitment from its ultimate parent for an additional equity injection of $100.0 million in share capital for growth. Of this amount, $80.0 million was received during the nine months ended January 31, 2012 and $20.0 million was received subsequent to January 31, 2012.

To assist with future growth opportunities, a key initiative of the transformation program is to create greater liquidity through the implementation of new cost control measures, the review of overall contract profitability and improved profit growth. During the nine months ended January 31, 2012, the Company also increased its liquidity by increasing the number of entities in the accounts receivable securitization program. Two new entities were added to the program, which in turn improved the cash advance rate thereby providing us with cash sooner to fund ongoing operations and growth. A more detailed review of other sources of liquidity is currently underway to optimize the procurement of capital expenditures and inventory.

Future Cash Requirements

Contractual Obligations and Off-Balance Sheet Arrangements

The following table summarizes the contractual obligations and other commercial commitments on an undiscounted basis as of April 30, 2011 and the period that the contractual obligation or commitment is expected to be settled in cash.

(in thousands of U.S. dollars)	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
Payables and accruals	$364,848	$364,848	$—	$—	$—
Current facility secured by accounts receivable	21,571	21,571
Long-term debt and capital lease obligations (i)	1,312,684	109,836	7,931	90,381	1,104,536
Operating leases	1,035,663	182,833	316,354	225,381	311,095
New aircraft commitments	313,749	265,234	48,515	—	—
Other derivative financial instruments	17,408	1,388	12,993	2,960	67

Total contractual obligations	$3,065,923	$945,710	$385,793	$318,722	$1,415,698

(i)	This excludes the unamortized discount on the senior secured notes of $17.1 million.

Operating Lease Commitments

The Company entered into aircraft operating leases with 19 lessors in respect of 166 aircraft included in the Company’s fleet at January 31, 2012. As at January 31, 2012, these leases had expiry dates ranging from fiscal 2012 to 2022. The Company has the option to purchase the majority of the aircraft for agreed amounts that do not constitute bargain purchase options, but has no commitment to do so. With respect to such leased aircraft, substantially all of the costs of major inspections of airframes and the costs to perform inspections, major repairs and overhauls of major components are at the Company’s expense. The Company either performs this work internally through its own repair and overhaul facilities or has the work performed by an external repair and overhaul service provider.

At January 31, 2012, the Company had commitments with respect to operating leases for aircraft, buildings, land and equipment. Within the next twelve months, the Company does not expect to buy out a material number of expiring leases, as there are nine aircraft leases expiring in the next twelve months totalling $63.5 million. The Company has the option to refinance aircraft leases, purchase the aircraft or return the aircraft under the agreement terms.

The terms of certain of the Company’s helicopter lease agreements impose operating and financial limitations on the Company. Such agreements limit the extent to which the Company may, among other things, incur indebtedness and fixed charges relative to its level of consolidated adjusted earnings before interest, taxes, depreciation and amortization.

Generally, in the event of a covenant breach, a lessor has the option to terminate the lease and require the return of the aircraft, with the repayment of any arrears of lease payments plus the present value of all future lease payments and certain other amounts, which could be material to the Company’s financial position. The aircraft would then be sold and the surplus, if any, returned to the Company. Alternatively, the Company could exercise its option to purchase the aircraft.

In 2010, the Company had forecasted a potential financial covenant breach on certain operating leases and was able to renegotiate its operating lease covenants for substantially all lessors for a minimum of four quarters beginning July 31, 2011, with the majority of the lessors agreeing to a full covenant reset for the remaining lease term. Some of the Company’s covenant amendments were considered to be a lease modification as they required the Company to either purchase or arrange replacement lease financing for aircraft, resulting in capital lease classification for these leases on the date of modification. The Company has made further commitments to reduce its total remaining operating lease portfolio by $55.1 million, net of agreed financings, as part of the covenant amendments. The Company has entered into discussions with a lessor, whose financial covenants had not been reset for the full term of the leases, for a long-term covenant reset and in the interim received an extension of the existing covenant agreement to October 31, 2012.

Capital Commitments

As at January 31, 2012, the Company has committed to purchase 26 new aircraft. The total required additional expenditures related to these purchase commitments was approximately $601.9 million. These aircraft are expected to be delivered in fiscal 2012 to 2017 and will be deployed in the Company’s Helicopter Services segment. For the new aircraft deliveries, the Company has committed financing in place for all deliveries up to July 31, 2012 and a combination of letters of intent and commitments to support all other deliveries up to July 13, 2013.

Variable Interest Entities

The Company has variable interest in entities that are not consolidated, as we are not the primary beneficiary, which provide operating lease financing to us and an entity that provides flying services to third party customers. At January 31, 2012, the Company had operating leases for 20 aircraft with variable interest entities that were not consolidated. See Note 2 of the unaudited interim consolidated financial statements as of January 31, 2012 and Note 4 of the audited annual consolidated financial statements as of April 30, 2011 included elsewhere in this prospectus.

Guarantees

The Company has provided limited guarantees to third parties under some of its operating leases relating to a portion of the residual aircraft values at the termination of the leases. The leases have terms expiring between fiscal 2012 and 2022. At January 31, 2012, the Company’s exposure under the asset value guarantees including guarantees in the form of funded residual value guarantees, rebateable advance rentals and deferred payments is approximately $219.0 million.

Contingencies

The Company has exposure for certain legal matters as disclosed in Note 18 to the unaudited interim consolidated financial statements for the nine months ended January 31, 2012 and Note 26 to the annual consolidated financial statements for the year ended April 30, 2011 included elsewhere in the prospectus. There have been no material changes in the exposures to contingencies.

Covenants and Adjusted EBITDA

The Company’s notes, revolving credit facility, other long-term debt obligations and certain helicopter lease agreements impose operating and financial limitations on the Company through covenants, which among other things, limit the ability to incur additional indebtedness, create liens, sell or sublease assets, engage in mergers or acquisitions and make dividend and other payments.

Adjusted EBITDA is calculated by adding to or subtracting from net earnings (loss) certain of the adjustment items permitted in calculating covenant compliance under the indenture governing the notes. We describe these adjustments to net earnings (loss) in the table below. Adjusted EBITDA is a supplemental measure of our ability to service indebtedness that is not required by, or presented in accordance with, U.S. GAAP. Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net earnings (loss) or other performance measures derived in accordance with U.S. GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. In addition, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies. Management believes that the presentation of Adjusted EBITDA included in this prospectus provides useful information to investors regarding our results of operations because it assists in analyzing and benchmarking the performance of our business. We will also use Adjusted EBITDA as a measure to calculate certain financial covenants related to our revolving credit facility and the notes indenture. Under the revolving credit facility agreement, the Company must maintain a minimum ratio of 2.5 to 1 of first priority net debt as defined in the revolving credit facility agreement to Adjusted EBITDA. If the financial covenant is not maintained, repayment of the revolving credit facility can be accelerated. Under the revolving credit facility agreement and notes indentures, the Company must meet certain Adjusted EBITDA ratios to incur additional indebtedness above the permitted indebtedness as defined in the revolving credit facility agreement and notes indenture. To incur additional indebtedness which is not otherwise permitted, the Company must have an Adjusted EBITDA to fixed charges ratio as defined in the revolving credit facility agreement and notes indenture that is equal to or greater than 2.0 to 1.0. However, if the indebtedness is secured by a lien then the Company must also have a total secured indebtedness, net of cash, to Adjusted EBITDA ratio as defined in the revolving credit facility agreement and notes indenture that is less than or equal to 5.0 to 1.0. See “Description of Other Indebtedness” and “Description of Notes” for additional information.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for net earnings (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the cash requirements necessary to service principal payments, on our indebtedness;

•	Adjusted EBITDA does not reflect the cash requirements to pay our taxes;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Adjusted EBITDA is not adjusted for all cash and non-cash income or expense items that are reflected in our statements of cash flow.

Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Set forth below is a reconciliation of net loss to Adjusted EBITDA derived from the fiscal years ended April 30, 2011 and 2010 and the last twelve months ended January 31, 2012. As at January 31, 2012, the Company was in compliance with all financial covenants contained in the agreements governing its outstanding indebtedness.

	For the year ended April 30, 2011 (unaudited)	For the year ended April 30, 2010 (unaudited)	For the twelve months ended January 31, 2012 (unaudited)
(in thousands of U.S. dollars)
Net loss	$(65,269)	$(76,502)	$(41,957)
Discontinued operations	3,202	1,436	10,330
Earnings from equity accounted investees, net of cash distributions received	(2,159)	(161)	(1,772)
Fixed charges (a)	105,174	63,600	112,360
Other financing charges	35,408	10,859	16,514
Income tax expense (recovery)	(32,916)	9,297	(27,092)
Amortization	99,625	77,738	107,468
Asset impairment charge (b)	27,766	123,494	38,436
Loss (gain) on disposal of assets	(7,193)	2,686	(7,858)
Restructuring costs	13,026	6,127	8,214
Business optimization costs	9,596	10,300	18,223
Stock-based compensation expense	1,655	4,017	650
Amortization of deferred charges (c)	2,301	1,309	2,938
Amortization of advanced aircraft rental payments	2,947	1,106	5,605
Unusual/non-recurring costs (d)	235	(4,500)	—
Investment/acquisition/permitted disposal (e)	20,914	1,349	8,202
Pension adjustment (f)	2,140	3,452	(206)
Pro-forma capital lease adjustment (g)	9,545	—	—

Adjusted EBITDA (h)	$225,997	$235,607	$250,055

(a)

Fixed charges include interest expense, the interest component of payments associated with capital lease obligations, net of interest income, and pro-forma adjustments as per the Senior Secured Notes Trust Indenture. The amortization of debt issuance costs and financing fees are excluded from fixed charges.

(b)	Asset impairment charge includes impairment (recovery) of funded residual value guarantees, impairment of assets held for sale, and impairment of intangible assets.
(c)	Amortization of initial costs on leased aircraft.
(d)	Unusual or non-recurring costs that include professional fees.
(e)	Costs incurred related to potential investment, acquisitions, and divestures.
(f)	This is an adjustment to arrive at the current service cost of the pension.
(g)	This is a pro-forma adjustment as per the indenture governing the notes resulting from the capitalization of certain operating leases.
(h)	Adjusted EBITDA for the periods presented does not include the pro forma effect of aircraft acquisitions or disposals. However, the new revolving credit facility and the indenture governing the notes offered herein permit us to calculate Adjusted EBITDA for purposes of the applicable covenants contained therein giving pro forma effect to aircraft acquisitions, net of disposals.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Areas where significant estimates and assumptions have been made include: classification of aircraft operating leases, consolidation of variable interest entities, property and equipment, goodwill, intangible and other long-lived asset impairment, pension benefits, contingent liabilities, income taxes and stock based compensation.

Classification of aircraft operating leases

In assessing the lease classification of an aircraft operating lease, management makes significant judgments and assumptions in determining the discount rate, fair value of the aircraft, estimated useful life and residual value. Changes in any of these assumptions at the lease inception or modification date could change the initial classification of the lease.

Consolidation of variable interest entities (“VIEs”)

The Company is required to consolidate a VIE if it is determined to be its primary beneficiary. Significant judgments are made in assessing whether the Company is the primary beneficiary, including determination of the activities that most significantly impact the VIE’s economic performance. This significant judgment is discussed further in Note 2 of the Company’s unaudited interim consolidated financial statements for the nine months ended January 31, 2012 and Note 4 to the Company’s audited annual consolidated financial statements for the year ended April 30, 2011 included elsewhere in this prospectus.

Property and equipment

Flying assets are amortized to their estimated residual value over their estimated service lives using the straight-line method. The estimated service lives and associated residual values are based on management estimates including an analysis of future values of the aircraft and Company experience.

In addition, we review the carrying amounts of the property and equipment either on an annual basis or earlier when the asset is classified as held for sale or when events or circumstances indicate that the carrying amount of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.

Long-lived assets that have been classified as held for sale are measured at the lower of their carrying amount or fair value less costs to sell and are not amortized once they are classified as held for sale. An impairment loss is recognized as the excess of the carrying amount over the fair value less costs to sell.

In the nine months ended January 31, 2012 and the years ended April 30, 2011, April 30, 2010 and April 30, 2009, we have recognized impairment of $12.6 million, $5.2 million, $26.6 million and $4.9 million, respectively on assets classified as held for sale.

Where events or circumstances indicate that the carrying amount of held for use assets may not be recoverable, the carrying value of the assets or asset groups is compared to the future projected undiscounted cash flows. We estimate the future projected undiscounted cash flows for aircraft at the aircraft type level as this is the lowest level which earns independent cash flows. The cash flows are based on management’s expectation of future revenues and expenses including costs to maintain the assets over their respective service lives. Revenues are derived from the contracts for each aircraft. Costs are based on the budgeted amounts for crew, aircraft lease costs, insurance, PBH, consignment inventory and any other cost directly related to the operation of the aircraft. An impairment loss is recognized as the excess of the carrying value over the fair value when an asset or asset group is not recoverable. Fair value is based on third party appraisals. Significant estimates and judgments are applied in determining these cash flows and fair values.

In the year ended April 30, 2010, we determined that the future projected undiscounted cash flows of several of our older technology aircraft did not support their carrying amounts due to reductions in their future projected undiscounted cash flows and market valuation and recognized impairment of $36.2 million. No impairment for long lived assets held for use was recognized in the year ended April 30, 2011 as the future projected undiscounted cash flows of our older technology aircraft exceeded their carrying amounts by $366.9 million.

Goodwill and intangible asset impairment

Embedded Equity

Embedded equity in aircraft lease contracts was recognized on the acquisition of the Predecessor and represents the excess of the market price of the aircraft on the date of acquisition over the fixed lease buyout prices contained in certain aircraft operating leases.

We review the carrying amounts of the embedded equity in aircraft leases (intangible asset) either on an annual basis or earlier when events or circumstances indicate that the carrying amount may not be recoverable.

In testing the recoverability of embedded equity, the costs to buyout the lease is compared to the fair value of the aircraft. An impairment loss is recognized as the excess of the costs to buyout the lease over the fair value and is applied first to the embedded equity and then to the funded residual value guarantee. Fair value is based on third party appraisals.

In the nine months ended January 31, 2012 and the years ended April 30, 2011 and April 30, 2010, we have recognized impairment of $2.7 million, $20.6 million and $53.9 million, respectively. The impairments are due to the fair value of the aircraft declining from when the embedded equity was first recognized at the time of the acquisition of the Predecessor.

Goodwill and Trade names and Trademarks

The recoverability of goodwill and indefinite life intangible assets is assessed on an annual basis or more frequently if events or circumstances indicate that the carrying value may not be recoverable. Goodwill is assessed for impairment at the reporting unit level by comparing the carrying value of the reporting units with their fair value.

The fair value of our reporting units is determined based on the present value of estimated future cash flows, discounted at a risk-adjusted rate. Management’s forecasts of future cash flows which incorporate anticipated future revenue growth and related expenses to support the growth and maintain its assets are used to calculate fair value. The discount rates used represent management’s estimate of the weighted average cost of capital for the reporting units considering the risks and uncertainty inherent in the cash flows of the reporting units and in our internally developed forecasts.

At April 30 2011, 2010 and 2009, we performed our annual impairment test of goodwill. All of the Company’s goodwill is contained in the Helicopter Services reporting unit. In the year ended April 30, 2009, impairment of goodwill of $639.2 million was recognized. No impairment has been recognized in the years ended April 30, 2011 and April 30, 2010 as the fair value of this reporting unit exceeded its carrying amount by $77.2 million and $177.9 million respectively. In the event that the carrying value exceeded the fair value, we would have performed the second step in the two step impairment test to determine the amount of the impairment loss.

The fair value of our reporting units is most significantly affected by the discount rate used, the expected future cash flows and the long-term growth rate. The Company operates in a competitive environment and derives a significant portion of revenue from the offshore oil and gas industry. The ability to win new contracts, retain existing customers as well as the continued demand for flying services in the oil and gas market will affect the Company’s future cash flows and future growth. Relatively minor changes in future cash flows, growth rates and discount rates could significantly affect the estimate of reporting unit fair value and the amount of impairment loss recognized, if any.

If the discount rates used in the Company’s goodwill impairment test were to increase by 0.5% the fair value of the goodwill would have exceeded the carrying value by $48.4 million and $73.7 million as of April 30, 2011 and April 30, 2010 respectively.

In the year ended April 30, 2009, impairment of $25 million for trade names and trademarks was recognized. No impairment has been recognized in the years ended April 30, 2011 and April 30, 2010 as the trademarks and trade names fair value exceeded the carrying value by $3.7 million and $52.3 million respectively.

Pension benefits

The Company maintains both funded and unfunded defined benefit employee pension plans. Approximately 40% of the Company’s active employees are covered by defined benefit pension plans. At April 30, 2011, the Company had an unfunded deficit of $88.6 million compared to $164.3 million at April 30, 2010, a decrease in the deficit of $75.7 million. The pension expense for fiscal 2011 was $22.0 million, compared to $22.5 million for fiscal 2010. The overall asset mix was 21% equities, 45% fixed income and 34% money market as at April 30, 2011. This asset mix varies by each plan.

Measuring the Company’s obligations under the plans and related periodic pension expense involves significant estimates. Our pension benefit costs are accrued based on our review of annual analyses performed by our actuaries. These factors include assumptions about the rate at which the pension obligation is discounted, the expected long-term rate of return on plan assets, the rate of future compensation increases and mortality rates. Both the discount rate and expected rate of return on plan assets require estimates and projections by management and can fluctuate from period to period. The Company has determined the discount rate using market based data in consultation with its actuaries. The overall expected long-term rates of return on plan assets have been determined in part by assessing current and expected asset allocations as well as historical and expected returns on various categories of the assets. Such expected rates of return ignore short-term fluctuations. We believe these assumptions are appropriate based upon the mix of the investments and the long-term nature of the plans’ investments.

The weighted average discount rate of the various pension plans used to determined the pension benefit obligation was 5.35% as of April 30, 2011 compared to 4.94% as of April 30, 2010. The weighted average discount rate used to determine the pension expense is 4.97% as of April 30, 2011 and April 30, 2010.

The calculation of the estimate of the expected long-term rate of return on assets and additional discussion regarding pension and other postretirement plans is described in Note 20—Employee pension plans to our audited consolidated financial statements included elsewhere in this prospectus. The weighted average expected long-term rate of return on assets associated with our pension benefits was 6.11% for 2011 and 5.93% for 2010. The expected return on assets is a long-term assumption whose accuracy can only be measured over a long period based on past experience.

The actuarial assumptions used to determine pension benefits may differ from actual results due to changing market and economic conditions, higher or lower withdrawal rates or longer or shorter life spans of participants. Differing estimates may have a material impact on the amount of pension expense recorded and on the carrying value of prepaid pension costs and accrued pension obligations.

Contingent liabilities

We are subject to a variety of claims, lawsuits and investigations in the ordinary course of business as discussed in Note 18 of the Company’s unaudited interim consolidated financial statements for the nine months ended January 31, 2012 and Note 26 to the Company’s audited annual consolidated financial statements for the year ended April 30, 2011 included elsewhere in this prospectus. We determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Estimating liabilities and costs associated with these matters requires judgement and assessment based upon professional knowledge, experience of management and our internal and external legal counsel.

Income taxes

The Company is subject to taxes in numerous foreign jurisdictions. Income and other tax risks recognized in the Consolidated Financial Statements reflect management’s best estimate of the outcome based on the facts known at the balance sheet date in each individual country. These facts may include, but are not limited to, change in tax laws and interpretation thereof in the various jurisdictions where the Company operates. They may have an impact on the income tax as well as the resulting assets and liabilities. Any differences between tax estimates and final tax assessments are charged to the statement of operations in the period in which they are incurred.

In addition, the Company’s business and operations are complex and include a number of significant financings, acquisitions and dispositions. The determination of earnings, payroll and other taxes involves many factors including the interpretation of tax legislation in multiple jurisdictions in which the Company is subject to ongoing tax assessments. When applicable, the Company adjusts the previously recorded income tax expense, direct costs, interest and the associated assets and liabilities to reflect its change in estimates or assessments. These adjustments could materially change the Company’s results of operations.

The Company has assessed the realization of the deferred income tax asset (net of allowance) related to income tax losses as more likely than not that the asset will be realized. Judgement is required in determining whether the deferred tax assets will be realized in full or in part. At April 30, 2011, the Company had a valuation allowance of $199.66 million. The realization of the deferred tax asset was based on assumptions regarding the reversal of existing future tax liabilities and future earnings levels in the subsidiaries with accumulated losses, and an ability to implement tax planning measures. If, in the future, it is determined that it is more likely than not that all or part of the future tax asset will not be realized, a charge will be made to earnings in the period when such determination is made.

Stock based compensation

On December 30, 2011, the Company’s parent adopted a new equity compensation plan which permits the grant of time and performance options, performance options and restricted share units to eligible employees, directors or consultants of the Parent and its affiliates. The terms of the options are described in Note 11 of the Company’s unaudited interim consolidated financial statements for the nine months ended January 31, 2012 included elsewhere in this prospectus.

We estimate the grant date fair value of stock options using a Monte-Carlo simulation model. The key factors that will create value in these awards include: (1) the year of an Exit Event (either an initial public offering or subsequent public offering of the equity of the Company or the merger, consolidation, sale of interests or sale of assets of the Company), (2) the probability that an Exit Event will occur in a particular year, which is based on management’s assessment of when this is likely to occur, (3) the risk free interest rate, which is based on the U.S. Treasury yield curve in effect at the time of grant with maturities equal to the grant’s expected life and (4) the ultimate exit value of the Company, which is estimated using historical volatility and implied volatility data of ten peer companies’ stock price.

The estimated and assumptions are described further in Note 11 of the Company’s unaudited interim consolidated financial statements for the nine months ended January 31, 2012 included elsewhere in this prospectus. If any of the assumptions used in the Monte Carlo simulation model changes significantly, stock-based compensation for future awards may differ materially compared with the awards granted previously.

We have determined that not being able to exercise the options until an Exit Event has occurred that results in the investors recovering their initial investment meets the definition of a performance condition. As of January 31, 2012, we have determined that it is not probable that the performance condition will occur and therefore, no stock compensation expense has been recognized to date.

Recent Accounting Pronouncements

See Note 1 in the unaudited interim consolidated financial statements for the nine months ended January 31, 2012 and Note 2 in the audited annual consolidated financial statements for the year ended April 30, 2011 contained elsewhere in this prospectus for a discussion of recent accounting pronouncements.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

As of April 30, 2011 we have $1,174.1 million of debt outstanding excluding capital leases, $87.6 million of which carries a variable rate of interest. The fair value of our fixed rate long-term debt fluctuates with changes in interest rates and has been estimated based on quoted market prices.

The following table provides information about our interest rate sensitive financial instruments by expected maturity date as of April 30, 2011.

(in thousands of U.S. dollars) (unaudited)	2012	2013	2014	2015	2016	thereafter	Fair value
Long-term debt

Fixed rate	$3,577	—	—	—	—	$1,100,000	$1,074,758
Average interest rate	3.9%	—	—	—	—	9.25%

Variable rate	2,955	2,955	2,955	2,385	71,814	4,538	87,602
Average interest rate	2.25%	2.86%	3.67%	4.13%	4.43%	4.96%

Foreign Currency Risk

The Company is exposed to foreign exchange risk primarily from its subsidiaries which incur revenue and operating expenses in currencies other than U.S. dollars with the most significant being Pound Sterling, Norwegian Kroner, Canadian dollars, Australian dollars and Euros. The Company monitors these exposures through its rigorous cash forecasting process and regularly enters into foreign exchange forward contracts to manage its exposure to fluctuations in expected future cash flows from foreign operations and anticipated transactions in currencies other than the functional currency. In particular, the Company has entered into forward foreign exchange contracts to manage its exposure to anticipated payroll transaction costs incurred in Canadian dollars and aircraft purchase commitments incurred in Euros. In addition, the Company manages its exposure to foreign operations by attempting to match the contract currency for its flying services contracts with currency of the underlying costs of providing the services whenever possible.

The following tables provide information about our foreign exchange sensitive financial instruments, all of which are recorded in entities with U.S. functional currency, by expected maturity as of April 30, 2011:

(in thousands of U.S. dollars) (unaudited)	2012	2013	2014	2015	2016	thereafter	Fair value
Long-term debt denominated in foreign currencies:

Variable rate (CAD)	$2,955	$2,955	$2,955	$2,385	$71,814	$4,538	$87,602

Average interest rate	2.25%	2.86%	3.67%	4.13%	4.43%	4.96%

Fixed rate (GBP)	1,618	—	—	—	—	—	1,618

Average interest rate	2.5%	—	—	—	—	—

Forward contracts to sell U.S. dollars and buy foreign currencies:

Notional amount	CAD 95,705	CAD 82,580	CAD 37,922	—	—	—	$17,682

Average contract rate	1.04	1.06	1.00	—	—	—

Notional amount	€78,362	—	—	—	—	—	826

Average contract rate	1.46	—	—	—	—	—

Firmly committed sales contracts, forecasted payroll transactions and aircraft purchase commitments denominated in foreign currencies are not included in the above table. Trade accounts payable and receivable have been excluded because their carrying amounts approximate fair value.

Credit Risk

The Company is exposed to credit risk on its financial investments due to counterparties’ ability to fulfill their obligations to the Company. The Company manages credit risk by entering into arrangements with established counterparties and through the establishment of credit policies and limits, which are applied in the selection of counterparties.

Credit risk on financial instruments arises from the potential for counterparties to default on their contractual obligations and is limited to those contracts where the Company would incur a loss in replacing the instrument. The Company limits its credit risk by dealing only with counterparties that possess investment grade credit ratings and monitors its concentration risk with counterparties on an ongoing basis. The carrying amount of financial assets represents the maximum credit exposure for financial assets.

Credit risk arises on the Company’s trade receivables from the unexpected loss in cash and earnings when a customer cannot meet its obligation to the Company or the value of security provided declines. To mitigate trade credit risk, the Company has developed credit policies which include the review, approval and monitoring of new customers, annual credit evaluations and credit limits.

BUSINESS

Our Company

We are a world-leading commercial operator of medium and heavy helicopters, providing mission-critical services to the offshore oil and gas industry, as well as SAR and EMS to government agencies and commercial operators through our Helicopter Services segment. We believe the helicopter services we provide to our oil and gas customers are critical for the continued production of hydrocarbons from existing offshore oil and gas platforms and the exploration and development of new oil fields, while our SAR and EMS services help save lives. In addition, our MRO segment, Heli-One is a world leading independent commercial provider of helicopter support services with offerings that include MRO services, integrated logistics support, helicopter parts sales and distribution, and complete outsourcing of maintenance for helicopter operators. Heli-One services our own flight operations and third-party customers around the world.

We have been providing helicopter services through our subsidiaries and predecessor companies, for more than 60 years and currently operate in 27 countries, covering every major offshore oil and gas producing region of the world except the Gulf of Mexico. Our major operations are in Norway, the United Kingdom, Ireland, the Netherlands, Australia, Brazil, Canada and Africa. As of January 31, 2012, we operated 260 aircraft, comprising 112 heavy helicopters, 145 medium helicopters, and six fixed-wing aircraft. For the nine months ended January 31, 2012 and the fiscal year ended April 30, 2011, helicopter transportation services for the oil and gas industry accounted for approximately 81% and 78% of our total revenue, respectively, SAR and EMS activities accounted for approximately 9% and 11% of our total revenue, respectively, while MRO and other helicopter support services represented approximately 10% and 11% of our total revenue, respectively. For the nine months ended January 31, 2012 and the fiscal years ended April 30, 2011, April 30, 2010 and April 30, 2009, the Company earned revenues of $1,239.6 million, $1,445.5 million, $1,313.6 million and $761.9 million and incurred net losses of $47.3 million, $65.3 million, $76.5 million and $704.5 million, respectively.

The following map shows our aircraft distribution as of January 31, 2012:

Note 1:	Aircraft in Europe and North America include aircraft in post-delivery modification, those used for base maintenance and aircraft held for sale.

Helicopter Services

Our Helicopter Services segment consists of flying operations in the Eastern North Sea, Western North Sea, the Americas, the Australasia region and the Africa-Euro Asia region serving customers primarily in the offshore oil and gas industry and SAR and EMS. The Eastern North Sea is comprised mainly of Norway while the Western North Sea includes the United Kingdom, Ireland, the Netherlands and Denmark. The Americas is comprised of Brazil and North and South American countries. The Australasia region includes Australia and Southeast Asian countries and the Africa-Euro Asia region includes Nigeria, Kazakhstan, Turkey, Mozambique, Tanzania and other African countries.

We are one of two global helicopter service providers to the offshore oil and gas industry. We provide transportation services to and from production platforms, drilling rigs and other offshore installations and facilities.

•	Our helicopter services business in the oil and gas industry are largely characterized by medium to long-term contracts (i.e., two to eight years in duration, with an average of four years).

•	The majority of our customers are large national and multinational companies.

•

Our services are critical to customers as helicopter transportation is a cost-effective, viable means to transport crews from land to offshore oil and gas platforms. Our fuel costs are passed through to our customers.

•

Maintaining a strong safety record is a primary concern for our customers, and as of January 31, 2012, our five year rolling average was 0.23 accidents per 100,000 flight hours. The accident rate is calculated using the number of accidents, as defined by the International Civil Aviation Organization, divided by the number of hours flown in the same period and then multiplied by 100,000.

We particularly target opportunities for long-term contracts that require sophisticated, medium and heavy helicopters, operated by highly trained personnel with state-of-the-art safety management systems and a world-class operating track record. We are a market leader in most of the regions we serve, with a well-established reputation for safety, customer service and aircraft reliability. We are a major operator in the North Sea, one of the world’s largest oil producing regions. We operate the largest fleet of heavy helicopters in Brazil to service our customers in the oil and gas sector, a market that is shifting to heavy helicopter technology as pre-salt fields in ultra deepwater environments have been further developed, and we service the industry in Africa, Australia and Southeast Asia. For the nine months ended January 31, 2012 and the fiscal year ended April 30, 2011, revenues generated by helicopter transportation services for the oil and gas industry accounted for approximately 81% and 78% of our total revenues, respectively.

Our oil and gas production customers generally provide our helicopter services business with a less cyclical revenue stream, while oil and gas exploration and development activities are more cyclical in nature. Offshore production platforms generally run at full capacity, irrespective of commodity prices, until the economic end-life of the respective field. These production platforms generally have expected lives of twenty years or more depending on the size and characteristics of the field.

We are one of the world’s leading commercial providers of SAR and EMS services through our Helicopter Services segment. We have long-term contracts with government agencies and commercial operators in the United Kingdom, Ireland, Norway and Australia. Our SAR and EMS contracts average eight years in duration. Contracts are generally entered into directly with state and federal governments.

•

Our SAR business utilizes state-of-the-art aircraft specifically configured and equipped with emergency medical and rescue equipment. Our crews are multi-disciplined professionals with extensive training for the high level of expertise required for maritime search and rescue, thus ensuring maximum safety during the operations conducted.

•	Our EMS business provides for the transport of medical personnel and equipment direct to the scene of an accident, and the rapid transport of victims to and between hospitals.

•	We expect further increased demand for SAR and EMS helicopter services as governments increasingly outsource these services.

•

Revenue streams from SAR and EMS services are not driven by general economic conditions or short-term hydrocarbon prices. For both the nine months ended January 31, 2012 and the fiscal year ended April 30, 2011, revenues generated by SAR and EMS services accounted for approximately 9% and 11% of our total revenues, respectively.

Maintenance, Repair and Overhaul

Our MRO segment, Heli-One is a world-leading independent commercial provider of helicopter support and MRO services. Our comprehensive range of capabilities and broad geographic footprint allow us to offer a full suite of aftermarket services including engine, airframe and component MRO, logistics support, parts sales and distribution, and high-value engineering and design. We provide these services individually or as part of multi-year complete maintenance outsourcing. We operate independent licensed commercial engine and major component MRO facilities for the Eurocopter SuperPuma and Eurocopter EC225 helicopters. Additionally, we service a wide variety of other helicopter types, including the Eurocopter Dauphin, Sikorsky S61N, Sikorsky S76 series, Sikorsky S92A, Agusta AW139, Bell 212 and Bell 412. We provide sophisticated avionics integration services to the armed forces of European nations, and we partner with helicopter manufacturers around the world to provide MRO services to their direct customers.

We believe that Heli-One enhances our business model in several respects:

•	Third party demand for MRO services by governments, militaries and the civil sector provides a diverse stream of revenue to CHC’s business.

•

Air worthiness regulations, which are established by civil aviation authorities and manfacturers, require that every dynamic component of a helicopter be replaced or overhauled on a regularly scheduled basis, resulting in steady demand for our MRO services.

•	Our in-house repair and overhaul capabilities provide operational control and flexibility over the maintenance of our fleet, lowering operating cost and providing a competitive advantage.

Our Customers

Our customer base includes a broad range of blue-chip oil and gas companies, government agencies and commercial operators. Key customers include Statoil (year ended April 30, 2011 - 17% of revenues) and Petrobras (year ended April 30, 2011 - 9% of revenues).

The following charts present our revenue for the fiscal year ended April 30, 2011 by geography and end market.

Our Industry

Regulated Industry With a Focus on Safety. We operate within extensive, complex regulatory requirements. A strong record for safety, respected brand name and ongoing investment are instrumental in attracting pilots, maintenance engineers and personnel with the requisite levels of training, technical qualifications, and certifications. Helicopter operators are required to undergo licensing processes in every country in which they do business; in many countries, operators also need local partners or representatives to meet national aviation requirements.

Limited Aircraft Supply. Helicopters are generally classified as light (four to eight passengers), medium (nine to 15 passengers) and heavy (19 to 26 passengers). Medium and heavy helicopters are primarily used for crew change transportation services on oil and gas production and exploration rigs in the regions of the world where we operate because they can fly in a wide variety of operating conditions, over longer distances at faster speeds, and with larger payloads than light helicopters. Lead times for delivery of new heavy helicopters are long, currently about one year and have historically been as long as two years. We believe long lead times for heavy helicopter delivery and trends toward increasing deepwater oil and gas activity should create attractive market conditions for us since we operate the largest fleet of heavy helicopters in the world. These circumstances were enhanced by our September 2011 announcement of an agreement to purchase and incorporate an additional 20 Eurocopter EC225 heavy helicopters into our operations over the next several years, with an option for up to four additional of the aircraft.

Helicopter Values and Resale Market. The secondary market for helicopters has historically been larger than the annual new production market. Secondary market values are widely published with several independent firms providing valuations and performing annual appraisals. Unlike fixed wing aircraft, heavy and medium helicopters typically maintain their value, or depreciate modestly over the long-term. This is because the regulatory requirements to periodically replace, overhaul and upgrade major components, such as engines, gear boxes, transmissions and other rotable parts, preserve the aircraft in near-new condition throughout the repair and overhaul cycle. Resale values for certain types of aircraft with older technology have declined recently as a result of general economic conditions; however, we expect valuations to improve once the economy stabilizes. The resale market includes customers in many non-hydrocarbon industries, including SAR, EMS, construction, forestry, mining, police, military and recreation.

Technological Advancements. Technology improvements have allowed oil and gas companies to expand exploration and production into deeper waters. This translates into longer trips, more flying hours and the need for larger helicopters with the newest technology for improved range and passenger capacity. A large number of these deepwater installations are planned over the next five years and we expect the demand for new offshore helicopters to increase.

Competitive Strengths

•

Global Footprint. We currently operate helicopter transportation services in 27 countries. In addition, we have our own internal MRO operations, Heli-One, which services aircraft in most of the countries in which we maintain flying operations. Our broad geographic coverage enables us to respond quickly to customer needs and new business opportunities, while adhering to international safety standards, local market regulations and customs. Additionally, as multinational oil and gas companies seek helicopter operators that can provide one standard of service in many locations around the world, our geographic coverage allows us to effectively compete for many of these contracts. We have a record of obtaining the required licenses and permits to operate in new jurisdictions, including, where necessary, through local alliances.

•

Safety Record. In more than 60 years of operation, we believe we have developed sophisticated safety and training programs and practices and are proud of our safety record. We have implemented a single safety management system worldwide and continue to meet or exceed the stringent safety and performance audits conducted by our customers. We also host a highly regarded annual international safety summit, which is a manifestation of our single-minded commitment to safe operations. The summit is attended by our customers, manufacturers, competitors and regulators.

•

Strong Long-Term Relationships with Leading Companies and Organizations. We have multi-year relationships with major oil and gas companies and with SAR and EMS customers around the world, especially in Norway, Ireland, the United Kingdom and Australia, where many have been our customers continuously for more than two decades. We believe these long-term customer relationships are enabled, in large part, because of our focus on and accomplishments in safety and flight training, our crews’ experience, and service quality that consistently meets or exceeds customer standards. In addition to helicopter transportation, certain customers rely on us for ancillary services, including our computerized logistics systems that enhance crew scheduling and passenger handling services, which further strengthen relationships and often generate additional revenue.

•

Large, Modern and Diversified Fleet of Helicopters. We are a world-leading commercial operator of medium and heavy helicopters. Our large fleet allows us to meet the diverse operational requirements of our customers and minimize disruptions in service. To meet customer-specific requirements and ensure that we and our customers are not overly reliant on any one aircraft type or manufacturer, we most commonly operate Sikorsky S92A and Eurocopter EC225 heavy aircraft and Sikorsky S76 series and Agusta AW139 medium aircraft. Our fleet includes some of the most advanced civilian aircraft in the world. We have modernized our fleet significantly over the last five years, investing approximately $1.7 billion in new aircraft, bringing the average age of our fleet from approximately 19 years to approximately 12 years. The total committed capital requirements as of January 31, 2012 is approximately $601.9 million for aircraft with delivery dates between fiscal 2012 and 2017.

•

Retention of Asset Value in Our Owned Fleet. Based on independent appraisals as of April 30, 2011, the estimated fair market value of our owned aircraft fleet was $367.5 million, which approximates net book value. A significant portion of a helicopter’s value resides in its major components, including engines, gearboxes, transmissions and rotable parts. Because these components are replaced or upgraded on a regular basis, older models of helicopters remain capable of meeting many of the same performance standards as newer aircraft.

•

In-House Repair and Overhaul Business. Our MRO segment, Heli-One diversifies our revenue streams, reduces our costs and positions us as a full-service, high-quality helicopter operator. We are a market leader in MRO and operate independent licensed commercial-engine and major-component MRO facilities for the Eurocopter Super Puma and Eurocopter EC225 helicopters. We also have the capability to support several other helicopter types including the Eurocopter Dauphin, Sikorsky S61N, Sikorsky S76 series, Sikorsky S92A, Agusta AW139, Bell 212 and Bell 412. This allows us to control the quality and cost of our helicopter maintenance, repair and refurbishment.

Our Business Strategy

Our goal is to enhance our leadership position in and create superior value by consistently and efficiently providing safe, reliable value-added services to our customers while maximizing return on assets, earnings and cash flow. In our pursuit of this goal, we intend to focus on the following key initiatives:

•

Strengthening Our Competitive Position in Existing Markets. We intend to improve our ability to win new contracts, renew existing contracts, strengthen our existing customer relationships and enhance our competitive position by increasing our focus on customer needs and reducing costs, while maintaining high standards for safety and reliability. We believe our global footprint, safety record and diversified fleet of large and medium helicopters ideally position us to serve increased demand from existing customers and new customers.

•

Expanding Our Helicopter Transportation Operations. We intend to capitalize on our broad geographic coverage, long-term customer relationships and our fleet capabilities to fulfill new opportunities in developing oil and gas regions. Some of these geographic regions, including Brazil,

Australia and Southeast Asia, where we currently have infrastructure and operations, are expected to be the fastest growing markets for offshore helicopter transportation services. We are exploring expansion into military transportation services.

•

Growing the MRO Business. We plan to expand our Heli-One revenue by further penetrating markets for overhaul of major components and engines and by pursuing new opportunities in heavy- and medium-aircraft maintenance, as well as military helicopter support.

•	Growth Through Acquisition. We may evaluate acquisition opportunities for both our flying and MRO businesses to further strengthen our position in existing markets and establish ourselves in new ones.

•	Focusing on Long-Term Contracts. We are prioritizing long-term contracts with our major customers to maximize the stability of our revenue.

THE BUSINESS

Helicopter Flying Operations

Medium and heavy helicopters are generally used to support the oil and gas sector, as well as SAR and EMS. Where appropriate, specialized equipment is installed to support SAR and EMS services.

Contracts with oil and gas customers are typically two to eight years in duration, with an average of four years. Such contracts are ordinarily awarded following competitive bidding processes among pre-qualified operators.

A substantial number of our long-term contracts, defined as three years or longer, contain provisions permitting early termination by the customer without penalty. At the expiration of a contract, customers typically solicit new bids for the next contract period. Contracts are usually awarded based on a number of factors, including price, long-term relationships, safety record of the helicopter service provider and quality of customer service. An incumbent operator commonly has a competitive advantage because of its relationship with the customer, knowledge of site characteristics, investment in infrastructure and demonstrated ability to meet service-level requirements and provide the necessary aircraft and services. Also, customers often want to avoid start-up costs associated with switching to another operator.

Our contracts generally require that fuel be provided by the customer or be charged directly to the customer based on actual fuel costs. As a result, we have no significant exposure to changes in fuel prices. For the year ended April 30, 2011, substantially all of our fuel costs were passed through to our clients.

	Successor										Predecessor
	For the nine months ended January 31,				For the year ended April 30,						For the period from May 1, 2008 to September 15, 2008 (unaudited)
Revenue by End Market (in thousands of U.S. dollars)	(unaudited) 2012		(unaudited) 2011		(unaudited) 2011		(unaudited) 2010		(unaudited) 2009
Industry Sector
Oil and Gas	$999,036	80.6%	$834,922	78.7%	$1,129,749	78.2%	$1,042,980	79.4%	$570,797	74.9%	$402,401	78.9%
Repair and Overhaul	103,707	8.4	94,972	8.9	129,222	8.9	112,470	8.6	59,699	7.8	49,407	9.7
EMS/ SAR	115,849	9.3	708,746	10.2	151,101	10.5	138,012	10.5	80,683	10.6	33,464	6.6
Other	20,990	1.7	22,696	2.2	35,388	2.4	20,104	1.5	50,716	6.7	24,818	4.8

Total	$1,239,582	100.0%	$1,061,336	100.0%	$1,445,460	100.0%	$1,313,566	100.0%	$761,895	100.0%	$510,090	100.0%

	Successor										Predecessor
	For the nine months ended January 31,				For the year ended April 30,						For the period from May 1, 2008 to September 15, 2008
Revenue by Geography (in thousands of U.S. dollars)	(unaudited) 2012		(unaudited) 2011		2011		2010		2009
Canada	$4,958	0.4%	$9,687	0.9%	$12,671	0.9%	$16,386	1.2%	$12,557	1.6%	$2,187	0.4%
United Kingdom	195,233	15.7	178,658	16.8	243,921	16.9	251,627	19.1	139,467	18.3	116,789	22.9
Norway	390,931	31.5	333,142	31.4	452,578	31.3	405,258	30.9	128,882	16.9	102,568	20.1
Africa	44,276	3.6	44,519	4.2	56,361	3.9	54,776	4.2	100,488	13.2	73,596	14.4
Australia	153,990	12.4	94,730	8.9	137,639	9.5	126,992	9.7	50,911	6.7	38,042	7.5
Denmark	22,600	1.8	21,731	2.0	29,108	2.0	29,535	2.2	22,546	3.0	13,048	2.6
The Netherlands	74,747	6.0	72,554	6.8	95,835	6.6	119,234	9.1	43,005	5.6	28,296	5.5
Brazil	152,091	12.3	118,260	11.1	163,928	11.3	105,856	8.1	—	—	—	—
Asia	71,761	5.8	83,552	7.9	107,305	7.4	93,671	7.1	66,943	8.8	28,773	5.6
Other European countries	99,850	8.1	80,071	7.7	112,188	7.8	49,539	3.8	82,496	10.8	49,888	9.8
Other countries	30,045	2.4	24,432	2.3	33,926	2.4	60,692	4.6	114,600	15.1	56,903	11.2

Consolidated total	$1,239,582	100.0%	$1,061,336	100.0%	$1,445,460	100.0%	$1,313,566	100.0%	$761,895	100.0%	$510,090	100.0%

Flying Operations Competition

CHC and Bristow are the only two global helicopter service providers to the offshore oil and gas industry; other competitors are smaller, regional operators. The Company has a significant market position in all global offshore oil and gas markets, with the exception of the Gulf of Mexico. Oil and gas companies operating in the Gulf of Mexico utilize primarily light and medium helicopters under short term contracts and, as a result, the economics of providing services in the Gulf of Mexico are less profitable for CHC than those in other regions of the world.

The Company is well positioned to capitalize on future growth opportunities. As oil and gas wells are depleted, oil companies are developing deep water reserves further offshore. The Company’s global presence, long-term customer relationships and modern fleet of aircraft position it to participate in new oil and gas developments in most offshore oil and gas regions.

Repair and Overhaul

All aircraft airframes, engines and components are required by manufacturer and government regulations to be serviced and overhauled based on flight hours, cycles or the actual condition of parts. The repair and overhaul process includes disassembling, cleaning, inspecting, repairing and reassembling engines, components and accessories, and testing complete engines and components. Operators typically consider the complexity and cost of tasks when choosing whether to perform them in-house or outsource the work to a third-party. MRO companies such as Heli-One are required to obtain licenses from government regulatory bodies and, in many cases, from aircraft manufacturers. Companies active in this industry include manufacturers of helicopters, components and accessories; manufacturer-authorized repair and overhaul operators; and small workshops typically not authorized by the manufacturers. The low cost of transporting components relative to the total cost of repair and overhaul services has resulted in development of a worldwide MRO market.

Our MRO segment, Heli-One specializes in heavy structural repair, maintenance, overhaul and testing of helicopters and helicopter components in North America and Norway. Our comprehensive capabilities span aircraft including Sikorsky S61N, S76 series and S92A; Bell 212 and 412; Agusta AW139, 119 and 109; Eurocopter Super Puma, AS332, EC225, AS350, AS355, AS365 and BK117. Our engine expertise spans models including Pratt & Whitney PT6; Turbomeca Arriel 1 and 2; Makila; Artouste; Turmo; and GE CT58 and T58.

Heli-One’s main MRO competitors are helicopter manufacturers, which are also our main parts suppliers. Factors that affect competition within the repair and overhaul market include price, quality, safety record and customer service. To minimize issues related to availability and pricing of the parts we need to perform MRO work, Heli-One generally has long-term supply arrangements with the helicopter manufactures and works closely with them on items such as modifications and approvals of parts and components. In addition, we have certain negotiation leverage with the manufacturers on parts, since we are one of the major customers of these manufacturers for new aircraft.

We also provide customers with integrated logistics support, including 24-hour service for all scheduled and unscheduled MRO for engines, dynamic components, repairable components and consumable parts. We also support special mission equipment. Heli-One offers next-day delivery in most locations on a wide range of helicopter parts from all major manufacturers through a global distribution network that includes a global warehouse in the Netherlands. We believe our global buying power gives us competitive pricing on all major components. We believe we provide quality, competitively priced support services to civilian and military helicopter operators worldwide. In addition, we have extensive expertise in all areas of engineering and design for conversion upgrades and refurbishments, including avionics.

Seasonality

Our operations are not subject to seasonality.

PROPERTY AND EQUIPMENT

As of January 31, 2012, the Company’s fleet was comprised of the following aircraft:

Aircraft Type	Total	Owned	Leased
Medium
Sikorsky S76C+	22	8	14
Sikorsky S76C++	23	3	20
Sikorsky S76A/B/C	33	30	3
Eurocopter EC135/145/155	6	1	5
Eurocopter AS365 Series	16	7	9
Bell 412	13	7	6
Bell 212/214	2	2	—
Agusta AW139	27	2	25

	142	60	82
Heavy
Eurocopter Super Puma series (i)	45	18	27
Eurocopter EC225	28	2	26
Sikorsky S92A (i)	33	2	31
Sikorsky S61N	6	6	—

	112	28	84
Total Helicopters	254	88	166
Fixed Wing	6	6	—

Total Aircraft	260	94	166

(i)	Below is a summary of aircraft under capital lease, which are classified above as owned aircraft:

Eurocopter Super Puma Series	2
Sikorsky S92A	1

Lease Obligations

We had entered into aircraft operating leases for 166 aircraft included in our fleet as of January 31, 2012. At January 31, 2012, the total minimum lease payments under aircraft operating leases with expiry dates ranging from fiscal 2012 to fiscal 2022 totaled $1,159.9 million. At our option, we have the right to purchase the majority of aircraft at agreed amounts that are not considered bargain purchase options. Substantially all of the costs to perform inspections, major repairs and overhauls of major components on such leased aircraft are at our expense. We may perform this work through Heli-One or have the work performed by an external MRO service provider. We have also provided guarantees to certain lessors in connection with these aircraft leases. See “—Off-Balance Sheet Arrangements.”

In addition to payment under aircraft operating leases, we had operating lease commitments as of January 31, 2012 for buildings, land and other equipment with minimum lease payments of $98.4 million and expiry dates ranging from fiscal 2012 to fiscal 2078.

For additional details see “—Contractual Obligations” and see Notes 17 and 18 to the unaudited interim consolidated financial statements for the nine months ended January 31, 2012 and see Notes 25, 26 and 28 to the audited annual consolidated financial statements for the year ended April 30, 2011 included elsewhere in this prospectus.

Commitments to Acquire New Aircraft

As of January 31, 2012, we had ordered and advanced deposits to purchase 26 aircraft, with expected delivery dates from fiscal 2012 to fiscal 2017. The Company has committed total capital of approximately $601.9 million for these new aircraft, which will be purchased outright or financed through additional leases on the delivery date. We expect that most of these aircraft will be used internally to support continued growth.

Safety and Insurance

Operation of helicopters involves some degree of risk. Hazards, such as aircraft accidents, collisions and fire, are inherent in providing helicopter services. We maintain a flight safety organization that is responsible for ensuring compliance with safety standards within our organization and the requisite proficiency among flight crews. Our safety organization is responsible for training flight crews, conducting regular safety audits and seminars for all flight personnel, and generally ensuring safe operating techniques and standards consistent with government regulations and customer requirements. In addition, aviation regulatory bodies and customers conduct safety audits to ensure that our standards meet their requirements.

We maintain comprehensive aviation hull and liability insurance coverage in amounts and on terms that reflect prudent helicopter operations. This includes engine and spare-parts coverage. The hull policies insure against the physical loss of or damage to our helicopters. In addition we purchase hull war coverage for losses due to terrorism, hijacking, war, expropriation, confiscation and nationalization. We self retain the risk of the loss of use or loss of profit from our operations, which is mitigated by the possible use of other aircraft given our fleet size.

In addition, we procure property all risks insurance, automobile liability and general liability insurance and the customary corporate insurances.

Facilities

We currently operate in 27 countries worldwide, using facilities that include hangars, supply and service centers, engineering support facilities and offices. In Norway, the United Kingdom, Canada, the Netherlands and Australia, we generally own the hangars we use in our helicopter operations, which are located primarily on leased airport land. We typically lease supply and service centers, engineering support facilities and offices from third parties.

The principal properties from which we now conduct our operations are:

Location	Operations	Buildings (Sq. Feet)	Owned or Leased
			Land	Buildings
Richmond, British Columbia, Canada	Corporate Headquarters	80,000	Leased	Owned

Delta, British Columbia, Canada	Headquarters for MRO Segment	240,000	Leased	Owned

Aberdeen, Scotland	CHC Scotia Limited; Helicopter Services	42,000	Leased	Leased

	CHC Scotia Limited; Terminal Building	25,000	Leased	Owned

Stavanger, Norway	CHC Norway AS; Helicopter Services	199,000	Leased	Owned

	Heli-One Norway AS Headquarters; MRO Segment	179,000	Leased	Owned

Fort Collins, Colorado	Heli-One American Support, LLC	80,000	Leased	Leased

Hoofddorp, The Netherlands	CHC Netherlands BV; Heli-One (Netherlands) BV	39,000	Leased	Leased

Bergen, Norway	CHC Norway AS	66,000	Leased	Owned

Den Helder, The Netherlands	CHC Helicopter Netherlands BV; Helicopter Services	56,000	Owned	Owned

Perth, Australia	CHC Australia Headquarters	7,400	Leased	Leased

AVIATION REGULATIONS

Most of the countries in which we conduct flying operations have laws that require us to hold either or both of an operating license and an air operator certificate. Most of these countries also have materiality requirements for issuance of operating licenses and/or air operator certificates that require the holder of such license or certificate to be a qualified national of such country. Companies holding such licenses and certificates must typically be both majority owned and effectively controlled, or controlled in fact, by citizens of the issuing state.

The European Union and the European Economic Area

We operate in the EU and the EEA through our 49.9% ownership in EEA Helicopter Operations B.V. (“EHOB”). EHOB’s five wholly-owned operating subsidiaries operate in four member states of the EU (the UK, the Netherlands, Denmark and Ireland) and Norway, a member state of the EEA. Each of Norway and the member states of the EU must comply with EU Directive 1008/2008 and common rules for the operation of aircraft. Among other things, this directive restricts the issuance of operating licenses to carry passengers for remuneration to those companies that are majority owned and effectively controlled by nationals of a member state of the EU or the EEA. We believe that EHOB, and therefore each of EHOB’s wholly-owned subsidiaries, are both majority owned and effectively controlled by nationals of a member state of the EU.

Canada

To hold an operator’s license and/or an operator certificate in Canada, a company must be both majority owned and controlled in fact by Canadians. We are not majority owned or controlled in fact by Canadians. We operate in Nova Scotia in support of the Sable offshore energy project. Up until September 8, 2010, we did so through a wholly-owned Canadian subsidiary using an operating license and air operator certificate issued pursuant to a ministerial exemption, exempting us from the requirements of Canadian ownership and control for a period expiring in August 2011. Since September 8, 2010, we have conducted these operations in Nova Scotia through a Canadian corporation (the “Canadian JV”) in which we own 25 percent of the voting shares (40 percent of the total shares). The remaining 75% of the voting shares are owned by a Canadian.

We operate in certain countries outside of Canada, such as Azerbaijan, through our wholly-owned Canadian subsidiary with the Canadian issued air operator certificate. If we are unable to extend the ministerial exemption pursuant to which this certificate is issued, we will need to obtain licenses and certificates issued by the countries in which we conduct such operations or reach an agreement with the Canadian JV and/or customers in such country to transfer the operations there to the Canadian JV. We cannot guarantee that we will be able to either extend the ministerial exemption, obtain local licenses and certificates or transfer such operations to the Canadian JV, either at all or on acceptable terms.

Australia

Civil aviation in Australia is governed by the Civil Aviation Act, 1988, and regulations made thereunder. To operate an aircraft in Australia, it must be registered with the Australian Civil Aviation Safety Authority and a Certificate of Airworthiness must be obtained, be valid and in effect. The operation of an aircraft for a commercial purpose into, out of, or within Australian territory can only be undertaken as authorized by an Air Operators’ Certificate. Our ability to offer our helicopter transportation services in Australia is dependent on maintaining this certificate. Australia does not have a requirement for ownership or control by Australian nationals.

ENVIRONMENTAL MATTERS

We are subject to extensive laws, rules, regulations and ordinances in the various jurisdictions in which we operate relating to pollution and protection of the environment and to human health and safety, including those related to noise, emissions to the air, releases or discharges to soil or water, the use, storage and disposal of petroleum and other regulated materials, and the remediation of contaminated sites. Our operations, including aircraft maintenance and aircraft fueling, involve the use, handling, storage and disposal of materials that may be classified as hazardous to human health and safety and to the environment. Non-compliance with these regulations may result in significant fines or penalties or limitations on our operations. Many of the countries in which we operate have laws that may impose liability for the investigation and cleanup of releases of regulated materials and the remediation of related environmental damage without regard to negligence or fault. These laws may also expose us to liability for the conduct of, or conditions caused by, others, such as historic spills of regulated materials at our facilities, for acts that were in compliance with all applicable environmental laws at the time such acts were performed, and for contamination at third-party sites where substances were sent for off-site treatment or disposal. Additionally, any failure by us to comply with applicable environmental, health and safety or planning laws and regulations may result in governmental authorities or other third parties taking action against our business that could adversely impact our operations and financial condition. We believe we are in substantial compliance with applicable environmental laws and that ensuring compliance has not, to date, had a material adverse effect upon our financial position. We cannot, however, predict the likelihood of change to these laws or in their enforcement nor the impact that any such change, or any discovery of previously unknown conditions, may have on our costs and financial position.

LEGAL PROCEEDINGS

One or more of our subsidiaries are, from time to time, named as defendants in lawsuits arising in the ordinary course of our business. Such disputes may involve, for example, breach of contract, employment, wrongful termination and tort claims. The Company maintains adequate insurance coverage to respond to most claims. We cannot predict the outcome of any such lawsuits with certainty, but our management team does not expect the outcome of pending or threatened legal matters to have a material adverse impact on our financial condition.

In addition, from time to time, the Company or its subsidiaries are involved in tax and other disputes with various government agencies. The following summarizes such presently pending disputes:

In 2006, we voluntarily disclosed to OFAC that our subsidiary formerly operating as Schreiner Airways may have violated applicable U.S. laws and regulations by re-exporting to Iran, Sudan, and Libya certain helicopters, related parts, map data, operation and maintenance manuals, and aircraft parts for third-party customers. OFAC’s investigation is ongoing and the Company continues to fully cooperate. The Company executed a tolling agreement with OFAC extending the statute of limitations for the investigation through April 15, 2012. Should the U.S. government determine that these activities violated applicable laws and regulations, we or our subsidiaries may be subject to civil or criminal penalties, including fines and/or suspension of the privilege to engage in trading activities involving goods, software and technology subject to the U.S. jurisdiction. At this time, it is not possible to determine the outcome of this matter, or the significance, if any, to our business, financial condition and result of operations.

Brazilian customs authorities seized one of the Company’s helicopters (valued at $10.0 million) as a result of allegations that the Company violated Brazilian customs law by failing to ensure its customs agent and the customs agent’s third party shipping company followed approved routing of the helicopter during transport. The Company secured release of the helicopter and is disputing through administrative court action any claim for penalties associated with the seizure and the alleged violation. The Company has preserved its rights by filing a civil action against its customs agent for any losses that may result. The Company is unable to predict the outcome of these procedures or to estimate the amount of any possible losses.

Our Brazilian subsidiary is disputing a claim from the Brazilian tax authorities regarding eligibility for certain tax benefits that our subsidiary claimed in the past in connection with the importation of aircraft, parts and tooling. The tax authorities are seeking to assess up to $20 million in additional taxes plus interest and penalties. We believe that based on our interpretation of tax legislation and well established aviation industry practice we are in compliance with all applicable tax legislation. On December 19, 2011, a First Level Administrative Panel decision reduced the assessment to $0.3 million. We plan to appeal the remaining assessment and we expect that the government may appeal the reduction. We will continue to defend this claim vigorously. At this time, it is not possible to determine the outcome of this matter and we believe it will take considerable time to resolve this matter in Brazil.

Our Brazilian subsidiary is also disputing claims from the Brazilian tax authorities that it was not entitled to certain credits in 2004 and 2007. The tax authorities are seeking up to $3.8 million in additional taxes plus interest and penalties. We believe that based on our interpretation of tax legislation and well established aviation industry practice we are in compliance with all applicable tax legislation and plan to defend this claim vigorously. At this time, it is not possible to determine the outcome of this matter and we believe it will take considerable time to resolve this matter in Brazil.

The Company received an inquiry from the Nigerian government regarding the tax treatment of certain of its agreements and operations in Nigeria. The Company is cooperating with the government of Nigeria but is unable to estimate the likelihood and magnitude of any impact of the inquiry at this time.

In the United Kingdom, the Ministry for Transport is investigating potential wrongdoing involving two ex-employees in conjunction with the SAR-H bid award processes. This arose from the Company self-reporting potential improprieties by these individuals upon their discovery in 2010. The SAR-H bid process was subsequently cancelled. At this time it is impossible to determine whether the government may take any action against the Company or the individuals involved. The Company will continue to cooperate in all aspects of the investigation.

EMPLOYEES

As of January 31, 2012, we had approximately 4,320 full-time employees. We hire independent contractors on an as needed basis. We believe that our employee relationships are satisfactory.

MANAGEMENT

6922767 Holding S.à r.l. is a Luxembourg société à responsabilité limitée and as such is managed by a board of managers. In the following discussion, we refer to our board of managers as our “board” and to the representatives who serve on the board as “directors.” Our board currently consists of six directors. Information about our directors is set forth below.

DIRECTORS

The following are our directors as of January 1, 2012:

Name	Age	Position	Year first elected as director
Mark McComiskey	39	Manager	2008
Dod Wales	35	Manager	2008
Johan Dejans	45	Manager	2008
Richard Brekelmans	51	Manager	2008
Hille-Paul Schut	34	Manager	2010
ATC Management (Luxembourg) S.à r.l.	N/A	Manager	2008

Mark A. McComiskey

Mark A. McComiskey, Manager, joined First Reserve in 2004 and is currently a Managing Director. Mr. McComiskey’s responsibilities at First Reserve include investment origination, structuring, execution, monitoring and exit strategy, with particular emphasis on the equipment, manufacturing and services sector, the power sector and energy related insurance and financial products. Mr. McComiskey coordinates First Reserve’s investment review and portfolio company review. Prior to joining First Reserve, Mr. McComiskey was a Principal at Clayton, Dubilier and Rice. While at Clayton, Dubilier and Rice, he had substantial experience in the manufacturing and service industries. Previously, Mr. McComiskey worked at Debevoise & Plimpton as an Associate, structuring, negotiating and documenting mergers and acquisitions. Mr. McComiskey holds an A.B. degree Magna Cum Laude in Economics from Harvard College and a J.D. Magna Cum Laude from Harvard Law School. Mr. McComiskey was selected to serve on our board due to his extensive international business and private equity experience, particularly in the manufacturing, equipment and services sectors.

Dod E. Wales

Dod E. Wales, Manager, joined First Reserve in 2004 and is currently a Vice President. His responsibilities at First Reserve range from deal origination and structuring to due diligence, execution and monitoring, with particular focus on the equipment, manufacturing and services sector. Prior to joining First Reserve, he was an Analyst in the Distressed Finance and Restructuring Group at Credit Suisse First Boston. Mr. Wales holds a B.A. in History from Stanford University. Mr. Wales was selected to serve on our board due to his expertise in finance and experience in the manufacturing, equipment and services sectors.

Johan G. M. Dejans

Johan G. M. Dejans, Manager, joined ATC Corporate Services (Luxembourg) S.A. in 2006 and is currently a Managing Director. Prior to joining ATC, Mr. Dejans headed the “Financial and Patrimonial Structures” Department at what is now ING Group, before holding the position of Managing Director at ING Trust (Luxembourg) S.A. Mr. Dejans started his career as a tax lawyer for KPMG Tiberghien & Co., a reputable Belgian law firm, where he assisted private and corporate clients with their tax matters on both a national and international level. Mr. Dejans holds a Masters in Law from Katholieke Universiteit Leuven, a Masters in European Law from Université Libre de Bruxelles and a Certificate Ecole Spéciale des Sciences Fiscales from ICHEC. Mr. Dejans was selected to serve on our board due to his expertise in tax laws and his experience advising companies in tax matters in Luxembourg, where the Company is organized.

Richard E.J. Brekelmans

Richard E.J. Brekelmans, Manager, joined ATC Corporate Services Netherlands B.V. in 2000 and has been a director of ATC Corporate Services (Luxembourg) S.A. since its incorporation in 2004. Mr. Brekelmans offers ATC and its clients wide-ranging experience in the administration and domicile of companies in Luxembourg and other jurisdictions. Prior to joining ATC, Mr. Brekelmans assumed various positions within audit firms, principally in Amsterdam and on Curaçao, providing audit and controlling services to financial institutions and investment fund vehicles such as unit trusts, investment companies and investment funds, incorporated in various jurisdictions. Mr. Brekelmans holds a Business Administration degree from HEAO Amsterdam, School of Economics. Mr. Brekelmans was selected to serve on our board due to his expertise in Luxembourg corporate law and experience advising companies organized in Luxembourg.

Hille-Paul Schut

Hille-Paul Schut, Manager, joined ATC Corporate Services (Luxembourg) S.A. in 2010 and is currently a Team Director. Mr. Schut has served as a legal trust officer at trust companies in the Netherlands and Luxembourg, including as an Assistant Managing Director at Citco REIF Services (Luxembourg) SA from 2007 to 2010. He holds an MSc in Fiscal Economics from the Erasmus University Rotterdam. Mr. Schut was selected to serve on our board due to his expertise in Luxembourg corporate law and experience advising companies organized in Luxembourg.

ATC Management (Luxembourg) S.à r.l.

Part of the ATC Group, ATC Management (Luxembourg) S.à r.l. offers domiciliation, management, bookkeeping and legal and compliance services to a wide range of clients, working with their professional advisers to form, administer and manage such structures.

EXECUTIVES

We have entered into an agreement with our wholly owned Canadian subsidiary, Heli-One Canada Inc., to provide certain management services subject to the authority limits as determined by our board and set out in such agreement. Information about the executives of Heli-One Canada Inc. is set forth below.

William Amelio (President and Chief Executive Officer)

Mr. Amelio has extensive international experience with several major corporations. He was President and CEO of the Lenovo Group, the global personal computer maker, where he managed the integration of the IBM personal computer business, implemented a business transformation program and globalized the Lenovo computer brand. During his career Mr. Amelio has also led businesses in leading companies such as Dell, NCR and AlliedSignal. He serves on the board of directors of National Semiconductor, a major designer and manufacturer of analog semiconductor devices.

Mr. Amelio holds a master’s degree in Management from Stanford University and a bachelor of science degree in Chemical Engineering from Lehigh University. Through the Amelio Foundation, Mr. Amelio and his wife founded Caring for Cambodia, a non-profit organization that aims to educate the children of Cambodia through building schools, training teachers and providing for basic human needs.

Mr. Amelio joined the Company on August 10, 2010.

Larry Alexandre (President, Heli-One)

Mr. Alexandre was appointed President of Heli-One in June of 2011. Mr. Alexandre has extensive leadership experience in aerospace manufacturing and MRO. The former CEO of Sagem Avionics, a member of the Safran group of companies, Mr. Alexandre has also held leadership positions with Turbomeca as COO of that company’s businesses in the United States, Canada, and Brazil, as well as Teleflex’s aerospace division. Mr. Alexandre has a record of driving cultural change in the companies he has led around the world, with a unique focus on lean deployment as an enabler for change. He has successfully led initiatives globally to increase synergies between business units, reduce inventory, improve productivity and reduce lead times, while relentlessly driving customer focus and satisfaction into every process of the organization. Mr. Alexandre holds a master’s degree in Business Administration from The Ohio State University and a bachelor degree in International Business from the EPSCI-ESSEC Group business school in France.

Joan Hooper (Senior Vice President and Chief Financial Officer)

Ms. Hooper was appointed senior vice president and chief financial officer in October 2011. Previously she led finance organizations for Dell’s Global Public and Americas business units, and also oversaw corporate finance and was the chief accounting officer for the company. Before Dell, Ms. Hooper was executive vice president and CFO of FreeMarkets, an innovative provider of procurement tools and services, which she helped take public in 1999 in a highly successful IPO. At AT&T she held a variety of senior finance positions. A finance graduate from Creighton University, Ms. Hooper holds a master’s degree in business administration from Northwestern University’s Kellogg Graduate School of Management. She has earned public and management accounting certifications.

Michael O’Neill (Chief Legal Officer)

Mr. O’Neill was appointed Chief Legal Officer of CHC on February 15, 2011. Previously, Mr. O’Neill served as Senior Vice President and General Counsel for the Lenovo Group, the global personal computer maker, where he was responsible for all legal, contracts, government affairs, and security for the company. In addition to his work with the Lenovo Group, Mr. O’Neill was the General Counsel for international practices for Howrey Simon Arnold & White, LLP, where he was responsible for the legal and administrative matters of the firm outside of the United States. Mr. O’Neill earned his JD and M.B.A. (Finance) from the University of Baltimore after completing his B.A. in Business Administration/Economics from Belmont Abbey College. Mr. O’Neill also completed George Washington University’s Postgraduate Masters Program in Government and Technology Contracting and Duke University’s Postgraduate Corporate Counsels Program.

Daniel M. McDonald (Senior Vice President, Fleet, Strategy and Corporate Development)

Mr. McDonald is an accomplished finance and transportation consultant with more than eighteen years of experience leading business through strategic initiatives in the financing, acquisition and optimization of aircraft. He has previously held senior positions at Northwest Airlines, Delta Airlines, US Airways and DHL Express. He holds a Masters of Business Administration and a Master of Science (Aerospace).

Mr. McDonald served as a consultant for a year and joined the Company on July 12, 2010.

John Graber (President, CHC Helicopter Services)

Mr. Graber joined CHC Helicopter in July 2011, bringing with him a reputation for improving the performance of large, aviation-related organizations. As president of ABX Air, Mr. Graber’s team restructured the company into a profitable, $500-million enterprise following an unprecedented drop in customer demand. He was the president of AAR Aircraft Services, a large-aircraft maintenance, repair and overhaul company, who undertook a successful turnaround by focusing on revenue growth and efficiency. Prior to that, from 2004 to 2006, Mr. Graber was part of the senior leadership team that led ATA Airlines out of Chapter 11 bankruptcy. A helicopter pilot, he had an extensive U.S. Army career, and was decorated for his service as a Medevac Flight Section Leader in Iraq during Operation Desert Storm. Mr. Graber holds a master’s degree in business administration from the University of Notre Dame.

Michael Summers (Senior Vice President, Human Resources)

Mr. Summers joined CHC in 2010 after spending the past 29 years as both a Senior Human Resources executive and consultant in Human Resources functions. Mr. Summers has 15 years of experience in Senior Human Resources positions with Fortune 500 corporations and as a member of the senior executive teams, worked as an active contributor to the business performance by providing effective organizational design, leadership acquisition and development, and human resource strategies well integrated with business objectives. During his time working with clients such as Celanese, Dell Computer, Allied Signal, Nabisco Brands, Quaker Oats and Newport News Shipbuilding, Mr. Summers provided insight to business leadership on executive development, assessment and organization design, and talent management strategies, while influencing successful organizational change efforts resulting in significant business improvements in the areas of productivity, operating expense reduction, customer focus and market strategy, and lower labor costs. Mr. Summers received his Bachelor of Science in Industrial Psychology from Fairmont State College and completed his Masters of Science in Industrial Relations from West Virginia University.

6922767 HOLDING (CAYMAN) INC.

6922767 Holding S.à r.l. is a wholly-owned subsidiary of 6922767 Holding (Cayman) Inc. (“CHC Cayman”), which indirectly owns all of its issued and outstanding capital stock. As of March 20, 2012, the board of directors of CHC Cayman was comprised of William Amelio, Jonathan Lewis Mark A. McComiskey, Kenneth M. Moore, and Dod E. Wales.

Jonathan Lewis

Jonathan Lewis is senior vice president, Europe Sub-Saharan Africa Region of Halliburton, which he joined in 1996. Prior to joining Halliburton, Dr. Lewis taught graduate students and managed commercially funded research groups through academic positions at Imperial College in London, England and Heriot – Watt University in Edinburgh, Scotland. Dr. Lewis has been Chairman of the board of directors of the Petrotechnical Open Standards Consortium and a member of the board of directors of ASF Portal. Dr. Lewis holds a Bachelor of Science in Geology from Kingston University, a P.h.D. in Geology/Sedimentology from the University of Reading, and is a graduate of the Stanford Executive Program of the Stanford University Graduate School of Business.

Kenneth M. Moore

Kenneth W. Moore is a managing director of First Reserve, which he joined in 2004. Prior to joining First Reserve, Mr. Moore spent four years with Morgan Stanley in New York. Mr. Moore served as a director of Chart Industries, Inc. from October 2005 to November 2007 and Dresser-Rand Group Inc. from October 2004 to May 2007. He has been a member of the board of directors of Cobalt International Energy, Inc. since August 2007. Mr. Moore holds a Bachelor of Arts from Tufts University and a Master in Business Administration from the Johnson School of Management at Cornell University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of the compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures regarding our current plans, considerations, expectations and determinations regarding future compensation programs. Our future compensation programs could differ materially from those summarized in this discussion and analysis.

Compensation Philosophy

The primary objectives of our executive compensation program are to attract and retain talented executives to effectively manage and lead our company and create value for our stockholders. The compensation packages for our named executive officers generally include a base salary, performance-based annual cash awards, equity awards and other benefits.

The discussion below includes a review of our compensation decisions with respect to our 2011 fiscal year, which ended on April 30, 2011. Our named executive officers for fiscal 2011 were William Amelio, our President and Chief Executive Officer; Rick Davis, our former Senior Vice President and Financial Officer; Michael O’Neill, our Senior Vice President, Legal; Michael Summers, our Senior Vice President, Human Resources; Neil Calvert, our former President, Heli-One; Christine Baird, our former President, Global Operations; and Tilmann Gabriel, our former President, European Operations. Our current Senior Vice President and Chief Financial Officer is Joan Hooper, who began employment with us on October 3, 2011 after the end of fiscal 2011. Accordingly, Ms. Hooper is not a named executive officer for fiscal 2011.

Compensation Determination Process

Our current compensation program for our named executive officers has been designed based on our view that the various components of executive compensation should be set at levels that are necessary, within reasonable parameters, to successfully attract and retain skilled executives and that are fair and equitable in light of market practices. In setting an individual named executive officer’s initial compensation package and the relative allocation among different elements of compensation, we consider the nature of the position being filled, the scope of associated responsibilities, the individual’s prior experience and skills and the individual’s compensation expectations, as well as the compensation of existing executive officers at our company and our general impressions of prevailing conditions in the market for executive talent.

During fiscal 2011, our compensation programs were overseen by the Board of Directors of 6922767 Holding (Cayman) Inc. (“Holdings”). We did not engage in any benchmarking and did not engage any external compensation consultants during fiscal 2011.

Following its establishment in September 2011, the Compensation Committee of the Board of Directors of Holdings oversees our executive compensation programs and our overall compensation philosophy, including program design principles, budgeting and executive benchmarking. The Compensation Committee has established an annual review process for reviewing executive compensation levels, benchmarks and budgets. Base salaries are typically reviewed in April and adjustments are effective in May of each year. Financial goals under our annual Short Term Incentive Plan (the “Bonus Plan”) are reviewed and established in April of each year. The determination of payouts under our Bonus Plan typically happens in June each year following of the end of the fiscal year with payouts occurring in July. The Compensation Committee may utilize external compensation consultants periodically to review both the external and internal position of our executives and all aspects of their compensation.

Elements of Compensation

Base Salaries

Base salaries are intended to provide a fixed level of compensation sufficient to attract and retain an effective management team when considered in combination with other components of our executive compensation program. We believe that the base salary element is required to provide our named executive officers with a stable income stream that is commensurate with their responsibilities and competitive market conditions. Annual base salaries are established on the basis of market conditions at the time we hire an executive officer. Any subsequent modifications to annual base salaries are influenced by the performance of the executive and by significant changes in market conditions. The Compensation Committee will review base salary modification recommendations made by Mr. Amelio with respect to all named executive officers other than himself on an annual basis.

The annual base salaries for our named executive officers during fiscal 2011 (although certain named executive officers were not employed by us for the entire fiscal year), were as follows: $750,000 for Mr. Amelio; $395,062 for Mr. Davis; $450,000 for Mr. O’Neill; $450,000 for Mr. Summers; $395,062 for Mr. Calvert; $395,062 for Ms. Baird; and $410,892 for Mr. Tillman. The foregoing amounts for Messrs. Davis and Calvert and Ms. Baird were converted from Canadian dollars into U.S. dollars and the amount for Mr. Gabriel was converted from British pounds into U.S. dollars based on the exchange rates in effect on April 30, 2011. Ms. Hooper’s annual base salary is $475,000, and she received a sign-on bonus of $150,000.

Performance-Based Annual Cash Awards

Our named executive officers are generally eligible for performance-based annual cash awards under our Bonus Plan. Under our Bonus Plan that was in effect for fiscal 2011 and that is in effect for fiscal 2012, our executive officers are eligible for a target Bonus Plan award based on a percentage of annual base salary. The actual amounts paid under the Bonus Plan are linked to our performance in relation to financial and personal performance factors.

The Bonus Plan is intended to provide a measure of management performance against annual targets, the results of which form the basis for the calculation of the Bonus Plan incentive awards. The Bonus Plan’s guiding objectives and principles are as follows:

•	provide focus and clarify business objectives, specific priorities and financial targets;

•	link the behavior and actions of senior management to the interests of shareholders by providing incentive awards for performance beyond our financial targets;

•	provide a certain amount of discretion to the employee’s manager to differentiate incentive compensation based on an individual’s performance; and

•	remain competitive with executive compensation practices so as to attract and retain competent and professional management.

Our Bonus Plan has been designed such that it is composed of a target bonus which is based on our annual financial performance. In this respect, each executive is provided a target award based on a percentage of annual base salary. The size of award an individual receives may range from zero to a maximum payout of twice the target bonus depending on our annual financial performance.

The purposes of the Bonus Plan are (1) focusing employees on our key annual financial goals of (a) earnings before interest, taxes, depreciation, amortization, and rent (leases) (“EBITDAR”) and (b) cash flow excluding EBITDAR (and certain other exclusions) (“Cash Flow”), (2) encouraging top performance at all levels (corporate, business unit and individual levels) and (3) providing competitive rewards when performance is strong.

Target bonus awards under our Bonus Plan generally range between 15% and 85% of an employee’s actual earned base salary (except as otherwise provided for in an employment agreement), and actual bonus awards under our Bonus Plan may range between 0% and 200% of such target bonus awards, based upon achievement of specified performance metrics. Actual bonus awards are weighted 50% based on EBITDAR for both corporate and the employee’s business unit (which also have distributions of varying weights between corporate and the business unit depending on the employee’s job band) and 50% based on Cash Flow performance; provided that our EBITDAR for the year must be at least 90% (for fiscal 2011) or 85% (for fiscal 2012) of the established EBITDAR target for any bonus awards to be paid. Based on an assessment of economic conditions, we determined that an 85% EBITDAR threshold would be more appropriate for fiscal 2012 than the 90% EBITDAR threshold that we used for fiscal 2011, which resulted in no funding of the Bonus Plan.

For fiscal 2011, our EBITDAR target was approximately $380.0 million and our performance was approximately $330.0 million. Because our EBITDAR performance was approximately 85% of the target and the threshold for funding our Bonus Plan for fiscal 2011 was EBITDAR performance of at least 90% of the target, no performance-based bonuses were earned or paid for fiscal 2011. A guaranteed bonus for fiscal 2011 was paid to Mr. Amelio pursuant to the terms of his employment agreement and to Mr. Summers pursuant to the terms of his offer letter.

Long-Term Incentive Compensation

Prior to December 30, 2011, we provided long-term equity incentive compensation to our named executive officers in the form of stock options to purchase Ordinary B shares (“Options”) and grants of Special A shares (“Special Shares”) under the 6922767 Holding (Cayman) Inc. Share Incentive Plan (the “SIP”). The purpose of the SIP is to promote the long-term success of Holdings by providing equity-based incentive awards to eligible employees of Holdings and its affiliates. The SIP is designed to provide eligible employees a proprietary interest in Holdings and thereby encourage such employees to perform the duties of their employment to the best of their abilities and to devote their business time and efforts to increase the value of CHC Helicopter Limited, LLC and to facilitate a successful public offering or other disposition of the shares or other economic interests in CHC Helicopter Limited, LLC. The SIP is also intended to assist Holdings and its affiliates in attracting and retaining individuals with superior experience and ability.

In connection with our transition from the SIP to the 2011 MEP (as defined below) due in part to the economic conditions in which we operate and due to the shares underlying the previously granted Options having a fair market value below the exercise price of the Options and the low probability that the Special Shares would become vested, we determined that offering New Options (as defined below) with different vesting terms and a lower per-share exercise price may be better suited than the existing Options and Special Shares to meet our objectives to attract, motivate, retain and reward talented and experienced individuals.

The Board adopted the 6922767 Holding (Cayman) Inc. 2011 Management Equity Plan (the “2011 MEP”) before the effective date of this offering. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2011 Table—Equity Plans—2011 Management Equity Plan” for a description of the material terms of this plan.

Pension and Supplemental Retirement Plans

Prior to September 2008, a Predecessor to Heli-One Canada Inc. (“Heli-One Canada”) entered into Supplemental Retirement Plan Agreements (the “SERPs”) with each of Messrs. Davis and Calvert and Ms. Baird. The SERPs are closed plans, and there are no other eligible participants.

The SERPs are intended to work in tandem with the CHC registered pension plan such that the aggregate target benefit provided to each of Messrs. Davis and Calvert and Ms. Baird through the CHC registered pension plan, the SERPs, the Canada Pension Plan (the “CPP”) and any payments from other pension plans equals 2% of the individual’s highest three years’ average earnings, including a specified percentage of operations bonuses, but excluding special transaction bonuses, multiplied by years of credited service. Generally, the SERPs provide benefits by multiplying the participant’s credited service by the sum of the following: (1) 0.5% of average earnings up to the CPP earnings limit at retirement; (2) 1% of average earnings above such CPP earnings limit up to the earnings for which the Canada Revenue Agency (the “CRA”) maximum contribution could be made under the SERPs in the year of retirement; and (3) 2% of average earnings in excess of the above CRA earnings limit.

In connection with our acquisition by funds affiliated with First Reserve in September 2008, benefits under the SERPs were frozen such that no benefits were accrued post-closing (subject to possible indexing), benefits under the SERPs became vested and a requirement under the SERPs was triggered which required the establishment of a trust to secure the full funding of benefits under the SERPs. Each of Messrs. Davis and Calvert and Ms. Baird waived such requirement which deferred the need for a letter of credit until their respective termination dates. When each executive’s employment was terminated, it triggered the requirement for a letter of credit, which in turn resulted in Heli-One Canada establishing a Retirement Compensation Arrangement Trust (the “RCA”) for the benefit of each executive. Pursuant to the RCA, if an Event of Default (as defined in the RCA) occurs, the face value of the letter of credit will then be available to satisfy the SERP entitlements. Distributions under the SERPs are being paid (or will be paid when the executive commences to receive his or her pension) by Heli-One Canada out of general revenues on a monthly basis.

Other Compensation

We also provide various other benefits to our named executive officers that are intended to be part of a competitive compensation program. These benefits include the following:

•

We provide matching contributions under our 401(k) plan of up to 4% of eligible base salary, subject to Internal Revenue Service limitations, to all eligible executives. This plan is a tax-qualified retirement plan and is extended to all eligible U.S. employees.

•	We have a Canadian defined contribution pension plan, pursuant to which we make matching contributions of up to 6% of employee contributions, subject to Canadian tax legislation limitations.

•	Annual automobile allowances are paid to eligible U.K., Canadian and U.S. employees.

•

Tax return preparation services are provided by Deloitte Canada to certain executives, if they chose to utilize this service. Tax returns are processed in the U.S. and Canada as required by legislation in each country.

•

Tax equalization payments are made for certain executives as a result of their employment in Canada. Returns are filed in the U.S. and Canada with respective tax liabilities resulting from employment in Canada. We pay the executive’s Canadian taxes, and the executive is responsible for paying his or her U.S. taxes.

•	We reimburse our employees for certain expenses, such as relocation costs and certain business expenses.

We believe that these benefits are comparable to those offered by other companies that compete with us for executive talent.

Payments Upon Termination or Change in Control

We had or currently have an employment agreement with each of our named executive officers. Pursuant to the terms of these employment agreements, each of our named executive officers has received or is entitled to receive certain payments and benefits in connection with certain terminations of his or her employment with us, the terms of which are described below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2011 Table—Employment Agreements” and “Potential Payments Upon Termination or Change in Control.” We believe that these benefits are valuable as they address the valid concern that it may be difficult for these named executive officers to find comparable employment in a short period of time in the event of termination.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers, for services rendered to us during the fiscal year ended on April 30, 2011. The amounts in the table for Messrs. Davis and Calvert and for Ms. Baird were converted from Canadian dollars based on the exchange rate in effect on April 30, 2011 of one Canadian dollar being equivalent to 0.98754 U.S. dollars. Amounts in the table for Mr. Gabriel were converted from British pounds based on the exchange rate in effect on April 30, 2011 of one British pound being equivalent to 1.5623 U.S. dollars.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
William Amelio, President and Chief Executive Officer	2011	562,500	540,000	(1)	—	—	—	—		272,130	(3)	1,374,630

Rick Davis, Former Senior Vice President and Chief Financial Officer	2011	395,062	—		—	—	—	99,583	(2)	11,852	(4)	506,497

Michael O’Neill, Senior Vice President, Legal	2011	112,500	—		—	—	—	—		6,825	(5)	119,325

Michael Summers, Senior Vice President, Human Resources	2011	262,500	223,125	(1)	—	—	—	—		34,760	(6)	520,385

Neil Calvert, Former President, Heli-One	2011	395,062	—		—	—	—	115,062	(2)	1,022,896	(7)	1,533,020

Christine Baird, Former President, Global Operations	2011	329,218	—		—	—	—	483,950	(2)	1,011,589	(8)	1,824,757

Tillman Gabriel, Former President, European Operations	2011	410,892	—		—	—	—	—		723,461	(9)	1,134,353

(1)	These amounts represent guaranteed bonus payments pursuant to the terms of employment arrangements.
(2)	These amounts represent changes in pension values.
(3)	This amount consists of $10,800 in car allowance, $17,015 in company contributions to the Canada Pension Plan, $217,655 in tax equalization payments and $26,660 in tax preparation fees.
(4)	This amount consists of $11,852 in car allowance.
(5)	This amount consists of $2,700 in car allowance and $4,125 in employer matching contributions to our 401(k) plan.
(6)	This amount consists of $6,300 in car allowance, $9,625 in employer matching contributions to our 401(k) plan, $15,922 in tax equalization payments and $2,913 in tax preparation fees.
(7)	This amount consists of $10,667 in car allowance and a severance payment of $1,012,229.
(8)	This amount consists of $8,889 in car allowance, a severance payment of $999,850 and $2,850 in post-termination medical and insurance benefits.
(9)	This amount consists of $26,247 in premiums for private health insurance coverage, $9,843 in car allowance and a severance payment of $687,371.

Grants of Plan-Based Awards in Fiscal 2011

The following table provides supplemental information relating to grants of plan-based awards to help explain information provided above in our Summary Compensation Table. The amounts in the table for Messrs. Davis and Calvert and for Ms. Baird were converted from Canadian dollars based on the exchange rate in effect on April 30, 2011. The amount in the table for Mr. Gabriel was converted from British pounds based on the exchange rate in effect on April 30, 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William Amelio, President and Chief Executive Officer	—	—	750,000	1,500,000	—	—	—	—	—	—	—

Rick Davis, Former Senior Vice President and Chief Financial Officer	—	—	335,803	671,606	—	—	—	—	—	—	—

Michael O’Neill, Senior Vice President, Legal	—	—	382,500	765,000	—	—	—	—	—	—	—

Michael Summers, Senior Vice President, Human Resources	—	—	382,500	765,000	—	—	—	—	—	—	—

Neil Calvert, Former President, Heli-One	—	—	335,803	671,606	—	—	—	—	—	—	—

Christine Baird, Former President, Global Operations	—	—	335,803	671,606	—	—	—	—	—	—	—

Tillman Gabriel, Former President, European Operations	—	—	349,258	698,516	—	—	—	—	—	—	—

Narrative Disclosure to Summary Compensation Table and Grants of

Plan-Based Awards in Fiscal 2011 Table

Employment Agreements

William J. Amelio

Heli-One Canada entered into an employment agreement with Mr. Amelio, dated as of July 15, 2010, whereby Mr. Amelio serves as the President and Chief Executive Officer of CHC Helicopter S.à r.l. and its direct and indirect subsidiaries (the “CHC Group”). Mr. Amelio’s employment agreement has an indefinite term which commenced on August 10, 2010, subject to the right of Heli-One Canada or Mr. Amelio to terminate the employment agreement in accordance with its terms. Pursuant to the terms of his employment agreement, Mr. Amelio’s annual base salary is $750,000, which Heli-One Canada will review at the end of each fiscal year and will maintain or increase such annual base salary as the Board of Managers of CHC Helicopter S.à r.l. may determine in its discretion, and he is eligible to participate in the Bonus Plan, pursuant to which he is eligible to earn an annual incentive bonus of up to 100% of his base salary if he meets, or up to 300% of his base salary if he exceeds, certain quantitative and qualitative performance targets as set by the Board of Managers of CHC Helicopter S.à r.l. If Mr. Amelio is an employee of Heli-One Canada at the end of a fiscal year, he will be eligible to collect any annual incentive bonus with respect to such fiscal year even if he ceases to be an employee prior to the date on which the annual incentive bonus is paid. For the period ended April 30, 2011, Mr. Amelio elected to be paid a bonus equal to 100% of his base salary for the period from August 10, 2010 to April 30, 2011.

Under the 2011 MEP, Mr. Amelio was (1) granted time and performance options to acquire 11,130,446 Ordinary B shares of Holdings and (2) granted performance options to acquire 23,445,400 Ordinary B shares of Holdings. The time and performance options generally vest in four equal annual installments on the first four anniversaries of the date of the grant, subject to his continued employment except, if Mr. Amelio’s employment is terminated by Heli-One Canada other than for Cause, by him for Good Reason (as those terms are defined in Mr. Amelio’s employment agreement) or by him in connection with a CIC Constructive Termination (as defined below), in which case (1) his options will vest as to such amount as would have vested through the next scheduled vesting date and (2) without the consent of Mr. Amelio, there will be no redemption or call right prior to July 15, 2012 on vested options or Ordinary B shares issued pursuant to the exercise of a vested option except incident to a Final Exit Event (as defined in the SIP) 16,452,900 of the performance options will vest and be exercisable in three tranches based on the satisfaction of specified performance criteria (see 2011 MEP below). 6,992,500 of the performance options will vest and be exercisable in two equal tranches based on the satisfaction of an Exit Event which results in an Exit Value equal to or in excess of (1) 2.0 times the Adjusted Equity Investment; and (2) 2.5 times the Adjusted Equity Investment. Heli-One Canada provides Mr. Amelio with an automobile allowance of approximately $1,185 per month (based on the April 30, 2011 exchange rate of Canadian dollars to U.S. dollars) and pays all reasonable operating costs for the use of the vehicle. Pursuant to the terms of the employment agreement, Mr. Amelio is entitled to participate in Heli-One Canada’s defined contribution plan and all employee insurance and other benefit plans as may be provided by Heli-One Canada to its executive employees. In addition, for each calendar year during which Mr. Amelio is subject to Canadian tax as a result of income arising out of his employment agreement, Heli-One Canada will pay for the services of a tax professional to prepare Mr. Amelio’s U.S. and Canadian tax returns and to manage any audit with respect to such returns. For each calendar year during which Mr. Amelio is subject to Canadian or other non-U.S. tax as a result of income arising under his employment agreement, Heli-One Canada will pay the costs of tax equalization.

If Mr. Amelio’s employment is terminated: (1) by Heli-One Canada other than for Cause; (2) by him for Good Reason; or (3) if during the 180-day period following a Change of Control (as defined in Mr. Amelio’s employment agreement), (a) Mr. Amelio’s employment is terminated by Heli-One Canada other than for Cause or (b) Mr. Amelio is required to perform his principal duties at a location that is more than 150 kilometers from the location at which he performed his duties immediately before the Change of Control (a “CIC Constructive Termination”), subject to signing a general release of claims (except in the event of his Permanent Disability or death), he will be entitled to, in addition to certain accrued amounts, (1) a lump sum payment in an amount equal to 12 months of his base salary (18 months, in the event that Mr. Amelio’s employment is terminated by Heli-One Canada other than for Cause, Permanent Disability or death within two years of Mr. Amelio relocating to the Metro Vancouver area or a proximate area in Washington State); (2) subject to the terms and conditions of the applicable benefit plan(s), continuation of his medical and insurance benefits for twelve months, except that Heli-One Canada shall not be required to provide Mr. Amelio and his eligible dependents with medical insurance coverage as long as they are receiving comparable medical insurance coverage from another employer; and (3) a pro-rated annual cash bonus based on the average of the bonuses earned in each of the previous two years (except if he is employed for less than two years, in which case such bonus will be the previous year’s bonus).

The employment agreement provides for Mr. Amelio to be indemnified under certain circumstances, however, if Mr. Amelio’s employment has been terminated by Heli-One Canada for Cause, Heli-One Canada will have no obligation to indemnify Mr. Amelio for any claim arising out of the matter for which his employment was terminated.

In the event it is determined that any payment or distribution by Heli-One Canada or its affiliates to or for the benefit of Mr. Amelio would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by Mr. Amelio with respect to such excise tax, then Mr. Amelio will be entitled to receive a gross-up payment that fully reimburses him for such excise taxes.

Pursuant to the terms of his employment agreement, Mr. Amelio is subject to the following covenants: (1) a covenant not to disclose confidential information while employed and at all times thereafter; (2) a covenant not to compete for a period of twelve months following his termination of employment for any reason; and (3) a covenant not to solicit employees or customers for a period of twelve months following his termination of employment for any reason. In the event Mr. Amelio breaches any of the foregoing restrictive covenants, Heli-One Canada will have no obligation to make the termination payments described above and where such payments have already been made, Mr. Amelio agrees to reimburse Heli-One Canada for the amount paid.

Rick Davis

Heli-One Canada entered into an employment agreement with Mr. Davis, dated as of September 16, 2008, whereby Mr. Davis served as the Senior Vice President and Chief Financial Officer of the CHC group of companies until his employment terminated on August 7, 2011. Mr. Davis’s annual base salary was approximately $395,016 (based on the April 30, 2011 exchange rate of Canadian dollars to U.S. dollars), and he was eligible to participate in the Bonus Plan, the share option plan and the special share plan. Heli-One Canada provided Mr. Davis with an automobile allowance of approximately $988 per month (based on the April 30, 2011 exchange rate of Canadian dollars to U.S. dollars) and paid all reasonable operating costs for the use of the vehicle. Pursuant to the terms of the employment agreement, Mr. Davis was entitled to participate in Heli-One Canada’s defined contribution plan and all employee insurance and other benefit plans as were provided by Heli-One Canada to its executive employees.

Pursuant to the terms of the employment agreement, in connection with the termination of his employment, he was entitled to, in addition to certain accrued amounts, (1) a lump sum payment in an amount equal to 24 months of his base salary; (2) an annual cash bonus equal to two times the average of the bonuses earned in the immediately preceding two years; (3) subject to the terms and conditions of the applicable benefit plan(s), continuation of his medical and insurance benefits for 24 months, except that CHC will not be required to provide Mr. Davis and his eligible dependents with medical insurance coverage as long as they are receiving comparable medical insurance coverage from another employer; and (4) a pro-rated annual cash bonus based on the average of the bonuses earned in each of the previous two years.

The employment agreement provides for Mr. Davis to be indemnified under certain circumstances.

Pursuant to the terms of his employment agreement, Mr. Davis is currently subject to the following covenants: (1) a covenant not to disclose confidential information while employed and at all times thereafter; (2) a covenant not to compete for a period of 24 months following his termination of employment; and (3) a covenant not to solicit employees or customers for a period of 24 months following his termination of employment. In the event Mr. Davis breaches any of the foregoing restrictive covenants, CHC will have no obligation to make the termination payments described above and where such payments have already been made, Mr. Davis agrees to reimburse CHC for the amount paid.

Joan Hooper

Heli-One American Support LLC (“Heli-One”) entered into an employment agreement with Ms. Hooper, dated as of September 26, 2011, whereby Ms. Hooper serves as the Senior Vice-President, Chief Financial Officer for the CHC Helicopter group of companies. Ms. Hooper’s employment agreement has an indefinite term which commenced on October 3, 2011, subject to the right of Heli-One or Ms. Hooper to terminate the employment agreement in accordance with its terms. Ms. Hooper’s annual base salary is $475,000, which Heli-One will review from time to time and may, in its sole discretion, consider it for increase (but not decrease, other than a decrease generally applicable to other similarly situated executives), and she is eligible to participate in the SIP and the Bonus Plan, pursuant to which she is eligible to earn a target annual incentive bonus of 85% of her base salary subject to the attainment of certain performance thresholds (for the first plan year of Ms. Hooper’s employment, such bonus will be prorated for the portion of the plan year during which she was employed by Heli-One). Heli-One provides Ms. Hooper with an automobile allowance of $10,800 per year and pays all reasonable operating costs for the use of the vehicle. Pursuant to the terms of the employment agreement, Ms. Hooper is entitled to participate in Heli-One’s defined contribution plan and all employee insurance and other benefit plans as is provided from time to time by Heli-One to other similarly-situated executive employees. Ms. Hooper received a sign-on bonus of $150,000 upon the commencement of her employment. Ms. Hooper will be entitled to the benefits of Heli-One’s Tax Equalization Policy as it exists from time to time.

If Ms. Hooper’s employment is terminated: (1) by Heli-One other than for Cause, death, or Total Disability or (2) by her for Good Reason (as these terms are defined in Ms. Hooper’s employment agreement), subject to signing a general release of claims, she is entitled to, in addition to certain accrued amounts, (1) a lump sum payment in an amount equal to 12 months of her base salary; (2) payment on Ms. Hooper’s behalf of the applicable premium for health care continuation coverage pursuant to COBRA for a period of 12 months or until she ceases to be eligible for COBRA continuation coverage, if earlier; and (3) a pro-rated annual cash bonus based on the average of the bonuses earned in each of the previous two years under the Bonus Plan (except if she is employed for less than two years, such bonus will be the previous year’s bonus or if she is employed for less than one year, such bonus will be the target bonus).

The employment agreement provides for Ms. Hooper to be indemnified under certain circumstances.

Pursuant to the terms of her employment agreement, Ms. Hooper is subject to the following covenants: (1) a covenant not to disclose confidential information while employed and at all times thereafter; (2) a covenant not to compete for a period of 12 months following her termination of employment for any reason; and (3) a covenant not to solicit employees or customers for a period of 12 months following her termination of employment for any reason. In the event Ms. Hooper breaches any of the foregoing restrictive covenants, Heli-One will have no obligation to make the termination payments described above and where such payments have already been made, Ms. Hooper agrees to reimburse Heli-One for the amount paid.

Neil Calvert

Heli-One Canada entered into an employment agreement with Mr. Calvert, dated as of September 16, 2008, whereby Mr. Calvert served as the President of the Heli-One division of the CHC group of companies until his employment terminated April 30, 2011. Mr. Calvert’s annual base salary was approximately $395,016 (based on the April 30, 2011 exchange rate of Canadian dollars to U.S. dollars), and he was eligible to participate in the Bonus Plan and the SIP. Heli-One Canada provided Mr. Calvert with an automobile allowance of approximately $889 per month (based on the April 30, 2011 exchange rate of Canadian dollars to U.S. dollars) and paid all reasonable operating costs for the use of the vehicle. Pursuant to the terms of the employment agreement, Mr. Calvert was entitled to participate in Heli-One Canada’s defined contribution plan and all employee insurance and other benefit plans as were provided by Heli-One Canada to its executive employees.

Pursuant to the terms of the employment agreement, in connection with his termination of employment, he was entitled to, in addition to certain accrued amounts, (1) a lump sum payment in an amount equal to 24 months of his base salary; (2) an annual cash bonus equal to two times the average of the bonuses earned in the immediately preceding two years; (3) subject to the terms and conditions of the applicable benefit plan(s), continuation of his medical and insurance benefits for 24 months, except that Heli-One Canada will not be required to provide Mr. Calvert and his eligible dependents with medical insurance coverage as long as they are receiving comparable medical insurance coverage from another employer; and (4) a pro-rated annual cash bonus based on the average of the bonuses earned in each of the previous two years.

The employment agreement provides for Mr. Calvert to be indemnified under certain circumstances.

Pursuant to the terms of his employment agreement, Mr. Calvert is currently subject to the following covenants: (1) a covenant not to disclose confidential information while employed and at all times thereafter; (2) a covenant not to compete for a period of 24 months following his termination of employment; and (3) a covenant not to solicit employees or customers for a period of 24 months following his termination of employment. In the event Mr. Calvert breaches any of the foregoing restrictive covenants, CHC will have no obligation to make the termination payments described above and where such payments have already been made, Mr. Calvert agrees to reimburse CHC for the amount paid.

Michael O’Neill

Heli-One entered into an employment agreement with Mr. O’Neill, dated as of February 2, 2011, whereby Mr. O’Neill serves as the Senior Vice-President, Legal of the CHC Group. Mr. O’Neill’s employment agreement has an indefinite term which commenced on February 2, 2011, subject to the right of Heli-One or Mr. O’Neill to terminate the employment agreement in accordance with its terms. Mr. O’Neill’s annual base salary is $450,000, which Heli-One will review at the end of each fiscal year and will maintain or increase such annual base salary for the following year to such amount as the President and Chief Executive Officer in consultation with the Compensation Committee of the Board of Directors of Holdings (the “Committee”) may determine in its discretion (during the first year of Mr. O’Neill’s employment, such review will occur in connection with the mid-year review process), and he is eligible to participate in the Bonus Plan and the SIP. Heli-One provides Mr. O’Neill with an automobile allowance of $900 per month and pays all reasonable operating costs for the use of the vehicle. Pursuant to the terms of the employment agreement, Mr. O’Neill is entitled to participate in Heli-One’s defined contribution plan and all employee insurance and other benefit plans as is provided by Heli-One to its executive employees. If Heli-One relocates Mr. O’Neill to Vancouver on or before August 1, 2012, with Mr. O’Neill’s prior written consent, Heli-One will provide Mr. O’Neill with relocation assistance in accordance with its policies and practices for similarly situated executives.

If Mr. O’Neill’s employment is terminated: (1) by Heli-One other than for Cause or (2) by him for Good Reason (as these terms are defined in Mr. O’Neill’s employment agreement), subject to signing a general release of claims, he is entitled to, in addition to certain accrued amounts, (1) a lump sum payment in an amount equal to 12 months of his base salary; (2) subject to the terms and conditions of the applicable benefit plan(s), continuation of his medical and insurance benefits for 12 months, except that Heli-One will not be required to provide Mr. O’Neill and his eligible dependents with medical insurance coverage as long as they are receiving comparable medical insurance coverage from another employer; and (3) a pro-rated annual cash bonus based on the average of the bonuses earned in each of the previous two years under the Bonus Plan (except if he is employed for less than two years, such bonus will be the previous year’s bonus or if he is employed for less than one year, such bonus will be the target bonus).

The employment agreement provides for Mr. O’Neill to be indemnified under certain circumstances, however, if Mr. O’Neill’s employment has been terminated by CHC for Cause, CHC will have no obligation to indemnify Mr. O’Neill for any claim arising out of the matter for which his employment was terminated.

Pursuant to the terms of his employment agreement, Mr. O’Neill is subject to the following covenants: (1) a covenant not to disclose confidential information while employed and at all times thereafter; (2) a covenant not to compete for a period of 12 months following his termination of employment for any reason; and (3) a covenant not to solicit employees or customers for a period of 12 months following his termination of employment for any reason. In the event Mr. O’Neill breaches any of the foregoing restrictive covenants, Heli-One will have no obligation to make the termination payments described above and where such payments have already been made, Mr. O’Neill agrees to reimburse Heli-One for the amount paid.

Michael Summers

Heli-One entered into an employment agreement with Mr. Summers, dated as of October 4, 2010, which was amended and restated as of January 5, 2012, whereby Mr. Summers serves as the Senior Vice-President, Human Resources of the CHC Group. Mr. Summers’s employment agreement has an indefinite term which commenced on October 4, 2010, subject to the right of Heli-One or Mr. Summers to terminate the employment agreement in accordance with its terms. Mr. Summers’s annual base salary is $450,000, which Heli-One will review at the end of each fiscal year and will maintain or increase such annual base salary for the following year to such amount as the President and Chief Executive Officer in consultation with the Committee may determine in its discretion, and he is eligible to participate in the Bonus Plan and the SIP. Heli-One provides Mr. Summers with an automobile allowance of $900 per month and pays all reasonable operating costs for the use of the vehicle. Pursuant to the terms of the employment agreement, Mr. Summers is entitled to participate in Heli-One’s defined contribution plan and all employee insurance and other benefit plans as is provided by Heli-One to its executive employees.

If Mr. Summers’s employment is terminated: (1) by Heli-One other than for Cause or (2) by him for Good Reason (as these terms are defined in Mr. Summers’s employment agreement), subject to signing a general release of claims, he is entitled to, in addition to certain accrued amounts, (1) a lump sum payment in an amount equal to 12 months of his base salary; (2) subject to the terms and conditions of the applicable benefit plan(s), continuation of his medical and insurance benefits for 12 months, except that Heli-One will not be required to provide Mr. Summers and his eligible dependents with medical insurance coverage as long as they are receiving comparable medical insurance coverage from another employer; and (3) a pro-rated annual cash bonus based on the average of the bonuses earned in each of the previous two years under the Bonus Plan (except if he is employed for less than two years, such bonus will be the previous year’s bonus or if he is employed for less than one year, such bonus will be the target bonus).

The employment agreement provides for Mr. Summers to be indemnified under certain circumstances, however, if Mr. Summers’s employment has been terminated by CHC for Cause, CHC will have no obligation to indemnify Mr. Summers for any claim arising out of the matter for which his employment was terminated.

Pursuant to the terms of his employment agreement, Mr. Summers is subject to the following covenants: (1) a covenant not to disclose confidential information while employed and at all times thereafter; (2) a covenant not to compete for a period of 12 months following his termination of employment for any reason; and (3) a covenant not to solicit employees or customers for a period of 12 months following his termination of employment for any reason. In the event Mr. Summers breaches any of the foregoing restrictive covenants, Heli-One will have no obligation to make the termination payments described above and where such payments have already been made, Mr. Summers agrees to reimburse Heli-One for the amount paid.

Pursuant to an employment offer letter from Heli-One to Mr. Summers, dated October 26, 2010, Mr. Summers was entitled to receive a guaranteed bonus of $223,125 for the 2011 plan year under the Bonus Plan. In addition, Mr. Summers is eligible to participate in the Bonus Plan, pursuant to which he is eligible to earn an annual target performance bonus of 85% of his base salary if certain corporate performance targets are attained. Under the 2011 Management Equity Plan, Mr. Summers was (1) granted time and performance options to acquire 2,782,610 Ordinary B shares of Holdings and (2) granted performance options to acquire 4,113,200 Ordinary B shares of Holdings.

Christine Baird

CHC Global Operations (2008) Inc. (“CHC Global”) entered into an employment agreement with Christine Baird, dated as of September 16, 2008, whereby Ms. Baird served as the President of Global Operations of the CHC group of companies until her employment terminated on February 28, 2011. Ms. Baird’s annual base salary was approximately $395,016 (based on the April 30, 2011 exchange rate of Canadian dollars to U.S. dollars), and she was eligible to participate in the Bonus Plan and the SIP. CHC Global provided Ms. Baird with an automobile allowance of approximately $889 per month (based on the April 30, 2011 exchange rate of Canadian dollars to U.S. dollars) per month and paid all reasonable operating costs for the use of the vehicle. Pursuant to the terms of the employment agreement, Ms. Baird was entitled to participate in CHC Global’s defined contribution plan and all employee insurance and other benefit plans as were provided by CHC Global to its executive employees.

Pursuant to the terms of the employment agreement, in connection with the termination of her employment, she was entitled to, in addition to certain accrued amounts, (1) a lump sum payment in an amount equal to 24 months of her base salary; (2) an annual cash bonus equal to two times the average of the bonuses earned in the immediately preceding two years; (3) subject to the terms and conditions of the applicable benefit plan(s), continuation of her medical and insurance benefits for 24 months, except that CHC will not be required to provide Ms. Baird and her eligible dependents with medical insurance coverage as long as they are receiving comparable medical insurance coverage from another employer; and (4) a pro-rated annual cash bonus based on the average of the bonuses earned in each of the previous two years.

The employment agreement provides for Ms. Baird to be indemnified under certain circumstances.

Pursuant to the terms of her employment agreement, Ms. Baird is currently subject to the following covenants: (1) a covenant not to disclose confidential information while employed and at all times thereafter; (2) covenant not to compete for a period of 24 months following her termination of employment; and (3) a covenant not to solicit employees or customers for a period of 24 months following her termination of employment. In the event Ms. Baird breaches any of the foregoing restrictive covenants, CHC Global will have no obligation to make the termination payments described above and where such payments have already been made, Ms. Baird agrees to reimburse CHC Global for the amount paid.

Tilmann Gabriel

EEA Helicopter Operations B.V. (“EEA”) entered into an employment agreement with Tilmann Gabriel, dated as of October 30, 2009, whereby Mr. Gabriel served as the President of European Operations until his employment terminated on March 31, 2011. Mr. Gabriel’s annual base salary was approximately $410,885 (based on the April 30, 2011 exchange rate of British pounds to U.S. dollars), and he was eligible to participate in the management incentive plans that may be established and approved from time to time by the Board of Directors of EEA or CHC Helicopters S.A. including but not limited to bonus, compensation and stock option arrangements. EEA provided Mr. Gabriel with an automobile allowance of approximately $820 per month (based on the April 30, 2011 exchange rate of British pounds to U.S. dollars) per month and paid all reasonable operating costs for the use of the vehicle. Pursuant to the terms of the employment agreement, Mr. Gabriel was entitled to participate in EEA’s pension plan and all employee insurance and other benefit plans as were provided by EEA to its executive employees. Additionally, Mr. Gabriel was provided with a monthly payment of approximately $2,187 per month (based on the April 30, 2011 exchange rate of British pounds to U.S. dollars) for his private health insurance coverage.

Pursuant to the terms of the employment agreement, in connection with the termination of his employment, he was entitled to, in addition to certain accrued amounts, (1) a lump sum payment in an amount equal to 12 months of his base salary plus 1 month of base salary for each year or partial year of a service up to a maximum of 24 months; (2) an annual cash bonus equal to the product of (x) a fraction of (A) 12 plus 1 for each year or partial year of service up to a maximum of 24 over (B) 12, multiplied by (y) the average of the bonuses earned in the immediately preceding two years; (3) subject to the terms and conditions of the applicable benefit plan(s), continuation of his medical and insurance benefits for the number of months set out in clause (1) above, except that EEA will not be required to provide Mr. Gabriel and his eligible dependents with medical insurance coverage as long as they are receiving comparable medical insurance coverage from another employer; and (4) a pro-rated annual cash bonus based on the average of the bonuses earned in each of the previous two years.

The employment agreement provides for Mr. Gabriel to be indemnified under certain circumstances.

Pursuant to the terms of his employment agreement, Mr. Gabriel is currently subject to the following covenants: (1) a covenant not to disclose confidential information while employed and at all times thereafter; (2) a covenant not to compete for a period of 12 months following his termination of employment; and (3) a covenant not to solicit employees or customers for a period of 24 months following his termination of employment. In the event Mr. Gabriel breaches any of the foregoing restrictive covenants, EEA will have no obligation to make the termination payments described above and where such payments have already been made, Mr. Gabriel agrees to reimburse EEA for the amount paid.

Equity Plans

Share Incentive Plan

The SIP authorizes the Board, or any person or persons designated by the Board to administer the SIP (the “Designated Committee”), to grant Options and Special Shares to employees, directors or consultants of Holdings and its affiliates.

Options. The Options vest in five equal annual installments beginning on the first anniversary of the effective date of the stock option agreement. The Options will also become 100% vested (x) immediately following receipt by the funds and the investors of aggregate distributions from Holdings in an amount equal to the Investors’ Investment and (y) immediately prior to the occurrence of a Change in Control (as such terms are defined in the SIP), whichever occurs first. Upon termination of a participant’s employment, (1) unvested Options held by such participant will be cancelled as of such date of termination and (2) vested Options held by such participant will be exercisable within the period commencing on the date such Option becomes vested and ending on the earlier of (A) the occurrence of the Final Exit Event (as defined in the SIP) and (B) the tenth anniversary of the effective date of the stock option agreement, except if the participant’s employment (x) is terminated by us for Cause or (y) is terminated by us without Cause or terminates due to Retirement (as such terms are defined in the SIP) prior to a Change in Control (where, in the case of clause (y), such participant is employed by, contracts or consults with a competitor of Holdings or any of its affiliates at any time during the 1 year period following the date of termination), in which case vested Options held by such participant will be cancelled effective as of the date of termination. In addition, if the participant’s employment terminates due to Disability (as defined in the SIP) or death, the participant (or, in the case of the death of the participant, the participant’s legal representative or estate) will have the right to surrender to Holdings all Options granted to the participant which have vested as of such date of termination for a cash amount equal to the excess of the fair value of the Ordinary B shares as of such date underlying such Options over the aggregate exercise price for such Options.

Special Shares. The Special Shares vest upon a given Exit Event once the aggregate Exit Value in connection with such Exit Event and all Exit Events prior to such Exit Event equals or exceeds a certain multiple of the Investors’ Investment, provided that the participant’s employment has not been terminated prior to the date of such Exit Event (as such terms are defined in the SIP). Pursuant to the SIP: (1) if the participant’s employment terminates due to Retirement or is terminated by us without Cause (other than where such participant is employed by, contracts or consults with a competitor of Holdings or any of its affiliates at any time during the 1 year period following the date of termination), Holdings may redeem using the proceeds received by it in connection with an Exit Event, at any time following the Exit Event until or on the date of the Final Exit Event, any unvested Special Shares, for their fair value determined as of the participant’s date of termination, immediately following such redemption, the unvested Special Shares will be cancelled; (2) if the participant’s employment terminates due to death or Disability, Holdings may redeem at any time until or on the date of the Final Exit Event any unvested Special Shares, for their fair value determined as of the participant’s date of termination, and immediately following such redemption, the unvested Special Shares will be cancelled; (3) except where Holdings exercises its right to redeem a participant’s Special Shares pursuant clauses (1) or (2) above, if the participant’s employment terminates for any reason, Holdings will redeem the unvested Special Shares issued to the participant effective as of the participant’s date of termination for their par value, immediately following which the unvested Special Shares so redeemed will be cancelled; (4) if the participant’s employment (a) is terminated by us for Cause or (b) is terminated by us without Cause or terminates due to Retirement (where, in the case of clause (b), such participant is employed by, contracts or consults with a competitor of Holdings or any of its affiliates at any time during the 1 year period following the date of termination), any vested Special Shares (determined as of the date of termination) may be redeemed by Holdings for their par value, immediately following which the vested Special Shares so redeemed will be cancelled; and (5) except where Holdings exercises its right to redeem a participant’s Special Shares pursuant to clause (6) above, if the participant’s employment terminates for any reason, Holdings may redeem, at any time following 6 months plus 1 day following the date of vesting applicable to such shares until or on the Final Exit Event, the vested Special Shares issued to the participant for their fair value determined as of the later of such date of termination and 6 months plus 1 day following the date of vesting applicable to such shares, immediately following which the vested Special Shares so redeemed will be cancelled.

2011 Management Equity Plan

Our Board adopted the 2011 MEP before the effective date of this offering. The following description of the 2011 MEP is not complete and is qualified by reference to the full text of the plan, which has been filed as an exhibit to this registration statement. The 2011 MEP is designed to provide eligible employees a proprietary interest in us and thereby encourage such employees to perform the duties of their employment to the best of their abilities and to devote their business time and efforts to increase the value of CHC Helicopter S.A. (“CHC S.A.”) and to facilitate a successful public offering or other disposition of the shares or other economic interests in CHC S.A. The 2011 MEP is also intended to assist Holdings and its affiliates in attracting and retaining individuals with superior experience and ability.

The 2011 MEP authorizes the Designated Committee to grant time- and performance-based stock options to purchase Ordinary B shares (the “New Time and Performance Options”), performance-based stock options to purchase Ordinary B Shares (the “New Performance Options” and together with the New Time and Performance Options, the “New Options”) and restricted share units (“RSUs”) to employees, directors or consultants of Holdings and its affiliates.

New Options. Unless otherwise provided in an award agreement, the New Time and Performance Options vest in four equal annual installments of 25% beginning on the first anniversary of the effective date of the stock option agreement. Notwithstanding the foregoing, all unvested New Time and Performance Options will vest immediately in the event of the funds and the investors receiving aggregate distributions from us in an amount equal to the Equity Investment, or immediately prior to a Change in Control (as such terms are defined in the 2011 MEP). The New Performance Options vest in up to three tranches, each equal to one-third of the total award of New Performance Options, upon the achievement of an Exit Event or Final Exit Event which results in an Exit Value, at the time of the applicable Exit Event or Final Exit Event, equal to or in excess of: (1) the Equity Investment; (2) 2.0 times the Adjusted Equity Investment; and (3) 2.5 times the Adjusted Equity Investment (as such terms are defined in the 2011 MEP). The exercise price for each Ordinary B share issuable under any New Option will be determined by the Designated Committee, but in any event, will be no less than the fair value per Ordinary B share on the date of grant. The terms addressing the exercise period and the consequences of a termination of an option holder’s employment of the New Options are generally the same as the terms provided under the SIP.

Restricted Stock Units. The Designated Committee may from time to time grant RSUs to participants in such number and on such terms and conditions consistent with the 2011 MEP, as the Designated Committee determines. Unless otherwise provided in an award agreement, RSUs will be vested on the date of grant and will generally be settled on the earlier to occur of (1) the fifth anniversary of the date of grant and (2) the date of a 409A Change of Control (as such term is defined in the 2011 MEP) (the “Settlement Date”). If a participant’s employment terminates for any reason (other than by the Company for Cause or due to death) prior to the Settlement Date, the participant’s RSUs will continue to be eligible for settlement. In the event that an RSU holder dies prior to the Settlement Date, any RSUs credited to such participant’s account on the date of death will be settled and the Company will deliver the requisite number of Ordinary B shares issued from treasury to the participant’s personal representative as soon as practical following the Participant’s death. In the event that an RSU holder’s employment is terminated by the Company for Cause, all RSUs credited to his or her account will be forfeited and cancelled, and the participant will receive no compensation for such forfeiture and cancellation.

Buy-In Program. In order to participate in the 2011 MEP, Mr. Amelio and his direct reports, which includes Messrs. Summers and O’Neill (collectively, the “Buy-in Group”) are required to purchase Ordinary B shares of Holdings. In recognition of the premium paid by members of the Buy-in Group, the Buy-in Group members were awarded, pursuant to the 2011 MEP, RSUs. Each Buy-in Group member received an award of RSUs redeemable on settlement for a number of Ordinary B shares equal to 27.39% of the Ordinary B shares purchased by him above, rounded down to the nearest whole number.

Exchange of Options and Special Shares. In connection with our transition from the SIP to the 2011 MEP due in part to the economic conditions in which we operate and due to the shares underlying the previously granted Options having a fair market value below the exercise price of the Options and the low probability that the Special Shares would become vested, we determined that offering New Options with different vesting terms and a lower per-share exercise price may be better suited than the existing Options and Special Shares to meet our objectives to attract, motivate, retain and reward talented and experienced individuals.

Holders of unvested Options (or Options that vested on September 16, 2011) and Special Shares have been offered an opportunity to exchange such awards for New Options under the 2011 MEP (the “Eligible Group”).

Members of the Eligible Group who held such Options had the opportunity to elect to have such Options replaced with an equivalent number of New Time and Performance Options granted pursuant to the 2011 MEP. The exercise price for such New Time and Performance Options was the fair value of an Ordinary B share on the grant date.

Members of the Eligible Group who held Special Shares had the opportunity to elect to have such Special Shares replaced with New Performance Options granted pursuant to the 2011 MEP. The exercise price for such New Performance Options was the fair value of an Ordinary B share on the grant date.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by our named executive officers as of April 30, 2011.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William Amelio,	—		—		—	—	—	—	—	—		—
President and Chief Executive Officer

Rick Davis,	331,050	(1)	—		—	$0.10	6/29/15	—	—	—		—
Former Senior Vice President and Chief Financial Officer	1,780,871	(1)	2,671,307	(1)	—	$1.00	9/16/18	—	—	48,000	(4)	—	(4)

Michael O’Neill,	—		—		—	—	—	—	—	—		—
Senior Vice President, Legal

Michael Summers,	—		—		—	—	—	—	—	—		—
Senior Vice President, Human Resources

Neil Calvert,	496,580	(1)	—		—	$0.10	6/29/15	—	—	—		—
Former President, Heli-One	1,780,871	(1)	445,218	(2)	—	$1.00	9/16/18	—	—	40,000	(4)	—	(4)

Christine Baird,	496,580	(1)	—		—	$0.10	6/29/15	—	—	—		—
Former President, Global Operations	1,780,871	(1)	445,218	(3)	—	$1.00	9/16/18	—	—	50,000	(4)	—	(4)

Tillman Gabriel,	—		—		—	—	—	—	—	—		—
Former President, European Operations

(1)	All options vest equally 20% per year beginning on the grant date. Options expire 10 years following the grant date.
(2)	These options will vest on April 30, 2014 in accordance with the terms of the consulting agreement with Mr. Calvert described below under “Potential Payments Upon Termination or Change in Control—Mr. Calvert” unless the consulting agreement is terminated earlier than that date in accordance with its terms.
(3)	These options will vest on February 28, 2013 in accordance with the terms of the consulting agreement with Ms. Baird described below under “Potential Payments Upon Termination or Change in Control—Ms. Baird” unless the consulting agreement is terminated earlier than that date in accordance with its terms.
(4)	These shares are Special Shares that vest upon a given Exit Event as described under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2011 Table—Equity Plans—Share Incentive Plan.” Because there is no public market for our equity securities, the market value of the Special Shares is not determinable.

Option Exercises and Stock Vested in Fiscal 2011

None of our named executive officers had options that were exercised or stock that vested during the 2011 fiscal year.

Pension Benefits for Fiscal 2011

The following table provides information regarding the pension benefits for our named executive officers. The amounts in the table for Messrs. Davis and Calvert and for Ms. Baird were converted from Canadian dollars based on the exchange rate in effect on April 30, 2011.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
William Amelio,	—	—	—		—
President and Chief Executive Officer

Rick Davis, Former Senior Vice President and Chief Financial Officer	Supplemental Retirement Plan	13	999,407		—

Michael O’Neill,	—	—	—		—
Senior Vice President, Legal

Michael Summers,	—	—	—		—
Senior Vice President, Human Resources

Neil Calvert, Former President, Heli-One	Amended and Restated Supplemental Retirement Plan	16	1,176,197	(1)	—
	CHC Scotia Pension Scheme	16	—	(1)	—

Christine Baird, Former President, Global Operations	Amended and Restated Supplemental Retirement Plan	29	2,981,036		—

Tillman Gabriel,	—	—	—		—
Former President, European Operations

(1)	Mr. Calvert receives a monthly benefit from the CHC Scotia Pension Scheme. The benefit was derived from his service under CHC Scotia Limited. In conjunction with Mr. Calvert’s retirement he receives an annual benefit equal to £15,228.60, or $23,791.64 based on the exchange rate in effect on April 30, 2011. Pursuant to Mr. Calvert’s SERP agreement, the lifetime supplemental benefit is reduced by the equivalent in Canadian dollars of the annual pension amount payable from the CHC Scotia Pension Scheme. It is not possible to determine the actuarial present value of Mr. Calvert’s accumulated benefits under the CHC Scotia Pension Scheme.

For a description of the terms of the Supplemental Retirement Plans reflected in the table above, see “Compensation Discussion and Analysis—Elements of Compensation—Pension and Supplemental Retirement Plans.”

Non-Qualified Deferred Compensation for Fiscal 2011

We do not offer non-qualified deferred compensation to our named executive officers.

Potential Payments Upon Termination or Change in Control

Each of our named executive officers is or was party to an employment agreement as described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2011 Table—Employment Agreements.” Pursuant to these agreements, our named executive officers are or were entitled to certain severance payments and benefits and are subject to certain confidentiality, non-competition and non-solicitation provisions.

The following tables illustrate the additional payments and benefits that would have been triggered for Messrs. Amelio, Davis, O’Neill and Summers by a termination of employment or change in control of our company on April 30, 2011. Disclosure is also provided for additional payments and benefits that were actually triggered for Messrs. Davis, Gabriel, and Calvert and to Ms. Baird in connection with their terminations of employment with us.

The amounts set forth below for Messrs. Davis and Calvert and for Ms. Baird were converted from Canadian dollars based on the exchange rate in effect on April 30, 2011. The amounts set forth below for Mr. Gabriel were converted from British pounds based on the exchange rate in effect on April 30, 2011.

Mr. Amelio

	Severance ($)		Continuation of Medical and Insurance Benefits ($)		Pro-rated Bonus ($)		Tax Gross-up ($) (4)	Total ($)
Termination Without Cause;
Termination for Good Reason;
CIC Constructive Termination;
Death or Permanent Disability	750,000	(1)	9,800	(2)	–	(3)	–	759,800

(1)	This amount represents a lump sum payment in an amount equal to 12 months of Mr. Amelio’s base salary. The lump sum payment would be equal to 18 months salary in the event that Mr. Amelio’s employment is terminated by Heli-One Canada other than for Cause, Permanent Disability or death within two years of Mr. Amelio relocating to the Metro Vancouver area or a proximate area in Washington State.
(2)	This amount represents the value of continuation of medical and insurance benefits for 12 months.
(3)	This amount represents a pro-rated annual bonus based on the average of the bonuses earned in each of the previous two years.
(4)	In the event it is determined that any payment or distribution by Heli-One Canada or its affiliates to or for the benefit of Mr. Amelio would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by Mr. Amelio with respect to such excise tax, then Mr. Amelio will be entitled to receive a gross-up payment that fully reimburses him for such excise taxes.

Mr. Davis

	Severance ($)		Continuation of Medical and Insurance Benefits ($)		Pro-rated Bonus ($)		Accelerated Vesting of Options ($)		Total ($)
Termination Without Cause; Termination for Good Reason; Death or Permanent Disability	1,000,000	(1)	20,640	(2)	100,000	(3)	—		1,120,640
Change in Control	—		—		—		—	(4)	—

(1)	This amount represents a lump sum payment in an amount equal to (a) 24 months of Mr. Davis’s base salary and (b) an annual cash bonus equal to two times the average of the bonuses earned in the immediately preceding two years.
(2)	This amount represents the value of continuation of medical and insurance benefits for 24 months.
(3)	This amount represents a pro-rated annual bonus based on the average of the bonuses earned in each of the previous two years.
(4)	Unvested options become 100% vested (a) immediately following receipt by the funds and the investors of aggregate distributions from Holdings in an amount equal to the Investors’ Investment and (b) immediately prior to the occurrence of a Change in Control (as such terms are defined in the SIP), whichever occurs first. Because there was no public market for our equity securities as of April 30, 2011, the value of such accelerated vesting as of that date is not determinable.

Mr. Davis’s employment was terminated on August 7, 2011, following the end of fiscal 2011, and, in connection with such termination, he received benefits as set forth above.

In connection with the termination of Mr. Davis’s employment, Heli-One Canada and Mr. Davis entered into a separation agreement, dated August 8, 2011 (the “Separation Agreement”). In addition to the payments and benefits described above, (1) Holdings agreed to not exercise its call right on his 458,266 Ordinary B shares; (2) 1,780,870 Ordinary B shares underlying an Option will remain outstanding and continue to be exercisable by him; and (3) subject to abiding by the terms of the consulting agreement (as discussed below), at the end of the Term (as defined below) Holdings agreed (i) to vest an additional 890,435 Ordinary B shares underlying an Option and (ii) not to redeem 48,000 Special Shares. In addition, Mr. Davis will continue to be obligated by the terms of a promissory note issued by him to FR Horizon Topco S.à r.l., dated September 16, 2008, evidencing indebtedness of $235,291.82.

In connection with the Separation Agreement, Mr. Davis entered into a consulting agreement, dated August 8, 2011. The term of the consulting agreement commenced on August 8, 2011 and ended on November 7, 2011 (the “Term”). During the Term, Mr. Davis provided full time consulting services to Heli-One Canada consisting of assisting in the transitioning of his duties and responsibilities as Heli-One Canada’s former Chief Financial Officer, for which Mr. Davis received $32,918 per month.

Mr. O’Neill

	Severance ($)		Continuation of Medical and Insurance Benefits ($)		Pro-rated Bonus ($)		Total ($)
Termination Without Cause;
Termination for Good Reason; Death or Permanent Disability	450,000	(1)	10,212	(2)	—	(3)	460,212

(1)	This amount represents a lump sum payment in an amount equal to 12 months of Mr. O’Neill’s base salary.
(2)	This amount represents the value of continuation of medical and insurance benefits for 12 months.
(3)	This amount represents a pro-rated annual bonus based on the average of the bonuses earned in each of the previous two years.

Mr. Summers

	Severance ($)		Continuation of Medical and Insurance Benefits ($)		Pro-rated Bonus ($)		Total ($)
Termination Without Cause;
Termination for Good Reason; Death or Permanent Disability	450,000	(1)	10,212	(2)	—	(3)	460,212

(1)	This amount represents a lump sum payment in an amount equal to 12 months of Mr. Summers’s base salary.
(2)	This amount represents the value of continuation of medical and insurance benefits for 12 months.
(3)	This amount represents a pro-rated annual bonus based on the average of the bonuses earned in each of the previous two years.

Mr. Calvert

Mr. Calvert’s employment was terminated on April 30, 2011 and, in connection with such termination, he received severance payments in an amount equal to $1,012,345 and the right to continued medical and insurance benefits for 24 months valued at $34,169.

In connection with the termination of Mr. Calvert’s employment, Heli-One Canada and Mr. Calvert entered into a separation agreement, dated May 4, 2011 (the “Separation Agreement”). In addition to the payments and benefits described above, (1) Holdings agreed to not exercise its call right on his 309,292 Ordinary B shares; (2) 1,780,872 Ordinary B shares underlying an Option will remain outstanding and continue to be exercisable by him; and (3) subject to abiding by the terms of the consulting agreement (as discussed below), at the end of the Term (as defined below) Holdings agreed (i) to vest an additional 445,218 Ordinary B shares underlying an Option and (ii) not to redeem 40,000 Special Shares. In addition, Mr. Calvert will continue to be obligated by the terms of a promissory note issued by him to FR Horizon Topco S.à r.l., dated September 16, 2008, evidencing indebtedness of $235,291.82.

In connection with the Separation Agreement, Mr. Calvert entered into a consulting agreement, dated May 1, 2011. The term of the consulting agreement commenced on April 29, 2011 and will continue until April 30, 2014, unless terminated earlier in accordance with the provisions of the consulting agreement (the “Term”). The initial consulting period commenced on May 1, 2011 and ended on August 31, 2011, during which Mr. Calvert provided full time consulting services to Heli-One Canada consisting of acting as, and carrying out the ordinary duties of, the president of Heli-One Canada’s maintenance, repair and overhaul business and Mr. Calvert received $29,626 per month. The second consulting period commenced on September 1, 2011 and will end on the date the consulting agreement is terminated, during which Mr. Calvert will on a casual, on call basis provide consulting services for Heli-One Canada and Mr. Calvert will receive $2,963 per month.

Pursuant to the terms of his consulting agreement, Mr. Calvert is subject to the following covenants: (1) a covenant not to disclose confidential information and compliance with a code of ethics during the Term and thereafter; (2) a covenant not to compete during the Term; and (3) a covenant not to solicit employees or customers during the Term.

Ms. Baird

Ms. Baird’s employment was terminated on February 7, 2011 and, in connection with such termination, she received severance payments in an amount equal to $999,966 and the right to continued medical and insurance benefits for 24 months valued at $34,634.

In connection with the termination of Ms. Baird’s employment, CHC Global and Ms. Baird entered into a separation agreement, dated February 7, 2011 (the “Separation Agreement”). In addition to the payments and benefits described above, (1) Holdings agreed to not exercise its call right on her 309,292 Ordinary B shares; (2) 1,780,872 Ordinary B shares underlying an Option will remain outstanding and continue to be exercisable by her; and (3) subject to abiding by the terms of the consulting agreement (as discussed below), at the end of the Term (as defined below) Holdings agreed (i) to vest an additional 445,218 Ordinary B shares underlying an Option and (ii) not to redeem 50,000 Special Shares. In addition, Ms. Baird will continue to be obligated by the terms of a promissory note issued by her to FR Horizon Topco S.à r.l., dated September 16, 2008, evidencing indebtedness of $235,291.82.

In connection with the Separation Agreement, Ms. Baird entered into a consulting agreement, dated March 1, 2011. The term of the consulting agreement commenced on March 1, 2011 and will continue until February 28, 2013, unless terminated earlier in accordance with the provisions of the consulting agreement (the “Term”). During the Term, Ms. Baird will on a casual, on call basis provide consulting services for CHC Global, for which Ms. Baird will receive $988 per month.

Pursuant to the terms of her consulting agreement, Ms. Baird is subject to the following covenants: (1) a covenant not to disclose confidential information and compliance with a code of ethics during the Term and thereafter; (2) a covenant not to compete during the Term; and (3) a covenant not to solicit employees or customers during the Term.

Mr. Gabriel

Mr. Gabriel’s employment was terminated on April 30, 2011 and, in connection with such termination, he received a severance payment in an amount equal to $631,999.

In connection with the termination of Mr. Gabriel’s employment, EEA and Mr. Gabriel entered into a compromise agreement, dated April 5, 2011. Subject to his compliance with the restrictive covenants contained in his employment agreement, in addition to the payments described above, Mr. Gabriel is entitled to receive an additional severance payment in an amount equal to $65,226.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The Issuer is a wholly-owned subsidiary of CHC Helicopter Holding S.à r.l., which owns all of its issued and outstanding capital stock. CHC Helicopter Holding S.à r.l. is a wholly-owned subsidiary of 6922767 Holding S.à r.l., which owns all of its issued and outstanding capital stock. 6922767 Holding S.à r.l. is a wholly-owned subsidiary of 6922767 Holding (Cayman) Inc. (“CHC Cayman”), which indirectly owns all of its issued and outstanding capital stock. The capital stock of CHC Cayman is comprised of Ordinary A shares (“Class A Shares”), Ordinary B shares (“Class B Shares”), Special A shares (“Special Shares”) and Adjustable C shares (“Class C Shares”). Holders of Class A Shares are entitled to one vote per Class A Share. Holders of Special Shares are entitled to one vote per 100 Special Shares. Holders of Class C Shares do not have any voting rights until a Qualified EEA JV Sale (as such term is defined in CHC Cayman’s Amended and Restated Memorandum and Articles of Association) occurs. Following the occurrence of a Qualified EEA JV Sale, holders of Class C Shares will, under certain circumstances, be entitled to the same voting rights as holders of Class A Shares. Holders of Class B Shares do not have any voting rights.

The following table sets forth as of March 15, 2012, certain information regarding the beneficial ownership of voting securities of CHC Cayman by each person who beneficially owns more than five percent of CHC Cayman’s voting securities. In addition, the following table sets forth as of March 15, 2012 certain information regarding the beneficial ownership of equity securities of CHC Cayman by each of the directors and NEOs of the Issuer, individually, and by the directors and executive officers of the Issuer as a group.

The percentages of shares outstanding are based on 1,822,368,646 Class A Shares, 4,142,429 Class B Shares, 833,000 Special Shares and one Class C Share outstanding as of March 15, 2012. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

	Aggregate Number of Shares Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Issued Shares	Percent of Class
Horizon Alpha Limited (2)(4)	1,373,368,646 Class A Shares	75.4%
FR XI Horizon Co-Investment I, L.P. (3)(4)	424,000,000 Class A Shares	23.3%
Directors and Current Executive Officers:
Mark McComiskey (5)	—	—
Dod Wales (5)	—	—
John Dejans	—	—
Richard Brekelmans	—	—
Hille-Paul Schut	—	—
William Amelio	2,000,000 Class B Shares	25.3%
Larry Alexandre	76,746 Class B Shares	1.0%
Joan Hooper	153,492 Class B Shares	1.9%
Michael O’Neill	306,984 Class B Shares	3.9%

	Aggregate Number of Shares Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Issued Shares	Percent of Class
Daniel M. McDonald	76,746 Class B Shares	1.0%
John Graber	613,968 Class B Shares	7.8%
Michael Summers	153,492 Class B Shares	1.9%
All current directors and executive officers as a group	3,381,428	42.8%

Former Executive Officers:
Christine Baird	309,292 Class B Shares	3.9%
	50,000 Special Shares	6.0%
Neil Calvert	309,292 Class B Shares	3.9%
	40,000 Special Shares	4.8%
Rick Davis	458,266 Class B Shares	5.8%
	48,000 Special Shares	5.8%
Tillman Gabriel	—	—
All former executive officers as a group	1,076,850 Class B Shares	13.6%
	138,000 Special Shares	16.6%

(1)	Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Class A Shares of CHC Cayman held by Horizon Alpha Limited may also be deemed to be beneficially owned by the following entities and persons: (i) First Reserve Fund XII, L.P. (“FR Fund XII”), FR XII–A Parallel Vehicle, L.P. (“Parallel LP”) and FR Horizon AIV, L.P. (“FR Horizon AIV LP”), which collectively own all of the equity in Horizon Alpha Limited; (ii) First Reserve GP XII, L.P., the general partner of FR Fund XII and Parallel LP; (iii) First Reserve GP XII Limited, the general partner of First Reserve GP XII, L.P.; (iv) FR Horizon GP, L.P., the general partner of FR Horizon AIV LP; and (v) FR Horizon GP Limited, the general partner of FR Horizon GP, L.P. The address of each of the persons mentioned in this paragraph is c/o FRC Founders Corporation, One Lafayette Place, Greenwich, Connecticut 06830.
(3)	Class A Shares of CHC Cayman held by FR XI Horizon Co-Investment I, L.P. (“FR XI Co-Investment LP”) may also be deemed beneficially owned by FR Horizon GP Limited, the general partner of FR XI Co-Investment LP. The address of each of the persons mentioned in this paragraph is c/o FRC Founders Corporation, One Lafayette Place, Greenwich, Connecticut 06830.
(4)

First Reserve XII Advisors, L.L.C. is the advisor to FR Fund XII and Parallel LP, and FRC Founders Corporation (f/k/a First Reserve Corporation), an affiliate of First Reserve Advisors XII, L.L.C., is the advisor to FR Horizon AIV LP and FR XI Co-Investment LP. Decisions with respect to voting and investments are made by (a) in the case of FRC Founders Corporation, William E. Macaulay, John A. Hill and Jennifer C. Zarrilli, and (b) in the case of First Reserve XII Advisors, L.L.C., William E. Macaulay, John A. Hill, Alex T. Krueger and Mark M. McComiskey, who are members of the Investment Committee of FRC Founders Corporation and First Reserve XII Advisors, L.L.C. Mr. Macaulay is the Chairman and CEO of FRC Founders Corporation and First Reserve XII Advisors, L.L.C. Mr. Hill is the Vice Chairman of FRC Founders Corporation and First Reserve XII Advisors, L.L.C. Messrs. Krueger and McComiskey and Ms. Zarelli are all Managing Directors of FRC Founders Corporation and First Reserve XII Advisors, L.L.C. All disclaim beneficial ownership of any shares of the Issuer’s equity securities owned by such entities or their affiliates (including FR Fund XII, Parallel LP, FR Horizon AIV LP and FR XI Co-Investment LP). With respect to investments held by these entities, decisions with respect to operations oversight are made by the subset of these officers that work most closely on a given investment, which includes Messrs. Kenneth W. Moore and McComiskey in the case of CHC Cayman.
(5)	Mr. McComiskey is a Managing Director of FRC Founders Corporation and Mr. Wales is a Director of FRC Founders Corporation. Messrs. McComiskey and Wales both disclaim beneficial ownership of any shares of CHC Cayman’s equity securities owned by such entity or its affiliates (including FR Fund XII, Parallel LP, FR Horizon AIV LP and FR XI Co-Investment LP).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Shareholders Agreement

All members of our management who own shares of CHC Cayman common stock are parties to a Management Shareholders Agreement, dated September 16, 2008, among CHC Cayman and such members of CHC Cayman’s management (the “Management Shareholders Agreement”). The Management Shareholders Agreement imposes significant restrictions on transfers of shares of CHC Cayman common stock held by management.

The Management Shareholders Agreement provides that if the management shareholder is no longer employed by or providing services to CHC Cayman or an affiliate of CHC Cayman, CHC Cayman or an affiliate of CHC Cayman has the right (but not the obligation) to purchase all or a portion of the shares of CHC Cayman common stock held by such management shareholder, including those that have been received upon the exercise of stock options, at a purchase price equal to their Fair Value (as defined in the Management Shareholders Agreement); provided, however, that such repurchase right with respect to shares received upon exercise of stock options only applies on or prior to the Final Exit Event (as defined in the Management Shareholders Agreement). In addition, the Management Shareholders Agreement provides that, if the management shareholder’s employment or service with CHC Cayman or an affiliate of CHC Cayman terminates due to death or disability, such management shareholder (or his or her legal representative or estate) may, for the period of one year, exercise his or her right to sell his or her vested Special Shares or shares of CHC Cayman common stock to CHC Cayman or an affiliate of CHC Cayman, and CHC Cayman or such affiliate will required to repurchase such shares, at a purchase price equal to the Fair Value of such shares as of the termination date.

The management shareholders who are not subject to a written employment, consulting or similar agreement that contains restrictive covenants are subject to the following covenants: (1) a covenant not to disclose confidential information while employed and at all times thereafter; (2) a covenant not to compete while employed or for a period of 12 months following his or her termination of employment; and (3) a covenant not to solicit employees or customers while employed or for a period of 12 months following his or her termination of employment. In the event a management shareholder materially breaches any of the foregoing restrictive covenants, in addition to other remedies that may be available to CHC Cayman, the management shareholder is required to pay to CHC Cayman the lesser of (i) the aggregate of any amounts actually paid to the management shareholder by CHC Cayman in respect of any exercise, purchase or repurchase by CHC Cayman of stock options or shares received upon exercise of stock options and (ii) an amount equal to the financial loss caused to CHC Cayman or any of its affiliates by the management shareholder’s material breach.

Transactions with Shareholders

During the nine months ended January 31, 2012 and the year ended April 30, 2011, the Company entered into operating lease agreements to lease aircraft from certain variable interest entities (“VIEs”) related to the Company’s indirect shareholder, 6922767 Holding (Cayman) Inc. The operating lease payments to these related party lessors were $19.0 million and $20.5 million for the nine months ended January 31, 2012 and the fiscal year ended April 30, 2011, respectively.

The lessor VIEs are considered related parties because they are partially financed through equity contributions from entities that have also invested in the Company.

During the year ended April 30, 2009, the Company provided a short-term non-interest bearing loan for $7.8 million to a shareholder of the Company’s indirect shareholder, 6922767 Holding (Cayman) Inc. This amount was recorded in receivables, net of allowance for doubtful accounts. During the year ended April 30, 2010, this loan was extinguished as part of the redemption of ordinary shares by the shareholder.

Transactions with a Company Previously Subject to Significant Influence

In the course of its regular business activities, the Company entered into routine transactions with Aero Contractors Company of Nigeria Limited (“ACN”). During the year ended April 30, 2010, the Company agreed to convert $30.0 million of the trade receivable balance due from ACN into a term loan. On July 1, 2010, the Company entered into a term loan agreement with ACN to forgive $15.0 million of the trade receivable balance, which reduced the outstanding indebtedness owed by ACN to the Company from $27.5 million to $12.5 million. Under the new agreement, the term loan is non-interest bearing until the occurrence of an event of default. The loan is repayable in monthly installments commencing July 31, 2012.

On July 1, 2010, the Company sold its interests in ACN for consideration of 1 Nigerian naira and ACN ceased to be a related party of the Company. Prior to the sale of the Company’s interests in ACN, the Company earned $9.4 million in revenues in the course of regular business activities (April 30, 2010—$60.7 million). These transactions were measured at the amounts exchanged, which is the amount of consideration determined and agreed to by the related parties. All outstanding balances due from ACN were fully provided.

Policy and Procedures with Respect to Related Person Transactions

The Board of Directors has not adopted a formal written policy for the review and approval of transactions with related persons. However, all such transactions will be reviewed by the Board on an as-needed basis.

Director Independence

As a privately held company, the board is not required to have a majority of its directors be independent. We believe that Messrs. Dejans, Brekelmans and Schut would be deemed independent directors according to the independence definition promulgated under the New York Stock Exchange listing standards.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Revolving Credit Facility

General

In connection with the issuance of the outstanding notes the Issuer entered into a super senior secured revolving credit facility on October 4, 2010 with HSBC Bank plc as administrative agent, HSBC Corporate Trustee Company (UK) Limited as collateral agent, Morgan Stanley Senior Funding, Inc., as syndication agent, Royal Bank of Canada and UBS Securities LLC as documentation agents, certain subsidiaries of the Issuer, 6922767 Holding S.à r.l. and CHC Helicopter Holding S.à r.l. and certain of their subsidiaries (other than the Issuer) as guarantors, the joint lead arrangers and joint bookrunners party thereto and the lenders party thereto. Set forth below is a summary of the material terms of the senior secured revolving facility, subject to the qualifications, exclusions and exceptions specified in the loan documentation.

Size and Tenor

Under the revolving facility, the lenders provide a five-year revolving facility currently in an amount of up to $330.0 million.

The proceeds of the revolving loans under the revolving facility are used for general corporate purposes (which may include the refinancing of existing debt). Letters of Credit may be issued under the facility up to maximum amounts as agreed between the Borrower and Issuing Bank from time to time.

Under the loan documentation with for the revolving facility, the Issuer may add one or more term loan facilities and/or increase the revolving commitments under the revolving facility, up to an aggregate amount of $45.0 million, subject to certain conditions being satisfied. Subsequent to January 31, 2012, the Company entered into agreements with two new lenders to increase commitments under the revolving facility by $45.0 million up to a total limit of $375.0 million. If the interest rate margins for any such incremental facility are more than 0.5% per annum greater than the applicable interest rate margin under the revolving facility, the applicable rate under the revolving facility shall be increased to the extent necessary so that the interest rate margins under the revolving facility are equal to the interest rate margins for such incremental facility minus 0.5% per annum.

Interest Rates and Fees

The loans under the revolving facility may be denominated in U.S. dollars, Euros or Canadian dollars.

Canadian dollars or Sterling (“LIBOR Loans”). The loans under the revolving facility also may be denominated in Euros (“EURIBOR Loans”). The interest rate per annum and fees on the revolving loans is equal to:

•	in the case of LIBOR or loans, a base rate of LIBOR plus a margin of 4.50% plus a fee rate, if any, to compensate lenders for the cost of compliance with the requirements of the Bank of England

•

in the case of EURIBOR Loans, a base rate of EURIBOR plus a margin of 4.50% plus a fee rate, if any, to compensate lenders for the cost of compliance with the requirements of the European Central Bank.

The margins in the LIBOR Loans and EURIBOR Loans may be reduced from 4.50% to 3.75% if the Issuer’s leverage ratio is less than 3.50 to 1.00.

“EURIBOR” means for any interest period for EURIBOR Loans, the rate that appears on the page of the Reuters EURIBOR 01 screen at approximately 11:00 a.m., Brussels time, two TARGET days prior to the commencement of such interest period, as the rate for deposits in Euro with a maturity comparable to such interest period or, if for any reason such rate is not available, the rate at which Euro deposits for a maturity comparable to such interest period are offered by the principal office of the applicable administrative agent in same day funds to first-class banks in the European interbank market at approximately 10:00 a.m., London time, two Target days prior to the commencement of such interest period.

“LIBOR” means, for any interest period for LIBOR Loans, the British Bankers Association Interest Settlement Rate displayed on the appropriate page of the Reuters screen for the relevant currency two business days prior to the commencement of such interest period, or, if for any reason such rate is not available, the rate at which the relevant currency deposits for a maturity comparable to such interest period are offered by the principal office of the applicable administrative agent in same day funds to first-class banks in the London interbank market at approximately 10:00 a.m., London time, (i) in the case of LIBOR Loans denominated in U.S. dollars or Canadian dollars, two business days prior to the commencement of such interest period and (ii) in the case of LIBOR Loans denominated in Sterling, on the first day of such interest period.

A default rate equal to the applicable rate per annum plus 2.00% is payable on demand on amounts unpaid and overdue.

A fee is payable on all outstanding letters of credit at a rate per annum equal to the applicable interest rate then in effect with respect to LIBOR loans under the revolving facility. A customary fronting fee is also payable to the issuer of the letter of credit.

The revolving facility includes a commitment fee of 0.75% per annum accrues on the unused portion of the commitments and is payable quarterly in arrears.

Security and Guarantees

The Issuer’s obligations under the revolving facility are subject to certain exceptions to be set forth in the loan documentation for the revolving facility, guaranteed on a first-priority secured basis by each direct and indirect and future subsidiary of 6922767 Holding S.à r.l. that are organized in Security Jurisdictions, whose gross assets or segment EBITDA (excluding intra-group items, except for PBH maintenance, lease and similar transactions) are equal to or exceed 5% of the consolidated gross assets or segment EBITDA of 6922767 Holding S.à r.l. and its subsidiaries.

The obligations and guarantees under the revolving facility are secured, to the extent possible and subject to an agreed set of security principles, by a first priority security interest in substantially all of the tangible and intangible properties and assets of the Issuer as borrower and each of the guarantors. No guarantee or security is required from subsidiaries incorporated in any jurisdiction other than the UK, the Netherlands, Sweden, Norway, Luxembourg, Canada, Australia, the U.S., Ireland or Barbados (the “Security Jurisdictions”). Subject to the agreed security principles, the guarantors shall comprise at least 80% of the consolidated gross assets and EBITDA of 6922767 Holding S.à r.l., CHC Helicopter Holding S.à r.l., the Issuer’s and each of the Issuer’s subsidiaries incorporated in the Security Jurisdictions.

Ranking

The now owned or hereafter acquired collateral securing the outstanding notes and the outstanding note guarantees, as well as the obligations under the revolving facility, certain hedging and cash management obligations and certain other future indebtedness and obligations permitted under the indenture governing the outstanding notes and the revolving facility are subject to first priority liens. Under the terms of the intercreditor agreement, however, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay amounts due under the revolving facility including any post-petition interest with respect thereto, certain hedging obligations relating to obligations under the revolving facility and certain cash management obligations owed by the Issuer and the other guarantors to the lenders under the revolving facility before the holders of the outstanding notes receive any proceeds. As a result, the claims of holders of the outstanding notes to such proceeds will rank behind the claims, including interest, of the lenders and letter of credit issuers under the revolving facility, including claims for such hedging obligations and cash management obligations.

Covenants

The revolving facility contains negative incurrence-based covenants similar to those contained in the outstanding notes’ indenture and also includes a maximum first priority debt leverage ratio maintenance covenant (where the first priority debt only includes indebtedness under the revolving facility and any other Priority Payment Lien Obligation, but excludes the outstanding notes or any indebtedness ranking pari passu with the outstanding notes), which is tested quarterly with respect to 6922767 Holding S.à r.l., the Issuer’s indirect parent entity, and its subsidiaries on a consolidated basis. The revolving facility contains affirmative covenants usual and customary for transactions of this type.

Events of Default

The revolving facility contains events of default usual and customary for facilities of this type, including non-payment of principal, interest, fees or other amounts, violation of covenants, cross-default to material indebtedness, certain events of bankruptcy and insolvency, material judgments, a change in control and invalidity of liens or guarantees or any collateral document, in each case subject to the threshold amounts and grace periods to be set forth in the loan documentation.

Other Indebtedness

Other Indebtedness as of January 31, 2012 is represented primarily by $32.5 million of capital leases and $13.9 million of government loans. The two government loans were issued by Export Development Canada to our Predecessor to finance the purchase of certain aircraft. These loans amortize with semi-annual payments and mature in 2014 and 2018.

In July 2011 the Company expanded its trade receivables securitization program to include additional originators. As of January 31, 2012, this facility had a balance of $60.5 million. See Note 4 to our annual consolidated financial statements included elsewhere in this prospectus.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Issuer and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers of the outstanding notes in which they agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes and thereafter use their commercially reasonable efforts cause the registration statement to become effective under the Securities Act and consummate the exchange offer no later than 720 days after October 4, 2010, the closing date of the issuance of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Subject to the circumstances set forth below, the Issuer and the guarantors will use their commercially reasonable efforts to file a shelf registration statement with the SEC on or prior to 720 days after October 4, 2010, and will use commercially reasonable efforts to cause the SEC to declare effective such shelf registration statement on or prior to 90 days after the filing thereof with the SEC. These circumstances include:

(1)	If the Issuer and the guarantors are not:

(a)	permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(b)	if, for any other reason, the Exchange Offer is not consummated within 720 days after October 4, 2010; or

(2)	If any holder of Transfer Restricted Securities (as defined below) notifies the Issuer prior to the effectiveness of the exchange offer that:

(a)	it is prohibited by law or SEC policy from participating in the exchange offer;

(b)	it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

(c)	it is a broker-dealer and owns notes acquired directly from the Issuer or an affiliate of the Issuer or the guarantors.

For purposes of the preceding, “Transfer Restricted Securities” means each outstanding note until the earliest to occur of:

(1)	the date on which such note has been exchanged by a Person other than a broker-dealer for an exchange note in the Exchange Offer;

(2)	following the exchange by a broker-dealer in the Exchange Offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3)	the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

(4)	the date on which such note is sold pursuant to Rule 144 under the Securities Act; or

(5)	the date on which such note ceases to be outstanding.

If (1) the Issuer and the guarantors fail to consummate the Exchange Offer within 720 days after October 4, 2010 with respect to this exchange offer registration statement or fail to cause the shelf registration statement to be effective, if applicable, within 810 days after October 4, 2010; or (2) the shelf registration statement or this exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) and (2) above, a “Registration Default”), then the Issuer and the guarantors will pay additional interest to each holder, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 0.25% per annum. The amount of the Additional Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of 1.00% per annum. Copies of the registration rights agreement have been filed as an exhibit to the registration statement of which this prospectus is a part.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are acquiring the exchange notes in the ordinary course of your business;

•

you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•

you are not an affiliate of the Issuer or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act, or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•

if you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes; and

•

you have the full power and authority to transfer the outstanding notes for exchange notes and the Issuer will acquire good and unencumbered title to the outstanding notes free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims.

Resale of Exchange Notes

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are an affiliate of the Issuer or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Issuer will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in principal amounts of $100,000 and in integral multiples of $1,000 in excess thereof. The Issuer will issue $100,000 and integral multiples of $1,000, in excess thereof, principal amount of exchange notes in exchange for each $100,000 and integral multiples of $1,000, in excess thereof, principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $1,100.0 million aggregate principal amount of the 9.25% Senior Secured Notes due 2020 that were issued in a private offering on October 4, 2011 are outstanding and unregistered. This prospectus and the applicable letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The Issuer intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

The Issuer will be deemed to have accepted for exchange properly tendered outstanding notes when it has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuer expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offers.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 12:00 a.m. midnight, New York City time, on                     , 2012. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer. We do not currently intend to extend the expiration date.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The Issuer reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend an exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If the Issuer amends the exchange offer in a manner that we determine to constitute a material change, it will promptly notify the exchange agent and disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Issuer will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and it may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer or the making of the exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, the Issuer will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offers,” “—Procedures for Tendering” and “Plan of Distribution;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

The Issuer expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuer may delay acceptance of any outstanding notes by giving written notice of such extension to holders. The Issuer will cause to be returned any outstanding notes that it does not accept for exchange for any reason without expense to tendering holder promptly after the expiration or termination of the exchange offer.

The Issuer expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of an exchange offer specified above. The Issuer will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes and the exchange agent as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit and the Issuer may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If the Issuer fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuer may assert at any time or at various times prior to the expiration date.

In addition, the Issuer will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offers, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver the letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent—Notes” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below and a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

DTC has confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, the Issuer will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes in violation of the provisions of the Securities Act; and

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. The Issuer reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither the Issuer, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC as the book-entry transfer facility for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, an “agent’s message,” as defined above, in connection with a book-entry transfer, must, in any case, be transmitted to and received by the exchange agent prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tenders through book-entry delivery will not be deemed made until the exchange agent receives such book-entry confirmation and agent’s message. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who wish to exchange their outstanding notes in the exchange offer but who are unable to transfer their outstanding notes into the exchange agent’s account at the book-entry transfer facility and transmit an agent’s message to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, and any other documents required by the letter of transmittal, together with the outstanding notes or a book-entry confirmation and an agent’s message, will be deposited or transferred/transmitted by the eligible guarantor institution with or to the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, and all other documents required by the letter of transmittal as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and an agent’s message within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. The Bank of New York Mellon also acts as trustee under the indenture governing the notes. You should direct all questions and requests for assistance in respect of the exchange offer, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail:	By Overnight Courier or Hand Delivery:

The Bank of New York Mellon Corporate Trust Operations	The Bank of New York Mellon Corporate Trust Operations	The Bank of New York Mellon Corporate Trust Operations
Reorganization Unit	Reorganization Unit	Reorganization Unit
101 Barclay Street—Floor 7E New York, New York 10286 Attention: Diane Amoroso	101 Barclay Street—Floor 7E New York, New York 10286 Attention: Diane Amororso	101 Barclay Street—Floor 7E New York, New York 10286 Attention: Diane Amoroso

By Facsimile Transmission: (eligible institutions only): (212) 298-1915

Telephone Inquiries: (212) 815-2742

Note: Delivery of the letter of transmittal and outstanding notes to an address other than as set forth above, or transfer of outstanding notes transmission of instructions other than as set forth above, will not constitute a valid delivery.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses, including the fees and expenses of its Counsel. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offers.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the exchange notes are substantially identical to the terms of the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will expense the fees relating to the exchange offers.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the prospectus distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the terms “Company,” “we” and “our” refer only to 6922767 Holding S.à r.l., a Luxembourg entity, and not to any of its Subsidiaries, and the term “Issuer” refers to CHC Helicopter S.A., a Luxembourg entity, and not to any of its Subsidiaries.

The Issuer issued the notes under an indenture dated as of October 4, 2010 among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the indenture, the Security Documents and the Intercreditor Agreement. It does not restate those agreements in their entirety. We urge you to read the indenture, the Security Documents and the Intercreditor Agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture, the Security Documents and the Intercreditor Agreement are available as set forth below under “Where You Can Find More Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND THE NOTE GUARANTEES

The Notes

The notes are:

•	general secured obligations of the Issuer;

•	pari passu in right of payment with all existing and future senior Indebtedness of the Issuer, including all obligations under our revolving credit facility;

•	secured on a first priority Lien basis by the “Collateral” (as defined below under “—Collateral and Security Documents”) subject to Permitted Liens under the indenture;

•

effectively subordinated to the Issuer’s Priority Payment Lien Obligations (as defined below under “—Collateral and Security Documents”), which includes all obligations under our revolving credit facility;

•

effectively senior to all unsecured indebtedness of the Issuer, to the extent of the value of the Collateral securing the notes (after giving effect to the Liens securing our new revolving credit facility and any other senior Lien on the Collateral);

•	senior in right of payment to any future subordinated Indebtedness of the Issuer; and

•	unconditionally guaranteed, jointly and severally, by the Guarantors (as defined below), subject to guarantee limitations under applicable law.

Substantially all of the personal property and all other material assets of the Issuer and the Guarantors have been be pledged to secure our obligations under the notes and under our obligations under our senior secured revolving credit facility. See “—Collateral and Security Documents” below.

The Note Guarantees

As of the date of this prospectus, the notes are guaranteed by the Issuer’s direct parent entity, CHC Helicopter Holding S.à r.l., by the Company, and by each of the Company’s other direct and indirect Restricted

Subsidiaries that guarantee Indebtedness under the Credit Agreement (other than Receivables Subsidiaries). CHC Helicopter Holding S.à r.l. is a holding company that also guarantees our revolving credit facility. The Company is also a holding company and also guarantees the revolving credit facility.

Each Note Guarantee is:

•	a general secured obligation of that Guarantor;

•	pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor, including all obligations under our revolving credit facility;

•	secured on a first-priority Lien basis by the Collateral owned by that Guarantor, subject to Permitted Liens under the indenture;

•	effectively subordinated to the Guarantor’s Priority Payment Lien Obligations, which will include all obligations under our revolving credit facility;

•

effectively senior to all unsecured indebtedness of that Guarantor, to the extent of the value of the Collateral securing such Guarantee (after giving effect to the Liens securing our revolving credit facility and any other senior Liens on the Collateral); and

•	senior in right of payment to any future subordinated Indebtedness of that Guarantor.

As of the date of this prospectus, all of our Subsidiaries are Restricted Subsidiaries. Under the circumstances described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as Unrestricted Subsidiaries. Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes, and if we designate any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the indenture, the Guarantee of such Subsidiary will be released.

PRINCIPAL, MATURITY AND INTEREST

The Issuer issued $1,100,000,000 in aggregate principal amount of notes in a private transaction that was not subject to the registration requirements of the Securities Act. The Issuer may issue an unlimited amount of additional notes under the indenture from time to time. Any issuance of additional notes will be subject to all of the covenants in the indenture, including the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuer will issue notes in denominations of $100,000 and integral multiples of $1,000 in excess of $100,000. The notes will mature on October 15, 2020.

Interest on the notes accrues at the rate of 9.250% per annum and is payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 2011 (whether or not a Business day). The Issuer will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.

Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The yearly rate of interest that is equivalent to the rate payable under the notes is the rate payable multiplied by the actual number of days in the year and divided by 360 and is disclosed herein solely for the purpose of providing the disclosure required by the Interest Act (Canada).

METHODS OF RECEIVING PAYMENTS ON THE NOTES

If a holder of notes has given wire transfer instructions to the Issuer, the Issuer will pay all principal, interest and premium and Additional Interest, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

The trustee acts as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries, including the Issuer, may act as paying agent or registrar.

TRANSFER AND EXCHANGE

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any note selected for redemption. Also, the Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

NOTE GUARANTEES

As of the date of this prospectus, the notes are unconditionally guaranteed by the Issuer’s direct parent entity, CHC Helicopter Holding S.à r.l., by the Company, and by the Company’s other direct and indirect Restricted Subsidiaries that guarantee Indebtedness under the Credit Agreement (other than Receivables Subsidiaries). These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance or unlawful financial assistance under applicable law, including non-Canadian and non-U.S. law or otherwise to reflect applicable law, including laws relating to capital maintenance, corporate interest and the liability of directors and officers. See “Risk Factors—Risks Relating to the Notes—A guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state or foreign law, which would prevent the holders of the notes from relying on that guarantor to satisfy claims.” Furthermore, certain other limitations apply to the validity and enforceability of the Note Guarantees. See “Limitations on Validity and Enforceability of Guarantees and Security Interests and Enforceability of Civil Liabilities.” In particular, we cannot assure you that the Norwegian Guarantors are not prohibited from providing guarantees due to the rules under Norwegian law governing (i) the prohibition of financial assistance and/or (ii) the restrictions on providing loans, guarantees and security to shareholders. Therefore, there is a significant risk that the guarantees granted by the Norwegian Guarantors will be ineffective to the extent these cover refinanced acquisition debt and/or to the extent the group exemption under Norwegian law for providing guarantees cannot be relied on.

A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Company, the Issuer or another Subsidiary Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under the indenture, its Note Guarantee, the registration rights agreement and the Security Documents pursuant to a supplemental indenture reasonably satisfactory to the trustee; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of a Subsidiary Guarantor will be released:

(1)	in connection with any sale, disposition or transfer of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger, amalgamation or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale, disposition or transfer does not violate the “Asset Sale” provisions of the indenture;

(2)	in connection with any sale, disposition or transfer of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale, disposition or transfer does not violate the “Asset Sale” provisions of the indenture;

(3)	if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4)	upon legal defeasance or satisfaction and discharge of the indenture as provided below under “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; or

(5)	upon the release of such Subsidiary Guarantor’s guarantee under the Credit Agreement or such other Indebtedness that triggered such Subsidiary Guarantor’s Note Guarantee.

OPTIONAL REDEMPTION

At any time prior to October 15, 2013, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture (including any additional notes issued after the Issue Date) at a redemption price of 109.250% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed to, but not including, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:

(1)	at least 50% of the aggregate principal amount of notes issued under the indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 180 days of the date of the closing of such Equity Offering.

Except pursuant to the preceding paragraph or as otherwise set forth below, the notes will not be redeemable at the Issuer’s option prior to October 15, 2015. The Issuer is not, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the indenture.

On or after October 15, 2015, the Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date):

Year	Percentage
2015	104.625%
2016	103.083%
2017	101.542%
2018 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Additionally, during any 12-month period commencing on the date that is one year after the Issue Date until October 15, 2015, the Issuer will be entitled at its option to redeem up to 10% of the aggregate principal amount of the notes issued under the indenture at a redemption price equal to 103.00% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the notes to be redeemed to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of any such redemption must be mailed by first-class mail to each holder’s registered address, not less than 30 or more than 60 days prior to the redemption date.

At any time prior to October 15, 2015, the Issuer may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the aggregate principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, on the notes to be redeemed to, but not including, the redemption date (subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date).

The notes will also be subject to redemption as a whole, but not in part, at the option of the Issuer at any time, on not less than 30 nor more than 60 days’ prior written notice to the holders of notes (which notice shall be irrevocable), at 100% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the notes to be redeemed to, but not including, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date), and all Additional Amounts, if any, then due or becoming due on the redemption date, in the event the Issuer is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts or indemnification payments (other than in respect of Documentary Taxes) as a result of a change or amendment in the laws (including any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction or any change or amendment in the application, administration or interpretation of such laws, regulations or rulings (including pursuant to a holding, judgment or order by a court of competent jurisdiction), which change is announced or becomes effective after the date of this prospectus (or, if the relevant Taxing Jurisdiction became a relevant Taxing Jurisdiction on a later date, after such later date); provided that the Issuer has determined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuer. See “—Additional Amounts.”

Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would, but for such redemption, be obligated to make such payment or withholding or later than 365 days after the Issuer first becomes liable to make such payment or withholding. Prior to the mailing of any notice of redemption of the notes pursuant to the preceding paragraph, the Issuer will deliver to the trustee an opinion of an independent tax counsel of recognized international standing to the effect that the circumstances referred to in the preceding paragraph exist. The trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent above, which opinion shall then be conclusive and binding on the holders of notes.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

MANDATORY REDEMPTION

The Issuer is not be required to make mandatory redemption or sinking fund payments with respect to the notes.

ADDITIONAL AMOUNTS

All payments made by or on behalf of the Issuer or a Guarantor under or with respect to the notes or a Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of any Taxing Authority (hereinafter “Taxes”), unless the applicable withholding agent is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the applicable withholding agent is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the notes or a Note Guarantee, the Issuer or such Guarantor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction (including any withholding or deduction in respect of Additional Amounts) will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of notes or to a third party on behalf of a holder of notes to the extent the following exceptions apply (to such extent, an “Excluded Holder”) (i) in the case of Canadian withholding taxes, the Issuer or Guarantor, as the case may be, does not deal at arms’s length (within the meaning of the Income Tax Act (Canada)) with such holder at the time of making such payment, (ii) the holder (or fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is subject to such Taxes by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by reason of the holder’s activity in connection with purchasing the Notes, or by the mere holding or disposition of notes or the receipt of payments thereunder or the enforcement of its rights thereunder, (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Union Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directives, (iv) to the extent that no deduction or withholding would have been required if the holder or beneficial owner had made a declaration of non-residence or other similar claim for exemption or presented any applicable form or certificate, upon the making or presentation of which that holder or beneficial owner would either have been able to avoid such deduction or withholding or to obtain a refund of such deduction or withholding, (v) to the extent that such deduction or withholding could have been avoided if the payment was made through another paying agent, (vi) to the extent any tax, assessment or other governmental charge arising in relation to the note has been refunded by any tax authority to a holder in accordance with the terms of an applicable double taxation treaty, (vii) the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period), (viii) where such deduction or withholding is imposed with respect to any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge, or (ix) to the extent that any tax, assessment or other governmental charge is payable otherwise than by deduction or withholding from payments under or with respect to the Notes or a Note Guarantee other than pursuant to Section 803 of the Income Tax Regulations to the Income Tax Act (Canada). In addition, no Additional Amounts shall be paid with respect to any payment to any holder of notes who is a fiduciary or a partnership or other than the sole beneficial owner of such notes to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner of such notes would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such notes directly.

The Issuer or a Guarantor will (a) make any required withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer or a Guarantor will furnish to the trustee and the holders of the notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts (or other suitable documentation) evidencing such payment by the Issuer or such Guarantor. The Issuer or a Guarantor will indemnify and hold harmless each holder (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (1) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes or a Note Guarantee and (2) any Taxes levied or imposed and paid by such holder with respect to any indemnification payments under clause (1), other than any Taxes with respect to which such holder is an Excluded Holder.

At least 30 days prior to each date on which any payment under or with respect to the notes or a Note Guarantee is due and payable, if the Issuer or a Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to holders of notes on the payment date. Whenever in the indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, Change of Control purchase price, interest (including Additional Interest) or any other amount payable under or with respect to any note or a Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts or indemnification payments to the extent that, in such context, Additional Amounts or indemnification payments are, were or would be payable in respect thereof.

The Issuer will pay and indemnify any holders for any present or future stamp, court, documentary or other similar Taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery or registration of, enforcement of rights under, or payment under or with respect to the indenture or any related document, including the Note Guarantees (“Documentary Taxes”).

The obligation to pay Additional Amounts, any indemnification payments and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any successor to the Issuer or any Guarantor.
In the event that the Issuer is, has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the notes, Additional Amounts or indemnification payments (other than in respect of Documentary Taxes) as a result of certain changes in tax laws in a Taxing Jurisdiction, the Issuer may, at its option, redeem all, but not less than all, the notes then outstanding at a redemption price equal to 100% of the principal amount together with accrued interest thereon to the redemption date. See “—Optional Redemption” above.

COLLATERAL AND SECURITY DOCUMENTS

Pursuant to the Security Documents, the Issuer and each Guarantor have granted to a nationally recognized trust company or commercial bank acting as collateral agent (the “Collateral Agent”) first priority liens and security interests, subject to Permitted Liens, in the Collateral to secure the payment and performance when due of all of the Obligations of the Issuer and such Guarantor under the notes, the indenture, the Note Guarantees and the Security Documents for the benefit of the holders of the notes. The Collateral also secures on a first-priority basis, subject to Permitted Liens, the Issuer’s and the Guarantors’ Obligations under our Credit Agreement, certain Hedging Obligations with lenders under the Credit Agreement or their Affiliates, certain Cash Management Obligations and certain future Indebtedness and other obligations permitted under the indenture to be so secured, in each case provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Intercreditor Agreement in the form provided therein. However, under the terms of the Security Documents or the Intercreditor Agreement, the proceeds of any collection, sale, disposition or other realization of Collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay the Indebtedness and other obligations under Credit Facilities (including any Post-Petition Interest with respect thereto) permitted to be incurred under clause (1) of the second paragraph of the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity,” Hedging Obligations with lenders under such Credit Facilities or their Affiliates and Cash Management Obligations (collectively, the “Priority Payment Lien Obligations”) before any holder of notes receives any proceeds.

The notes and Note Guarantees are secured by all of the Issuer’s and each Guarantor’s right, title and interest in substantially all of the assets of the Issuer and each Guarantor, including the following and excluding the Excluded Assets described below (together, the “Collateral”), subject to certain exceptions, including those described below, and to the grant of further Permitted Liens:

•	all owned aircraft;

•	all Capital Stock;

•	all bank accounts;

•	all material real estate;

•	all equipment;

•	all receivables;

•	all general intangibles;

•	all intellectual property and intellectual property licenses (including without limitation patents, trademarks and copyrights);

•	all inventory;

•	all fixtures and fittings; and

•	to the extent not otherwise included, all proceeds, supporting obligations and products of any and all of the foregoing.

The Collateral excludes certain property, including: (x) any assets held by any Unrestricted Subsidiaries or any other Subsidiary that is not a Guarantor and (y) any capital stock and other securities of a Subsidiary to the extent that the pledge of such Capital Stock and other securities would result in the Issuer being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary not to be subject to such requirement, as described below. Further, the requirement to provide Collateral (or perfect a security interest in Collateral) and the terms of the Security Documents are governed by a set of agreed security principles which are set out in a schedule to the indenture (the “Agreed Security Principles”). Among other things, the Agreed Security Principles provide and acknowledge that (i) the scope of the Collateral may be limited in certain jurisdictions by general statutory limitations, regulatory requirements or restrictions, financial assistance, corporate benefit or interest, fraudulent preference, “earnings stripping” or “controlled foreign corporation” rules, “thin capitalisation” rules, tax restrictions, retention of title claims, employee consultation or approval requirements, capital maintenance rules and similar principles (ii) assets will be excluded from the Collateral where the cost of granting security (including adverse effects on interest deductibility and stamp duty, notarisation and registration fees) are disproportionate to the benefit to the secured parties of obtaining such security, (iii) in certain jurisdictions it may be either impossible or impractical to create security over certain categories of assets in which event security will not be taken over such assets, (iv) any assets subject to third party arrangements which may prevent those assets from being subject to security will be excluded from the Collateral to the extent, and for so long as, so prevented, (v) security will not be taken over aircraft that are subject to leases and over other assets that are pledged to third parties in connection with such leases, (vi) security will not be taken over any contracts, (vii) none of the EMEA JV, the Canadian JV, any other Permitted Joint Venture or any of their respective subsidiaries shall give Collateral, (viii) the granting of security or the perfection of the security granted will not be required if it would be reasonably likely to have a material adverse effect on the ability of the relevant Guarantor to conduct its operations and business in the ordinary course, (ix) notification of pledges over bank accounts will be given to the bank holding the account only if it is not inconsistent with the Issuer or the relevant Guarantor retaining control over and the ability to use freely the balance of any account, (x) notification of receivables security to debtors will only be given after the loans under the Credit Agreement or the notes are accelerated, (xi) the Collateral will exclude inventory, moveable plant, equipment or receivables (other than helicopters) if it would require labeling, segregation or periodic listing or specification of such assets, (xii) the Security Documents will not require any Guarantor to specifically charge or pledge any shares or other investment it owns except for shares in another Guarantor, a Material Subsidiary, the EMEA JV or the Canadian JV and (xii) no Collateral will be required from companies organized in any jurisdiction other than a Security Jurisdictions. Further, we cannot assure you that certain Guarantors, including the Norwegian Guarantors are not prohibited from providing the Collateral due to the rules under applicable law, including, in the case Guarantors of the Norwegian law governing (i) the prohibition of financial assistance and/or (ii) the restrictions on providing loans, guarantees and security to shareholders. Therefore, there is a significant risk that the Collateral provided by the Norwegian Guarantors will be ineffective to the extent it covers refinanced acquisition debt and/or to the extent the group exemption under Norwegian law for providing security cannot be relied on. Any property excluded from the Collateral pursuant to this paragraph or otherwise is referred to as “Excluded Assets.”

In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Stock secures the notes, then the Capital Stock of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder, to the extent necessary to release the security interests in favor of the Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement.

Use and Release of Collateral

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions, the Issuer and the Guarantors are entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the Security Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. The indenture and the Security Documents, however, generally require the Issuer and the Guarantors to deliver to the Collateral Agent and for the Collateral Agent to maintain in its possession certificates evidencing certain pledges of Capital Stock and certain instruments evidencing Indebtedness.

Priority

The relative priority among (a) the lenders under the Credit Agreement, (b) the counterparties under certain Hedging Obligations, (c) the obligees with respect to Cash Management Obligations, (d) the holders of any other Priority Payment Lien Obligations, (e) the trustee and the holders of notes under the indenture and (f) the holders of any Pari Passu Payment Lien Obligations with respect to the security interest in the Collateral that is created by the Security Documents is established by the terms of the Intercreditor Agreement, which provides that all obligations under the notes, the Credit Agreement, Hedging Obligations with the lenders under the Credit Agreement or their Affiliates, Cash Management Obligations and certain future Indebtedness are secured equally and ratably by a first-priority interest in the Collateral, but any Priority Payment Lien Obligations will be repaid prior to the repayment of the notes and the Pari Passu Payment Lien Obligations, and the notes and any other Pari Passu Payment Lien Obligations will be repaid on a pro rata basis with respect to each other.

Permitted Liens in existence on the date of this prospectus include liens granted to Bank of America, N.A. or any of its affiliates (“BoA”) over certain deposit accounts of the Company and its Subsidiaries (the “BoA Cash

Pooling Accounts”) which are subject to cash pooling arrangements, including cross-currency account pooling, cash management, treasury management and other money management services (the “BoA Cash Pooling Arrangements”). On October 4, 2010, the Collateral Agent entered into a postponement agreement with BoA whereby the Collateral Agent acknowledged the priority of BoA’s rights in the BoA Cash Pooling Accounts to the security interest of the Collateral Agent in the same accounts, agreed to notify BoA prior to any enforcement of its lien over the BoA Cash Pooling Accounts and agreed to postpone its rights to enforce its lien over such accounts for a period of ten business days. All proceeds derived from any sale, disposition or other realization of the BoA Cash Pooling Accounts received by the Collateral Agent will be applied to the payment of all obligations owing to BoA under the BoA Cash Pooling Arrangements prior to the repayment of any Priority Payment Lien Obligations, the notes and the Pari Passu Payment Lien Obligations.

Intercreditor Agreement

On the Issue Date, the Collateral Agent and certain parties to the Credit Agreement entered into an intercreditor agreement (the “Intercreditor Agreement”) that has been acknowledged by (or also entered into by) the Issuer and the Guarantors. Additional collateral agents for the holders of other classes of Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations (other than the notes) may become party to the Intercreditor Agreement, subject to compliance with certain procedural requirements in the Intercreditor Agreement. The notes and other obligations secured by the Liens in favor of the Collateral Agent, the Priority Payment Lien Obligations secured by Liens in favor of the Collateral Agent (or, if different, the collateral agent under the Credit Agreement) and any Pari Passu Payment Lien Obligations secured by Liens in favor of any other collateral agent that becomes party to the Intercreditor Agreement are each referred to as a “class” of Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations in this section.

The Intercreditor Agreement provides that, notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any liens on any Collateral in which the Collateral Agent and one or more collateral agents for any class of Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations have perfected security interests (any such Collateral as to which the Collateral Agent and any other collateral agent have such a perfected security interest being referred to as “Shared Collateral”), the security interests of the Collateral Agent and each such other collateral agent in such Shared Collateral will rank equal in priority; provided that the Priority Payment Lien Obligations will have priority in right of payment upon a foreclosure or a bankruptcy, insolvency or similar event and will be repaid prior to the repayment of the notes and the other Pari Passu Payment Lien Obligations. With respect to each class of Pari Passu Payment Lien Obligations, the secured parties for such class shall bear the risk of any determination by a court of competent jurisdiction that (i) any Pari Passu Payment Lien Obligations of such class are unenforceable under applicable law or are subordinated to any other obligations, (ii) the collateral agent for such class does not have a valid and perfected lien on any of the Collateral securing any of the Pari Passu Payment Lien Obligations of any other class and/or (iii) any third party (other than the Collateral Agent or any other collateral agent for any class of Pari Passu Payment Lien Obligations, such third party is referred to herein, with respect to any Intervening Lien (as defined below) for the benefit of such third party, as an “Intervening Creditor”) has a lien on any Shared Collateral that is senior in priority to the lien of the collateral agent for such class on such Shared Collateral, but junior to the lien on such Shared Collateral securing any other class of Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations (any such lien being referred to as an “Intervening Lien”) (any condition with respect to Pari Passu Payment Lien Obligations of any class being referred to as an “Impairment” with respect to such class). In furtherance of the foregoing, in the event Pari Passu Payment Lien Obligations of any class shall be subject to an Impairment in the form of an Intervening Lien, the value of any Shared Collateral or proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or proceeds to be distributed in respect of Pari Passu Payment Lien Obligations of such class.

The Intercreditor Agreement provides that none of the Collateral Agent, the collateral agent under the Credit Agreement (if different) or any other class of Priority Payment Lien Obligations, any additional collateral agent for the holders of other classes of Pari Passu Payment Lien Obligations or any holders of Pari Passu Payment

Lien Obligations shall contest or support any person in contesting in any proceeding (including a bankruptcy proceeding) the perfection, priority, validity, attachment or enforceability of a lien held by or on behalf of any other collateral agent or any holders of Pari Passu Payment Lien Obligations in the Shared Collateral; provided that the foregoing shall not impair the right of any collateral agent or holder of Pari Passu Payment Lien Obligations to enforce the Intercreditor Agreement. In addition, the Intercreditor Agreement provides that the Issuer and the Guarantors shall not, and shall not permit any Subsidiary to, grant or permit or suffer to exist any additional liens on any asset or property to secure the Priority Payment Lien Obligations or any class of Pari Passu Payment Lien Obligations unless it has granted a lien on such asset or property to secure the Priority Payment Lien Obligations and each other class of Pari Passu Payment Lien Obligations, as the case may be; provided that the foregoing shall not prohibit the Priority Payment Lien Obligations or any other class of Pari Passu Lien Obligations from being secured by any Capital Stock that does not secure other Pari Passu Payment Lien Obligations (including the notes) due to the exception for Rule 3-16 of Regulation S-X described above.

The Collateral Agent on behalf of the holders of the notes and any collateral agent on behalf of any holders of Pari Passu Payment Lien Obligations has agreed pursuant to the Intercreditor Agreement to, for a period of 120 days following any event of default subject to certain exceptions, (a) refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy under the security documents, except for delivering notices under the Intercreditor Agreement and (b) refrain from exercising any rights or remedies under the Security Documents which have or may have arisen or which may arise as a result of a default.

If (i) an event of default under any document governing any Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations shall have occurred and be continuing and any of the Collateral Agent, the collateral agent for the Credit Agreement (if different) or the collateral agent for any other class of Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations or any secured party in respect of any class of Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations, in each case in accordance with the immediately preceding paragraph, is taking action to enforce rights or exercise remedies in respect of any Shared Collateral, (ii) any distribution is made in respect of any Shared Collateral in any insolvency or liquidation proceeding of the Issuer or any Guarantor or (iii) the Collateral Agent, any such other collateral agent or any such secured party receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than the Intercreditor Agreement), then the proceeds of any sale, collection or other liquidation of any Shared Collateral obtained by such Collateral Agent, any such other collateral agent or any such secured party in respect of any Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations on account of such enforcement of rights or exercise of remedies, and any such distributions or payments received by such Collateral Agent, any such other collateral agent or any such secured party in respect of any Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations, shall be applied as follows (1) first, to (a) the payment of all amounts owing to such collateral agent (in its capacity as such) pursuant to the terms of any document related to the Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations, (b) in the case of any such enforcement of rights or exercise of remedies, to the payment of all costs and expenses incurred by such collateral agent or any of its related secured parties in respect of Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations in connection therewith and (c) in the case of any such payment pursuant to any such intercreditor agreement, to the payment of all costs and expenses incurred by such collateral agent or any of its related secured parties in enforcing its rights thereunder to obtain such payment, (2) second, to the payment in full of any Priority Payment Lien Obligations and the termination of any commitments thereunder, (3) third, to the payment in full of all Pari Passu Payment Lien Obligations of each class secured by a valid and perfected lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed, as among all classes of Pari Passu Payment Lien Obligations, ratably in accordance with the amounts of the Pari Passu Payment Lien Obligations of each such class on the date of such application), (4) fourth, after payment in full of all the Pari Passu Payment Lien Obligations secured by such Shared Collateral, to the holders of junior liens (if any) on the Shared Collateral and (5) fifth, thereafter, to the Issuer and the Guarantors or their successors or assigns or as a court of competent jurisdiction may direct. Nothing in the Intercreditor Agreement shall affect the ability of any of the Collateral Agent, the collateral agent for the Credit Agreement (if different) or any other collateral agent in respect of any other class of Priority Payment Lien Obligations or Pari Passu Payment Lien

Obligations or any of the secured parties in respect of any Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations (i) to enforce any rights and exercise any remedies with respect to any Shared Collateral available under the documents related to such Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations or applicable law or (ii) to commence any action or proceeding with respect to such rights or remedies; provided that, notwithstanding the foregoing, (a) each collateral agent and its related secured parties shall remain subject to, and bound by, all covenants or agreements made in the Intercreditor Agreement, (b) each collateral agent has agreed, on behalf of itself and its related secured parties, that, prior to the commencement of any enforcement of rights or any exercise of remedies with respect to any Shared Collateral by such collateral agent or any of its related secured parties, in each case in accordance with the immediately preceding paragraph, such collateral agent or its related secured party, as the case may be, shall provide written notice thereof to each other collateral agent as far in advance of such commencement as reasonably practicable, and shall consult with each collateral agent on a regular basis in connection with such enforcement or exercise, and (c) each collateral agent agrees, on behalf of itself and its related secured parties, that such collateral agent and its related secured parties shall cooperate with each other collateral agent and its related secured parties in any enforcement of rights or any exercise of remedies with respect to any Shared Collateral.

The applicable collateral agent in respect of Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations that holds or controls such Shared Collateral will also hold such Shared Collateral as gratuitous bailee and sub-agent for each other collateral agent in respect of all Priority Payment Lien Obligations and Pari Passu Payment Lien Obligations. Any such collateral agent that holds Shared Collateral as gratuitous bailee and sub-agent will be entitled to deal with the applicable pledged Shared Collateral as if the liens thereon of the collateral agent or secured parties of any other class of Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations did not exist; provided that any proceeds arising from such pledged Shared Collateral shall be subject to the waterfall provisions set forth in the immediately preceding paragraph. Until the payment in full of the obligations under the Credit Agreement, the Collateral Agent (or, if different, the collateral agent under the Credit Agreement) will hold all such Collateral on which a Lien can be perfected by possession and, after the payment in full of such obligations, the collateral agent with respect to the class of Pari Passu Payment Lien Obligations of the largest principal amount at such time will hold such Collateral (and, after giving effect to any subsequent repayment of Pari Passu Payment Lien Obligations, the collateral agent with respect to the class of Pari Passu Payment Lien Obligations of the largest principal amount at such time will hold such Collateral). The Intercreditor Agreement does not limit the Issuer’s ability to amend or refinance the notes, any of the Priority Payment Lien Obligations or any Pari Passu Payment Lien Obligations (although the Issuer will remain subject to the restrictions contained in the Credit Agreement, the indenture and the documents governing any other Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations).

Junior Lien Intercreditor Agreement

If the Company or any Restricted Subsidiary incurs any Indebtedness which is permitted to be secured by the Collateral on a junior basis to the security interest in favor of the notes (the “Junior Lien Indebtedness”), the representative of the holders of the Junior Lien Indebtedness shall enter into a junior lien intercreditor agreement (the “Junior Lien Intercreditor Agreement”), in substantially the form attached as an exhibit to the indenture.

The Junior Lien Intercreditor Agreement will provide, among other things, that (1) the Liens on the Collateral securing the Junior Lien Indebtedness will be junior to the Liens in favor of the Collateral Agent securing the Priority Payment Lien Obligations, the obligations under the notes and the Pari Passu Payment Lien Obligations, and, consequently, the holders will be entitled to receive the proceeds from the disposition of any Collateral prior to the holders of any Junior Lien Indebtedness, (2) during any insolvency proceedings, the Collateral Agent and the agents for any Junior Lien Indebtedness will coordinate their efforts to give effect to the relative priority of their security interests in the Collateral and (3) certain procedures for enforcing the Liens of the Collateral shall be followed.

Pursuant to the terms of the Junior Lien Intercreditor Agreement, prior to the discharge of the Liens pursuant to the Security Documents, the Collateral Agent will determine the time and method by which the security interest in the Collateral will be enforced. The agents for any Junior Lien Indebtedness will not be permitted to enforce the security interest and certain other rights related to the Junior Lien Indebtedness on the Collateral even if an event of default under such Junior Lien Indebtedness has occurred or such Junior Lien Indebtedness has been accelerated, except in any insolvency or liquidation proceeding as necessary to file a claim or statement of interest with respect to the such Junior Lien Indebtedness. Holders will be deemed to have agreed and accepted the terms of the Joinder Agreement and the Junior Lien Intercreditor Agreement by their acceptance of the notes.

Release of Collateral

Subject to applicable law, the indenture provides that the Liens on the Collateral securing the notes issued thereunder will automatically and without the need for any further action by any Person be released:

(1)	in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(2)	in whole upon:

(a)	satisfaction and discharge of the indenture as set forth below under “—Satisfaction and Discharge”; or

(b)	a legal defeasance or covenant defeasance of the indenture as described under “—Legal Defeasance and Covenant Defeasance”;

(3)	in part, as to any property that is sold, transferred, leased or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or a Guarantor) in a transaction in compliance with “Repurchase at the Option of Holders—Asset Sales” at the time of such sale, transfer or disposition;

(4)	in part, as to any property that is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with the indenture, concurrently with the release of such Guarantee;

(5)	in part, in accordance with the applicable provisions of the Security Documents or the Intercreditor Agreement; and

(6)	in whole or in part, as applicable, with the consent of holders of 75% in aggregate principal amount the notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, notes).

Notwithstanding anything to the contrary, no sale, transfer, lease or other disposal of Collateral by any Person to the Issuer, any Guarantor or any Restricted Subsidiary shall result in the release of the Lien on such Collateral.

To the extent required by the indenture for the release of principal properties that constitute Collateral, the Issuer and each Guarantor will furnish to the trustee, prior to each proposed release of such Collateral pursuant to the Security Documents and the indenture, an Officers’ Certificate as required by the indenture.

Upon compliance by the Issuer or the Guarantors, as the case may be, with the conditions precedent set forth above and the requirements of the Intercreditor Agreement and, if applicable, the Junior Lien Intercreditor Agreement, the trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Issuer, or the Guarantors, as the case may be, the released Collateral.

Certain Limitations on the Collateral

The right of the Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuer or the Guarantors prior to the Collateral Agent having taken possession and disposed of the Collateral.

Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.” Furthermore, in the event a U.S. bankruptcy court determines that the value of the Collateral (after giving effect to any Priority Payment Lien Obligations) is not sufficient to repay all amounts due on the notes and any Pari Passu Payment Lien Obligations, the holders of the notes and such Pari Passu Payment Lien Obligations would hold secured claims to the extent of the value of the Collateral and would hold unsecured claims with respect to any shortfall. Applicable U.S. bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Issuer or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

In addition, the Issuer is incorporated in Luxembourg and many of the Guarantors are incorporated outside of the U.S. and insolvency proceedings with respect to these entities may proceed under, and be governed by, foreign laws, which may not be as favorable to holders of notes as insolvency laws of the U.S. or other jurisdictions with which investors may be familiar. For a description of these and certain other limitations on the validity and enforceability of Note Guarantees and Security Interests, see “Limitations on Validity and Enforceability of Guarantees and Security Interest and Enforceability of Civil Liabilities.”

Sufficiency of Collateral

No appraisal of the value of the Collateral has been made in connection with the preparation of this prospectus, and the value of the Collateral in the event of liquidation may be materially different from book value. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited, to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described above.

Certain Covenants with Respect to the Collateral

The Collateral has been pledged pursuant to the Security Documents, which contain provisions relating to identification of the Collateral and the maintenance of perfected Liens therein. The following is a summary of some of the covenants and provisions set forth in the Security Documents and the indenture as they relate to the Collateral.

Maintenance of collateral. The Security Documents and/or the indenture, subject to certain exceptions, provide that the Issuer and the Guarantors shall maintain the Collateral that is necessary to the normal of its business in good working order and condition, other than where failure to so maintain could not reasonably be expected to have a material adverse effect on the business, operations, property or financial position of the Company and its Subsidiaries take as a whole.

After-acquired property. Subject to the Agreed Security Principles, upon the acquisition by the Issuer or any Guarantor after the Issue Date of any after-acquired assets, including, but not limited to, any after-acquired material real property or helicopters that, in any such case, form part of the Collateral, the Issuer or such Guarantor shall execute and deliver, to the extent required by the Security Documents, any information, documentation, financing statements or other certificates and opinions of counsel as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such after-acquired property (other than Excluded Assets) and to have such after-acquired property added to the Collateral, and thereupon all provisions of the indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

Further assurances. To the extent required under the indenture or any of the Security Documents, the Issuer and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, to the extent required under the indenture or any of the Security Documents, from time to time, the Issuer will reasonably promptly secure the obligations under the indenture and Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral perfected to the extent required by the Security Documents. Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent.

The indenture provides that the Issuer will comply with the applicable provisions of the Trust Indenture Act as they relate to the Collateral.

The Issuer will cause Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as collateral for the notes, to be complied with, whether or not the indenture is qualified under the Trust Indenture Act. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the trustee. Notwithstanding anything to the contrary in this paragraph, the Issuer will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if it determines, in good faith based on advice of counsel, that under the terms of Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) is inapplicable.

Foreclosure

Upon the acceleration of the notes, the Security Documents provide for (among other available remedies) the foreclosure upon and sale of the applicable Collateral by the Collateral Agent and the distribution of the net proceeds of any such sale to the holders of notes, together with the holders of any Pari Passu Payment Lien Obligations on a pro rata basis, subject to the payment of any Priority Payment Lien Obligations and the terms and provisions of the Security Documents and the Intercreditor Agreement. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Issuer’s obligations under the notes.

Refinancings of the Credit Agreement and the Notes

The obligations under the Credit Agreement and the obligations under the indenture and the notes may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the Credit Agreement or any security document related thereto and under the indenture and the Security Documents) of the Administrative Agent or the trustee, all without affecting the Lien priorities provided for in the Security Documents; provided, however, that in certain jurisdictions security may have to be retaken upon refinancing, provided, further, that the lenders providing or holders of any such refinancing or replacement Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Security Documents pursuant to such documents or agreements (including amendments or supplements to the Security Documents) as the Administrative Agent or the Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Administrative Agent or the trustee, as the case may be.

In addition, if at any time in connection with or after the Priority Liens Discharge Date, the Issuer enters into any replacement of the Credit Agreement secured by all or a portion of the Collateral on a first-priority basis, then such prior discharge of Priority Payment Lien Obligations shall automatically be deemed not to have occurred for all purposes of the Security Documents, the Credit Agreement, the indenture, and the Obligations under such Credit Agreement shall automatically be treated as Priority Payment Lien Obligations for all purposes of the Security Documents, including for purposes of the Lien priorities and rights in respect of the Collateral set forth therein.

In connection with any refinancing or replacement contemplated by the foregoing paragraphs, the Security Documents may be amended at the request and sole expense of the Issuer, and without the consent of the lenders under the Credit Agreement, the Administrative Agent, the Collateral Agent, the trustee or the holder of any notes, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement Indebtedness in compliance with the Credit Agreement and the indenture, and (b) to establish that Liens on any Collateral securing such refinancing or replacement Indebtedness shall have the same priority as the Liens on any Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for immediately prior to such refinancing or replacement.

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $100,000 or an integral multiple of $1,000 in excess of $100,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased to, but not including, the date of purchase (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Business Day immediately preceding the Change of Control Payment Date, the Issuer will, to the extent lawful, deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes accepted for payment.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions of notes (in a minimum principal amount of $100,000 and integral multiples of $1,000 in excess of $100,000) properly tendered pursuant to the Change of Control Offer and not properly withdrawn; and

(2)	deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $100,000 or an integral multiple of $1,000 in excess of $100,000.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the notes validly tendered and not withdrawn by such holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described under “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the indenture relative to the Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified or terminated with the written consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) prior to the occurrence of such Change of Control.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	other than in connection with an Aircraft Sale and Leaseback Transaction or a Designated Building and Equipment Transaction, at least 75% of the aggregate consideration received from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents, Marketable Securities or Additional Assets, or any combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities of the Company or any Restricted Subsidiary, including novations of aircraft contracts in connection with aircraft sale and leaseback transactions (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets and as a result of which the Company or such Restricted Subsidiary is released from further liability;

(b)	any securities, notes, other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;

(c)	any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (c) less the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration is less than the greater of (x) 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), and (y) $50.0 million; and

(d)	any Capital Stock or assets of the kind referred to in clause (5), (6) or (7) of the next paragraph of this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may:

(a)	apply such Net Proceeds, at its option:

(1)	if the assets subject of such Asset Sale constitute Collateral, to repay (x) Priority Payment Lien Obligations (provided that such repayment, in the case of revolving credit Indebtedness, correspondingly and permanently reduces commitments thereunder) or (y) Pari Passu Payment Lien Obligations (so long as, in the case of clause (y), the Issuer shall also equally and ratably reduce Indebtedness under the notes and any other Pari Passu Payment Lien Obligations on a pro rata basis (provided that all reductions of or offers to reduce Obligations under the notes shall be made as provided under “—Optional Redemption” or through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof) or make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their notes at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest and Additional Interest, if any, on the principal amount of notes to be repurchased); or

(2)	if the assets subject of such Asset Sale do not constitute Collateral, but constitute collateral for other pari passu Indebtedness, which Lien is permitted by the indenture, to reduce Obligations under such other pari passu Indebtedness that is secured by such Lien (provided that such reduction, in the case of revolving credit Indebtedness, correspondingly and permanently reduces commitments thereunder); or

(3)	if the assets subject of such Asset Sale do not constitute Collateral or collateral for any pari passu Indebtedness, to permanently reduce (or offer to reduce) Obligations under other pari passu Indebtedness (and to correspondingly and permanently reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce Obligations under the notes and any Pari Passu Payment Lien Obligations on a pro rata basis, provided that all reductions of or offers to reduce Obligations under the notes shall be made as provided under “—Optional Redemption” or through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their notes at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest and Additional Interest, if any, on the amount of notes to be repurchased; or

(4)	if the assets subject of such Asset Sale are the property or assets of a Restricted Subsidiary that is not a Guarantor, to permanently reduce Indebtedness of such Restricted Subsidiary that is not a Guarantor (and to correspondingly and permanently reduce commitments with respect thereto), other than Indebtedness owed to the Company or another Restricted Subsidiary; or

(5)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided, that in the case of any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of the Company; or

(6)	to acquire other short- or long-term assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(7)	to invest in Additional Assets and Permitted Joint Ventures; provided that any Investment in a Permitted Joint Venture (other than an Existing Permitted JV) pursuant to this Clause (7) and Clause 2(d) of the first paragraph of this covenant shall not, together with Investments outstanding pursuant to Clause (19)(B) of the definition of “Permitted Investments,” exceed the greater of $125.0 million or 5.0% of Total Assets at the time such Investment is made; or

(b)	enter into a binding commitment to apply the Net Proceeds pursuant to clauses (a)(5), (6) or (7) above, provided that such binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated, and (y) the 180th day following the expiration of the aforementioned 365 day period.

In the case of clauses (a)(5), (6) and (7) above, the assets acquired with the Net Proceeds from an Asset Sale of assets constituting Collateral (or assets received in exchange therefor pursuant to clause (2) of the first paragraph of this covenant) are pledged as Collateral under the Security Documents (except that Net Proceeds from Asset Sales of assets constituting Collateral (or assets received in exchange therefor pursuant to the first paragraph of this covenant) may be excluded from this requirement in an aggregate amount per year not to exceed the greater of (x) 2.0% of Total Assets at the time of the receipt of such Net Proceeds or such exchange and (y) $50.0 million.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” Not later than the 366th day (or such later date as permitted by clause (b) of the second paragraph of this covenant) from the later of the date of such Asset Sale or the receipt of such Net Proceeds, if the aggregate amount of Excess Proceeds exceeds $20.0 million, within ten Business Days thereof, the Issuer will make an Asset Sale Offer to all holders of notes and all holders of other Pari Passu Lien Obligations containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other Pari Passu Lien Obligations that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other Pari Passu Lien Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing the Company’s other Indebtedness, including the Credit Agreement, contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuer to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Issuer. In the event a Change of Control or Asset Sale occurs at a time when the Issuer is prohibited from purchasing notes, the Company could seek the consent of their senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In that case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Issuer’s ability to pay cash to the holders of notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors—Risks Relating to the Notes—We may not be able to purchase the notes upon a change of control.”

SELECTION AND NOTICE

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1)	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)	if the notes are not listed on any national securities exchange, on a pro rata basis.

No notes of $100,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption unless redemption is conditioned upon the closing of a specified transaction. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

CERTAIN COVENANTS

Covenant Suspension

During any period of time and beginning on the day that (a) the notes have an Investment Grade Rating and (b) no Default or Event of Default has occurred and is continuing under the indenture, the Company and its Restricted Subsidiaries will not be subject to the provisions of the indenture described under:

(1)	“—Repurchase at the Option of Holders—Asset Sales”;

(2)	“—Restricted Payments”;

(3)	“—Incurrence of Indebtedness and Issuance of Preferred Equity”;

(4)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(5)	“—Transactions with Affiliates”;

(6)	“—Designation of Restricted and Unrestricted Subsidiaries”;

(7)	clause (4) of the covenant described under “—Consolidation, Amalgamation, Merger or Sale of Assets”; and

(8)	“—Business Activities.”

If the Company and its Restricted Subsidiaries are not subject to these covenants for any period of time as a result of the previous sentence (a “Fall-Away Period”) and, subsequently, the ratings assigned to the notes are withdrawn or downgraded so the notes no longer have an Investment Grade Rating or an Event of Default (other than with respect to a suspended covenant) occurs and is continuing, then the Company and its Restricted Subsidiaries will thereafter again be subject to these covenants. The ability of the Company and its Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade or Event of Default will be calculated as if the covenant governing Restricted Payments had been in effect during the entire period of time from the Issue Date. Notwithstanding the foregoing, the continued existence after the end of the Fall-Away Period of facts and circumstances or obligations arising from transactions that occurred during a Fall-Away Period shall not constitute a breach of any covenant set forth in the indenture or cause an Event of Default thereunder.

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding (x) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or (y) the purchase, repurchase or other acquisition of Indebtedness that is contractually subordinated to the notes or to any Note Guarantee, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition), except a payment of interest or principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	the Company would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Equity”; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (8), (9), (10), (11), (12), (13), (15), (16) and (17) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the first day of the Company’s fiscal quarter in which the Issue Date occurred to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)	100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by the Company since the Issue Date (x) as a contribution to its common equity capital or (y) from the issue or sale of Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock, Designated Preferred Stock, Excluded Contributions or Cash Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(c)	to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received in cash and the Fair Market Value of property other than cash received; plus

(d)	to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date or has been merged into, consolidated or amalgamated with or into, or transfers or conveys its assets to, the Company or a Restricted Subsidiary of the Company, 100% of the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed; plus

(e)	100% of any dividends or distributions received by the Company or a Restricted Subsidiary of the Company after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5)	the repurchase, redemption or other acquisition or retirement (or dividends or distributions to any direct or indirect parent company of the Company to finance any such repurchase, redemption or other acquisition or retirement) for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any direct or indirect parent company of the Company held by any current or former officer, director, consultant or employee of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company pursuant to any equity subscription agreement, stock option agreement, shareholders’ or members’ agreement or similar agreement, plan or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any calendar year (which shall increase to $20.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any of its direct or indirect parent entities) (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided further, that the amount in any calendar year may be increased by an amount not to exceed:

(a)	the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to members of management, directors or consultants of the Company and its Restricted Subsidiaries or any direct or indirect parent company of the Company that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition, or dividend or distribution will not increase the amount available for Restricted Payments under clause (3) of the immediately preceding paragraph); plus

(b)	the cash proceeds of key man life insurance policies received by the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) and its Restricted Subsidiaries after the Issue Date;

(provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any single calendar year);

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants;

(7)	the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described under “—Incurrence of Indebtedness and Issuance of Preferred Equity”;

(8)	Permitted Payments to Parent;

(9)	purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

(10)	the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of the Company issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company could incur an additional $1.00 of Indebtedness pursuant to the Fixed Charge Coverage Ratio, and (B) the aggregate amount of dividends declared and paid pursuant to this clause (10) does not exceed the net cash proceeds actually received by the Company (including any such proceeds contributed to the Company by any direct or indirect parent company of the Company) from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(11)	any payments made in connection with the consummation of this initial offering of the notes;

(12)	Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions previously received by the Company and its Restricted Subsidiaries;

(13)	other Restricted Payments in an aggregate amount not to exceed $40.0 million since the Issue Date;

(14)	the satisfaction of change of control obligations and asset sale obligations once the Issuer has fulfilled its obligations under the indenture with respect to a Change of Control or an Asset Sale;

(15)	the repayment of intercompany debt that was permitted to be incurred under the indenture;

(16)	cash dividends or other distributions on the Company’s Capital Stock used to, or the making of loans to any direct or indirect parent of the Company to, fund the payment of fees and expenses owed by the Company or its Restricted Subsidiaries to Affiliates, to the extent permitted by the covenant described under “—Transactions with Affiliates” (other than clause (6) of the second paragraph of such covenant);

(17)	the payment of dividends or distributions on the Company’ common equity (or the payment of dividends or distributions to a direct or indirect parent company of the Company to fund the payment by such parent company of dividends or distributions on its common equity) of up to 6.0% per calendar year of the net proceeds received by the Company from any public Equity Offering or contributed to the Company by a direct or indirect parent company of the Company from any public Equity Offering; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph; and

(18)	the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries.

provided , however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10) or (17), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. In the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (18) above or is entitled to be made pursuant to the first paragraph above, the Company shall, in its sole discretion, classify such Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Equity

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred equity; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company or any other Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred equity, if on the date thereof the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence under Credit Facilities by (a) the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit and bankers’ acceptances thereunder in an aggregate principal amount under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $375.0 million outstanding at any one time;

(2)	the incurrence by the Company and its Restricted Subsidiaries of Indebtedness to the extent outstanding on the Issue Date;

(3)	the incurrence by the Company and its Restricted Subsidiaries (including any future Guarantor) of Indebtedness represented (A) by the notes and the related Note Guarantees to be issued on the Issue Date and the Exchange Notes and the related Note Guarantees to be issued pursuant to the registration rights agreement or (B) by additional notes or other Indebtedness and related guarantees to be issued from time to time to refinance, replace or renegotiate the terms or financing arrangements (including successive or series of such transactions) of any leases expected to be renegotiated in connection with the expiration of covenant waivers in place as of September 10, 2010, or to provide funds to purchase the underlying aircraft on acceleration or termination thereof or otherwise provide liquidity to facilitate or effectuate the same or resolve damages or payments due in connection therewith (or refinance other Indebtedness which was incurred for any of the foregoing purposes) in an aggregate amount of up to $125.0 million;

(4)

the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by (A) Capital Lease Obligations and other Indebtedness in respect of leases, in each case, relating to aircraft or Aircraft Sale and Leaseback Transactions; and (B) other Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness or preferred stock, or synthetic lease obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including Capital Stock), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), in an aggregate principal amount under this clause (B) not to exceed at any time outstanding 5.0% of Total Assets;

(5)	the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (12) or (16) of this paragraph;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness and cash management pooling obligations and arrangements between or among the Company and any of its Restricted Subsidiaries (treating the EMEA JV and any other Permitted Joint Venture as Restricted Subsidiaries for this purpose); provided, however, that:

(a)	if the Issuer or any Guarantor is the obligor on such Indebtedness (other than cash management pooling obligations and arrangements and Indebtedness owed to the EMEA JV and any other Permitted Joint Venture) and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred equity; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred equity being held by a Person other than the Company or a Restricted Subsidiary of the Company, and

(b)	any sale or other transfer of any such preferred equity to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred equity by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations other than for speculative purposes;

(9)	the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness and cash management pooling obligations and arrangements of the Company or a Restricted Subsidiary of the Company (treating the EMEA JV and any other Permitted Joint Venture as Restricted Subsidiaries for this purpose); provided that any such guarantee (other than a guarantee of cash management pooling obligations and arrangements) by the Company or any of its Restricted Subsidiaries in respect of a Permitted Joint Venture that does not exist on the Issue Date shall not exceed the amount set forth in clause (19)(B) of the definition of “Permitted Investments”) that was permitted to be incurred by another provision of this covenant (including the first paragraph hereof); provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)

the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, bid, performance, surety or similar bonds and letters of credit or completion or performance guarantees (including without limitation, performance guarantees pursuant to flying contracts, supply agreements or equipment leases), or other similar obligations in the ordinary course of business or consistent with past practice;

(11)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

(12)	Indebtedness, Disqualified Stock or preferred equity of the Company or any Restricted Subsidiary incurred or issued to finance an acquisition (including an acquisition of aircraft) or of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the indenture; provided, however, that for any such indebtedness outstanding under this clause (12) in excess of $10.0 million, after giving effect to such acquisition and the incurrence of such Indebtedness, Disqualified Stock and preferred equity either:

(a)	the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

(b)	the Fixed Charge Coverage Ratio would not be less than immediately prior to such acquisition;

(13)	Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary of the Company other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(14)	the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of the indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(15)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Stock or preferred equity in an aggregate principal amount (or accreted value, as applicable) or having an aggregate liquidation preference at any time outstanding not to exceed the greater of $125.0 million or 5.0% of Total Assets (it being understood that any Indebtedness, Disqualified Stock or preferred equity incurred pursuant to this clause (15) shall cease to be deemed incurred or outstanding for purposes of this covenant from and after the date on which the Company could have incurred such Indebtedness or Disqualified Stock or preferred equity under the first paragraph of this covenant without reliance upon this clause (15));

(16)	Contribution Indebtedness; and

(17)	Manufacturer Support Indebtedness, Deposit Financings and Vendor Financings at any time outstanding not to exceed in the aggregate 3.0% of Total Assets.

The Issuer will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of indebtedness and issuance of preferred equity” covenant, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred equity meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred equity on the date of its incurrence and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred equity in one of the above clauses, although the Company may divide and classify an item of Indebtedness, Disqualified Stock or preferred equity in one or more of the types of Indebtedness, Disqualified Stock or preferred equity and may later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred equity, in any manner that complies with this covenant. The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, the payment of dividends on Disqualified Stock or preferred equity in the form of additional shares of the same class of Disqualified Stock or preferred equity and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of SFAS 133) will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity for purposes of this covenant; provided, in each such case (other than preferred stock that is not Disqualified Stock), that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the establishment of the facility or instrument under which such Indebtedness was incurred; provided, however, that if such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such refinancing Indebtedness is incurred.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures Obligations under any Indebtedness of the Company or its Restricted Subsidiaries, on any asset or property of the Company or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom in each such case to the extent such asset, property, income or profits constitute Collateral, except that the foregoing shall not apply to (i) Liens securing the notes, the related Note Guarantees (and the exchange notes and the related guarantees in respect thereof) and any Indebtedness permitted to be incurred pursuant to clause (3) of the second paragraph under

“—Incurrence of Indebtedness and Issuance of Preferred Equity” and (ii) (a) Permitted Liens, (b) Liens securing (x) Indebtedness and other Obligations under Credit Facilities, including any letter of credit facility relating thereto, permitted to be incurred pursuant to clause (1) of the second paragraph under “—Incurrence of Indebtedness and Issuance of Preferred Equity” and (y) obligations of the Company or any Subsidiary in respect of any Bank Products or Hedging Obligations provided by any arranger, agent or lender party to any Credit Facility or any Affiliate of such arranger, agent or lender (or any Person that was an arranger, agent or lender or an Affiliate of an arranger, agent or lender at the time the applicable agreements pursuant to which such Bank Products or Hedging Obligations are provided or were entered into) provided that any such Indebtedness may be Priority Payment Lien Obligations, Pari Passu Payment Lien Obligations or have junior Lien priority pursuant to the Junior Lien Intercreditor Agreement relative to the notes and Note Guarantees and (c) Liens securing Indebtedness permitted to be incurred under the covenant “—Incurrence of Indebtedness and Issuance of Preferred Equity” so long as at the date of incurrence of such Lien the Senior Secured Leverage Ratio does not exceed 5.0:1.0 (the “Maximum Secured Leverage Ratio”); provided that any Lien securing such Indebtedness may attach at the date of incurrence of such Indebtedness or within 180 days of the date of incurrence of such Indebtedness so long as at the date of incurrence of such Indebtedness the Maximum Secured Leverage Ratio would not have been exceeded had such Lien attached at the date of incurrence of such Indebtedness and the Company certifies the same in a certificate filed with the trustee and identifying with particularity such Indebtedness (such Indebtedness, the “Delayed Lien Debt”) and detailing the Liens generally to attach.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures Obligations under any Indebtedness of the Company or its Restricted Subsidiaries, on any asset or property of the Company or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, in each case, that does not constitute Collateral unless the notes and Note Guarantees are equally and ratably secured with (or on a senior basis to) the Obligations secured by such Lien until such time as such Obligations are no longer secured by such Lien, except that the foregoing shall not apply to Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries that is not the Issuer or a Guarantor to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of the Issuer or any Restricted Subsidiary that is not a Guarantor to:

(a)	pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c)	sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Indebtedness outstanding on the Issue Date, the Credit Agreement and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2)	the indenture, the notes and the Note Guarantees (and any additional notes and related guarantees under the indenture or other Pari Passu Payment Lien Obligations);

(3)	applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5)	non-assignment provisions or subletting restrictions in contracts, leases and licenses entered into in the ordinary course of business;

(6)	purchase money obligations for property (including Capital Stock) acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (c) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending closing of the sale or other disposition;

(8)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens permitted to be incurred under the provisions of the covenant described under “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(10)	provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents, and other similar agreements entered into in the ordinary course of business, consistent with past practice or with the approval of the Issuer’s or the Company’s Board of Directors, which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;

(11)	any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12)	restrictions on cash, Cash Equivalents, Marketable Securities or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(13)	other Indebtedness of Restricted Subsidiaries that are non-Guarantors that is incurred subsequent to the Issue Date pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Equity”;

(14)	encumbrances on property that exist at the time the property was acquired by the Company or a Restricted Subsidiary;

(15)	contractual encumbrances or restrictions in effect on the Issue Date, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(16)	any customary encumbrances or restrictions imposed pursuant to the EMEA JV or other Permitted Joint Ventures;

(17)

any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;

(18)	any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (x) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (y) the Issuer determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the notes, as determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive;

(19)	any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to above in clauses (1) through (18); provided that such amendments or refinancings are not materially more restrictive, taken as a whole, than such encumbrances and restrictions prior to such amendment or refinancing; and

(20)	provisions with respect to the receipt of a rebate on an operating lease until all obligations due to a lessor on other operating leases are satisfied or other customary restrictions in respect of assets or contract rights acquired by a Restricted Subsidiary in connection with a sale and leaseback transaction.

Consolidation, Amalgamation, Merger, or Sale of Assets

Neither the Company nor the Issuer will, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the Issuer’s properties or assets (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries) in one or more related transactions to another Person, unless:

(1)	either (a) the Company or Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of Canada or any province or territory thereof or the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer), the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or the Issuer, as the case may be, under the notes, the indenture the security documents, the Intercreditor Agreement and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	(a) the Company or the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer or the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Equity” or (b) the Fixed Charge Coverage Ratio for the successor entity and its Restricted Subsidiaries would not be less than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

In addition, neither the Company nor the Issuer will, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Consolidation, amalgamation, merger or sale of assets” covenant will not apply to:

(1)	a merger of the Company or the Issuer with an Affiliate solely for the purpose of reincorporating the Company or the Issuer under the laws of Canada or any province or territory thereof or the United States, any state of the United States or the District of Columbia; or

(2)	any consolidation, amalgamation, merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and the Company or the Issuer or the Company and any Guarantor, including any amalgamation or such other transaction among the Company, CHC Helicopter Holding S.à r.l. and the Issuer.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $10.0 million, unless:

(1)	the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)	the Company delivers to the trustee (x) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, a resolution of the Board of Directors of the Company or the Issuer certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of the Company or the Issuer and (y) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto;

(2)	transactions (including a merger) between or among the Company and/or any of its Restricted Subsidiaries (treating the EMEA JV and any Permitted Joint Venture as Restricted Subsidiaries for this purpose);

(3)	transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or to any director, officer, employee or consultant of the Company or any direct or indirect parent company of the Company, and the granting and performance of registration rights;

(6)	Restricted Payments and Investments that do not violate the covenant described under “—Restricted Payments”;

(7)	the entering into any agreement to pay, and the payment of, customary annual management, consulting, monitoring and advisory fees to the Equity Investors in an amount not to exceed in any four quarter period the greater of (x) $5.0 million and (y) 2.0% of Consolidated Adjusted EBITDA of the Company and its Restricted Subsidiaries for such period and related expenses;

(8)	loans or advances to employees or consultants in the ordinary course of business or consistent with past practice;

(9)	any transaction effected as part of a Qualified Receivables Financing;

(10)	any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;

(11)	the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any acquisition agreements or members’ or stockholders agreement or related documents to which it is a party as of the Issue Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (11) to the extent that the terms of any such existing agreement, together with all amendments thereto, taken as a whole, or such new agreement are not otherwise more disadvantageous to the holders of the notes taken as a whole than the original agreement as in effect on the Issue Date;

(12)	transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, including aircraft services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of Directors of the Company or the Issuer or senior management of either of them, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(13)	(x) guarantees of performance by the Company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (y) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

(14)	if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary where such Person is treated no more favorably than the holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary;

(15)	transactions effected pursuant to agreements in effect on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not materially more disadvantageous to the holders of the notes, taken as a whole);

(16)	payments to the Equity Investors made for any financial advisory, financing or other investment banking activities, including without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors;

(17)

transactions, agreements, arrangements and any amendments or modifications of the foregoing (including, without limitation, sale and leaseback transactions) entered into in the ordinary course of business between the Company or a Restricted Subsidiary of the Company and an EU Licensed Operator or EU Investorco (after such EU Licensed Operator or EU Investorco ceases to be a

Restricted Subsidiary) that are on terms that are not materially less favorable to the Company or the Restricted Subsidiary, as the case may be, than those that could reasonably have been obtained at such time from an unaffiliated party; and

(18)	transactions, agreements, arrangements and any amendments or modifications of the foregoing entered into in the ordinary course of business between the Company or a Restricted Subsidiary of the Company and a Permitted Joint Venture that are on terms that are not materially less favorable to the Company or the Restricted Subsidiary, as the case may be, than those that could reasonably have been obtained at such time from an unaffiliated party.

Business Activities

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary, after the Issue Date, then that newly acquired or created Restricted Subsidiary, if such Subsidiary guarantees any Credit Facilities of the Issuer (unless such Subsidiary is a Receivables Subsidiary), will become a Guarantor and execute a supplemental indenture and the applicable Security Documents or joinders or supplements thereto and deliver an opinion of counsel satisfactory to the trustee within 30 days of the date on which it was acquired or created; provided that any Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it (i) ceases to be an Immaterial Subsidiary or (ii) guarantees the Credit Agreement.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company or the Issuer may designate any Restricted Subsidiary, other than the Issuer, to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described under “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company or the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the applicable Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described under “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Equity,” the Company will be in default of such covenant. The Board of Directors of the Company of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) (x) the Company could incur such Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Incurrence of Indebtedness and Issuance of Preferred Equity,” or (y) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and (2) no Default or Event of Default would be in existence following such designation.

Payment for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any cash consideration to or for the benefit of any holder of notes for any consent, waiver or amendment of any of the terms or provisions of the indenture, the notes or the Security Documents unless such consideration is offered to be paid and is paid to all holders of the notes that are qualified institutional buyers and that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

The indenture will provide that commencing with the quarter ending October 31, 2010, for so long as the notes are outstanding, whether or not the Company has a class of securities registered under the Exchange Act, the Company shall furnish without cost to the trustee or shall post to a publicly available website: (i) as soon as available but within 140 days after the end of each financial year of the Company, annual reports on Form 20-F or 10-K, as applicable (or any successor form), containing the information required to be contained therein (or required in such successor form), including audited year-end consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with Canadian GAAP, IFRS or U.S. GAAP, as applicable, consistently applied; (ii) as soon as available but within 60 days after the end of each of the first three fiscal quarters of each financial year of the Company, reports on Form 6-K or 10-Q, as applicable (or any successor form), containing substantially the same information required to be contained in Form 10-Q (or required in such successor form), including unaudited interim consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with Canadian GAAP, IFRS or U.S. GAAP, as applicable, consistently applied; and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K or 8-K, as applicable (or any successor form), containing substantially the same information required to be contained in Form 8-K (or required in any successor form). The indenture also provides that, so long as any of the notes remain outstanding, the Company will make available to any prospective purchaser of notes or beneficial owner of notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

The Company will use commercially reasonable efforts to hold a quarterly conference call for the holders of the notes, securities analysts and prospective note investors to discuss financial information for the previous fiscal quarter or previous fiscal year, as applicable, to be held as soon as reasonably practicable after furnishing or posting the financial information as set forth in the immediately preceding paragraph. No fewer than three days prior to the conference call, the Company shall post on its website the time and date of such conference call and provide instructions for holders of notes, securities analysts and prospective investors to obtain access to such call.

This covenant will not impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable.

In the event that any direct or indirect parent company of the Company becomes a Guarantor of the notes, the indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent company;

provided that the same is accompanied by information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

The foregoing requirements shall be deemed satisfied by posting reports on the Company’s or Issuer’s website (or on the publicly available website of any of its parent companies or Subsidiaries) or by providing such reports to the trustee, in each case containing financial information that satisfies the foregoing requirements, subject to exceptions consistent with the presentation of financial information in this prospectus, and other information in a form consistent with the presentation of information in this prospectus, to the extent posted within the times specified above.

EVENTS OF DEFAULT AND REMEDIES

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	failure by the Company or any of the Company’s Restricted Subsidiaries for 60 days (or 180 days in the case of a Reporting Failure) after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture or the Security Documents;

(4)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (other than aircraft leases) by the Company, the Issuer or any of its Significant Subsidiaries or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company (or the payment of which is guaranteed by an Company or any of the Company’s Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date (but excluding Indebtedness owing to the Company or a Restricted Subsidiary of the Company), if that default:

(a)	is caused by a failure to pay principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness following the Stated Maturity of such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(5)	failure by the Company, the Issuer or any of the Company’s Significant Subsidiaries, or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary, to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(6)	except as permitted by the indenture, any Note Guarantee of the Company, CHC Helicopter Holding S.à r.l. or any Significant Subsidiary of the Company or group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the indenture), or any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for 10 days;

(7)	certain events of bankruptcy or insolvency described in the indenture with respect to the Company, the Issuer or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company; and

(8)	any (x) Security Document governing a security interest with respect to any Collateral having a Fair Market Value in excess of $50.0 million or (y) obligation under the Security Documents of the Company, the Issuer or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the indenture and the Note Guarantees and except for the failure of any security interest with respect to the Collateral to remain in full force and effect, which is governed by paragraph (9) below) or is declared null and void in a judicial proceeding or the Company, the Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the indenture, its Note Guarantee or any Security Document and the Company fails to cause such Guarantor or Guarantors, as the case may be, to rescind such denials or disaffirmations within 60 days; or

(9)	with respect to any Collateral having a Fair Market Value in excess of $50.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Security Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of the indenture and other than the satisfaction in full of all obligations under the indenture and discharge of the indenture if such failure continues for 60 days or (B) the declaration that the security interest with respect to such Collateral created under the Security Documents or under the indenture is invalid or unenforceable, if such Default continues for 60 days or (C) the assertion by the Issuer or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium or Additional Interest, if any.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the trustee or the holders of the notes, if within 20 days after such Event of Default arose the Company delivers an Officers’ Certificate to the trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture or the Security Documents at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the notes.

The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default that has not been cured, the Company will be required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, STOCKHOLDERS AND MEMBERS

To the extent permitted by law, no director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, has any liability for any obligations of the Company, or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

The Issuer may at any time, at the option of the Issuer’s Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)	the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants (including the obligation to make Change of Control Offers and Asset Sale Offers, their obligations under the covenants described in “—Certain Covenants,” and the cross-acceleration provision and judgment default provisions described under “—Events of Default and Remedies”) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes.

In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a U.S. or Canadian nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee (subject to customary exceptions and exclusions) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee (subject to customary exceptions and exclusions) confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)	the Issuer must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others;

(7)	the Issuer must deliver to the trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)	in the case of both Legal Defeasance and Covenant Defeasance, the Issuer shall have delivered to the trustee an opinion of Canadian counsel stating that the Issuer has received from, or there has been published by, the Canada Revenue Agency an advance ruling, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal, provincial or territorial income tax or other tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the notes include holders who are not resident in Canada);

AMENDMENT, SUPPLEMENT AND WAIVER

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees or any Security Document or the Intercreditor Agreement may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected thereby, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or extend the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (for the avoidance of doubt, the provisions relating to the covenants described under “—Repurchase at the Option of Holders” are not redemptions of the notes);

(3)	reduce the rate of or extend the time for payment of interest, including default interest, or premium on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or impair the rights of holders of notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the notes;

(7)	waive a redemption payment with respect to any note (for the avoidance of doubt, a payment required by one of the covenants described under “—Repurchase at the Option of Holders” is not a redemption payment);

(8)	release any Guarantor that is the Company, CHC Helicopter Holding S.à r.l. or a Significant Subsidiary of the Company from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

In addition, without the consent of the holders of at least 66-2/3% in principal amount of notes then outstanding, no amendment, supplement or waiver may modify any Security Document (including the Intercreditor Agreement) or the provisions in the indenture dealing with Security Documents (including the Intercreditor Agreement) or application of trust moneys in any manner, taken as a whole, materially adverse to the holders of the notes.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees, any Security Document or the Intercreditor Agreement:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of the Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture, the Security Documents or the Intercreditor Agreement of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture, the Note Guarantees, the Security Documents, the Intercreditor Agreement or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

(8)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes, to add additional assets as Collateral and to release Guarantors from the Note Guarantee in accordance with the terms of the indenture;

(9)	to release Liens in favor of the Collateral Agent in the Collateral as provided under “Collateral and Security Documents-Release of Collateral,” or otherwise in accordance with the terms of the indenture, any Security Document or the Intercreditor Agreement;

(10)	to add any Pari Passu Payment Lien Obligations to the Security Documents and the Intercreditor Agreement on the terms set forth therein or to add any Junior Lien Indebtedness pursuant to the Junior Lien Intercreditor Agreement; or

The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

SATISFACTION AND DISCHARGE

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated and, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or may be called for redemption within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal, interest, and Additional Interest) on the notes not delivered to the trustee for cancellation;

(2)	the Issuer or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

(3)	the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or (iii) resign.

The holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ENFORCEABILITY OF JUDGMENTS

Since substantially all of our assets are outside the United States, any judgment obtained in the United States against us, including judgments with respect to the payment of principal, premium, interest, additional interest, Additional Amounts, Change of Control purchase price, offer price, redemption price or other amounts payable under the notes, may not be collectible within the United States. For an overview of limitations on the enforceability of judgments against us see “Limitations on Validity and Enforceability of Guarantees and Security Interests and Enforceability of Civil Liabilities”.

CERTAIN DEFINITIONS

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1)	any properties or assets to be used by the Company or a Restricted Subsidiary in a Permitted Business; or

(2)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided , however, that, in the case of clause (2), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Additional Interest” means, at any time, all additional interest then owing pursuant to the registration rights agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Aircraft Sale and Leaseback Transaction” means, in respect of any new or existing aircraft acquired or owned by the Company or any of its Restricted Subsidiaries (whether before or after the Issue Date), any transaction occurring whereby such aircraft is sold by and leased back to the Company or any of its Restricted Subsidiaries (or where the contract relating to the purchase of such aircraft is assigned or novated to an entity which will lease the aircraft to the Company or any of its Restricted Subsidiaries).

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the note at October 15, 2015 (such redemption price being set forth in the table appearing under “—Optional Redemption”), plus (ii) all required interest payments due on the note through October 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note.

“Asset Acquisition” means:

(1)	an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; or

(2)	the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business but including acquisitions of aircraft.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights of the Company and its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described under “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described under “—Certain Covenants—Consolidation, Amalgamation, Merger or Sale of Assets” and not by the provisions described under “—Repurchase at the Option of Holders—Asset Sales”; and

(2)	the issuance or sale of Equity Interests in any of the Company’ Restricted Subsidiaries (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity” and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets or Equity Interests of any Restricted Subsidiary having a Fair Market Value of less than $10.0 million;

(2)	a transfer of assets between or among the Company and any Restricted Subsidiary; provided that any transfers from the Issuer or a Guarantor to a Restricted Subsidiary of assets that constitute Collateral do not result in the Lien on such Collateral being released;

(3)	an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4)	the sale or lease of inventory, products or services or the lease, assignment or sub-lease of any real or personal property;

(5)	the sale or discounting of accounts receivable in the ordinary course of business;

(6)	any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties, including aircrafts and parts;

(7)	any sale of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(8)	the sale or other disposition of cash, Cash Equivalents or Marketable Securities;

(9)	a sale of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing;

(10)	a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(11)	a Restricted Payment that does not violate the covenant described under “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(12)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(13)	the granting of Liens not otherwise prohibited by the indenture;

(14)	the surrender, or waiver of contract rights, leases, or settlement, release or surrender of contract, tort or other claims; and

(15)	any exchange of assets related to a Permitted Business of comparable market value, as determined in good faith by the Company.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law, Canadian federal or provincial law or law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer, cash pooling and other cash management arrangements and commercial credit card and merchant card services.

“ Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;

(3)	with respect to a limited liability company, the Board of Directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State, in Ontario, Canada or in London, England.

“Canadian JV” means any joint venture formed with a Canadian investor for the purpose of holding all the Capital Stock of CHC Global Operations Canada (2008) Inc.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of the Company or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Company and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Company and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capital Lease Obligations or Indebtedness.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Contributions” means the aggregate amount of cash contributions made to the capital of the Issuer or any Guarantor described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1)	Canadian dollars, Euros, United States dollars or such local currencies held by the Company and any of its Restricted Subsidiaries from time to time in the ordinary course of business;

(2)	securities issued or directly and fully guaranteed or insured by the government of Canada, Luxembourg, the United States, Norway, the United Kingdom, South Africa, Holland or Australia or any agency or instrumentality of such government (provided that the full faith and credit of such government is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any bank to which the Bank Act (Canada) applies or by any company licensed to carry on the business of a trust in one or more provinces of Canada or any financial institution that is a member of the Federal Reserve System, or the comparable banking authority in Norway, the United Kingdom, South Africa, Holland or Australia, in each case having combined capital and surplus and undivided profits of not less than U.S.$500.0 million, whose debt has a rating, at the time as of which any investment made therein is made of at least A-1 by S&P or at least P-1 by Moody’s or having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6)	securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from Moody’s or S&P, and, in each case, maturing within one year after the date of acquisition;

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(8)	Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A-2” from Moody’s with maturities of 24 months or less from the date of acquisition.

“Cash Management Obligations” means obligations owed by the Issuer or any Guarantor to any lender or Affiliate of a lender under the Credit Agreement in respect of any overdraft and related liabilities arising from treasury, depositary and cash management services or any automated clearing house transfers of funds.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), other than the Permitted Holders; or

(2)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer measured by voting power rather than number of shares.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no “person” Beneficially Owns more than 50% of the Voting Stock of such entity.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Change of Control Payment” has the meaning assigned to that term in the indenture governing the notes.

“Change of Control Payment Date” has the meaning assigned to that term in the indenture governing the notes.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement and designed to protect such Person against fluctuation in commodity prices.

“Consolidated Adjusted EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period (A) plus, without duplication to the extent the same was deducted in calculating Consolidated Net Income (treating the EMEA JV and any joint venture that is consolidated with the Company for accounting purposes as Restricted Subsidiaries for this purpose):

(1)	provision for Canadian or other taxes based on income, profits or capital, including without limitation provincial, state, franchise, local, foreign and similar taxes, of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)

depreciation, amortization (including amortization of advance aircraft lease rental payments and amortization of goodwill and other intangibles, deferred financing fees and any amortization included in pension, OPEB or other employee benefit expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets

(including pursuant to the application of Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangibles” and Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets”) and the impact of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4)	the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, integration, business optimization, systems establishment cost or excess pension, OPEB, curtailment or other excess charges); plus

(5)	the minority expense relating to any partner in a joint venture which is consolidated with the Company for accounting purposes and the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties; plus

(6)	the amount of management, consulting, monitoring and advisory fees and related expenses paid to the Equity Investors or any other Permitted Holder (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed in any four quarter period the greater of (x) $5.0 million and (y) 2.0% of Consolidated Adjusted EBITDA of the Company and its Restricted Subsidiaries for such period; plus

(7)	accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and any similar accounting in prior periods; plus

(8)	to the extent not otherwise included, the proceeds of any business interruption insurance received during such period; minus

(B) (1) non-cash items increasing such Consolidated Net Income for such period, other than (i) amortization of deferred revenue and deferred gains on aircraft sale leasebacks, (ii) any items which represent the reversal of any accrual of, or cash reserve for, anticipated charges in any prior period where such accrual or reserve is no longer required and (iii) any items which represent the impact of purchase accounting; and (2) the minority interest income consisting of subsidiary losses attributable to the minority equity interests of third parties in any non-Wholly Owned Subsidiary.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (treating the EMEA JV and any joint venture that is consolidated with the Company for accounting purposes as Restricted Subsidiaries for this purpose) for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	any net after-tax extraordinary, unusual or nonrecurring gains or losses or income or expense or charge (including, without limitation, income, expenses and charges from litigation and arbitration settlements, severance, relocation, other restructuring costs and lease costs in connection with early aircraft contract terminations), any severance or relocation expense, pre-operating expenses that are expensed and not capitalized, and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition, disposition or incurrence or repayment of Indebtedness or other obligations permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses and charges, and any financing charges, including penalty interest and bank charges, related to any Indebtedness or other obligations, in each case, shall be excluded;

(2)	any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(3)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded;

(4)	any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness and Hedging Obligations or other derivative instruments shall be excluded;

(5)	(A) the Net Income for such period of any Person that is not a Subsidiary (other than the EMEA JV or other joint venture that is consolidated with the Company for accounting purposes), or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Company or a Restricted Subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Company or a Restricted Subsidiary thereof in excess of the amount included in clause (A);

(6)	any increase in depreciation, or amortization or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with any acquisition that is consummated prior to or after the Issue Date shall be excluded;

(7)	accruals and reserves that are established within twelve months after an acquisition’s closing date and that are so required to be established as a result of such transaction in accordance with GAAP or as a result of a modification of accounting policies shall be excluded;

(8)	any impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141 or asset write-offs shall be excluded;

(9)	any long-term incentive plan accruals and any compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(10)	any asset impairment writedowns under GAAP or SEC guidelines shall be excluded;

(11)	(A) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of Statement of Financial Accounting Standard No. 133), (B) any foreign exchange gains and losses and (C) any adjustments for financial instruments, derivatives or Hedging Obligations required by GAAP shall be excluded except for any realized exchange gains or losses on derivative instruments which are included as offsets to operating items as part of a designated hedging relationship;

(12)	solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Restricted Payments,” the Net Income of any Restricted Subsidiary of the Issuer (other than a Guarantor and the EMEA JV or other joint venture that is consolidated with the Company for accounting purposes) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or members, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Company or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(13)	the cumulative effect of a change in accounting principles will be excluded; and

(14)	the amount by which any income or charge attributable to a post-employment benefit scheme differs from the current service costs attributable to the scheme will be excluded.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit and all obligations under Qualified Receivables Financings, all Hedging Obligations and all Capital Lease Obligations or other lease obligations in connection with aircraft) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Company or the Issuer. The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any performance, leases, dividends, taxes or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security thereof,

(2)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the equity capital of the Issuer or such Guarantor after the Issue Date, provided that:

(1)	if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contributions to the equity capital of the Issuer or such Guarantor, as applicable, the amount in excess shall be Indebtedness (other than secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the notes, and

(2)	such Contribution Indebtedness (x) is incurred within 180 days after the making of such cash contributions and (y) is designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the incurrence date thereof.

“Credit Agreement” means that certain credit agreement, dated as of October 4, 2010, by and among the Company, HSBC Bank Canada (or an affiliate of HSBC Bank Canada) as administrative agent, RBC Capital Markets Corporation and UBS Securities LLC as co-documentation agents and Morgan Stanley Senior Funding,

Inc. as syndication agent and the lenders party thereto from time to time, providing for revolving credit borrowings and letters of credit, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit Financings” means Indebtedness incurred by the Company or any Restricted Subsidiary to an aircraft lessor or other party to finance the deposit of funds in connection with aircraft sale and leaseback transactions, including in connection with pre-delivery novations of aircraft contracts.

“Designated Building and Equipment Transactions” means the sale and leaseback of (a) the hangar, office and repair facilities and/or equipment at (i) Boundary Bay Airport, Delta, British Columbia, (ii) Agar Drive, Richmond, British Columbia, (iii) Bergen, Norway, (iv) Gander, Newfoundland, (v) Stavanger, Norway, (vi) any hangar, office and repair facility that is acquired or for which construction has been completed, after the Issue Date and that has a market value in excess of $5 million at the time of such sale and leaseback and (b) any flight simulator or flight training device.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent company of the Issuer (other than Disqualified Stock) that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3)(b) of the covenant described under “—Certain Covenants—Restricted Payments.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock will not constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“EDC Debt” means the EDC Secured Debt and the EDC Unsecured Debt.

“EDC Debt Collateral” means the aircraft securing the EDC Secured Debt on the Issue Date or any other aircraft owned by the Company or any Restricted Subsidiary and provided as security for the EDC Secured Debt in substitution for such aircraft, provided that (a) no substitution of EDC Debt Collateral may be made while an Event of Default has occurred and is continuing; and (b) the replacement aircraft(s) shall have in aggregate an equivalent value to the aircraft which they are replacing, based on the most recent appraisal conducted in accordance with the Company’s standard appraisal procedure.

“EDC Secured Debt” means:

(1)	the secured loan between Export Development Canada and CHC Helicopter Holding S.à r.l. dated 28 April 2006; and

(2)	the secured loan between Export Development Canada and CHC Helicopter Holding S.à r.l. dated 26 November 2007,

including any Indebtedness incurred for the purpose of refinancing any EDC Secured Debt, provided that (i) the principal amount then outstanding is not increased and (ii) the terms of any such Indebtedness are not materially more onerous on the Company or more favorable to the lender than the terms of the original EDC Secured Debt.

“EDC Unsecured Debt” means the unsecured loan between Export Development Canada and CHC Helicopter Holding S.à r.l. dated 25 January 2006, including any Indebtedness incurred for the purpose of refinancing any EDC Unsecured Debt, provided that (i) the principal amount then outstanding is not increased and (ii) the terms of any such Indebtedness are not materially more onerous on the Company or more favorable to the lender than the terms of the original EDC Unsecured Debt.

“EMEA JV” means EEA Helicopter Operations B.V., a joint venture organized under the laws of the Netherlands for the purpose of holding regulated European operations of the Company and its Subsidiaries, and all its Subsidiaries as such joint venture is in effect on the Issue Date or amended or modified in the Company’s sole discretion in a manner not materially adverse to the Company and its Restricted Subsidiaries when taken as a whole.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Investors” means each of First Reserve Fund XII, L.P., Fund XII A Parallel Vehicle, L.P. and FR Horizon AIV L.P. and their respective Affiliates.

“Equity Offering” means (i) an offer and sale of Capital Stock (other than Disqualified Stock) of the Company or (ii) an offer and sale of Capital Stock (other than Disqualified Stock) of a direct or indirect parent entity of the Company (to the extent the net proceeds therefrom are contributed to the equity capital of the Company) pursuant to (x) a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company or such direct or indirect parent company), or (y) a private issuance exempt from registration under the Securities Act.

“EU Investorco” means any Person established by the Company to acquire a direct or indirect ownership interest in an EU Licensed Operator, it being understood that once an EU Investorco ceases to be a Restricted Subsidiary of the Company, it and its Restricted Subsidiaries will cease to be bound by the covenants under the indenture and will cease to be Guarantors.

“EU Licensed Operators” means CHC Scotia Limited, CHC Ireland Ltd., CHC Denmark APS, CHC Helicopter Service AS, CHC Helicopters Netherlands B.V., or any other Restricted Subsidiary of the Company incorporated in a European country that holds licenses to conduct helicopter transportation business that is subject to the provisions of Article 4 of European Union Regulation No. 2407/92 of July 23, 1992, it being understood that once an EU Licensed Operator ceases to be a Restricted Subsidiary of the Company, it and its Restricted Subsidiaries will cease to be bound by the covenants under the indenture and will cease to be Guarantors.

“EU National” or “EU Nationals” means member states of the European Union or the European Economic Area or nationals thereof, including any Person regarded as a national of, or owned or controlled by, one or more nationals of, the European Union or the European Economic Area for the purposes of the ownership and control requirements of the legislation of the European Union or the European Economic Area or a member thereof regarding aviation operating licenses (including Article 4 of European Union Regulation 2407/92).

“Excluded Contributions” means the net cash proceeds received by the Company after the Issue Date from:

(1)	contributions to its common equity capital, and

(2)	the sale (other than to a Subsidiary of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as “Excluded Contributions” pursuant to an Officers’ Certificate executed by an Officer of the Company, the net cash proceeds of which are excluded from the calculation set forth in clause (3)(b) of “—Restricted Payments.”

“Existing Permitted JV” means each of EMEA JV, Canadian JV and each other Permitted Joint Venture, as such Permitted Joint Venture is in effect on the Issue Date or amended or modified in the Company’s sole discretion in a manner not materially adverse to the Company and its Restricted Subsidiaries when taken as whole.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (i) the principal financial officer of the Company or the Issuer for transactions less than $50.0 million and (ii) the Board of Directors of the Company or the Issuer (unless otherwise provided in the indenture) for transactions valued at, or in excess of, $50.0 million.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense will be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), and any related financing transactions, that the specified Person or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change of any associated Fixed Charges and the change in Consolidated Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether these cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto). Any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period, and if, since the beginning of the four-quarter reference period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its other Restricted Subsidiaries since the beginning of such period shall have made any acquisition, Investment, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be adjusted giving pro forma effect thereto for such period as if such Asset Acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter reference period. Any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of deferred financing fees, debt issuance costs and commissions, fees and expenses and the expensing of any bridge, commitment or other financing fees, commissions, discounts, yield and other fees and charges (including any interest expense) related to any receivables facility but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations (classified as Indebtedness under the indenture), the interest component of all payments associated with Capital Lease Obligations and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	all cash dividend payments or other cash distributions on any series of preferred equity of such Person and all other dividend payments or other distributions on the Disqualified Stock of such Person; less

(4)	interest income, including interest income on junior loans extended in connection with aircraft leases; less

(5)	non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives under GAAP; less

(6)	accretion or accrual of discounted liabilities not constituting Indebtedness; less

(7)	any expense resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any acquisition; and less

(8)	Additional Interest.

“GAAP” means generally accepted accounting principles in Canada, the U.S. or under IFRS, as applicable, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

“Guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1)	the Company and CHC Helicopter Holding S.à r.l.;

(2)	any Subsidiary Guarantor,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Agreements.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by (A) bonds, notes, debentures or similar instruments or (B) letters of credit (or reimbursement agreements in respect thereof) provided that the underlying obligation in respect of which the letter of credit was issued would, under one or more of paragraphs (1) above or (3) to (7) below, be treated as being Indebtedness;

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6)	to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); or

(7)	to the extent not otherwise included, with respect to the Company and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Company or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Company or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person; and (ii) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, “Indebtedness” shall not include (a) accrued expenses, royalties and trade payables; (b) Contingent Obligations incurred in the ordinary course of business; (c) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days; (d) any obligations under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that such Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company or the Issuer, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the indenture; or (e) any financing related to the novation of aircraft (“assets under construction”), where the recourse of the finance provider is limited to the relevant assets under construction.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment Grade Rating” means a Moody’s rating of Baa3 (or the equivalent) or higher and an S&P rating of BBB- (or the equivalent) or higher, or, if either such Rating Agency ceases to rate the notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(2)	investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(3)	corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means October 4, 2010.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Manufacturer Support Indebtedness” means Indebtedness incurred by the Company or a Restricted Subsidiary of the Company to a manufacturer of a helicopter or fixed wing aircraft in connection with the purchase of such helicopter or fixed wing aircraft from the manufacturer.

“Marketable Securities” means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.

“Material Subsidiary” means any Subsidiary of the Company whose gross assets or Consolidated Adjusted EBITDA (in each case excluding intra-group items (except for power-by-the-hour maintenance, lease and similar or related transactions)) are equal to or exceed 5.0% of Total Assets or Consolidated Adjusted EBITDA of the Company and its Subsidiaries.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that is not owned by the Company or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however, (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (2) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (b) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any non-cash form), net of the direct costs relating to such Asset Sale and the sale of such Designated Non-cash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the notes offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company and its Restricted Subsidiaries by two Officers of Heli-One Canada Inc., one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Heli-One Canada Inc., that meets the requirements set forth in the indenture.

“Pari Passu Payment Lien Obligations” means any additional notes and any other Indebtedness that is permitted to have Pari Passu Payment Lien Priority relative to the notes with respect to the Collateral and is not secured by any other assets; provided that an authorized representative of the holders of such Indebtedness (other than any Additional Notes) shall have executed a joinder to the Security Documents in the form provided therein. For the avoidance of doubt, Pari Passu Payment Lien Obligations shall not include Priority Payment Lien Obligations.

“Pari Passu Payment Lien Priority” means, relative to specified Indebtedness and other obligations, having equal Lien priority to the notes and the Note Guarantees, as the case may be, on the Collateral.

“Permitted Business” means the businesses of the Company and its Subsidiaries engaged in on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.

“Permitted Employee Stock Purchase Loans” means loans, in an aggregate amount outstanding at any time not to exceed U.S. $25.0 million, whether made by the Company or any third party (other than any Affiliate of the Company), to employees of the Company and its Subsidiaries who become participants in the Company’s stock purchase program to enable such employees to purchase Equity Interests in the Company or any of its parent entities.

“Permitted Holders” means the Equity Investors and Related Parties. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary of the Company (treating the Existing Permitted JVs as Restricted Subsidiaries for this purpose);

(2)	any Investment in cash, Cash Equivalents, Marketable Securities or Investment Grade Securities;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)	such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

and,	in each case, any Investment held by any such Person;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or a direct or indirect parent company of the Company;

(6)	any Investments received (i) in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes; or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)	Investments represented by Hedging Obligations;

(8)	loans or advances to officers, directors and employees made in the ordinary course of business or consistent with the past practice of the Company or any Restricted Subsidiary of the Company and Permitted Employee Stock Purchase Loans or guarantees thereof;

(9)	repurchases of the notes;

(10)	Investments in Permitted Businesses, joint ventures or Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 3.0% of Total Assets; provided, however, that if any Investment pursuant to this clause (10) is made in a Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11)	any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(12)	any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transaction with Affiliates” (except for transactions described in clauses (6), (8), (10) and (12) of such paragraph);

(13)	(A) Guarantees issued in accordance with the covenants described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity” and “—Certain Covenants—Additional Note Guarantees”; and (B) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business or consistent with past practice;

(14)	any Investment existing on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(15)	Investments consisting of purchases and acquisitions of aircrafts, parts, buildings, inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(16)	any Investment in the UK SAR-H project in an aggregate amount of up to the U.S. dollar equivalent of £25.0 million;

(17)	additional Investments by the Company or any Restricted Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding not to exceed 3.0% of Total Assets; provided, however, that if any Investment pursuant to this clause (17) is made in a Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (17) for so long as such Person continues to be a Restricted Subsidiary;

(18)	Investments, including junior loans to aircraft lessors or the economic equivalent thereof, made by the Company or a Restricted Subsidiary in connection with or in anticipation of (x) an Aircraft Sale and Leaseback Transaction or (y) the lease of a helicopter or fixed wing aircraft by any Restricted Subsidiary; provided that the aggregate Investments permitted pursuant to this clause (18) does not exceed 25% of the aggregate value of all helicopters and fixed wing aircraft at the time the Investment was made and provided further, that such Investments must be made no later than 365 days after the sale and leaseback transaction or the lease transaction, as the case may be, is entered into; and

(19)	(A) any Investment in any Existing Permitted JV, and (B) any Investment in any other Permitted Joint Venture having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (19)(B) and all other Investments made pursuant to clause (7) of the second paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales,” in each case that are at the time outstanding, not to exceed the greater of $125 million and 5.0% of Total Assets at the time of such Investment.

provided , however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (19) so that the entire Investment would be a Permitted Investment.

“Permitted Joint Venture” means any joint venture, partnership or other Person (i) in which the Company or a Restricted Subsidiary has an Investment in such Person, (ii) all of whose Indebtedness is Non-Recourse Indebtedness, (iii) which is engaged in a Permitted Business, (iv) in which any Investment made as a result of designating such Person as a Permitted Joint Venture will not violate the covenant described under “Certain Covenants—Restricted Payments” and (v) none of the Capital Stock of which is held by an officer, director or holder of Capital Stock of the Company qualifying as an Affiliate. Notwithstanding the foregoing, each of Slemon Park Corporation, Thai Aviation Services Ltd., Viscom (Aberdeen) Ltd., CHC Helicopter (Namibia) (Pty) Ltd., Court Aircraft Sales (Pty) Limited, Myanmar Helicopters International Ltd. East West Helicopter Services (Georgia) Corp., East West Helicopter Services (Azerbaijan) Ltd., Whirly Bird Airport Services Limited, joint venture with Cougar Helicopters Inc. in respect of the Newfoundland offshore, Canadian Helicopters Limited, Aero Contractors Company of Nigeria Ltd., Airport Den Helder CV, Schreiner Airways Cameroun SA, Inaer, Inversiones Aereas S.L., Canadian Helicopters Philippines International Inc. and each EU Licensed Operator or EU Investorco that ceases to be a Restricted Subsidiary shall be deemed to be a Permitted Joint Venture. Any such designation (other than with respect to Persons identified in the preceding sentence) shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Permitted Liens” means:

(1)	Liens securing Indebtedness and other Obligations under Credit Facilities incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity” and/or securing Hedging Obligations related thereto;

(2)	Liens in favor of the Company or any of its Restricted Subsidiaries;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)	Liens or deposits to secure the performance of statutory or regulatory obligations, or surety, appeal, indemnity or performance bonds, warranty and contractual requirements or other obligations of a like nature incurred in the ordinary course of business and Liens over cash deposits in connection with an acquisition, lease, disposition or investment;

(6)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof and any cash cover relating to a letter of credit or bank guarantee;

(7)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to clause (4) of the definition of Permitted Debt covering only the assets acquired with or financed by such Indebtedness;

(8)	Liens securing Indebtedness permitted to be incurred pursuant to clause (15) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity”;

(9)	Liens existing on the Issue Date;

(10)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(11)	Liens incurred or deposits made in the ordinary course of business to secure payment of workers’ compensation or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(12)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, lessor’s, suppliers, banks, repairmen’s and mechanics’ Liens, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, in each case, incurred in the ordinary course of business;

(13)	leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

(14)	easements, rights of way, zoning and similar restrictions, reservations or encumbrances in respect of real property or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or its Subsidiaries) or materially impair their use in the operation of the business of the Company and its Subsidiaries;

(15)	Liens created for the benefit of (or to secure) the notes, the Note Guarantees, and any exchange notes or exchange guarantees;

(16)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a)	the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(17)	Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(18)	judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(19)	Liens securing Indebtedness or other obligations of the Company or any Subsidiary of the Company with respect to obligations that do not exceed the greater of (x) $50.0 million and (y) 2.0% of Total Assets at any one time outstanding;

(20)	Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” incurred in connection with a Qualified Receivables Financing;

(21)	licenses of intellectual property in the ordinary course of business;

(22)	Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(23)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(24)	Liens to secure a defeasance trust;

(25)	Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to clients of which such equipment is located;

(26)	Liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts;

(27)	Liens securing the aggregate amount of Indebtedness (including Acquired Debt) incurred in connection with (or at any time following the consummation of) an Asset Acquisition made in accordance with the indenture equal to, at the time of incurrence, the net increase in inventory, accounts receivable and net property, reserves, plant and equipment attributable to such Asset Acquisition from the amounts reflected on the Company’ historical consolidated balance sheet as of the end of the full fiscal quarter ending on or prior to the date of such Asset Acquisition, calculated after giving effect on a pro forma basis to such Asset Acquisition (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) less the amount of Indebtedness incurred in connection with such Asset Acquisition secured by Liens pursuant to clauses (4) or (7) above;

(28)	Liens arising under retention of title, hire purchase or conditional sale arrangements arising under provisions in a supplier’s standard conditions of supply in respect of goods or services supplied to the Company or any Restricted Subsidiary in the ordinary course of business and on arm’s length terms;

(29)	Liens arising by way of set-off or pledge (in favor of the account holding bank) arising by operation of law or pursuant to standard banking terms or conditions, provided that the relevant bank account has not been set up nor has the relevant credit balance arisen in order to implement a secured financing;

(30)	Liens over the EDC Debt Collateral securing the EDC Secured Debt;

(31)	Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(32)	Liens securing Hedging Obligations;

(33)	any (a) interest or title of a lessor or sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b) or (d) Liens over rental deposits with a lessor pursuant to a property lease entered into in the ordinary course of business;

(34)	Liens incurred under or in connection with lease and sale and leaseback transactions and novations and any refinancings thereof (and Liens securing obligations under lease transaction documents relating thereto), including, without limitation, Liens over the assets which are the subject of such lease, sale and leaseback, novations, refinancings, assets and contract rights related thereto (including, without limitation, the right to receive rental rebates or deferred sale payments), sub-lease rights, insurances relating thereto and rental deposits;

(35)	Liens securing Manufacturer Support Indebtedness, provided that such Liens only secure the helicopter or fixed wing aircraft purchased from such manufacturer and any assets or contract rights related thereto; and

(36)	Liens on Collateral securing Junior Lien Indebtedness that has a stated maturity date that is longer than the notes and that is permitted to be incurred pursuant to the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity”; provided that the holders of such Junior Lien Indebtedness enter into a customary Junior Lien Intercreditor Agreement with the Collateral Agent, the collateral agent for the Credit Agreement and the collateral agents for any other Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations, relating to the junior and subordinated status of such Junior Lien Indebtedness and containing terms customary for facilities and transactions of the type at such time, including a customary standstill period.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1)

payments to any parent companies of the Company in amounts equal to the amounts required for any direct payment of the Company to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to officers and employees of any direct parent of the Company and general corporate overhead expenses of any direct parent of the Company to the extent such fees and expenses are attributable to the ownership or operation of the Company and its Subsidiaries;

(2)	for so long as the Company is a member of a group filing a consolidated or combined tax return with such parent companies, payments to such parent companies in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that such parent companies actually owe to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of such parent companies’ receipt of such Tax Payments or refunded to the Company; and

(3)	dividends or distributions paid to such parent companies, if applicable, in amounts equal to amounts required for such parent companies, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Company incurred in accordance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity.”

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of the Company’s Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus any premium required to be paid on the Indebtedness being so renewed, refunded, replaced, defeased or discharged, plus the amount of all fees and expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; provided that this clause (2) shall not apply to debt under Credit Facilities;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	such Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Post Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy proceeding, whether or not allowed or allowable in any such bankruptcy proceeding.

“Priority Payment Lien Obligations” has the meaning set forth under “—Collateral and Security Documents.”

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)	the Board of Directors of the Company or the Issuer will have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary,

(2)	all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company or the Issuer), and

(3)	the financing terms, covenants, termination events and other provisions thereof will be market terms (as determined in good faith by the Company or the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure a Credit Facility will not be deemed a Qualified Receivables Financing. For purposes of the indenture, a receivables facility whether now in existence or arising in the future (and any replacement thereof with substantially similar terms in the aggregate) will be deemed to be a Qualified Receivables Financing that is not recourse to the Company (except for Standard Securitization Undertakings).

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating organization or organizations, within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency or agencies for S&P or Moody’s, or both, as the case may be.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company or the Issuer (as provided below) as a Receivables Subsidiary and:

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(2)	with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and

(3)	to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company or the Issuer shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Company or the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Reporting Failure” means the failure of the Company to hold conference calls with respect to, or make available, post or otherwise deliver to the trustee, within the time periods specified in “—Certain Covenants—Reports” (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the periodic reports, information, documents or other reports which the Company or a parent Guarantor may be required to make available, post or otherwise deliver pursuant to such provision.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services and its successors and assigns.

“Security Documents” means the security agreements, pledge agreements, notarial deeds, pledge deeds, charge agreements, mortgages, fixed and floating charges, assignments, agency agreements and related agreements, instruments and documents executed an delivered pursuant to the indenture or any of the foregoing (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states of the United States), as amended, supplemented, restated, renewed, refunded, replaced, restricted, repaid, refinanced or otherwise modified from time to time, and pursuant to which Collateral is pledged, charged, assigned or granted to or on behalf of the Collateral Agent for the benefit of the holders and the trustee or notice of such pledge, charge, assignment or grant is given.

“Security Jurisdiction” means Australia, Barbados, Canada, Ireland, Luxembourg, The Netherlands, Norway, Sweden, the United Kingdom and the United States.

“Senior Secured Leverage Ratio” means, as of any date of determination (the “Senior Secured Leverage Ratio Calculation Date”), the ratio of (a) the Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available that is secured by Liens (including, without duplication, any Delayed Lien Debt), less an amount equal to the amount of any cash and Cash Equivalents of the Company and its Restricted Subsidiaries as of such date, to (b) Consolidated Adjusted EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Senior Secured Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Secured Leverage Ratio is made, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred immediately prior to the end of such most recent fiscal quarter end.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Secured Leverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in Consolidated Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation which is being given pro forma effect that have been or are expected to be realized).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of principal on any series of Indebtedness, the date on which the final payment of principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantor” means (1) the subsidiaries of the Company (other than the Issuer) that execute a Note Guarantee on the Issue Date and (2) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the indenture.

“Taxing Authority” means any government or any political subdivision, state, province or territory of a Taxing Jurisdiction or any authority or agency therein or thereof having power to tax.

“Taxing Jurisdiction” means with respect to any payments made under or with respect to the notes or a Note Guarantee, any jurisdiction in which the Issuer or any Guarantor is organized, resident or doing business or through which payments are made by such person or its paying agents (or any political subdivision, state, province or territory thereof).

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2015; provided, however, that if the period from the redemption date to October 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company or the Issuer in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company or the Issuer may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) other than the Issuer to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter incur Non-recourse Debt (other than guarantees of performance of the Unrestricted Subsidiary in the ordinary course of business, excluding guarantees of Indebtedness for borrowed money); provided, further, however, that either:

(a)	the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)	if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled “—Certain Covenants—Restricted Payments.”

The Board of Directors of the Company or the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)	(1) the Company could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity,” or (2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)	no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company or the Issuer shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of the applicable Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“Vendor Financings” means Indebtedness incurred by the Company or a Restricted Subsidiary of the Company to a vendor of aircraft and rotables and other aircraft parts in connection with the purchase of such aircraft, rotables or other aircraft parts from such vendor.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The global notes

The exchange notes will be represented by global notes in definitive, fully registered form, without interest coupons (collectively, the “global notes”).

Upon issuance, the global notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the applicable indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the applicable indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the applicable indenture should occur.

UNITED STATES FEDERAL INCOME TAX AND LUXEMBOURG INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

United States

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding unregistered note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding unregistered note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Luxembourg

The following is a discussion of the material Luxembourg income tax considerations relating to the exchange offer for holders which are tax residents of Luxembourg. This discussion is based on the Luxembourg Income Tax Act of 1967 (Loi relative à l’impôt sur le revenu) as amended. This discussion does not address all of the Luxembourg income tax considerations that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under Luxembourg income tax law.

For holders which are tax residents of Luxembourg, the exchange of an old note for a new note pursuant to the exchange offer will in principle be treated as a sale or exchange of the old note by a holder for Luxembourg income tax purposes. Accordingly, a holder of an old note may have to recognize a gain or loss upon the exchange of an old note for a new note pursuant to the exchange offer. Such holder’s holding period for such new note will in principle not include the holding period for the old note, and such holder will in principle have a new adjusted tax basis in such new note. In principle, there should not be any Luxembourg income tax consequences to a holder of an old note that does not participate in the exchange offer. For holders which are not tax residents of Luxembourg, the exchange of an old note for a new note should not have any Luxembourg income tax consequences.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE LUXEMBOURG TAX CONSIDERATIONS TO THEM RELATING TO THE NOTES, INCLUDING THE TAX CONSEQUENCES OF EXCHANGING OLD NOTES FOR NEW NOTES PURSUANT TO THE EXCHANGE OFFER OR NOT PARTICIPATING IN THE EXCHANGE OFFER.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the notes and exchange notes and the exchange of outstanding notes for exchange notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes or exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes or exchange notes (including the exchange of outstanding notes for exchange notes) by an ERISA Plan with respect to which the Issuer or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes or exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes or exchange notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding (and the exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note or exchange notes (including an exchange of outstanding notes for exchange notes), each purchaser and subsequent transferee of a note or exchange notes will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes or exchange notes constitutes assets of any Plan or (ii) the acquisition, holding and disposition of the notes or exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring any notes or exchange notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to any such acquisition or holding of the notes or exchange notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of this exchange offer we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until the date that is 90 days from the date of this prospectus, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of this exchange offer, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LIMITATIONS ON VALIDITY AND ENFORCEABILITY OF GUARANTEES AND SECURITY INTERESTS AND ENFORCEABILITY OF CIVIL LIABILITIES

European Union

Several of the guarantors of the notes are incorporated under the laws of Member States of the European Union.

The EC Regulation No. 1346/2000 on Insolvency Proceedings (the “EC Regulation”) is effective in all EU Member States other than Denmark. Pursuant to the EC Regulation, the courts of a Member State (other than Denmark) will have jurisdiction to open main insolvency proceedings if the company concerned has its centre of main interests (“COMI”) in that Member State. The place of a company’s registered office is presumed to be its COMI in the absence of proof to the contrary. This presumption can only be rebutted by objective factors that are ascertainable to third parties dealing with the company. The question of where a company’s COMI is located must be determined at the time that the relevant insolvency proceedings are opened. If main insolvency proceedings are validly opened in one Member State, they will be recognized and have effect in all other Member States (other than Denmark) pursuant to the EC Regulation subject to article 5 of the EC Regulation which provides that the opening of main insolvency proceedings in one Member State does not affect the rights in rem of creditors or third parties in respect of tangible or intangible, moveable or immoveable assets belonging to the debtors which are located in another Member State at the time of the opening of proceedings. If the company is found to have its COMI in a place other than the relevant Member State (other than Denmark), the courts of that Member State will only have jurisdiction to open secondary insolvency proceedings in that Member State and only then provided that the company concerned has an “establishment” in that Member State. The effects of such secondary insolvency proceedings will be restricted to the assets of the company located in that Member State and the main insolvency proceedings will be opened in the Member State (other than Denmark) in which the company is found to have its COMI.

Luxembourg

Service of Process and Enforcement of Civil Liabilities in Luxembourg

The Issuer is a public company limited by shares (société anonyme) under the laws of Luxembourg. Some of the Issuer’s managers are non-residents of the United States. 6922767 Holding S.à r.l., a guarantor of the notes offered hereby, is a private limited liability company (société à responsabilité limitée) under the laws of Luxembourg. In addition, all or a substantial portion of the assets of the Issuer and substantially all of the assets of its managers are located outside the United States. As a result, it may not be possible for you to serve process on these persons or the Issuer in the United States or to enforce judgments obtained in U.S. courts against them or the Issuer based on civil liability provisions of the securities laws of the United States.

We have been advised by our Luxembourg counsel that the United States and Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitral awards rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. Federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment by the District Court (Tribunal d’Arrondissement) pursuant to Section 678 of the New Luxembourg Code of Civil Procedure. The District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

•	the U.S. judgment is enforceable (exécutoire) in the United States;

•

the U.S. court awarding the judgment has jurisdiction to adjudicate the respective matter under applicable U.S. Federal or state jurisdictions rules, and that jurisdiction is recognized by Luxembourg private international and local law;

•	the U.S. court has applied to the dispute the substantive law which would have been applied by Luxembourg courts;

•	the principles of natural justice have been complied with;

•	the U.S. judgment does not contravene international public policy or order as understood under the laws of Luxembourg or has been given in proceedings of a criminal nature;

•	the U.S. court has acted in accordance with its own procedural laws; and

•	the judgment was granted following proceedings where the counterparty had the opportunity to appear, and if it appeared, to present a defense.

In practice, Luxembourg courts now tend not to review the merits of a foreign judgment, although there is no clear statutory prohibition of such review.

Corporate Benefit Restrictions

Limitations on validity and enforceability of the guarantees

A guarantee to be provided by a Luxembourg guarantor should comply with a number of conditions. Guarantees to be provided by a Luxembourg guarantor are not within the scope of the Luxembourg law of 5th August 2005 implementing directive 2002/47/EC on financial collateral arrangements of 6 June 2002. Hence, the following outline discussing such conditions is subject to, and should be read in conjunction with, the developments under “Luxembourg—Insolvency Proceedings.”

The conditions to be satisfied by the granting of guarantees relate to (a) corporate power, (b) corporate authority and (c) corporate benefit. These rules are derived from general principles and must be applied to specific circumstances, which have to be analyzed on a case by case basis.

•	Corporate power

Limits on corporate power can either be imposed (i) by law or (ii) by the articles of association of the company.

(i)	Limitations imposed by law

Pursuant to the Luxembourg Civil Code, a company is established with a view to participate in the profits (and the losses) which may arise therefrom. The goal to share the profits is an essential element of every company and therefore the purely free (or gratuitous) act, without consideration, may be outside the scope of the activities of a company as contemplated by law.

A company may however carry out gratuitous acts whenever these acts are accomplished in view of the realization, directly or indirectly, of the company’s corporate object. It is normally accepted that except in exceptional circumstances, an intragroup security is a type of act which may serve the purpose of realising a profit.

Thus, it is only in exceptional circumstances when there is no reasonable justification of an even indirect potential benefit of, or a motivated interest for, a proposed guarantee to be given by a company, that the validity thereof could be challenged for lack of any interest by the guarantor in providing the guarantee.

Further to this general legal restriction, additional limitations are imposed by specific laws such as the prohibition to exercise a financial activity without a specific authorization (which in case of a Luxembourg company does not apply to financial activities within a group of companies) or the limitation on financial assistance to shareholders in case of subscription or purchases of shares in the guarantor or the guarantor’s parent.

(ii)	Limitations imposed by the articles of association.

The provision of guarantees or security by a company must be within the limits of the object clause of its articles of association.

Should the provision of a guarantee or security by a Luxembourg company be considered to exceed the corporate object as expressed in the articles of association, the company is still bound by such action, unless there is evidence that the beneficiary of such acts knew that the acts exceed the corporate object or that the beneficiary could not in view of the circumstances have been unaware of this fact.

•	Corporate authority

When a Luxembourg company grants guarantees and/or security, applicable corporate procedures normally entail that the decision be approved by a board resolution or by decision of delegates that have been appointed for such purpose.

•	Corporate benefit

The third condition for a guarantee to be granted by a Luxembourg company is that the proposed action by the company must be in the corporate interest of the company, which words are a translation of the French “intérêt social”, an equivalent term to the English concept of corporate benefit, the concept of “corporate interest” is not defined by law, but has been developed by doctrine and court precedents and may be described as being ‘the limit of acceptable corporate behaviour’. Whereas the previous discussions of the limits of corporate power are based on objective criteria (provisions of law and of the articles of association), the concept of corporate benefit requires a subjective judgement. In that context, the concept of a group of companies may be relevant and if it should be first analysed whether a transaction is in the best interest of the company on a stand alone basis, it should also be examined whether the transaction is justified in the light of the interest on a group level, which may result in a benefit for the guarantor.

In general terms, group interest may justify the issue of a guarantee or the granting of security in favour of a parent company (upstream guarantee) or a sister company (cross-stream guarantee), under the following circumstances:

•	the proposed action must be justified on the basis of a common economical, social, or financial policy applicable throughout the whole group.

•	the existence of a group should be evidenced through capital links.

•	the guarantee must not be (i) without consideration, or alternatively (ii) break up the balance between the undertakings of the various group companies.

To the extent that all companies of the group are asked to bear in a similar way the burden of guarantees or security given for the benefit of the other group company(ies) in an equal way, the obligation undertaken by a group company for the benefit of other group companies may be justified. Similarly, if a group company cannot exist outside of the group and is dependent on the group, assistance to other group companies should ultimately result in a benefit for such company. The limit of reasonable corporate behaviour is reached when the transaction is exclusively in the interest of the parent company or the other companies of the group, without any benefit, direct or indirect, for the granting of the guarantee or benefit.

However, the failure to comply with the corporate benefit requirement will typically result in liability for the directors or managers of the guarantor concerned, but not in the voiding the guarantee or security improperly granted.

The criteria mentioned above have to be applied on a case-by-case basis and a subjective fact-based judgment are required to be made by the directors of the guarantor.

In order to avoid that the financial assistance exceeds the assisting company’s financial means, it is usual for the guarantee to be limited to an aggregate amount not exceeding 80% to 95% of the guarantor’s own funds (“capitaux propres”).

Insolvency Proceedings

The Issuer and certain guarantors are incorporated in Luxembourg and have their central administration (administration centrale) and, for the purposes of the Council Regulation (EC) No. 1346/2000 dated May 29, 2000 on insolvency proceedings, their center of main interests (centre des intérêts principaux) at the place of their respective registered offices (siège statutaire) in Luxembourg.

Accordingly, insolvency proceedings with respect to the Issuer may proceed under, and be governed by, Luxembourg insolvency laws. The insolvency laws of Luxembourg may not be as favorable to holders of notes as insolvency laws of jurisdictions with which investors may be familiar. The following is a brief description of certain aspects of insolvency laws in Luxembourg.

Under Luxembourg insolvency laws, the following types of proceedings (together referred to as insolvency proceedings) may be opened against the Issuer:

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bankruptcy proceedings (faillite), the opening of which may be requested by the Issuer, by any of its creditors or by the Luxembourg public prosecutor. Following such a request, the courts having jurisdiction may open bankruptcy proceedings, if the Issuer (a) is in default of payment (cessation de paiements) and (b) has lost its commercial creditworthiness (ébranlement de crédit). If a court considers that these conditions are met, it may also open bankruptcy proceedings, absent a request made by the Issuer or a creditor. The main effect of such proceedings is the suspension of all measures of enforcement against the company, except, subject to certain limited exceptions, only for secured creditors and the payment of the creditors in accordance with their rank upon realization of the assets. In addition, the managers or directors of a Luxembourg company that ceases its payments (i.e. is unable to pay its debts as they fall due with normal means of payment) must within a month of them having become aware of the company’s cessation of payments, file a petition for bankruptcy (faillite) with the court clerk of the district court of the company’s registered office. If the managers or directors fail to comply with such provision they may incur civil and/or criminal liability;

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controlled management proceedings (gestion contrôlée), the opening of which may only be requested by the Issuer and not by its creditors and and under which a Luxembourg court may order provisional suspension of payments, including a stay of enforcement of claims by secured creditors; or

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composition proceedings (concordat préventif de la faillite), which may be requested only by the Issuer (having received prior consent of a majority of its creditors) and not by its creditors. The court’s decision to admit a company to the composition proceedings triggers a provisional stay on enforcement of claims of creditors.

In addition to these proceedings, the ability of the holders of Notes to receive payment on the notes may be affected by a decision of a court to grant a reprieve from payments (sursis de paiements) or to put the Issuer into judicial liquidation (liquidation judiciaire). Judicial liquidation proceedings may be opened at the request of the public prosecutor against companies pursuing an activity violating criminal laws or that are in serious violation of the commercial code or of the Luxembourg act dated 10 August 1915 on commercial companies, as amended. The management of such liquidation proceedings will generally follow similar rules as those applicable to bankruptcy proceedings.

The liabilities of the Issuer and the guarantors incorporated under Luxembourg law in respect of the notes will, in the event of a liquidation of the Issuer following bankruptcy or judicial liquidation proceedings, rank after the cost of liquidation (including any debt incurred for the purpose of such liquidation) and those of the debts of the Issuer and the guarantors incorporated under Luxembourg law that are entitled to priority under Luxembourg law. Preferential debts under Luxembourg law for instance include, among others:

•	certain amounts owed to the Luxembourg Revenue;

•	value-added tax and other taxes and duties owed to the Luxembourg Customs and Excise;

•	social security contributions; and

•	remuneration owed to employees.

Assets over which a security interest has been granted will in principle not be available for distribution to unsecured creditors (except after enforcement and to the extent a surplus is realized).

Favorable rules apply in relation to security interests of claims or financial instruments securing monetary claims (or claims for the delivery of financial instruments). In such a case, the Article 20 of the Luxembourg Collateral Act 2005 provides that all Luxembourg law collateral arrangements (pledges, security assignments and repo agreements) over claims and Financial instruments, as well as all enforcement events and valuation and enforcement measures agreed upon by the parties in accordance with this law, are valid and enforceable even if entered into during the hardening period against third parties, commissioners, receivers, liquidators and other similar persons notwithstanding the opening of insolvency or similar proceedings (save in the case of fraud).

Article 21 (2) of the Luxembourg Collateral Act 2005 provides that where a financial collateral arrangement has been entered into after the opening of liquidation proceedings or the coming into force of reorganization measures or the entry into force of such measures, such arrangement is enforceable against third parties, administrators, insolvency receivers, liquidators and other similar organs if the collateral taker proves that it was unaware of the fact that such proceedings had been opened or that such measures had been taken or that it could not reasonably be aware of it.

Article 24 of the Luxembourg Collateral Act 2005 provides that foreign law security interests over claims or financial instruments granted by a Luxembourg pledgor will be valid and enforceable as a matter of Luxembourg law notwithstanding any Luxembourg insolvency proceedings, if such foreign law security interests are similar in nature to a Luxembourg security interest falling within the scope of the Luxembourg Collateral Act 2005. If article 24 applies, Luxembourg suspect period (période suspecte) rules are disapplied (save the case of fraud).

Impact of insolvency proceedings on transactions

During such insolvency proceedings, all enforcement measures by unsecured creditors are suspended. Other than as described above, the ability of certain secured creditors to enforce their security interest may also be limited, in particular in the event of controlled management proceedings providing expressly that the rights of secured creditors are frozen until a final decision has been taken by a Luxembourg court as to the petition for controlled management, and may be affected thereafter by a reorganization order given by the court. A reorganization order requires the prior approval by more than 50% of the creditors representing more than 50% of the relevant Luxembourg company’s liabilities in order to take effect. Furthermore, you should note that declarations of default and subsequent acceleration (such as acceleration upon the occurrence of an event of default) may not be enforceable during controlled management proceedings.

Luxembourg insolvency laws may also affect transactions entered into or payments made by the Issuer during the period before bankruptcy, the so-called suspect period (période suspecte) which is a maximum of six months and ten days preceding the judgment declaring bankruptcy, except that in certain specific situations the court may set the start of the suspect period at an earlier date. In particular:

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pursuant to article 445 of the Luxembourg code of commerce, some specific transactions (such as, in particular, the granting of a security interest for antecedent debts, save in respect of financial collateral arrangements within the meaning of the Collateral Act 2005; the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any means other than in cash or by bill of exchange; the sale of assets without consideration or with substantially inadequate consideration) entered into during the suspect period (or the ten days preceding it) must be set aside or declared null and void, if so requested by the insolvency receiver;

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pursuant to article 446 of the Luxembourg code of commerce payments made for matured debts as well as other transactions concluded for consideration during the suspect period are subject to cancellation by the court upon proceedings instituted by the insolvency receiver if they were concluded with the knowledge of the bankrupt’s cessation of payments;

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in case of bankruptcy, article 448 of the Luxembourg code of commerce and article 1167 of the civil code (action paulienne) gives the insolvency receiver (acting on behalf of the creditors) the right to challenge any fraudulent payments and transactions, including the granting of security with an intent to defraud, made prior to the bankruptcy, without any time limit.

In principle, a bankruptcy order rendered by a Luxembourg court does not result in automatic termination of contracts except for intuitu personae contracts, that is, contracts for which the identity of the company or its solvency were crucial. The contracts, therefore, subsist after the bankruptcy order. However, the insolvency receiver may choose to terminate certain contracts. However, as of the date of adjudication of bankruptcy, no interest on any unsecured claim will accrue vis-á-vis the bankruptcy estate. The bankruptcy order provides for a period of time during which creditors must file their claims with the clerk’s office of the Luxembourg district court sitting in commercial matters.

After having converted all available assets of the company into cash and after having determined all the company’s liabilities, the insolvency receiver will distribute the proceeds of the sale, on a pro rata basis, to the creditors after deduction of the receiver fees and the bankruptcy administration costs.

Any international aspects of Luxembourg bankruptcy, controlled management and composition proceedings may be subject to the Council Regulation (EC) No. 1346/2000 of May 29, 2000 on insolvency proceedings. In particular, rights in rem over assets located in another jurisdiction where the EUIR is applicable will not be affected by the opening of insolvency proceedings, without prejudice however to the applicability of rules relating to the voidness, voidability or unenforceability of legal acts detrimental to all the creditors (subject to the application of article 24 of the Luxembourg Collateral Act 2005 as described above and article 13 of the EUIR).

Insolvency proceedings may hence have a material adverse effect on the Issuer’s and the Luxembourg guarantors’ business and its obligations under the notes. See “Limitations on Validity and Enforceability of Guarantees and Security Interests and Enforceability of Civil Liabilities—Luxembourg.”

Canada

New York courts and federal courts located in New York have exclusive jurisdiction to settle any dispute arising in connection with the guarantee by CHC Global Operations (2008) Inc., CHC Global Operations Canada (2008) Inc. CHC Global Operations International Inc, Heli-One Canada Inc. and Heli-One Leasing Inc. A court in the Province of Ontario (an “Ontario Court”) will give a judgment based on a final and conclusive in personam judgment of the New York courts and federal courts located in New York (a “Foreign Judgment”) for a sum certain obtained against the Canadian guarantor with respect to a claim arising out of the guarantee by the Canadian guarantor, without reconsideration of the merits; provided that (i) the action to enforce the Foreign Judgment is commenced within applicable limitation periods, (ii) the Foreign Judgment is not under appeal and (iii) there is not another subsisting judgment in any jurisdiction relating to the same cause of action as the Foreign Judgment. In addition, the Foreign Judgment must not: (i) be contrary to public policy, be obtained by fraud or in a manner contrary to the principles of natural justice or be contrary to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes, (ii) be for a claim that is characterized based on foreign revenue, expropriatory, penal or other public law, and (iii) have been satisfied or be void or voidable under the laws of New York and the federal laws of the United States.

It should be noted that an Ontario Court will only award a judgment in Canadian currency and the award of the Foreign Judgment may be affected by the bankruptcy, insolvency or similar proceeding of the Canadian guarantor. Each Canadian guarantor is organized under the laws of Canada. In the event of the insolvency of the Canadian guarantor, insolvency proceedings may be initiated in Canada. Canadian law would then govern those proceedings. The insolvency laws of Canada may not be as favorable to your interests as creditors as the insolvency laws of other jurisdictions, including in respect of priority of creditors’ claims, the ability to obtain post-petition interest and the duration of the insolvency proceedings, and may limit your ability to recover payments due on the notes to an extent exceeding the limitations arising under other insolvency laws.

In Canada, there are two primary federal statutes that govern insolvency and restructuring proceedings of corporate debtors. The Bankruptcy and Insolvency Act (the “BIA”) contains provisions for the liquidation of insolvent companies (in a manner loosely akin, in substance, to United States Chapter 7 proceedings (with important distinctions)) and for the restructuring of corporations (in a manner loosely akin, in substance, to United States Chapter 11 proceedings (with important distinctions)). Similar to bankruptcy proceedings in the United States, a corporate debtor may be petitioned into bankruptcy (i.e., involuntary proceedings) or file for bankruptcy or reorganization (i.e., voluntary proceedings). In addition to the BIA, Canada also has the Companies’ Creditors Arrangement Act (the “CCAA”), which is a restructuring statute that operates, in practice, in a manner also loosely akin to United States Chapter 11 proceedings (with important distinctions). CCAA proceedings are only available to insolvent debtor companies having debts in excess of CDN$5 million. Insolvency proceedings in Canada, whether under the BIA or CCAA, are court-supervised. In addition, it may be possible to restructure certain debt obligations, including guarantees, under the applicable corporate governing statute (such as the Canada Business Corporations Act in respect of the Canadian guarantors).

Upon the bankruptcy of a debtor corporation, whether voluntarily or involuntarily upon the application of a creditor, the BIA imposes a stay of any action, execution or other proceeding by unsecured creditors in respect of the debtor, unless the creditors first obtain leave of the applicable court. In a liquidation (as opposed to restructuring) context, the stay of proceedings does not generally apply to secured creditors, who are free to exercise their rights of self-help, to seek the appointment of a receiver by the court or to otherwise realize on their security outside of the BIA. However, there may be a delay of up to six months to allow the trustee to review the security and generally to consider its right to realize on any equity in the secured collateral, which rights includes redeeming the security or requiring the sale of the collateral. Upon becoming bankrupt, whether voluntarily or involuntarily, all of a debtor’s assets (subject to very limited exceptions and subject to the rights of secured creditors) vest in a trustee in bankruptcy, at which point the debtor no longer has any ability to deal with those assets. The trustee typically proceeds to liquidate the assets and distribute the proceeds of the estate in accordance with the provisions of the BIA.

The BIA sets out the priority scheme for the payment of claims against a bankrupt debtor, which priority scheme takes precedence over any operative priority scheme outside of bankruptcy but is expressly subject to the rights of secured creditors. Subject to certain statutory priority claims and true trust claims, secured creditors have the right to look first to the assets charged by their security for payment. Thereafter, the BIA provides a list of preferred creditors who recover their debts or portions thereof in priority to the general body of unsecured creditors. Preferred claims are paid in full, in order of their ranking, before any payments to lower ranking preferred creditors or general unsecured creditors. All other general unsecured claims rank pari passu and would share pro rata. If there is any surplus after payment in full to the unsecured creditors, the balance will be used to pay interest from the date of the bankruptcy at 5% per annum on all claims proved in the bankruptcy according to their priority. Any remaining amount then would be available for shareholders. Distributions made by a trustee are subject to a levy imposed by the Superintendent of Bankruptcy.

The proceeds resulting from the realization of the estate of an insolvent Canadian debtor that has guaranteed the obligations of the issuers may not be sufficient to satisfy your deficiency claims (as unsecured creditors under the guarantee granted by the Canadian guarantor) after the Canadian debtor’s secured creditors and other claims that rank higher in priority to your claims have been satisfied.

Corporate restructurings in Canada may be implemented under either the BIA or the CCAA, with the latter being more prevalent in the case of large corporations. In either case, a broad stay of creditors’ rights and enforcement proceedings is generally implemented (in the case of the BIA such stay being statutory, and in the case of the CCAA such stay being court-ordered). The stay usually applies to secured creditors (with the principal exception under the BIA being that secured creditors that have commenced enforcement proceedings that have been advanced to a certain statutorily-prescribed point are not subject to the stay). Under this court-ordered protection, the debtor will typically formulate a restructuring proposal or plan, or conduct an orderly liquidation/sale as a going concern and distribute the proceeds to the creditors in accordance with the priority of their claims. In the event of a restructuring proposal or plan, a double majority of the creditors (i.e., simple majority in number having two thirds in value of the claims in question) in each designated class must approve the proposal or plan, and the proposal or plan must be sanctioned by the court. Secured creditors may be included in such a proposal or plan (in which case they shall vote in a separate class) or may be dealt with outside of the proposal or plan. In the event of liquidation/sale as a going concern, proceeds are generally distributed in accordance with established priority rules, including certain statutory priorities which may rank ahead of secured creditors. The court may also authorize the creation of priority charges ranking ahead of other creditors, including claims of holders of notes, in both CCAA and BIA restructurings (for example, charges securing DIP financings, directors’ and officers’ indemnification and professional fees).

The proposed treatment of unsecured claims under the guarantee granted by the Canadian guarantor in any restructuring proposal or plan is generally at the discretion of the Canadian debtors, subject to the rights of creditors affected by the proposal or plan to vote on such proposal or plan and subject to sanction by the court, which may be opposed by an affected creditor.

Where a debtor deals with its property in a manner that prejudices its creditors (particularly where such debtor is or becomes thereafter insolvent), such transactions by the debtor may be subject to challenge by creditors and the scrutiny of the courts. Under Canadian federal and provincial law, there are a number of statutory means to challenge or avoid such transactions. In Canada, the granting of a guarantee on the eve of insolvency may be subject to review and invalidation under the BIA and CCAA, and in certain circumstances guarantees can be the subject of review under provincial fraudulent preference legislation. Additionally, under Canadian federal bankruptcy laws and comparable provisions of Canadian provincial fraudulent transfer laws, payments or transfers of property made to a creditor or other third party can be attacked in circumstances where the party making the payment (i.e., the guarantor) was on the eve of insolvency at the time the payment is made, and in the case of provincial legislation, where necessary intent exists. Where a transaction subject to review is held to be contrary to Canadian law, the transaction is subject to be impugned and a wide variety of possible remedies may be imposed. Should the Canadian guarantor become insolvent within applicable time periods, the granting of the guarantee could be subject to challenge and the guarantee potentially avoided, and any amounts obtained under the guarantee in support thereof that is avoided would have to be repaid. Should the holders of the notes in the present case be repaid or otherwise recover from the Canadian guarantor at a time when the guarantor is insolvent, or if the Canadian guarantor thereafter becomes insolvent within applicable time periods, the repayment or recovery may be subject to challenge.

United Kingdom

Insolvency Proceedings

Each of Heli-One Holdings (UK) Limited, Heliworld Leasing Limited, Management Aviation Limited and North Denes Aerodrome Limited is a company incorporated under the law of England and Wales (“English Guarantors”) and each of CHC Holding (UK) Limited, Heli-One (UK) Limited and Lloyd Helicopter Services Limited is incorporated under Scots law (“Scottish Guarantors”) (each, a “UK Guarantor” and collectively, the “UK Guarantors”). Accordingly, as a general rule, insolvency proceedings with respect to these UK companies should be based on UK insolvency laws which are of general application in both jurisdictions of England and Wales and Scotland. It should be noted, however, that there are areas of the law where Scots and English law differ and therefore different sections of the Insolvency Act 1986 will apply specifically to Scottish companies. In particular, it should be noted that the insolvency process is governed by the Insolvency (Scotland) Rules 1986 (as amended). However, where a UK company conducts business in more than one member state of the European

Union, the jurisdiction of the UK courts may be curtailed if the company’s “centre of main interests” is in a member state other than the United Kingdom. There are a number of factors that are taken into account to ascertain the “centre of main interests,” which should correspond to the place where the company conducts the administration of its interests on a regular basis and is therefore ascertainable by third parties.

In respect of the security to be granted, UK insolvency laws are favorable to secured creditors as compared to comparable provisions of U.S. law and afford debtors and unsecured creditors only limited protection from enforcement by secured creditors. The Issuer will create fixed Security over certain of its assets and a floating charge over other assets. A holder of a qualifying floating charge may, in certain circumstances, appoint an administrative receiver, although the general rule under UK insolvency law is that such an appointment is prohibited unless certain exceptions apply. The exceptions to the prohibition against appointing an administrative receiver (a receiver in respect of a Scottish Guarantor) include an exception where the security interest is taken in respect of certain transactions in the capital markets; it is not certain whether this or any other exception would be available in respect of the floating charge. If duly appointed, an administrative receiver (a receiver in respect of a Scottish Guarantor), unlike an administrator or a liquidator, would be able to act in the interests of the creditor appointing him, not in the interests of the creditors of the company at large. If no administrative receiver can be appointed, the security can, in general, only be enforced through the appointment of a receiver, other than an administrative receiver, or of an administrator (in respect of an English Guarantor) and (in respect of a Scottish Guarantor) only through the appointment of an administrator. Any administrator or receiver (including administrative receiver or a receiver in respect of a Scottish Guarantor) and any liquidator will be required to ring fence a certain percentage of floating charge realizations for the benefit of unsecured creditors. This applies to 50% of the first £10,000 of floating charge realizations and 20% of the remainder over £10,000, with a maximum aggregate cap of £600,000.

The UK Insolvency Act 1986 empowers UK courts to make an administration order in respect of a UK company if the court is satisfied that the company is or is likely to become unable to pay its debts and that an administration order is likely to achieve the purpose of administration which is specified in the legislation. An administrator can be appointed by, amongst others, the company, its directors or the holder of a “qualifying floating charge” and different procedures may apply according to the identity of the appointor. The holder of a floating charge relating to the whole or substantially the whole of the company’s property, or the company itself or its directors may place a company into administration using an out-of-court procedure. The trustee will not hold such a charge, will not be entitled to commence an administration out of court and will not be given prior notice of the making of, or an intention to make, an administration order.

Once appointed, the administrator must perform his functions with the objective of: (a) rescuing the company as a going concern; (b) achieving a better result for the company’s creditors as a whole than would be likely if the company were wound up (without first going into administration); or (c) realizing property in order to make a distribution to one or more secured or preferential creditors. The administrator must perform his functions in the interests of the company’s creditors as a whole. He may only perform his functions in pursuit of the objective stated in (b) if, in his opinion, it is either not reasonably practicable to rescue the company, or the objectives described in (b) would achieve a better result for the company’s creditors as a whole. He may only perform his functions in pursuit of the objective stated in (c) if he believes that it is not reasonably practicable to achieve the objectives stated in (a) or (b) and to do so would not unnecessarily harm the interests of the creditors of the company as a whole. During the administration, in general no proceedings or other legal process may be commenced or continued against the debtor, except with leave of the court or consent of the administrator. If a UK Guarantor were to enter into administration proceedings, it is possible that the obligations due under the Guarantee and the Security granted by a UK Guarantor may not be enforced while it was in administration.

In the event of a liquidation under either English law of any English Guarantor or under Scots law in the event a liquidation of any Scottish Guarantor, the liabilities of such UK Guarantor to its unsecured creditors will be satisfied only after payment of all secured indebtedness (to the extent of the assets securing that indebtedness) and after payment of all claims entitled to priority under UK insolvency law. Currently, the debts entitled to priority may include (a) amounts owed in respect of unpaid contributions for occupational pension schemes, and (b) certain amounts owed to employees in respect of unpaid wages and holiday entitlements. All expenses (including the liquidator’s remuneration) properly incurred in a winding-up are also payable out of the company’s assets in priority to preferential claims and floating charge holder claims.

Any interest accruing under or in respect of amounts due under the guarantee or the security to which a UK Guarantor is a party in respect of any period after the commencement of liquidation proceedings would only be recoverable by holders of the notes from any surplus remaining after payment of all other debts proved in the proceedings and accrued and unpaid interest up to the date of the commencement of the proceedings.

Under English insolvency law, a liquidator or administrator of an English Guarantor could apply to the court to set aside the issuance of its guarantee or creation of the security (where applicable) if such liquidator or administrator believed that issuance of such guarantee or the creation of such security constituted a transaction at an undervalue. Under English insolvency law, the liquidator or administrator of a company may, among other things, apply to the court to set aside a transaction entered into by a company, if such company was insolvent (as defined in the UK Insolvency Act 1986, as amended) at the time of, or in consequence of, the transaction and enters into liquidation or administration within two years of entering into the transaction. A transaction might be subject to being set aside if it involved a gift by a company, if a company received no consideration or if a company received consideration of significantly less value, in money or money’s worth, than the consideration given by such company. Upon such application, the court can make such order as it thinks fit to restore the company to the position it would have been in had it not entered into the transaction. A court generally will not intervene, however, if it is satisfied that the company entered into the transaction in good faith and for the purpose of carrying on its business, and that at the time it did so there were reasonable grounds for believing the transaction would benefit such company.

Under Scottish insolvency law, a liquidator, creditor or administrator of a Scottish company could apply to the court to set aside the issuance of a guarantee or creation of security by it if such liquidator, creditor or administrator believed that the issuance of such guarantee or the creation of such security constituted a gratuitous alienation. In the case of a winding up having commenced, such challenge could be made by application to the court by the liquidator or any creditor (by virtue of any debt incurred by the relevant company on or before the commencement of such winding up). In the case of an administration, such challenge could be made by application to the court by the administrator. The relevant conditions for such a challenge are that: (a) the transaction must have been entered into two years before the winding up (or five years in the case of an associate company); and (ii) that the alienation is one in which the company did not receive adequate consideration. Upon application to the court by the liquidator, creditor or administrator of a company, the court may be asked to set aside a transaction entered into by a company and if it is established that the transaction was a gratuitous alienation, the court must grant decree of reduction (nullifying and reversing the transaction, or part of it), or make an order for restoration of property to the company’s assets, or such other redress as may seem appropriate. The court will not grant such decree if the person seeking to uphold the alienation establishes (i) that the alienation was made for adequate consideration; or (ii) that immediately, or at any other time, after the alienation, the company’s assets were greater than its liabilities. Accordingly, a liquidator, creditor or administrator of a Scottish UK Guarantor could apply to the court to set aside the issuance of its guarantee or creation of the security if such liquidator, creditor or administrator believed that the issuance of such guarantee or the creation of such security constituted a gratuitous alienation.

An administrator or liquidator may apply to the court for an order avoiding any action taken by an English Guarantor within six months (two years if the person receiving the preference is connected with the company) before that English Guarantor went into administration or liquidation which has the effect of putting a creditor, Guarantor or surety of the English Guarantor in a better position (in the event of the company going into insolvent liquidation) than if the action had not been taken. In order to be successful, it must be shown that the English Guarantor was influenced by a desire to produce that result and provided that, at the time or as a result of the preference, the company was unable to pay its debts.

Under Scottish insolvency law, an administrator, liquidator or creditor may apply to the court for an order avoiding any action taken by a company within six months before that company went into administration or liquidation which has the effect of creating a preference in favour of a creditor to the prejudice of the general body of creditors (an unfair preference). Where a winding up order has commenced in respect of a company, such application may be made by the liquidator or any creditor (by virtue of any debt incurred by the relevant company on or before the commencement of such winding up) and where an administration order is in force in relation to the company, such application may be made by the administrator. Certain transactions shall not give rise to an unfair preference action as follows: (i) a transaction in the ordinary course of trade or business; (ii) a payment in cash for a debt that has become due (unless collusive with a view to prejudicing creditors); (iii) one where reciprocal obligations are assumed (unless collusive with a view to prejudicing creditors); (iv) certain mandates. Accordingly, a liquidator, creditor or administrator of a Scottish UK Guarantor could apply to the court to set aside the issuance of its guarantee or creation of the security (where applicable) if (a) such liquidator, creditor or administrator could establish that such action was taken by the Scottish UK Guarantor within six months before that company went into administration or liquidation and which had the effect of creating a preference in favour of a creditor to the prejudice of the general body of creditors; and (b) none of the foregoing exceptions apply.

An unfair preference may also be challenged at Scottish common law. A creditor may challenge voluntary transactions by which, after the insolvency of a Scottish UK Guarantor, another creditor receives a preference. The challenge may be brought by any creditor or liquidator or administrator.

Where it can be shown that a transaction was at an undervalue, in the case of an English Guarantor, and was made for the purposes of putting assets beyond the reach of a person who is making, or may make, a claim against a company, or of otherwise prejudicing the interests of a person in relation to the claim, which that person is making or may make, the transaction may be set aside by the court as a transaction defrauding creditors. This provision may be used by any person who claims to be a “victim” of the transaction and is not therefore limited to liquidators or administrators. There is no statutory time limit in the English insolvency legislation within which the challenge must be made and the relevant company does not need to be insolvent at the time of the transaction.

The Scottish common law allows challenge of a voluntary alienation by a Scottish UK Guarantor, irrespective of proof of intention to defraud, where it can be shown (i) the relevant company was insolvent at the time of the challenge and was either insolvent at the time of the alienation or was made insolvent by it, (ii) the alienation was made without onerous consideration and (iii) the alienation was to the prejudice of the challenging creditor. The common law challenge may be made by any creditor, whether its debt was contracted before or after the alienation. There are no statutory time limits under Scottish common law within which such challenge must be raised.

Where a floating charge is created in favor of any person at a time in the period of twelve months ending with the onset of that company’s insolvency (or at a time in the period of two years ending with the onset of that company’s insolvency if the charge is given in favor of a person with specified affiliations with the company), that floating charge is invalid except to the extent that it has received valuable consideration in return for creating the charge.

Service of Process and Enforceability of U.S. Judgments

A majority of the directors of the UK Guarantors and the Issuer are non-residents of the United States. In addition, certain of the UK Guarantors are incorporated under the laws of England and Wales. All of or a substantial portion of the assets of such UK Guarantors are located outside the United States. It may not be possible for holders of the Notes to effect service of process within the United States upon a UK Guarantor or its directors or to enforce against it judgments of U.S. courts predicated upon civil liability provisions of the U.S. federal or state securities laws.

With respect to the enforceability of certain U.S. court judgments in England, the company and the Guarantors have been advised as follows. The United States and England currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not automatically be enforceable in England. In order to enforce any such judgment in England, fresh proceedings must be initiated by way of a common law action before a court of competent jurisdiction in England. In a common law action, an English court generally will not (subject to the following sentence) reinvestigate the merits of the original matter decided by a U.S. court and will often order summary judgment on the basis that there is no defense to the claim for payment. Such applications are usually successful and are basically a formality unless the debtor has a credible challenge to the validity of the original judgment. The proceedings do however require to be served upon the defendant. The entry of an enforcement order by an English court is conditional upon the following:

•	the judgment not having been overturned on appeal in the originating jurisdiction;

•	the U.S. court having had jurisdiction over the original proceeding according to English conflicts of laws principles;

•	the judgment being final and conclusive on the merits in the sense of being final and unalterable in the court which pronounced it and being for a debt or a definite sum of money;

•	the judgment not contravening public policy of England;

•	the judgment being not for a sum payable in respect of tax, or other charges of a like nature in respect of a penalty or fine;

•

the defendant having been given an opportunity to defend his proceedings, and the judgment not having been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damaged sustained and not being otherwise in breach of Section 5 of the Protection of Trading Interests Act 1980;

•	the judgment not having been obtained by fraud or in breach of English principles of natural justice;

•	there not having been a prior judgment in another court recognizable in England between the same parties concerning the same issues; and

•	enforcement proceedings having been instituted within six years after the date of judgment.

A judgment by an English court may be given in Pounds Sterling in some cases. Subject to the foregoing, holders of the notes may be able to enforce judgments in England, in civil and commercial matters obtained from U.S. federal or state courts. However, we cannot assure you that those judgments will be enforceable. In addition, it is doubtful whether an English court would accept jurisdiction and impose civil liability if proceedings were commenced in England in an original action predicated solely upon U.S. federal securities laws.

In Scotland, the method of obtaining authority to enforce a foreign judgment is to raise an action in the Court of Session for a decree. the common law on the recognition and enforcement of U.S. judgments will generally follow the broad principles of English law. As there is little recent case law on the topic, it is difficult to be definitive. One specific difference is that the limitation period for claims is five years and not six.

Norway

Each of CHC Norway Acquisition Co AS, Helicopter Service AS, Helicopter Services Group AS, Heli-One (Europe) AS, Heli-One (Norway) AS, Heli-One Leasing (Norway) AS and Integra Leasing AS (each a “Norwegian Guarantor”) is a private limited company incorporated under the laws of Norway.

Insolvency Proceedings

Under Norwegian insolvency laws, the granting of liens and unusual payments can be voided if undertaken during the three-month period prior to the commencement of insolvency proceedings. There are also other preference provisions such as fraudulent conveyance rules that can void any transaction undertaken less than ten years prior to the commencement of insolvency proceedings that (a) in an improper way favors one particular creditor (even if such creditor was not party to the transaction) at the expense of another creditor, (b) otherwise restricts the availability of the debtor’s assets for the benefit of creditors or (c) increases the debtor’s debt in a detrimental way for the creditors, in each case provided that he debtor’s financial position was weak at the time of, or became materially weaker as a result of, the transaction and the other party thereto knew or should have known of the debtor’s financial difficulties and the circumstances which made the transaction improper.

Contractually agreed liens secure the creditors up to the value of the secured property and entitle them to the proceeds resulting from the realization of the secured property. Exceeding claims are transferred to ordinary unsecured dividend claims. Pursuant to the Norwegian Creditors’ Recovery Act costs pertaining to the administration of the bankruptcy estate are covered before any unsecured claims, and there are two main groups of priority claims which also rank ahead of unsecured claims—salary claims (first priority claims) and certain tax and VAT claims (second priority claims). None of these claims have priority over contractually agreed liens.

The bankrupt estate of any party which has pledged any of its assets as security for obligations owed, has a statutory lien over any such pledged assets as well as over assets which a third party has pledged as security for the obligations of the bankrupt party. The statutory lien has priority over all other liens or security interests in the relevant asset, regardless of whether such other liens or security interest have been created voluntarily or involuntarily. The statutory lien for the bankrupt estate is limited to 5 % of the value of or sales proceeds for the pledged asset, however, limited to a maximum amount equal 700 times the court fee (No: rettsgebyr) (which at present means a maximum amount of NOK 602.000) in respect of each mortgage of registered property. The bankruptcy estate may only apply any proceeds from the statutory lien to pay for necessary expenses (No: nødvendige boomkostninger).

Under Norwegian law, there is no consolidation of bankruptcies of the assets and liabilities of a group of companies. Each individual company would thus be traded separately by a bankruptcy administrator appointment by the local district court. The assets of each of our subsidiaries would first be used to satisfy the debts of each respective subsidiary and only the remaining surplus, if any, of a subsidiary would benefit our creditors.

The Norwegian Bankruptcy Act 1984 sets out two main procedures that can be followed in respect of a company being illiquid or insolvent: debt settlement proceedings (voluntary or compulsory) and bankruptcy. Only the subject company can apply for debt settlement proceedings. The purpose of debt settlement proceedings is to give a debtor who is illiquid the opportunity to negotiate with its creditors for a voluntary composition or a compulsory composition under the protection of the courts. In such a proceeding, the court will appoint a debt settlement committee composed preferentially of creditors’ representatives with a lawyer as chairman. If a voluntary debt settlement is opposed by any of the creditors, the alternatives are either compulsory debt settlement proceedings or bankruptcy. While in debt settlement proceedings a debtor is restricted with respect to carrying out certain activities within its business but remains in charge of its business under the supervision of the committee. As a general rule, during the first three months of debt settlement proceedings, a bankruptcy petition cannot be filed.

During the first six months of the debt settlement or bankruptcy proceedings, security may only be enforced with the consent of the debt settlement committee or the bankruptcy trustee, as the case may be. In certain circumstances, liens by operation of law have priority ranking ahead of contractually agreed liens.

Restrictions in Relation to Financial Assistance and Providing of Loans or Guarantees to Shareholders

Section 8-10 of the Norwegian Private Limited Companies Act 1997 and the Public Limited Companies Act 1997 (together, the “Acts”) prohibits a Norwegian private or public limited liability company from providing financial assistance in connection with the acquisition of its shares or the shares in its (direct or indirect) parent company.

The prohibition against financial assistance applies irrespective of whether a parent target company is a Norwegian or foreign entity, and there are no relevant general exemptions.

The prohibition applies to the granting of loans, guarantees and security, and also to making assets available (the latter goes beyond the requirements of the EC 2nd Company Directive art 23 (as amended)). Thus, the prohibition against financial assistance in Norway does not only cover the provision of loans, guarantees and security; even other transfers such as e.g. the provision of capital in the form of equity could be seen as financial assistance.

The assistance is prohibited if made “in connection with” the acquisition of shares, which also may cover financial assistance after completion of the acquisition (such as a refinancing of an acquisition loan facility or the subsequent merger of the target company and the acquisition vehicle). There must, however, be sufficient connection both in time and as regards other circumstances surrounding such assistance for it to be illegal. On the other hand, any legal distributions (whether by way of dividends or a reduction of share capital) made from the target company to the acquiring entity will not be considered as illegal financial assistance.

In addition to the above general financial assistance prohibition, Section 8-7 of the Acts restricts a Norwegian limited liability company from granting credit to, or providing guarantees/security for the obligations of, its shareholders beyond its distributable reserves (free equity) and then, further provided, that satisfactory security for repayment has been established.

This restriction applies to granting credit and providing guarantees and security. The term “credit” covers loans to shareholders and could also cover transactions which involve sales from the company to shareholders on credit, as well as transactions where the company is the buyer and makes a payment to shareholders in advance. Whether a credit, guarantee or security is in compliance with the Act has to be determined at the time the credit, guarantee or security is granted; if for example the conditions later change so that the company no longer has any distributable funds, this does not affect the status of the credit, guarantee or security already granted.

The above restriction does not, however, apply to credit or guarantee for the obligations of a parent company or another company within the same “group.” This exemption must be read in conjunction with the group definition in Section 1-3 of the Acts which, broadly speaking, includes Norwegian (private or public) limited liability companies. The group exemption is, according to Section 1-4 of the Acts, extended to limited liability companies established within the EEA (i.e. all EU countries, together with Norway, Iceland and Liechtenstein), but only to the extent such EEA group companies (which the credit or guarantee is granted in favor of) are subject to laws which are correspondent to or more stringent than the Norwegian rules with respect to lending to, guaranteeing or providing security for the obligations of shareholders (a qualification which is difficult to apply in practice).

No authoritative, detailed comparative analysis has been made, but it is our view that the above exemption is narrow and cannot be relied on if a guarantee is granted by a Norwegian Guarantor to secure the obligations of a Luxembourg company such as the Issuer. Therefore, there is a significant risk that the guarantees and any security granted by the Norwegian Guarantors will not be effective (in part or in full).

However, certain of the Norwegian guarantors have received funding under the existing senior secured credit facilities through intra-group loan arrangements, and these arrangements will continue under the Refinancing. Further, if a Norwegian Guarantor receives funds indirectly from the notes issue by way of intra-group loan arrangements, it could be argued that such Norwegian Guarantor is the actual beneficiary of the on-lent funds and may thus, for the purpose of the above restrictions, be considered as if it were the primary obligor and would be able to guarantee and provide security for the on-lent amount as for its own debt. A further consequence would be that the abovementioned group exemption could be relied on for the other Norwegian Guarantors, i.e. the guarantees and security provided by them would be effective for such on-lent funds, provided there is sufficient evidenced for the intra-group loan to the relevant Norwegian Guarantor(s). The validity of this argumentation is, however, not clear under Norwegian law, and we cannot be certain that a court of law would respect a guarantee or security interest provided by a Norwegian Guarantor for funds from the notes issue on-lent to any of the Norwegian Guarantors.

Furthermore, cash pooling among group companies is permitted through group account schemes (No: konsernkontoordning) established in accordance with the Acts, provided that the account funds are used within the group’s operations only, excluding for instance any financing relating to acquisition etc. This allows for Norwegian companies to participate in group account schemes with foreign companies at higher levels in the group structure, even where Norwegian companies are prevented from intra-group lending to such foreign companies pursuant to the main rules of the Acts. Norwegian companies being parties to a group account scheme may provide security for the obligations of all entities participating in the group account scheme, even where Norwegian companies are prevented from providing such security pursuant to the main rules of the Acts. If any of the funds received pursuant to the notes are made available under a cash pool scheme, any participating Norwegian companies may provide guarantees for the obligations of all parties under such cash pool scheme.

A guarantee infringing the limitations set out in Section 8-7 and/or 8-10 of the Acts may be declared void if challenged (by e.g. other creditors or a bankruptcy estate), and any funds paid out will have to be repaid. An illegal arrangement of this kind may give rise to directors’ liability issues. The Guarantees and any security granted by the Norwegian Guarantors will contain appropriate limitation language to avoid an infringement of said limitations.

The principle of corporate benefit also exists in Norway and may in some situations impose a restriction on a Norwegian company’s ability to offer credits or a guarantee and provide security to shareholders (or close associates of the shareholders) in addition to the restrictions on financial assistance and guarantees as described above.

Foreclosure

Enforcement of the Norwegian law share pledges will be subject to the mandatory provisions of the Norwegian Financial Securities Act 2004 no. 17 which stipulates that enforcement must be implemented on commercially reasonable terms. Enforcement of the other Norwegian law security in Norway will be subject to the mandatory provisions of the Norwegian Enforcement Act 1992 no. 86.

Pursuant to the Acts, sections 5-2, a shareholder may at any time revoke a power of attorney to exercise voting rights. Accordingly, provisions in the Norwegian share pledges giving the holder of the security power of attorney to vote for the relevant shares may therefore be rendered ineffective against the relevant company whose shares are pledged in the event the pledgor of the relevant shares were to revoke the power of attorney while he remains the registered owner of the shares.

A pledge in future shares is only to be read as an obligation to pledge future shares and not a pledge in itself, consequently a share declaration by the pledgor must be issued and notified to the issuer of the shares, upon issuance of the shares, in order to receive a perfected security interest.

Standings in Court

Only creditors of a claim may have active judicial standing in a Norwegian court, therefore a security agent may seek enforcement of a claim but such claim may have to be supported by the actual creditors of such claim.

A security agent has standing to be sued in Norway and it is believed that if sufficient powers are provided to a security agent, a security agent may enforce any security being subject to the Financial Collateral Act of 2004 implementing the EU Financial Collateral Directive.

Enforceability of U.S. Judgments

There is doubt as to the enforceability in Norway, in original actions or in actions for the enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon the federal securities laws of the United States. The United States and Norway do currently not have a treaty providing for the reciprocal recognition and enforcement of judgments A final and conclusive judgment obtained in the United States may not be enforceable by the courts of Norway without re-examination of the merits of the case, unless (a) such judgment obtained is final and enforceable in and pursuant to the laws of the United States, (b) the United States is the agreed legal venue and the judgment is in compliance with Section 19-16 (2) of the Norwegian Civil Procedure Act (2005), (c) enforcement of the judgment is in accordance with the mandatory provisions of the Norwegian Enforcement Act (1992) and (d) such judgment is not in conflict with Norwegian public policy.

Netherlands

Each of Capital Aviation Services B.V., CHC Den Helder B.V. CHC Holding NL B.V., CHC Hoofddorp B.V., CHC Netherlands B.V. HeliOne (Netherlands) B.V. and Heli-One Defence B.V., guarantors of the notes offered hereby, is organized under the laws of the Netherlands (each a “Dutch Guarantor”). Each Dutch Guarantor will guarantee the notes and grant a security interest in certain of its assets as security therefor. Under Dutch law, receipt of any payment under a guarantee or security interest may be affected by the standards of reasonableness and fairness (maatstaven van redelijkheid en billijkheid); force majeure (niet-toerekenbare tekortkoming) and unforeseen circumstances (onvoorziene omstandigheden); and other general defenses available to debtors under Dutch law in respect of the validity, binding effect and enforceability of such guarantee or security interest. Other general defenses include claims that a guarantee or security interest should be avoided because it was entered into through undue influence (misbruik van omstandigheden), fraud (bedrog), duress (bedreiging) or error (dwaling). The validity and enforceability of the guarantee and security agreements(s) may also be affected by the rules of decency (goede zeden) and public order (openbare orde).

The validity and enforceability of a guarantee or security interest may also be contested by a Dutch company (or its receiver in bankruptcy) on the basis of an ultra vires claim. Such a claim will be successful if both (i) the granting of a guarantee or security interest does not fall within the scope of the objects clause as set out in the articles of association of the Dutch company (doeloverschrijding) and (ii) the counterparty of such Dutch company under the relevant guarantee or security agreement knew or ought to have known (without inquiry) of this fact. In determining whether the granting of a guarantee or security interest is in furtherance of the objects and purposes of a Dutch company, a court will consider (i) the text of the objects clause in the articles of association of the company; (ii) whether the granting of such guarantee or security interest is in the company’s corporate interests (vennootschappelijk belang) and to its benefit; and (iii) whether the subsistence of the company is jeopardized by the granting of such guarantee or security interest. Although each Dutch Guarantor’s objects clause permits the granting of guarantees and security for the benefit of third parties, the mere fact that a certain legal act (rechtshandeling) is explicitly reflected in a Dutch company’s objects clause may not be conclusive evidence to state that such legal act is not ultra vires. Rather, a transaction must be in the corporate interest of a Dutch company and must not jeopardize its subsistence in order to withstand a challenge that it is ultra vires.

The validity and enforceability of a guarantee or security interest may also be contested by any creditor, or by the guarantor’s receiver in bankruptcy when the guarantor is in bankruptcy proceedings, if (i) the granting by a Dutch company of the guarantee or security interests has led to one or more other creditors being prejudiced in their ability to take recourse and (ii) in the event of a legal act for consideration, at the time of the granting of the guarantee or security interest, both the company and its counterparty knew or ought to have known that the granting of the guarantee or security interests prejudice one or more other creditors in their ability to take recourse. These requirements are reflected in Article 42 et seq. of the Netherlands Bankruptcy Act (Faillissementswet) and Article 3:45 et seq. of the Dutch Civil Code (Burgerlijk Wetboek) and would apply so long as the granting of the guarantee or security interests is not based on a prior obligation to do so. If the granting of the guarantee or security interests were based on a prior obligation to do so, the requirements in Article 47 et seq. of the Netherlands Bankruptcy Act would need to be met, while such action can only be initiated by the trustee during bankruptcy of a Dutch company.

Under Dutch law, any security created, guarantee granted or liability accepted by a Dutch private company with limited liability or a Dutch limited liability company or any of its subsidiaries (dochtermaatschappijen) (including, possibly, any foreign subsidiaries) with a view to (met het oog op) the acquisition by a third party of shares in the company’s share capital (i) violates Dutch law, and (ii) will most likely be void.

Pursuant to Dutch law, a future receivable will only be subject to the pledge created pursuant to a deed of undisclosed pledge of receivables, governed by Dutch law, to the extent the legal relationship between the pledgor and the relevant debtor, from which such receivable is a direct result, already existed at the date of the deed of pledge.

It is not certain and has not been determined in published case law whether a right of pledge on shares can be created in advance of the acquisition of the shares by the pledgor. If a security right is created in property to which a Dutch company has not yet obtained title, such property will not be subject to such a security interest if that company is declared bankrupt or granted a suspension of payments prior to obtaining title thereto.

It is not possible to conduct lien searches in respect of any Dutch law-governed liens (other than in respect of rights of mortgage, if any), except that any lien created over the shares in each Dutch Guarantor should be registered in its shareholders’ register. However, as this shareholders’ register is maintained by the boards of each Dutch Guarantor, it does not constitute conclusive evidence of the absence of any pre-existing lien. The absence of a registration of a lien does not render such lien void. Therefore, effective liens may exist on the assets of each Dutch Guarantor that would not be revealed even in the course of a diligent investigation of each Dutch Guarantor.

Insolvency Proceedings

Any insolvency proceedings applicable to the Dutch Guarantors may be governed by Dutch insolvency laws. In addition, as a member state of the European Union, the Dutch Guarantors will be subject to the regulations of the European Union on the jurisdiction of insolvency proceedings. See “—European Union”. There are two applicable corporate insolvency regimes under Dutch law: (a) suspension of payments (surseance van betaling), which is intended to facilitate the reorganization of a debtor’s debts and enable the debtor to continue as a going concern; and (b) bankruptcy (faillissement), which is primarily designed to liquidate and distribute the assets of a debtor to its creditors. In practice, however, a suspension of payments nearly always results in the bankruptcy of the debtor.

Unlike Chapter 11 proceedings under U.S. bankruptcy law, in which both secured and unsecured creditors are generally barred from seeking to exercise remedies against the debtor without court approval, suspension of payments and bankruptcy proceedings against the Dutch Guarantors would allow the applicable noteholder collateral agent and the credit facility collateral agent, subject to the intercreditor agreement, and certain other secured creditors that hold a security interest on assets of or shares in the Dutch Guarantors (if any) and certain preferential creditors to satisfy their claims by proceeding against the assets that secure their claims or to which they have preferential rights, albeit that higher ranking security (if any) will need to be respected upon enforcement. Such creditors may do so in a manner that does not reflect the Dutch Guarantors’ going concern value. Consequently, Dutch insolvency laws could preclude or inhibit a restructuring of the Dutch Guarantors.

In Dutch bankruptcy proceedings, the assets of a Dutch Guarantor would generally be liquidated and the proceeds distributed to such Dutch Guarantor’s creditors on the basis of the relative priority of the claims of those creditors and, to the extent claims of certain creditors have equal priority, in proportion to the amount of such claims. Certain parties, such as secured creditors, would benefit from special rights. Secured creditors may enforce their rights separately from suspension of payments or bankruptcy and are not required to contribute to the liquidation costs. However, the enforcement of their security interests may be subject to the following: (a) a statutory stay of execution of up to two months, extendable by another period of up to two months, imposed by court order pursuant to Sections 63(a) and 241(a) of the Netherlands Bankruptcy Act (Faillissementswet), (b) a receiver in bankruptcy (curator) may force a secured creditor to foreclose its security interest within a reasonable time (as determined by the receiver pursuant to Section 58(1) of the Netherlands Bankruptcy Act), failing which the receiver will be entitled to sell the relevant rights or assets and distribute the proceeds to the secured creditor after deduction of liquidation costs and (c) excess proceeds of enforcement must be returned to the receiver and may not be offset against an unsecured claim of the secured creditor against the Dutch company. All unsecured, pre-bankruptcy claims must be submitted to the receiver for verification, and the receiver makes a determination as to the existence, ranking and value of the claim and whether and to what extent it should be admitted in the bankruptcy proceedings. Creditors that wish to dispute the verification of their claims by the receiver must commence a court proceeding in order to establish the amount and rank of the disputed claim.

Interest accruing after the date of the bankruptcy order may not be admitted unless secured by a pledge or mortgage. In that event, interest will be admitted to the extent that it is covered by the proceeds of the pledged or mortgaged assets. No interest is payable in respect of unsecured claims as of the date of a bankruptcy.

Limitations on the Foreclosure of Security Interests

Pursuant to the security documents governed by Dutch law (but subject to the limitation set forth in the intercreditor agreement), the applicable noteholder collateral agent may enforce the security interests in the collateral of a Dutch Guarantor in case of an enforcement event (as defined in such security documents), which includes the occurrence of an event of default under the Indenture. In general, rights of pledge rank above other rights of priority, including the general priority right of the Dutch tax and social security authorities on the tax debtor’s assets, subject to certain exceptions.

Enforcement of security rights in a Dutch court is subject to Dutch rules of civil procedure. In addition, foreclosure on Dutch law security rights (including allocation of the proceeds) is subject to Dutch law. Under Dutch law, security rights are in principle enforced through a public auction of the relevant assets. This auction must be effected in accordance with the applicable provisions of the Dutch Civil Code and the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). Under Dutch law, shares in a Dutch B.V. (private company with limited liability; besloten vennootschap met beperkte aansprakelijkheid) may only be transferred upon foreclosure in accordance with Dutch law and the articles of association of such company as of the time of foreclosure.

Alternatively, the pledgee under the Netherlands law security documents may foreclose on the pledge by way of a private sale with consent of the company or the trustee, or a court authorized private sale. The consent cannot be given in advance. The pledgee may also request the court to determine that the pledged assets shall accrue to it for a price determined by the court.

Parallel Debt Structure

It is generally assumed that under Dutch law, security interests cannot be validly created in favor of a person who is not the creditor of the claim that the security interests purport to secure. Therefore, it is customary in financing transactions where security interests governed by Dutch law will be held by a collateral agent for the benefit of the holders of the debt to use a structure in which (i) each guarantor undertakes to pay at any time to the collateral agent in its individual capacity (i.e., acting in its own name and not as agent or representative of the holders of the debt) an amount equal to the aggregate of the amounts owed by such guarantor to the holders of the debt under the relevant finance documents and (ii) all security interests governed by Dutch law vest in the collateral agent as pledgee under these documents as security for the payment of amounts owed to it as referred to under (i) above. The debt to be separately created and owed by each guarantor to the collateral agent under this structure is generally referred to as a “parallel debt” (or sometimes “covenant to pay”). All payments of the underlying debt are deemed to discharge the parallel debt in a like amount.

Our Dutch counsel is of the view that there are strong arguments to conclude that a parallel debt creates a valid claim of a collateral agent which can be validly secured by a security interest governed by Dutch law in favor of the collateral agent. The parallel debt structure is a common arrangement in financing transactions in the Netherlands. However, it has never been tested in Dutch courts and there can be no assurance that, if tested, it would be upheld.

Limitations on the Enforcement of Civil Liabilities and the Appointment of a Process Agent

Since there is no applicable treaty in effect between the United States and the Netherlands, a judgment rendered by an United States court will not automatically be enforced by the courts in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands the claim must be relitigated before a competent Dutch court. A Dutch court will, under current practice, generally grant the same judgment without relitigation on the merits (i) if that judgment results from proceedings compatible with Dutch concepts of due process, (ii) if that judgment does not contravene public policy of the Netherlands and (iii) the jurisdiction of the United States court has been based on an internationally acceptable ground.

According to Dutch law, a legal or natural person is upon certain conditions entitled to elect a domicile which is different from its/his physical or real domicile. However, our Dutch counsel is not aware of any case law confirming that the principle referred to in the foregoing sentence also includes the possibility to validly elect a domicile outside the Netherlands for service of process purposes. Therefore, our Dutch counsel recommends that, in the event of initiating legal proceedings against a party domiciled or residing in the Netherlands, service of process is also effected upon him at his domicile or residence in the Netherlands.

In addition, it may not be possible for investors to effect service of process within the United States upon a Dutch Guarantor or directors and executive officers or to enforce against any of them in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States, and there is doubt as to the enforceability in the Netherlands of civil liabilities predicated upon the federal securities or other laws of the United States. Furthermore, it is questionable whether a Dutch court would accept jurisdiction and impose civil liability if proceedings were commenced in the Netherlands predicated solely upon the federal securities or other laws of the United States.

Zero coupon notes in bearer form and other Notes that qualify as savings certificates as defined in the Dutch Savings Certificates Act (Wet inzake spaarbewijzen) may only be transferred or accepted through the intermediary of either the relevant Issuer of those Notes or a member of Euronext Amsterdam N.V. and with due observance of the Dutch Savings Certificates Act and its implementing regulations (including registration requirements), provided that no such intermediary services are required in respect of (i) the initial issue of such Notes to the first holders thereof, (ii) any transfer and acceptance by individuals who do not act in the conduct of a profession or trade, and (iii) the transfer or acceptance of those Notes, if such Notes are physically issued outside the Netherlands and are not distributed in the Netherlands in the course of primary trading or immediately thereafter.

Sweden

CHC Sweden AB (the “Swedish Guarantor”), one of the guarantors of the notes offered hereby, is a limited liability company organized under the laws of Sweden.

Jurisdiction in Insolvency Proceedings

As a general rule, insolvency proceedings with respect to Swedish companies will be based on Swedish insolvency laws. However, pursuant to Council Regulation (EC) No 1346/2000 of May 29, 2000 on Insolvency Proceedings (the “Regulation”), where a Swedish company conducts business in more than one member state of the European Union, the jurisdiction of the Swedish courts may be curtailed if the company’s “centre of main interests” is in a member state other than the Sweden. There are a number of factors that are taken into account to ascertain the “centre of main interests”, which should correspond to the place where the company conducts the administration of its interests on a regular basis and is therefore ascertainable by third parties.

On the basis of the foregoing, if the Swedish Guarantor has its “centre of main interests” in Sweden, within the meaning of the Regulation, Swedish courts will have the jurisdiction to commence insolvency proceedings in Sweden that would constitute “main insolvency proceedings” under article 3(1) of the Regulation. Swedish law would apply to such main insolvency proceedings, subject to particular exceptions set out in the Regulation.

Insolvency Proceedings

Under Swedish law, there are two types of insolvency proceedings for the legal entities such as the Swedish Guarantor: bankruptcy and business reorganization.

A bankruptcy process in Sweden will be conducted in accordance with the Swedish Bankruptcy Act (Konkurslag (1987:672)). For the purposes of the Bankruptcy Act, foreign creditors are treated in the same manner as Swedish creditors. A debtor can be declared bankrupt if it is insolvent, and a debtor is deemed to be insolvent if it is unable to pay its debts when the debts are due for payment, and such inability is not only temporary. Under Swedish law there is no consolidation of bankruptcies of the assets and liabilities of a group of companies and each individual company would be treated separately. The assets of each subsidiary of the issuer would be first used to satisfy the debts of the subsidiary and only the remaining surplus, if any, would benefit the creditors of the issuer. As a result, a creditor’s ability to protect its interests as a creditor of a parent of such subsidiary may not be as strong under Swedish law as it would be under the laws of other countries. A bankruptcy administrator must be offered and has a right to redeem assets pledged by the bankrupt company. Unless the bankruptcy administrator consents, there is a standstill period of generally two to three months, which may be extended based on the size and character of the bankruptcy estate, from the day of the bankruptcy, during which pledges granted by the bankrupt company may not be enforced.

A company which has difficulties meeting its payment obligations (liquidity problems) may (but is never obliged to) petition to the court for reorganization of the business pursuant to the Swedish Company Reorganization Act (lag (1996:764) om företagsrekonstruktion). The Company Reorganization Act applies to the issuer’s subsidiary guarantors that have their “centre of main interests” in Sweden. Under an official company reorganization, creditors may under certain circumstances be forced to approve the terms of the company reorganization. During a company reorganization of an entity, the entity would not be allowed to fulfill any obligation it incurred before the reorganization without the permission of the administrator appointed by the local district court.

The Risk of Recovery in Bankruptcy

The Swedish Bankruptcy Act contains a number of provisions regarding recovery, in order to prevent an economically unsound debtor to give away or hide his assets from his creditors prior to his bankruptcy. The recovery rules are only applicable in relation to a debtor in bankruptcy.

If the Swedish Guarantor is insolvent, three provisions in the Swedish Bankruptcy Act are relevant.

Firstly , a new security provided for an existing debt less than three months prior to a company’s bankruptcy will be recovered if the security is not ordinary.

Secondly , payment of debt made in advance of its maturity and less than three months prior to a company’s bankruptcy will be recovered if the payment cannot be considered ordinary.

Thirdly, the Swedish Bankruptcy Act contains a general clause, pursuant to which all transactions conducted within 5 years from a company’s bankruptcy can be recovered if:

1.	One creditor has in an improper way been preferred to another or the debtor’s assets have been withdrawn from the creditors;

2.	the debtor was, or, due to the act, alone or in connection with other circumstances, became insolvent; and

3.	the counterparty was aware or should have been aware of the debtor’s insolvency and the fact that the act was improper.

One example of acts that are said to be improper are such acts which are taken to evade from the consequences of a forthcoming bankruptcy. Another example is if the creditor has exercised particular pressure on the debtor, such as threats. A creditor seeking or threatening to collect his debt is however never considered to be acting improperly. It is not a prerequisite that the insolvency follows immediately and a transaction may be recovered if insolvency occurs later and in combination with other acts or later developments.

Restrictions on the Swedish Guarantor to Make Payments to, or in Respect of, the Issuer under Certain Circumstances

The Swedish Guarantor may be restricted from making dividends, distributions or other payments to, or in respect of, the issuer under certain circumstances. These restrictions include:

•

Restrictions under Swedish applicable laws prohibit the payment of dividends unless the payments are (i) made out of profits available for distribution and will not result in the remaining assets falling below the statutory requirement, and (ii) the payment does not contravene sound business principles given due consideration to such entity’s and its subsidiaries’ financing needs, liquidity and financial position and such entity’s legitimate interest to meet its obligations toward third parties who are not affiliated with it as shareholders, and does not endanger its existence.

•

Under Swedish applicable laws, under certain circumstances, transfers of a company’s assets for less than market value (including the provisions of loans and guarantees) are subject to the same restrictions as payment of dividends.

•

Restrictions under Swedish applicable laws make it unlawful for a company to provide financial assistance in connection with the acquisition of its shares or the shares of any of its holding companies or subsidiaries.

•	Other existing and future contractual restrictions may affect the ability of certain of the issuer’s subsidiaries to pay dividends and make other payments to the issuer in the future.

Corporate Benefit Limitations

Pursuant to the Swedish Companies Act (Aktiebolagslag (2005:551)), if a Swedish company guarantees the obligations of another party or provides security for another party’s obligations without deriving sufficient corporate benefit therefrom, the guarantee and the security will require the consent of all shareholders and will only be valid up to the amount the grantor could have legally distributed as dividend to its shareholders at the time the guarantee is given or the security is provided. Since the existence of corporate benefit is ultimately a question of fact, it is not possible to express any opinion as to whether the Swedish Guarantor will derive sufficient corporate benefit from the guarantees provided under the indenture. If this is not the case, the guarantee of the Swedish Guarantor contained in the indenture, directly or indirectly, for obligations owed by other parties, will be limited in validity as aforesaid.

In order to enable the Swedish Guarantor to guarantee the notes, any guarantees and security provided by the Swedish Guarantor needs to contain a limitation language as follows:

The Guarantee by the Swedish Guarantor in respect of obligations owed by the Issuer under the Notes shall be limited if (and only if) and to the extent required by an application of the provisions of the Swedish Companies Act (Aktiebolagslagen) regulating distribution of assets (including profits and dividends and any other form of transfer of value (värdeöverföring) within the meaning of the Companies Act), provided that all steps open to the Swedish Guarantor and all its shareholders to authorize its obligations under this Guarantee have been taken. It is agreed that the liability of the Swedish Guarantor under the Guarantee in respect of such obligations only applies to the extent permitted by the above mentioned provisions of the Companies Act.

The effect of the limitation language is that the Swedish guarantee would not be valid and enforceable to the extent it is deemed to breach the relevant provisions of the Swedish Companies Act.

Service of Process and Enforcement of Liabilities

The United States and Sweden do not currently have a treaty providing for reciprocal recognition and enforcement of judgments rendered by a court of law in connection with civil and commercial disputes. As a result, a final judgment rendered by a court in the United States in connection with a civil and commercial dispute, including a civil action predicated on U. S. federal or state securities laws, relating to the offering, the indenture or the notes would in principle neither be recognized nor enforceable in Sweden. However, if the party in whose favor the final judgment has been rendered brings a new action in a competent court in Sweden, the final judgment rendered in the United States may be submitted to the court, but shall only be regarded as evidence of the outcome of the dispute to which such judgment relates, and the Swedish court has full discretion to rehear the dispute ab initio.

Barbados

Insolvency Proceedings

CHC Capital (Barbados) Limited and CHC Helicopters (Barbados) Limited (the “Barbados Guarantors”) are incorporated under the laws of Barbados and as such insolvency proceedings are based on the insolvency laws applicable in Barbados. Insolvency proceedings involving a company are governed by the Companies Act Cap. 308 and the Bankruptcy and Insolvency Act Cap. 303 of the laws of Barbados (the “BIA”).

A creditor is allowed three options under the BIA:

1.	The creditor may apply to the court for a receiving order.

2.	The creditor may accept the Barbados Guarantors’ assignment of its property for the general benefit of the creditors.

3.	The creditor may accept a proposal from the Barbados Guarantors for payment of the outstanding debt.

In order to exercise the first option, the creditor must be able to prove that debt owing to the creditor bringing the claim is equal to or exceeds BDS$4,000.00 and that the debtor company has committed an act of bankruptcy. An act of bankruptcy occurs when the debtor company (i) either in Barbados or elsewhere makes an assignment of their property to a trustee for the benefit of their creditors generally, whether it is an assignment authorized by the Act or not; (ii) either in Barbados or elsewhere makes a fraudulent conveyance, gift, delivery or transfer of property or of any part of that property; (iii) permits any execution or other process issued against the debtor under which any of the debtor’s property is seized, levied on or taken in execution to remain unsatisfied for 21 days; (iv) gives notice to any creditors that they have suspended, or are about to suspend, payment of their debts, or makes a submission of their inability to pay their debts at any creditors meeting; or (v) ceases to meet their liabilities generally as they become due.

Under the BIA, the debtor company can make an assignment of all their property for the general benefit of their creditors. The debtor company must first obtain the court’s permission and the permission of the Supervisor of Insolvency to make an assignment. Once this has been approved, a trustee in bankruptcy is appointed. This trustee will then apply for a court order for the property to be vested in the trustee and once this has been granted and the property is vested in the trustee, the trustee then liquidates the property and distributes the proceeds to the creditors.

The creditor can also accept a proposal from the debtor company by which the debtor company arranges to make payments to the creditors to avoid bankruptcy.

Generally, a secured creditor has priority interest to that of a preferred or unsecured creditor.

Enforceability of U.S. Judgments

A judgment obtained in the courts of the United States would not be enforced directly by the courts of Barbados save and except under and subject to the provisions of the Foreign and Commonwealth Judgments (Reciprocal Enforcement) Act Cap. 201 of the laws of Barbados (the “FCJA”), none of the provisions of which have been extended to the United States.

Since the provisions of the FCJA have not been extended to the United States, a judgment in personam obtained in a superior court in the United States (the “foreign court”) will only be recognized and enforced by the High Court of Barbados in accordance with the following common law principles:

•	The foreign court is a court of competent jurisdiction according to the rules of conflict of laws applied by the High Court of Barbados; and

•

The foreign judgment is not impeachable on the ground that it was obtained by fraud, or that its recognition or enforcement would be contrary to Barbadian principles of public policy, or that it was obtained in proceedings which were contrary to natural justice and the enforcement thereof would not otherwise be inconsistent with public policy, as such term is understood under the laws of Barbados; and

•

The judgment is for a definite sum of money, other than a sum payable in respect of taxes or penalties and that it finally and conclusively determines the rights and liabilities of the parties to it so as to be res judicata where pronounced, and that it has not been satisfied; and

•	There has been compliance with any applicable statute of limitations under the laws of Barbados; and

•	There is no manifest error on the face of such foreign judgment.

Please note that this list is not exhaustive.

An application may be made by a creditor to the High Court of Barbados to register the foreign judgment within twelve months of receiving the judgment from the foreign court. In some cases this time period may be extended if the court determines that it is “just and convenient” to do so. Notice of the registration of the foreign judgment must be served on the debtor/defendant court may direct.

It should be noted that the debtor/defendant has a right to apply to the court to set aside the registration of the foreign judgement and can successfully do so where they satisfy the court that:

•	The judgment falls within any of the cases in which a judgment may not be registered under the provisions of any relevant enactment; or

•	It is not just or convenient that the judgment should be enforced within the jurisdiction.

Therefore the Barbados Guarantors could successfully set aside the registration of the foreign judgment.

It should further be noted that the sum payable under the registered foreign judgment must be stated in Barbadian currency and the award will only be paid in Barbadian currency.

Ireland

As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a monetary judgment of the courts of the United States is enforceable in Ireland. The following should be noted in respect of enforcing a judgment of a court of the United States in Ireland:

1.	The United States judgment must be given by a court of competent jurisdiction under Irish conflict of law rules. If the Irish courts determine that the jurisdiction of the United States court is not acceptable, then the judgment cannot be enforced or recognized in Ireland.

2.	The judgment must be final and conclusive. The enforcement of a judgment under appeal in the United States will normally be stayed in Ireland pending the outcome of the appeal.

3.	When enforcing an in personam judgment (action against a specific person as opposed to a judgment specific to an asset), the amount in question must be a definite sum of money.

4.	Once the United States court is shown to have jurisdiction, the Irish courts will not examine the merits of the judgment obtained in the United States.

5.	Enforcement proceedings should be instituted in Ireland within six years of the date of judgment.

There are a number of possible defenses to an application to enforce a judgment of the courts of the United States in Ireland, including the following:

1.	A judgment obtained by fraud will not be enforceable.

2.	A judgment in breach of natural or constitutional justice will not be enforceable. This would include a failure to notify the other party of the hearing or to give the other party a fair hearing.

3.	A judgment contrary to Irish public policy is not enforceable. This would include, for example, among other things (i) a judgment obtained on foot of a contract recognized as illegal in Ireland (such as a contract in restraint of trade) or (ii) a judgment granted on foot of foreign penal laws or expropriatory laws (the latter of which would include certain laws permitting the requisitioning or confiscation of property) with no equivalent provision in Irish law.

4.	A judgment inconsistent with a prior Irish judgment is not enforceable.

In the case of a non-money judgment, de novo proceedings would have to be initiated in Ireland, however, the United States decision would be persuasive before the Irish courts.

Difference in Insolvency Law

Justinvale Limited (in the process of changing its name to CHC Leasing (Ireland) Limited) is incorporated under the laws of Ireland (the “Irish Guarantor”). Any insolvency proceedings applicable to it will be likely to be governed by Irish insolvency laws. Irish insolvency laws differ from the insolvency laws of the United States and may make it more difficult for holders of the notes to recover the amount in respect of the notes or an Irish guarantor’s guarantee of the notes than they would have recovered in a liquidation or bankruptcy proceeding in the United States.

Fraudulent Preference

If a company goes into liquidation under Irish insolvency law, a liquidator may apply to the court to have a transaction avoided if it amounted to a fraudulent preference. Section 286 of the Companies Act, 1963 (the “1963 Act”) provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against an Irish company, which is unable to pay its debts as they become due in favor of any creditor or any person on trust for any creditor, with a view of giving such creditor (or any guarantor for the debt due to such creditor) a preference over the other creditors within six months (or in the case of a connected person, two years) of the commencement of a winding-up of the Irish company, shall be invalid. Case law relevant to Section 286 indicates that a dominant intent on the part of the entity concerned to prefer a creditor over its other creditors is necessary in order for Section 286 to apply although that intention may be assumed where the transaction was in favor of a Connected Person. Section 286 is only applicable if, at the time of the conveyance, mortgage or other relevant act, the Irish company was unable to pay its debts as they became due.

Examinership

Examinership is a court procedure available under the Irish Companies (Amendment) Act, 1990, as amended (the “1990 Act”) to facilitate the survival of companies in financial difficulties.

In circumstances where a company is or is likely to be unable to pay its debts, then that company, the directors of that company, a contingent, prospective or actual creditor of that company, or shareholders of that company holding, at the date of presentation of the petition, not less than one-tenth of the voting share capital of that company are each entitled to petition the court for the appointment of an examiner to that company. Where the Irish High Court appoints an examiner to a company, it may, at the same or any time thereafter, make an order appointing the examiner to be examiner for the purposes of the 1990 Act to a related company of such company. The examiner, once appointed, has the power to set aside contracts and arrangements entered into by the company after this appointment and, in certain circumstances, can avoid a negative pledge given by the company prior to this appointment. Furthermore, the examiner may sell assets, the subject of a fixed security interest. However, if such power is exercised the examiner must account to the holders of the fixed security interest for the amount realized and discharge the amount due to the holders of the fixed security interest out of the proceeds of the sale.

During the period of protection, the examiner will formulate proposals for a compromise or scheme of arrangement to assist the survival of the company, or of the related company, or both, and the whole or any part of its or their undertaking as a going concern. A scheme of arrangement may be approved by the Irish High Court when at least one class of creditors who would be adversely affected by the scheme of arrangement has voted in favor of the proposals and the Irish High Court is satisfied that such proposals are fair and equitable in relation to any class of members or creditors who have not accepted the proposals and whose interests would be impaired by implementation of the scheme of arrangement.

Improper Transfers

Under Section 139 of the 1990 Act, if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up, to the satisfaction of the High Court that any property of such company was disposed of (which would include by way of transfer, mortgage or security) and the effect of such a disposal was to perpetrate a fraud on the company, its creditors or members, the High Court may, if it deems it just and equitable, order any person who appears to have use, control or possession of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the High Court sees fit. Section 139 does not apply to a disposal that would constitute a fraudulent preference for the purpose of Section 286 of the 1963 Act. Section 139 also applies in examinerships and receiverships.

General

The validity and enforceability of a guarantee or security interest may be contested on the basis of an ultra vires claim. It is also important in this regard that the Irish Guarantor has sufficient powers in its Memorandum of Association to give guarantees, indemnities and create security over its assets.

Where a floating charge is created in favor of any person at a time in the period of 12 months ending with the onset of that company’s insolvency (or at a time in the period of 2 years ending with the onset of that company’s insolvency if a charge is given in favor of a person with specified affiliations with the company), that floating charge is invalid except as to money actually advanced or paid.

Subject to certain exceptions, under section 60 of the 1963 Act, it is unlawful for a company to give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person or for any shares in the company or in its holding company.

On a disposal of any charged assets on an enforcement of the relevant security, the charge holder may be required to pay capital gains tax owed in respect of those assets in priority to the debts secured by such assets.

A fixed charge on book debts is subject to a provision that if the Revenue Commissioners notify the charge holder, thereafter any arrears of employee taxes or value added tax have to be paid to the Revenue Commissioners from monies received from the chargor until such arrears are cleared. Similarly, if monies are held in a bank account of the charging company, on receipt of a notice from the Revenue Commissioners, those monies would have to be paid to the Revenue Commissioners to discharge outstanding taxes.

Certain preferential debts take priority over the holder of a floating charge. Such preferential debts include (for example) employee wages, holiday pay, etc.

Enforcement Process

Receivership. A receiver could be appointed by way of enforcement of the right of the holders of fixed security interests. Receivers are appointed over defined assets, and not over the company itself. The appointment of a receiver could result in the costs and expenses of the receiver taking priority over any amounts otherwise owed to holders of the notes. Similarly, with regard to costs and expenses, in the case of examinership.

Guarantees. There is a risk that the guarantees may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of a relevant guarantor or that it is not for the purpose of carrying on the business of a relevant guarantor.

The Irish courts have laid down that the test is whether an intelligent and honest man in the position of a director in the corporate guarantor concerned, could, in the whole of the existing circumstances, have reasonably believed that the transactions were for the benefit of the corporate guarantor. The types of questions which the directors may need to consider (taking relevant professional advice where necessary) in balancing the advantages to the corporate guarantor against the risks of entering into such an arrangement include:

(a)	Is the trading relationship between the relevant companies sufficiently valuable to justify one company assuming liability for another company’s obligations?

(b)	What is the strength of the current and projected financial position of the group as a whole and that of the company which is being guaranteed or secured?

(c)	Are there any co-sureties who will be liable to contribute if the guarantees are called?;

(d)	What is the likelihood of the guarantees being called? The greater the risk that it will be called, the greater the commercial benefit must be.

(e)	If the guarantees are called, can the corporate guarantor meet its obligations under the guarantees and still remain solvent?

The discussion of these issues at the relevant board meeting and the conclusions reached should be carefully minuted, since they constitute the rationale for the directors’ decision to grant the guarantee and enter into the particular arrangement should that decision be challenged at a later date.

The directors’ primary duty is to act in the best interests of their own company and not in the interest of the group as a whole. Nevertheless, it is often to the advantage of one company to support other members of the group and the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to the relevant Irish guarantor.

A corporate guarantor’s liability may be diminished where a principal debtor comes under the protection of the court following the appointment of an examiner to a principal debtor during the protection period and a lender is precluded from commencing any proceedings (but not from making a demand) against the corporate guarantor in respect of that principal debtors’ indebtedness unless the lender has served an offer in writing on the corporate guarantor pursuant to Section 25A of the 1990 Act. The proposals for a compromise or scheme of arrangement formulated by an examiner invariably involve a write down of the debt due to each creditor, including creditors with the benefit of a guarantee.

Australia

Enforcement of Security Interests

Lloyd Bass Strait Helicopters Pty. Ltd., Lloyd Helicopter Services Pty. Ltd., Lloyd Helicopters International Pty. Ltd. in its own capacity as trustee of the Australian Helicopters Trust, Lloyd Helicopters Pty. Ltd. And Lloyd Off-Shore Helicopters Pty. Ltd. (the “Australian Guarantors”) are each a company incorporated under Australian law and in addition to being guarantors will grant an aircraft mortgage and a first ranking charge over all of their assets to secure the notes.

The enforceability of any Security which is governed by the law of a State of Australia is subject to various limitations affecting the enforcement of contractual obligations generally, including:

•

statutes of limitations, laws (including those of other jurisdictions to which a party is subject) of administration, moratoria, bankruptcy, liquidation, insolvency, receivership, reorganization, schemes of arrangement and similar laws affecting generally creditors’ and counterparties’ rights and specific court orders that may be made under such laws;

•

defenses such as set-off, laches, forbearance, election, abatement or counterclaim, the doctrine of frustration and the doctrine of estoppel and waiver and the fact that guarantees, encumbrances and certain other documents and obligations may be discharged as a matter of law in certain circumstances; and

•

the fact that equitable remedies, including injunctions and decrees of specific performance, will only be granted by a court in its discretion and will not normally be ordered in respect of a monetary obligation when damages would be an adequate remedy.

In addition, the enforceability of a security governed by the law of a State of Australia is subject to general law and statutory duties, obligations, prohibitions and limitations affecting the enforceability of, and exercise of rights under, encumbrances and related documents generally, including:

•

section 267 of the Corporations Act 2001 (Cwlth) (under which a charge in favor of certain associated persons is void if enforced or purported to be enforced within six months after it is created without leave of the court);

•

section 588FJ of the Corporations Act 2001 (Cwlth) (under which a floating charge created by a company during the period of six months ending on the commencement of the insolvent winding up of the company is void as against the Company’s liquidator except to the extent or in the circumstances specified in that section);

•

certain notice requirements, grace periods and rights to remedy defaults conferred on an encumbrancer by statute and the possibility of a court granting relief against the consequences of default if the default is subsequently remedied or undertakings to remedy are given to the court;

•

limitations on the transfer of shares in a company or units in a trust that may be contained in its constitution or that apply during liquidation, provisional liquidation and administration and other limitations that may affect dealings with the encumbered property in the circumstances prevailing when the encumbrance is enforced;

•	provisions of Queensland legislation under which an encumbrancer has the right to grant a subsequent encumbrance; and

•

provisions of Queensland legislation under which an encumbrancer has the right to have money payable under a policy of insurance for the reinstatement or replacement of the encumbered property applied in reinstating or replacing that property and any obligation to insure encumbered property will be suspended in certain circumstances.

Certain provisions of a security may be unenforceable, or may be enforceable only to the extent that a court determines in its discretion, including provisions which provide for or require the payment of default interest or the imposition of any other detriment on a party by reason of a default (as this may be unenforceable as a penalty); an indemnity for legal costs incurred by an unsuccessful litigant or in respect of a breach of law, fraud or other matter which on the basis of public policy would render the indemnity unenforceable; service of a notice or document by a specified manner where applicable law specifies another manner; or a document or the obligations of a party to survive in circumstances where they would otherwise be discharged where the court considers the relevant circumstances to be beyond those originally contemplated by the parties.

Claims which may have or obtain priority over the Security by virtue of an applicable law include (but are not limited to) claims (a) under an encumbrance of which a beneficiary had notice at the time of taking the Security or, in certain circumstances, of making any relevant advance; (b) for costs of administration and realisation of any encumbrance; (c) mandatorily preferred by law (such as under the Corporations Act 2001 (Cwlth), the Income Tax Assessment Act 1936 (Cwlth) or the Income Tax Assessment Act 1997 (Cwlth) or statutes regulating priorities between competing securities over interests in land or general law principles governing priorities of securities; (d) conferred or charged against the property secured under the Security by statute (including, without limitation, any local government rates and land tax that may be applicable); (e) in connection with any floating charge in the Security for unpaid audit fees, unpaid wages, accrued holiday pay and long service leave or compensation for injuries and the right of indemnity of any administrator of the security provider under section 443D of the Corporations Act 2001 (Cwlth) and the corresponding security interest under section 443F of the Corporations Act 2001 (Cwlth) securing that right of indemnity, but subject in each case to section 443E of the Corporations Act 2001 (Cwlth); (f) by a subsequent encumbrance for the amount which represents any excess of the amount secured by the Security over the Security’s priority amount (being the amount stated for the purposes of the Corporations Act to be the Security’s priority amount); (g) with respect to reservations, covenants, easements or other affectations recorded on the relevant certificate of title or other title document in relation to or otherwise affecting related property; (h) charges, mortgages and other encumbrances existing on an asset at the time of its acquisition; (i) any charge the priority of which operates by virtue of certain exceptions provided by the Corporations Act to the principle that registrable charges take priority according to the order in which they are registered; and (j) and charges the priority of which is not accorded by virtue of registration under the Corporations Act because the law does not extend to security interests which are not so registrable.

In certain circumstances, a security governed by the law of a State of Australia or a transaction connected with such a security may be voidable at the option of a party, or may be set aside by a court on application by a party, or a party may be entitled to rescind such Security, and amounts paid or property transferred under it may be recovered by that party. Those circumstances include where:

•

a party entered into the security or transaction as a result of a mistake or another party’s misrepresentation or as a result of fraud, duress or unreasonable or unconscionable conduct or misleading or deceptive conduct on the part of another party (or of a third person of which another party has actual or constructive knowledge) or as a result of a breach by another party (or of a third person of which another party has actual or constructive knowledge) of any duty owed to that party;

•

the security relates to the provision of a financial service (within the meaning of the Corporations Act 2001 (Cwlth)) by another party who requires but does not hold an Australian financial services license that covers the provision of that financial service; or

•

a party’s entry into the security or a transaction in connection with it constitutes an ‘insolvent transaction’ or an ‘unfair loan’ or an ‘unreasonable director-related transaction’ within the meaning of sections 588FC or 588FD or 588FDA respectively of the Corporations Act 2001 (Cwlth) or it is otherwise a voidable transaction under Section 588FE of the Corporations Act 2001 (Cwlth) and the party is subsequently wound up.

A transfer of shares secured by a Security will be void as against the company in which the shares are issued: (a) after the commencement of a winding up by the court of that company, unless the court otherwise orders; (b) after the passing of a resolution for the winding up of that company, unless made with the sanction of the liquidator; and (c) during the administration of that company (pursuant to the Corporations Act) except so far as the court otherwise orders.

Section 262(1) of the Corporations Act 2001 (6th) requires the security given by the Australian Guarantors to be registered with the Australian Securities and Investments Commission within 45 days of the granting of the relevant charge. Stamp duty will be payable in connection with granting the Security to the extent that it creates a security interest over assets located or taken to be located for the purposes of applicable stamp duty legislation in New South Wales. If stamp duty is not paid the security may not be admitted into evidence. In addition, the final registration of a security will only be granted where the Australian Securities and Investments Commission receives a stamping declaration which indicates that all relevant documents have been duly stamped as required by any applicable law relating to stamp duty.

A charge is void against a liquidator of a company unless registered at least six months before the commencement of the winding up. Further, if a charge is varied, it will be unenforceable except in its original form as against a liquidator unless the variation is notified to the Australian Securities and Investments Commission within 45 days of the variation or prior to six months before the commencement of winding up.

Upon commencement of administration of a company, a statutory moratorium comes into force which prevents amongst other things, security being enforced, subject to certain important exceptions. A lender which holds a charge over the whole or substantially the whole of the company’s assets is generally permitted to commence or continue with the enforcement of its charge (for example by sale or the appointment of a receiver) if it has enforced the charge before administration begins or enforces the charge during the first 13 business days of the commencement of the administration.

The Personal Property Securities Act 2009 (Cwlth) (PPSA) was passed by the Australian House of Representatives and the Australian Senate and will apply from May 2011. The PPSA provides for, among other things, certain rights and duties to be imposed in respect of enforcement of certain types of security interest. The PPSA establishes a national system for the registration of security interests in personal property (i.e. all assets other than land) together with new rules for the creation, priority and enforcement of security interests in personal property. The PPSA may impact the Security and its enforceability or any right or interest arising under the Security.

Insolvency Proceedings

There are four principal corporate insolvency processes in Australia: administration (sometimes referred to as voluntary administration); deed of company arrangement; liquidation (winding up); and receivership. In addition, there is a fifth, lesser-used regime: schemes of arrangement.

According to section 435A of the Corporations Act 2001 (Cwlth), the object of administration is to provide for the business, property and affairs of an insolvent company to be administered in a way that maximizes the chances of the company, or as much as possible of its business, continuing in existence or, if it is not possible for the company or its business to continue in existence—results in a better return for the company’s creditors and members than would result from an immediate winding up of the company.

Administration is only intended to last for a short period. During this period the administrator takes control of the company, assesses its situation and the options available to it, and reports to creditors his or her opinion on which of those options should be followed. The options in question are usually either liquidation or a deed of company arrangement. To permit the administrator the opportunity to do this, there is a moratorium on the enforcement of creditors’ claims and actions against the company and its property (subject to certain exceptions, such as where a lender which holds a charge over the whole or substantially the whole of the company’s assets has enforced the charge before the administration begins or enforces the charge during the first 13 days of commencement of the administration, as noted above).

A deed of company arrangement is an agreement binding on the company and its creditors (and sometimes others) in the nature of a compromise. By force of the Corporations Act 2001 (Cwlth), the agreement is one which will bind even those unsecured creditors who do not vote in favor of it, provided a simple majority votes in favor.

The purpose of a liquidation is to enable the realization of all of a company’s assets and the distribution of the proceeds of sale of those assets among the company’s creditors and (if there is a surplus after paying creditors) members. Generally speaking, to the extent that their security is sufficient, secured creditors stand outside the liquidation and therefore do not have to prove for their debts. They are generally entitled to sell the assets subject to their security or have them sold and to receive the proceeds (subject to the rights of any prior security holders).

Receivers are typically appointed by a person to whom the company has granted a charge. Their appointment and powers are usually governed by the terms of the charge under which they are appointed. The receiver’s principal task is to realize the assets subject to the charge(s) and pay the proceeds to the charge. Receivership is a regime implemented for the benefit of the secured creditor which appoints the receiver; whereas both administration and liquidation are regimes aimed at securing the best outcome for all the company’s unsecured creditors as a body. Where a company grants security over an asset, the proceeds of enforcement must generally be remitted to the holder of the charge, although this can be altered if there are claims ranking in priority to the holder of the charge (as described above).

A scheme of arrangement is an arrangement or compromise which binds the company and its creditors or members even though a dissentient minority of those creditors or members may oppose it. It is thus similar in effect to a deed of company arrangement entered into after an administration.

Enforceability of U.S. Judgments

A judgment in personam obtained against an Australian Guarantor from the Federal Courts of the State of New York may, subject to compliance with the rules and procedures of the Supreme Courts of the states of Australia, be the subject of an action for the purposes of enabling a corresponding judgment to be obtained and enforced in those Supreme Courts but any such foreign judgment may not be recognized if it is a judgment which is, amongst other things:

(a)	for an uncertain sum;

(b)	in respect of taxes or any revenue law (including for any fiscal penalty) or a fine or other penalty;

(c)	obtained:

(i)	by fraud;

(ii)	contrary to notions of natural justice or public policy under the laws of the jurisdiction of the relevant Supreme Court;

(iii)	in circumstances where the judgment debtor did not receive notice of the proceedings in sufficient time to enable the judgment debtor to defend;

(iv)	from a court whose jurisdiction is not recognized under the rules of private international law;

(v)	in favor of a person other than the applicant for enforcement or recognition;

(d)	not final and conclusive or is otherwise subject to appeal, dismissal, reversal, setting aside or stay of execution;

(e)	on a cause of action previously adjudicated; or

(f)	of a nature or type which a court in its absolute discretion refuses to enforce;

On the hearing of an action to enforce the foreign judgment, the foreign judgment will not be re-examined on its merits, although the defendant may raise any counterclaim which it might have raised had the action originally been brought before the relevant Supreme Court unless the subject of the counterclaim was in issue and was decided by the foreign judgment of the New York Court.

A foreign judgment which is obtained in a currency other than Australian dollars may be converted into Australian dollars by the relevant Supreme Court when issuing the corresponding local judgment (however in the absence of an official or fixed exchange rate between Australian dollars and any other currency, it is not clear how that rate of exchange is to be determined).

On June 27, 1991 the “Foreign Judgments Act 1991” (Cwlth) became effective. It provides for registration of foreign judgments of certain countries which are listed in the regulations. At the date of this offering memorandum no such regulations have been promulgated with respect to the United States of America and its courts. However, that Act does not state that it operates to the exclusion of the rules of common law or equity which have application in the case of New York Courts in the manner described above.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the related guarantees will be opined upon for us by Sheppard, Mullin, Richter & Hampton LLP, Palo Alto, California (concerning matters of New York law), Simpson Thacher & Bartlett, Hong Kong (concerning matters of English law), Loyens & Loeff (concerning matters of Luxembourg law), Harridyal Sodha & Associates (concerning matters of Barbados law), Blake, Cassels & Graydon LLP (concerning matters of Canadian law), King & Wood Mallesons (concerning matters of Australian law), Advokatfirmaet Thommessen AS (concerning Norwegian law), Advokatfirman Vinge KB (concerning matters of Swedish law), Van Doorne N.V. (concerning matters of Dutch law), Paull & Willamsons LLP (concerning matters of Scottish law), Arthur Cox (concerning matters of Irish law) and DLA Piper LLP (US) (concerning matters of Texas law).

EXPERTS

The consolidated financial statements of 6922767 Holding S.á.r.l. at April 30, 2011 and April 30, 2010, and for each of the three years in the period ended April 30, 2011 and the consolidated statements of operations, shareholder’s equity, and cash flows of CHC Helicopter Corporation (the “Predecessor”) for the period from May 1, 2008 to September 15, 2008, appearing in this Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Issuer and the guarantors have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, the guarantors and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made. The registration statement and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov). However, any such information filed with the SEC does not constitute a part of this prospectus.

Consolidated Financial Statements (Expressed in thousands of United States dollars) 6922767 HOLDING S.à.r.l. Year ended April 30, 2011

Report of Independent Registered Public Accounting Firm

To the Board of Directors of 6922767 Holding S.à.r.l

We have audited the accompanying consolidated balance sheets of 6922767 Holding S.à.r.l (the “Successor” or “Company”) as of April 30, 2011 and April 30, 2010, and the related consolidated statements of operations, shareholder’s equity, and cash flows for each of the three years in the period ended April 30, 2011. We have also audited the consolidated statements of operations, shareholder’s equity, and cash flows of CHC Helicopter Corporation (the “Predecessor”) for the period from May 1, 2008 to September 15, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as at April 30, 2011 and 2010, and the consolidated results of its operations and its cash flows for each of the three years in the period ended April 30, 2011, in conformity with U.S. generally accepted accounting principles. Further, in our opinion, the financial statements present fairly, in all material respects, the results of operations and cash flows of the Predecessor for the period from May 1, 2008 to September 15, 2008 in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, on May 1, 2010, the Company adopted amendments to the accounting and disclosure requirements for the consolidation of variable interest entities.

/s/ Ernst & Young LLP

Chartered Accountants

Vancouver, Canada

March 28, 2012

6922767 HOLDING S.à.r.l.

Consolidated Balance Sheets

(Expressed in thousands of United States dollars)

	April 30, 2011	April 30, 2010
Assets
Current assets:
Cash and cash equivalents	$68,921	$174,960
Receivables, net of allowance for doubtful accounts of $0.5 million and $11.3 million, respectively (notes 4 and 12)	222,565	199,207
Income taxes receivable	11,457	3,831
Deferred income tax assets (note 17)	7,596	11,062
Inventory (note 11)	102,224	97,001
Prepaid expenses	17,853	32,189
Other assets (note 13)	36,234	19,992

	466,850	538,242
Property and equipment, net (note 6)	1,133,499	891,088
Investments (note 10)	23,548	20,604
Intangible assets (note 8)	243,184	285,423
Goodwill (note 9)	448,121	425,514
Restricted cash	13,219	17,159
Other assets (note 13)	319,053	298,391
Deferred income tax assets (note 17)	90,882	63,469
Assets held for sale (note 7)	49,799	47,879

	$2,788,155	$2,587,769

Liabilities and Shareholder’s Equity
Current liabilities:
Payables and accruals	$364,848	$319,178
Deferred revenue	24,183	18,774
Income taxes payable	29,132	42,836
Deferred income tax liabilities (note 17)	13,035	3,268
Current facility secured by accounts receivable (note 4)	21,571	41,697
Other liabilities (note 14)	32,306	102,883
Current portion of long-term debt (note 15)	106,642	43,445

	591,717	572,081
Long-term debt (note 15)	1,184,844	1,027,714
Liabilities held for sale (note 7)	1,608	—
Deferred revenue	37,799	27,689
Other liabilities (note 14)	188,654	255,666
Deferred income tax liabilities (note 17)	36,170	37,143

Total liabilities	2,040,792	1,920,293
Redeemable non-controlling interests	3,087	(25,027)
Capital stock: Par value 1 Euro; Authorized and issued: 1,184,793,767 and 1,184,679,789 respectively (note 18)	1,547,101	1,546,955
Contributed surplus	14,583	12,928
Deficit	(832,609)	(762,271)
Accumulated other comprehensive earnings (loss)	15,201	(105,109)

	$2,788,155	$2,587,769

See accompanying notes to consolidated financial statements.

6922767 HOLDING S.à.r.l.

Consolidated Statements of Operations

(Expressed in thousands of United States dollars)

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Revenue	$1,445,460	$1,313,566	$761,895	$510,090

Operating expenses:
Direct costs	(1,211,680)	(1,029,882)	(612,428)	(446,823)
Earnings from equity accounted investees	2,159	1,436	1,118	311
General and administration costs	(65,391)	(61,157)	(26,910)	(12,479)
Amortization (note 6)	(99,625)	(77,738)	(51,978)	(46,816)
Restructuring costs (note 5)	(4,751)	(4,855)	(5,568)	(15)
Impairment of receivables and funded residual value guarantees	(1,919)	(13,266)	(19,900)	(38,300)
Impairment of intangible assets (note 8)	(20,608)	(53,903)	(25,000)	—
Impairment of property and equipment	—	(36,240)	—	—
Impairment of assets held for sale (note 7)	(5,239)	(26,585)	(4,900)	(13,300)
Gain (loss) on disposal of assets	7,193	(2,686)	1,346	545
Goodwill impairment (note 9)	—	—	(639,187)	—

	(1,399,861)	(1,304,876)	(1,383,407)	(556,877)

Operating income (loss)	45,599	8,690	(621,512)	(46,787)

Financing charges (note 16)	(140,582)	(74,459)	(91,822)	(14,027)

Loss from continuing operations before income tax	(94,983)	(65,769)	(713,334)	(60,814)

Income tax recovery (expense) (note 17)	32,916	(9,297)	9,204	3,521

Loss from continuing operations	(62,067)	(75,066)	(704,130)	(57,293)

Net earnings (loss) from discontinued operations, net of tax (note 7)	(3,202)	(1,436)	(380)	114

Net loss	$(65,269)	$(76,502)	$(704,510)	$(57,179)

Net earnings (loss) attributable to:
Controlling interest	$(70,338)	$(70,607)	$(691,222)	$(57,179)
Non-controlling interest	5,069	(5,895)	(13,288)	—

Net loss	$(65,269)	$(76,502)	$(704,510)	$(57,179)

See accompanying notes to consolidated financial statements.

6922767 HOLDING S.à.r.l.

Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Cash provided by (used in):

Operating activities:
Net loss	$(65,269)	$(76,502)	$(704,510)	$(57,179)
Net earnings (loss) from discontinued operations, net of tax	(3,202)	(1,436)	(380)	114

Net loss from continuing operations	(62,067)	(75,066)	(704,130)	(57,293)

Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Amortization	99,625	77,738	51,978	46,816
Loss (gain) on disposal of assets	(7,193)	2,686	(1,346)	(545)
Allowance for impaired receivables and funded residual value guarantees	1,919	13,266	19,900	38,300
Impairment of intangible assets	20,608	53,903	25,000	—
Impairment of assets held for sale	5,239	26,585	4,900	13,300
Impairment on property and equipment	—	36,240	—	—
Earnings from equity accounted investees	(2,159)	(1,436)	(1,118)	(311)
Deferred income taxes	(37,142)	(35,334)	(29,951)	(4,942)
Non-cash stock-based compensation expense	1,655	4,017	2,505	424
Amortization of unfavorable contract credits	(22,868)	(8,937)	(12,093)	(2,704)
Amortization of lease related fixed interest rate obligations	(3,920)	(7,191)	(5,900)	—
Amortization of long-term debt and lease deferred financing costs	7,795	7,392	5,695	5,125
Write-off of unamortized transaction costs on the senior facility agreement	47,140	—	—	—
Non-cash accrued interest income on funded residual value guarantees	(6,923)	(5,592)	(2,874)	(1,758)
Mark to market loss (gain) on derivative instruments	9,350	11,478	31,022	(17,185)
Non-cash defined benefit pension expense	21,966	22,532	10,320	10,120
Defined benefit contributions and benefits paid	(30,117)	(33,896)	(14,746)	(12,204)
Unrealized loss (gain) on foreign currency exchange translation	8,529	9,300	9,636	(1,134)
Increase to deferred lease financing costs	(2,621)	(16,699)	(2,443)	(847)
Goodwill impairment	—	—	639,187	—
Other	6,168	(3,993)	10,379	(1,984)
Increase (decrease) in cash resulting from changes in operating assets and liabilities (note 22)	(12,694)	(2,693)	125,556	15,813

Cash provided by operating activities	42,290	74,300	161,477	28,991

See accompanying notes to consolidated financial statements.

6922767 HOLDING S.à.r.l.

Consolidated Statements of Cash Flows (continued)

(Expressed in thousands of United States dollars)

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Financing activities:
Issuance of convertible preferred equity certificates	—	—	1,574,302	—
Redemption of ordinary shares	—	(20,000)	—	—
Sold interest in accounts receivable, net of collections	(25,309)	43,214	—	—
Proceeds from the senior secured notes	1,082,389	—	—	—
Repayment of the senior credit facility debt	(1,020,550)	—	—	—
Redemption of senior subordinated notes	(129)	—	(7,800)	—
Settlement of the interest rate swap and other breakage fees	(45,711)	—	—	—
Long-term debt proceeds	262,800	275,919	1,081,207	110,279
Long-term debt repayments	(213,920)	(276,215)	(105,143)	(59,175)
Senior secured notes, senior credit facility and revolver deferred financing costs	(42,721)	(182)	(44,893)	—
Dividends paid	—	—	—	(11,169)
Proceeds from the issuance of share capital	146	—	—	832
Other	—	—	149	221

Cash (used in) provided by financing activities	(3,005)	22,736	2,497,822	40,988

Investing activities:
Acquisition of predecessor, net of cash acquired	—	—	(2,309,468)	—
Property and equipment additions	(228,804)	(162,737)	(135,568)	(86,828)
Proceeds from disposal of property and equipment	61,768	105,228	39,912	9,584
Proceeds from the sale of the flight training operations to CAE Inc.	29,779	—	—	—
Aircraft deposits net of lease inception refunds	(28,253)	(42,606)	(48,779)	(13,623)
Restricted cash	4,755	(3,861)	(1,962)	634
Investments in subsidiaries, net of cash acquired	—	(13,300)	—	—
Distributions from equity investments	—	1,275	—	—
Other	—	—	2,356	515

Cash used in investing activities	(160,755)	(116,001)	(2,453,509)	(89,718)

Cash (used in) provided by continuing operations	(121,470)	(18,965)	205,790	(19,739)

Cash flows provided by (used in) discontinued operations:
Cash flows provided by (used in) operating activities	(1,032)	(1)	1,474	(2,403)
Cash flows provided by (used in) financing activities	1,032	1	(1,474)	1,723

Cash provided by (used in) discontinued operations	—	—	—	(680)

Effect of exchange rate changes on cash and cash equivalents	15,431	853	(6,523)	(5,449)

Change in cash and cash equivalents during the period	(106,039)	(18,112)	199,267	(25,868)

Cash and cash equivalents, beginning of period	174,960	199,267	—	71,733
Less: cash and cash equivalents from deconsolidation of VIEs	—	(6,195)	—	—
Add: cash and cash equivalents from discontinued operations, beginning of period	—	—	—	680

Cash and cash equivalents, end of period	$68,921	$174,960	$199,267	$46,545

See accompanying notes to consolidated financial statements.

6922767 HOLDING S.à.r.l.

Consolidated Statements of Shareholder’s Equity

(Expressed in thousands of United States dollars)

Successor	Ordinary shares	Convertible preferred equity certificates (“CPECs”)	Contributed surplus	Deficit	Accumulated other comprehensive earnings (loss)	Total shareholder’s equity	Total comprehensive earnings (loss)	Redeemable non- controlling interests
April 30, 2008	$19	$—	$—	$—	$—	$19	$—	$—

Issuance of series A CPECs for cash	—	1,546,489	—	—	—	1,546,489	—	—
Issuance of series B CPECs for cash	—	20,000	—	—	—	20,000	—	—
Issuance of series C CPECs for cash	—	7,813	—	—	—	7,813	—	—
Partial sale of subsidiary to non-controlling interest	—	—	—	—	—	—	—	13,288
Net change in cash flow hedges	—	—	—	—	200	200	200	—
Foreign currency translation	—	—	—	—	(112,762)	(112,762)	(112,762)	—
Stock compensation expense (note 19)	—	—	2,505	—	—	2,505	—	—
Defined benefit plan, net of income tax of $9.1 million	—	—	—	—	(23,431)	(23,431)	(23,431)	—
Options issued on acquisition of the Predecessor	—	—	6,406	—	—	6,406	—	—
Net loss	—	—	—	(691,222)	—	(691,222)	(704,510)	(13,288)

April 30, 2009	19	1,574,302	8,911	(691,222)	(135,993)	756,017	(840,503)	—

Share conversion	1,546,489	(1,546,489)	—	—	—	—	—	—
Share conversion	20,000	(20,000)	—	—	—	—	—	—
Share conversion	7,813	(7,813)	—	—	—	—	—	—
Redemption of ordinary shares	(27,366)	—	—	(442)	—	(27,808)	—	—
Net change in cash flow hedges, net of income tax of $0.1 million	—	—	—	—	2,977	2,977	2,977	—
Foreign currency translation	—	—	—	—	61,354	61,354	59,781	(1,573)
Stock compensation expense (note 19)	—	—	4,017	—	—	4,017	—	—
Defined benefit plan, net of income tax of $5.7 million	—	—	—	—	(33,447)	(33,447)	(51,006)	(17,559)
Net loss	—	—	—	(70,607)	—	(70,607)	(76,502)	(5,895)

April 30, 2010	1,546,955	—	12,928	(762,271)	(105,109)	692,503	(64,750)	(25,027)

Issuance of shares for cash	146	—	—	—	—	146	—	—
Net change in cash flow hedges	—	—	—	—	(571)	(571)	(571)	—
Foreign currency translation	—	—	—	—	90,714	90,714	90,507	(207)
Stock compensation expense (note 19)	—	—	1,655	—	—	1,655	—	—
Defined benefit plan, net of income tax of $18.6 million	—	—	—	—	30,167	30,167	53,419	23,252
Net income (loss)	—	—	—	(70,338)	—	(70,338)	(65,269)	5,069

April 30, 2011	$1,547,101	$—	$14,583	$(832,609)	$15,201	$744,276	$78,086	$3,087

See accompanying notes to consolidated financial statements.

6922767 HOLDING S.à.r.l.

Consolidated Statements of Shareholder’s Equity (continued)

(Expressed in thousands of United States dollars)

Predecessor	Class A subordinate voting shares	Class B multiple voting shares	Contributed surplus	Retained earnings (deficit)	Accumulated other comprehensive earnings (loss)	Total shareholder’s equity	Total comprehensive earnings (loss)	Redeemable non- controlling interests
April 30, 2008	$167,134	$12,669	$4,938	$250,882	$9,856	$445,479	$(30,552)	$—
Issuance of shares for cash	832	—	—	—	—	832	—	—
Share conversion	15	(15)	—	—	—	—	—	—
Repayment of share purchase loan	852	—	—	—	—	852	—	—
Net change in cash flow hedges, net of income tax of $2.8 million	—	—	—	—	(6,568)	(6,568)	(6,568)	—
Foreign currency translation	—	—	—	—	(63,029)	(63,029)	(63,029)	—
Defined benefit plan, net of income tax of $5.9 million	—	—	—	—	(14,425)	(14,425)	(14,425)	—
Hedging of foreign operations	—	—	—	—	(10,334)	(10,334)	(10,334)	—
Stock compensation expense	—	—	424	—	—	424	—	—
Net loss	—	—	—	(57,179)	—	(57,179)	(57,179)	—

September 15, 2008	$168,833	$12,654	$5,362	$193,703	$(84,500)	$296,052	$(151,535)	$—

See accompanying notes to financial statements.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

1.	Operations:

These consolidated financial statements include the results of 6922767 Holding S.à.r.l. and its subsidiaries (together the “Company” or “Successor”) for the three years ended April 30, 2011 and the results of CHC Helicopter Corporation (“CHC”), its Predecessor (the “Predecessor”), for the 137 days ended September 15, 2008.

6922767 Holding S.à.r.l. was incorporated on February 20, 2008 under the laws of Luxembourg and is a private limited liability company (Société à responsabilité limitée) (S.à.r.l.) whose sole purpose was to form 6922767 Canada Inc. (the “Purchaser”), a wholly owned Canadian company to acquire the Predecessor. 6922767 Canada Inc. completed its acquisition of the Predecessor on September 16, 2008 (note 3). From the date of incorporation up to the date of the acquisition, the Company’s results of operations included organizational expenses and losses incurred as a result of hedging activities related to the acquisition as it was not previously operating in the helicopter transportation services industry.

Through the acquisition of the Predecessor, the Company has become a leading provider of helicopter transportation services to the global oil and gas industry with major units in Norway, the Netherlands, the United Kingdom, Africa, Australia, Canada and Brazil. The Company’s principal activities are: helicopter transportation services, maintenance, repair and overhaul (“MRO”) and other helicopter support services.

2.	Significant accounting policies:

(a)	Basis of presentation:

These consolidated financial statements have been prepared according to United States Generally Accepted Accounting Principles (“US GAAP”).

(b)	Critical accounting estimates and assumptions:

The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Areas where significant estimates and assumptions have been made include: classification of aircraft operating leases, consolidation of variable interest entities, property and equipment, goodwill, intangible and other long-lived asset impairment, pension benefits, contingent liabilities and income taxes.

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. As the estimation process is inherently uncertain, actual future outcomes could differ from present estimates and assumptions, potentially having material future effects on our financial statements. Any change would be accounted for in the period in which it occurs.

(c)	Principles of consolidation:

These consolidated financial statements include the accounts of 6922767 Holding S.à.r.l. and those entities that it has the ability to control through voting or other rights. Investments in entities in which the Company has a majority voting interest and entities that are Variable Interest Entities (“VIEs”) of which the Company is the primary beneficiary are consolidated. The equity method of accounting is applied for investments if the Company has the ability to exercise significant influence over an entity that (i) is not a variable interest entity or (ii) is a variable interest entity, but the Company is not deemed to be the primary beneficiary.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

2.	Significant accounting policies (continued):

(c)	Principles of consolidation (continued):

Amendments to Accounting for Variable Interest Entities

On May 1, 2010, the Company adopted an amendment to the accounting and disclosure requirements for the consolidation of VIEs. The new guidance makes significant changes to the model for determining who should consolidate a VIE by specifically eliminating the quantitative approach to determining the primary beneficiary. The amendment requires the use of a qualitative approach to determine the primary beneficiary, based on the power to direct activities of the VIE that most significantly impact its economic performance. In addition, the new guidance removes the concept of a qualifying special-purpose entity. On adoption of the new VIE guidance, the Company concluded it is not the primary beneficiary of Thai Aviation Services Limited (“TAS”) and retroactively restated its financial statements to begin equity accounting for its investment beginning June 2009. See note 4 for additional information on the change in accounting for the investment in TAS on the consolidated financial statements.

(d)	Functional and presentation currency:

Items included in the financial statements of each consolidated entity are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The consolidated financial statements are presented in US dollars, which is the Company’s functional currency. Significant subsidiaries have functional currencies of Pound Sterling (£), Norwegian Kroner (NOK), Australian dollars (AUD) and Euros (€).

(i)	Transactions and balances:

Foreign currency transactions are translated into the functional currency using the average rate in effect during the transaction reporting period. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in other than an entity’s functional currency are recognized in the statement of operations, except when deferred in equity as qualifying cash flow hedges.

Foreign exchange gains and losses that relate to borrowings and cash and cash equivalents are presented in the statement of operations within financing charges.

(ii)	Consolidated companies:

The results and financial position of all the consolidated entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

–	assets and liabilities are translated at the closing rate at the date of each balance sheet;

–	income and expenses are translated at average exchange rates in effect during the reporting period; and

–	exchange gains or losses arising on consolidation are deferred in accumulated other comprehensive earnings until complete or substantially complete liquidation of the Company’s investment in the foreign subsidiary.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

2.	Significant accounting policies (continued):

(d)	Functional and presentation currency (continued):

(ii)	Consolidated companies (continued):

The currencies which most influence these translations and the relevant exchange rates were:

	2011	2010	2009
Average rates:
US $/£	1.564049	1.601810	1.654928
US $/CAD	0.987654	0.932749	0.873820
US $/NOK	0.167802	0.167335	0.163055
US $/AUD	0.954370	0.867456	0.763457
US $/€	1.330173	1.414793	1.390510

Period end rates, April 30:
US $/£	1.663547	1.530645	1.479732
US $/CAD	1.051414	0.988533	0.837521
US $/NOK	0.189675	0.169435	0.152178
US $/AUD	1.089160	0.930506	0.731658
US $/€	1.478393	1.330170	1.324288

(e)	Revenue:

The Company recognizes revenue when there is persuasive evidence of an arrangement; the services or products have been performed or delivered to the customer; the sales price is fixed or determinable; and collection is reasonably assured.

(i)	Helicopter flying services:

The majority of customer contracts earn revenues based on hourly flight rates, fixed monthly charges or a combination of both. Revenue related to flying services that are billed hourly is recognized as hours are flown. Fixed monthly charges are recognized monthly over the term of the contract. Certain contracts provide for mobilization revenue, which is the advance billing for the delivery of an aircraft to a specific location and the setup of the aircraft and personnel prior to commencement of flying services under the contract. Mobilization revenue does not qualify as a separate unit of accounting; accordingly, it is deferred and recognized as flying services are provided under the contract. Related direct and incremental mobilization costs are deferred and amortized over the term of the contract.

Costs that are reimbursed by the customer as stipulated within certain customer contracts (such as fuel, landing fees and other costs) are recognized as revenue when reimbursable costs are incurred by the Company and amounts become owing from the customer.

Customer contracts are for varying periods and may permit the customer to cancel the contract before the end of the term.

(ii)	Maintenance and repair and overhaul:

The Company enters into long-term Power by Hour (“PBH”) contracts with third-party customers to provide maintenance and repair and overhaul (“R&O”) services on customer owned engines and components. Under these contracts, customers pay the Company a fixed fee per hour flown and the Company provides R&O services for the customers engines and components over the specific terms of the contract. These R&O contracts contain multiple deliverables that include

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

2.	Significant accounting policies (continued):

(e)	Revenue (continued):

(ii)	Maintenance and repair and overhaul (continued):

predetermined major component overhauls at specific intervals based on hours flown and ongoing routine maintenance on major and non-major components. Each deliverable is treated as a separate unit of accounting as each deliverable has value to the customer on a stand-alone basis. The residual method has been used to allocate the fair value of these deliverables because the Company does not have objective reliable evidence of the fair value of the ongoing routine maintenance. Under this method, the amount of consideration allocated to the delivered item equals the total consideration less the fair value of the undelivered item. The fair value of the undelivered item is based on the price charged for an overhaul when it is sold separately by the Company. Customers are usually invoiced in advance for R&O services performed under PBH contracts, with a portion of this revenue recognized on a monthly basis as hours are flown by the customer to reflect ongoing routine maintenance services provided. The balance is recognized as the scheduled major component overhauls are completed. Any loss on R&O contracts is recognized in net earnings (loss) immediately when known.

For other long-term maintenance contracts, revenue is recognized based on the completed contract method. Costs incurred for in progress contracts are classified as work in progress in the inventory line item of the consolidated balance sheets.

(iii)	Other:

Training revenue is recognized based on the terms of customer contracts that generally provide for revenue on the basis of training hours provided.

Unfavorable contract credits, which were recognized as liabilities at the time of acquisition (note 3), are amortized to net earnings (loss) as revenue over the term of the related contract, which ranges from 1 to 6 years.

(f)	Accounts receivable:

Trade and other receivables are stated at net realizable value. The Company maintains an allowance for doubtful accounts against its trade receivables for estimated losses that may arise if its customers are unable to make required payments. Management specifically analyzes the age of outstanding customer balances, historical bad debts, customer credit worthiness, payment history and other factors when making estimates of the uncollectibility of the Company’s receivables. When all or part of a trade receivable is known to be uncollectible, the trade receivable and related allowance are written off. Amounts subsequently recovered from trade receivables previously considered uncollectible and written off are recorded in net earnings (loss) as an expense recovery in the period that the cash is collected.

(g)	Transfer of receivables:

The Company sells pools of its trade receivables, or beneficial interests therein, to a single seller special purpose entity (“SPE”) to fund its operations. The transfer of receivables is accounted for as a sale when the criteria for sale accounting are met.

(h)	Cash and cash equivalents:

Cash and cash equivalents consist of cash on hand with banks and investments in money market instruments with maturities of less than 90 days that are readily convertible to known amounts of cash.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

2.	Significant accounting policies (continued):

(i)	Restricted cash:

The Company has restricted cash that is retained to fund required claims reserves and deposits held as security for guarantees and bid bonds for its reinsurance subsidiary. In addition, cash that can only be used to support the securitization of transferred receivables has been classified as restricted.

(j)	Inventories:

Inventories comprised of consumable parts and supplies, are measured at the lower of the weighted average acquisition cost or market value, and are charged to direct costs when used in operations. The cost of acquisition is the price paid to the manufacturer or supplier including an allocation for freight charges. The Company records provisions to reduce inventory to the lower of cost or market value, to reflect changes in economic factors that impact inventory value or reflect present intentions for the use of slow moving and obsolete supplies inventory.

(k)	Property and equipment:

Property and equipment includes flying assets, facilities and equipment, which are initially recorded at cost, including capitalized interest, and are amortized over their estimated useful lives under the methods described below to their residual values.

Long-lived assets that have been classified as held for sale are measured at the lower of their carrying amount or fair value less costs to sell and are not amortized once they are classified as held for sale.

(i)	Flying assets:

Aircraft, major components and spares are recorded at cost and are amortized to net earnings (loss) on a straight-line basis over their estimated service life of 15-25 years. The cost of major airframe inspections as required by the manufacturer and aviation regulatory authorities and modifications that are considered betterments and improvements for both owned and leased aircraft are capitalized. The major airframe inspections are amortized to net earnings (loss) on a straight-line basis over the period to the estimated date of the next inspection. The modifications are amortized to net earnings (loss) over the lower of the estimated useful life of the modification or the aircraft lease term.

Repairable assets are recorded at cost and are amortized on a pooled basis to their estimated residual value on a 15% declining balance basis. When components are retired or otherwise disposed of in the ordinary course of business, their original cost, net of salvage or sale proceeds, is charged to accumulated amortization.

Maintenance and repairs for owned and leased major components, spares and repairable parts are charged to direct costs as incurred.

(ii)	Facilities and equipment:

Facilities are composed of hangars, heliports and other buildings housing base operations and administrative support. Equipment includes training simulators, repair and overhaul, manufacturing and base equipment and vehicles. Such facilities and equipment are recorded at cost and are amortized to their estimated residual value on a straight-line basis at 5% and 20%, respectively. Leasehold improvements associated with leased facilities and equipment are capitalized and amortized on a straight-line basis over the respective lease term.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

2.	Significant accounting policies (continued):

(l)	Impairment of long-lived assets:

Long-lived assets, comprised of property and equipment and intangibles subject to amortization, are assessed for impairment whenever events or circumstances indicate that their carrying value may not be recoverable. For the purpose of impairment testing, long-lived assets are grouped and tested for recoverability at the lowest level that generates independent cash flows from another asset group. In testing the recoverability of the assets, the carrying value of the assets or asset groups is compared to the future projected undiscounted cash flows. The cash flows are based on management’s expectations of future revenues and expenses including costs to maintain the assets over their respective service lives. An impairment loss is recognized as the excess of the carrying value over the fair value when an asset or asset group is not recoverable. Fair value is based on valuation techniques or third party appraisals. Significant estimates and judgments are applied in determining these cash flows and fair values.

The recoverability of goodwill and indefinite life intangible assets is assessed on an annual basis or more frequently if events or circumstances indicate that the carrying value may not be recoverable. Goodwill is assessed at the reporting unit level. An impairment loss is recognized by the amount that the carrying value of the goodwill or indefinite life intangible is in excess of the fair value. Significant estimates are applied in determining fair value, which include the discount rate that is applied to management’s estimate of expected cash flows and assumptions about the future revenue, expenses and costs incurred to maintain the assets over their respective service lives.

Changes in these estimates could significantly affect the estimate of recoverability of the assets and the amount of impairment loss recognized, if any.

(m)	Leases:

(i)	Lease classification:

When the Company assumes substantially all the risks and rewards of ownership in a lease it is classified as a capital lease. Upon initial recognition the leased asset is measured at an amount equal to the lower of its fair value and the present value of the minimum lease payments. Subsequent to initial recognition, the asset is accounted for in accordance with the accounting policy applicable to that asset. Minimum lease payments made under capital leases are apportioned between interest expense and the reduction of the outstanding liability. The interest expense is allocated to each period during the lease term to produce a constant periodic rate of interest on the remaining balance of the liability. Other leases are classified as operating leases and are not recognized in the Company’s consolidated balance sheets. Payments made under operating leases are recognized in direct costs on a straight-line basis over the term of the lease. Contingent lease payments are accounted for in the period when it becomes probable they will be incurred. Direct costs of arranging lease financing are deferred and amortized straight-line over the term of the lease.

(ii)	Residual value guarantees:

At the inception of an operating lease where the Company has guaranteed a portion of the aircraft residual values at the end of the lease term, a liability is recognized with a corresponding prepaid rent asset that represents the fair value of the guaranteed aircraft residual. The prepaid rent asset is amortized on a straight-line basis to net earnings (loss) over the lease term of the related asset and the liability is settled at the end of the lease term.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

2.	Significant accounting policies (continued):

(m)	Leases (continued):

(iii)	Embedded equity in lease contracts:

The Company recognized intangible assets on the acquisition of the Predecessor, which represents the excess of the market prices on the date of acquisition to the fixed lease buyout prices under certain aircraft operating leases. The recoverability of these assets is dependent on aircraft values which are impacted by market conditions including demand for certain aircraft types and changes in technology arising from the introduction of newer, more efficient aircraft. Embedded equity is not amortized and the Company tests embedded equity for impairment on an annual basis. In the event that a purchase option is exercised, the embedded equity is added to the carrying value of the purchased asset. Embedded equity that is not realized at the end of an aircraft operating lease are recognized as an expense in the statement of operations.

(iv)	Lessee involvement in assets under construction:

The Company is required to record assets under construction and corresponding obligations as prescribed by ASC 840 Leases. The amounts recorded relate to aircraft purchase agreements which are novated to certain lessors. Once an aircraft is delivered under these agreements, a sale-leaseback transaction will occur as the Company enters into an operating lease with the lessor. Upon entering an operating lease, the assets under construction and corresponding liability are removed from the balance sheet.

(n)	Income taxes:

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on temporary differences between the tax basis and accounting basis of the assets and liabilities measured using tax rates enacted at the balance sheet date. The Company generally believes that the positions taken on previously filed income tax returns are more likely than not to be sustained by the taxation authorities. The Company has recorded income tax and related interest liabilities where the Company believes its position may not be sustained or where the full income tax benefit will not be recognized. Interest and penalties are classified as financing charges in the statement of operations.

The Company has assessed the realization of the deferred income tax asset (net of allowance) related to income tax losses as more likely than not. This determination was based on assumptions regarding the reversal of existing deferred tax liabilities and future earnings levels in the subsidiaries with accumulated losses, and an ability to implement tax planning measures. If, in the future, it is determined that it is more likely than not that all or part of the deferred tax asset will not be realized, a charge will be made to earnings in the period when such determination is made.

(o)	Employee benefits:

(i)	Pension costs and obligations:

The Company maintains defined contribution and defined benefit pension plans for substantially all of its employees. The cost of defined benefit plans are determined based on independent annual actuarial valuations performed using the projected benefit method prorated on services and management’s estimate of expected plan asset performance, salary escalation and various other factors including expected health care costs, mortality rates, terminations and retirement ages. The expected return on pension plan assets is based on the fair value of the plan assets. The excess of

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

2.	Significant accounting policies (continued):

(o)	Employee benefits (continued):

(i)	Pension costs and obligations (continued):

unrecognized net actuarial gains and losses over 10% of the greater of the benefit obligation and the fair value of plan assets is amortized to net earnings (loss) over the average remaining service life of the plan participants. When an event giving rise to a settlement and a curtailment occurs, the curtailment is accounted for prior to the settlement. The funded status of defined benefit pension plans and other post-retirement benefit plans is recognized on the balance sheet, with a corresponding adjustment to accumulated other comprehensive income, net of tax.

Measuring the Company’s obligations under the plans and the related periodic pension expense involves significant estimates. These factors include assumptions about the rate at which the pension obligation is discounted, the expected long-term rate of return on plan assets, the rate of future compensation increases and mortality rates. Differing estimates may have a material impact on the amount of pension expense recorded and on the carrying value of prepaid pension costs and accrued pension obligations.

(ii)	Stock-based compensation:

Stock-based compensation is measured at the grant date based on the estimated fair value of the awards granted. The related cost is recognized straight-line over the employee’s requisite service period which is consistent with the graded vesting terms of the award.

(p)	Financial Instruments:

(i)	Transaction costs:

Transaction costs related to long-term debt are capitalized and amortized over the expected life of the debt using the effective interest rate method. Transaction costs incurred in connection with securing revolving credit facilities are deferred and amortized on a straight-line basis over the terms of the related credit facilities to net earnings (loss). Deferred transaction costs are included in other assets in the consolidated balance sheets.

(ii)	Fair value measurement:

A three-level valuation hierarchy is used for fair value measurement. The hierarchy reflects the significance of the inputs used in making the fair value measurements, which is as follows:

Level 1	–	quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2	–	inputs other than quoted prices included in Level 1 that are observable for the asset or liability

Level 3	–	inputs that are not based on observable market data.

(iii)	Hedging and derivatives:

The Company enters into derivative contracts including foreign exchange forward contracts and interest swaps to manage its foreign exchange and interest rate risk. Derivative contracts that are not formally designated as hedges and do not qualify for hedge accounting treatment are classified as held-for-trading and are recognized at fair value with the resulting gains and losses recognized in financing charges within net earnings (loss).

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

2.	Significant accounting policies (continued):

(p)	Financial Instruments (continued):

(iii)	Hedging and derivatives (continued):

When a hedge is formally de-designated because it is discontinued or no longer meets the criteria for hedge accounting, any cumulative gain or loss recorded in other comprehensive earnings remains in other comprehensive earnings until the forecasted transaction is recorded. When a forecasted transaction is no longer expected to occur, the net cumulative gain or loss that was reported in other comprehensive earnings is immediately recorded in net earnings (loss). Any ineffective portion of a hedge is recognized immediately in net earnings (loss).

Certain of the Company’s customer contracts are denominated in a currency that is other than the functional currency of the parties to the contract. This gives rise to embedded derivatives which are accounted for as derivative financial instruments. These are measured at fair value with resulting gains and losses recorded in the statement of operations as a financing charge.

(q)	Recent accounting pronouncements adopted in the year

(i)	Securitization of receivables

On May 1, 2010, the Company adopted new accounting and disclosure requirements for transfers of financial assets which changed the requirements for derecognizing financial assets and required additional disclosures for transfers of financial assets and the entity’s continuing involvement with them. In addition, the concept of a qualifying special-purpose entity was eliminated. This did not have a significant impact on the financial position, cash flows or results of operations.

(ii)	Fair value hierarchy

In January 2010, the Financial Accounting Standards Board (“FASB”) issued a standard to amend disclosure requirements related to fair value measurements by requiring additional disclosures for transfers in and out of Level 1 and Level 2 fair value measurements, as well as requiring fair value measurement disclosures for each “class” of assets and liabilities. This standard also requires separate line item disclosure of all purchases, sales, issuances and settlements of financial instruments valued using significant unobservable inputs (Level 3) in the reconciliation for fair value measurements, in contrast to the existing aggregate presentation as a single line item. Certain disclosure requirements of this standard were effective April 1, 2010, while other disclosure requirements of the standard are effective for financial statements issued in fiscal years beginning after December 15, 2010 and interim periods within those years. Since these amended principles require only additional disclosures concerning fair value measurements, adoption did not and will not impact our financial position, cash flows and results of operations.

(r)	Recent accounting pronouncements not yet adopted:

Multiple deliverables in revenue arrangements:

In October 2009, the FASB issued new guidance on multiple deliverables in revenue arrangements, which is effective for the Company on May 1, 2011 for new revenue arrangements entered into after this date. This update provides guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting and establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on: vendor-specific objective evidence, if available; third-party evidence if vendor-specific objective evidence is not available; or estimated selling price if

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

2.	Significant accounting policies (continued):

(r)	Recent accounting pronouncements not yet adopted (continued):

neither vendor-specific or third-party evidence is available. Management does not believe the adoption of this guidance will have a significant impact on the financial position, cash flows or results of operations.

3.	Acquisitions and dispositions:

(a)	Acquisition of CHC Helicopter Corporation by the Successor:

On September 16, 2008, following regulatory approval, the Purchaser acquired all outstanding Class A subordinate voting shares (“Class A Shares”) and Class B multiple voting shares (“Class B Shares”) of the Predecessor for an aggregate purchase price of $2,376.5 million, in accordance with the Plan of Arrangement approved on April 29, 2008 by the shareholders of the Predecessor. Upon acquisition, all outstanding vested and unvested stock options, stock appreciation rights and performance units, together with all long-term incentive plan (“LTIP”) units credited to the account of a person employed by the Predecessor or one of its subsidiaries immediately prior to the effective time of the acquisition, were settled. Immediately following acquisition, the Predecessor and the Purchaser amalgamated to form CHC Helicopter Corporation (“Amalco”). Upon amalgamation, the issued and outstanding shares of the Purchaser were converted into common shares of Amalco and all of the shares of the Predecessor were cancelled with no repayment of capital.

The fair values assigned to the net assets acquired were as follows:

Cash	$60,653
Other current assets	433,269
Intangible assets	390,342
Goodwill	1,142,369
Property and equipment	892,870
Other	142,330

3,061,833

Current liabilities	371,145
Assumed debt	52,043
Assumed senior subordinated notes	7,975
Net deferred income tax liabilities	39,098
Other liabilities (i)	200,951
Non-controlling interest	14,100

685,312

$2,376,521

(i)	The Company acquired $68.3 million of unfavorable contract credits, which have been recorded in other liabilities.

The aggregate purchase price of $2,376.5 million was paid in cash ($1,488.1 million), debt ($882.0 million) and other non-cash consideration ($6.4 million).

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

3.	Acquisitions and dispositions (continued):

(b)	Acquisition of Heli-Support:

On November 3, 2009, the Company acquired 100% of the voting common shares of Heli-Support Inc. (“HSI”) (subsequently named Heli-One American Support LLC (“HAS”)) for cash consideration of $13.3 million. HAS is an authorized Eurocopter and Turbomeca Helicopter Service Facility.

The acquisition was accounted for using the purchase method. The fair values assigned to the net assets acquired were as follows:

Other current assets	$3,886
Inventory	5,130
Property and equipment	7,258
Current liabilities	(2,974)

Purchase price	$13,300

(c)	Sale of flight training operations:

In 2011 the Company completed the sale of its flight training operations to CAE Inc. (“CAE”) for net proceeds of $29.8 million. Of the total sale proceeds, $17.7 million relates to the sale of four flight training simulators, software, and customer contracts. The remaining $12.1 million was considered an inducement to enter into a fifteen year Master Training Services Agreement (“MTSA”) with CAE for the provision of training services to the Company on CAE’s worldwide network of simulators, which now includes the assets purchased from the Company. A portion of the sale proceeds was considered an inducement as it is refundable on a pro-rata basis in the event that the Company cancels the contract early.

The inducement proceeds have been deferred and are recognized as a reduction in direct costs over the term of the MTSA as the amounts become non-refundable.

The MTSA commits the Company to annual minimum training purchases as follows:

Minimum training service purchase commitment
2012	$7,900
2013	8,200
2014	9,700
2015	9,400
2016	9,300
and thereafter	21,000

$65,500

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

4.	Variable interest entities

VIEs of which the Company is the primary beneficiary:

(a)	Local ownership VIEs:

Certain areas of operations are subject to local governmental regulations that may limit foreign ownership of aviation companies. Accordingly, operations in certain jurisdictions may require the establishment of local ownership entities that are considered to be VIEs. The nature of the Company’s involvement with consolidated local ownership entities is as follows:

EEA Helicopters Operations B.V. (“EHOB”)

EHOB is incorporated in the Netherlands and through its wholly-owned subsidiaries in Norway, Denmark, the Netherlands, the United Kingdom and Ireland provides helicopter flying services to customers in Europe.

The Company owns 49.9% of the common shares (9,896,085 Class B shares) of EHOB, with the remaining 50.1% of the common shares (9,935,750 Class A shares) held by a European investor. The Management Board of EHOB is comprised of one director nominated by the Class B shareholders and three directors nominated by the Class A shareholder.

The Company also owns 7,000,000 par value 1 Euro Profit Certificates in EHOB. Through its ownership of the Profit Certificates, the Company is entitled to a cumulative annual dividend equal to 30% of the issue price of each Profit Certificate (equivalent to a cumulative annual dividend of € 2.1 million) for the first 7 years after issuance and thereafter, a cumulative annual dividend equal to 5% of the issue price of each Profit Certificate (equivalent to a cumulative annual dividend of €0.35 million), subject to Board approval and the availability of cash and further subject to any and all restrictions applicable under Dutch law.

The Company also holds a call option over the Class A shareholder’s stock in EHOB and has granted a put option to the Class A shareholder which entitles the Class A shareholder to put its shares back to the Company. Both the put and call are exercisable in certain circumstances including: liquidation, events of default, and if the Company makes a public offering of its shares resulting in change in control. The Class A shareholder also holds a call option over the Company’s Class B shares which is exercisable only in the event of bankruptcy.

The Company has determined that the activities that most significantly impact the economic performance of EHOB are: servicing existing flying services contracts and entering into new contracts, safety and training, and maintenance of aircraft. Through agreement with EHOB, the Company has the right to enter directly into new flying services contracts and require that EHOB act as the subcontractor for provision of those services. EHOB’s fleet of aircraft is leased entirely from the Company and the lease agreements require that all aircraft maintenance be provided by the Company. The shareholders’ agreement requires EHOB to ensure safety standards meet minimums set by the Company.

In the Predecessor’s financial statements, the European flying companies that are currently EHOB subsidiaries were wholly owned subsidiaries of the Predecessor and were not considered VIEs. As such, the results of operations of these European flying companies were fully consolidated in the Predecessor financial statements using a voting interest model.

As a result of consolidating EHOB, the Company has recorded a non-controlling interest relating to the 50.1% Class A shareholder’s interest in the net assets of EHOB. As at April 30, 2011, the redeemable non-controlling interest was a payable of $3.1 million (April 30, 2010 – receivable of $25.0 million). Because of the terms of the put and call arrangements with the European investor, the non-controlling interest is considered redeemable and is classified outside of equity.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

4.	Variable interest entities (continued):

VIEs of which the Company is the primary beneficiary (continued):

(a)	Local ownership VIEs (continued):

BHH – Brazilian Helicopter Holdings S.A. (“BHH”)

BHH holds an investment in the common shares of its subsidiary, BHS – Brazilian Helicopter Services Taxi Aereo S.A. (“BHS”). BHS provides helicopter flying services to customers in Brazil.

The Company has a 60% interest in BHH, comprised of 100% of the non-voting preferred shares and 20% of the ordinary voting shares. The remaining equity interest comprised of 80% of the ordinary voting shares is held by a Brazilian investor, whose investment was financed by the Company and is therefore considered to be a related party.

The Company has entered into a put/call arrangement which gives it the right to purchase the BHH shares held by the Brazilian investor and the Brazilian investor the right to put its shares to the Company at any time and for any reason. The put/call price is the greater of the book value of the shares and the original capital contribution plus 2% per annum. The guaranteed return due to the Brazilian investor has been recorded as a redeemable non-controlling interest.

The Company has entered into a shareholders’ agreement with the Brazilian Investor, which requires unanimous shareholder consent for important business decisions.

CHC Helicopters Canada Inc (“CHC Canada”)

CHC Canada provides helicopter flying services to customers in Canada.

The Company owns 200,000 Class A Common Shares (25%) and 200,000 (100%) Class B Non-voting Preferred Shares of CHC Canada, with the remaining 600,000 (75%) of the Class A Common Shares held by a Canadian Investor who was a director of the Company’s ultimate parent and therefore a related party. Subsequent to April 30, 2011, the Director resigned from the Board of the Company’s ultimate parent. The Board of CHC Canada is comprised of one director nominated by the Company and two directors nominated by the Canadian Investor.

The Company has entered in an arrangement which allows the Canadian Investor to put its shares back to it at any time for any reason. The Company has also entered into a call arrangement which allows it or the Canadian Investor to elect to purchase the other party’s shares. The calls are exercisable in certain circumstances including: liquidation, events of default, and if the Company makes a public offering of its shares resulting in change of control. The price on the put and the call arrangement is the higher of the book value of the shares and the original capital contribution plus 6% per annum. The guaranteed return due to the Canadian investor has been recorded as a redeemable non-controlling interest.

The Company has entered into a shareholder’s agreement with the Canadian Investor, which requires unanimous shareholder consent for CHC Canada to enter into any material contracts.

Other local ownership VIEs

The Company also has operations in several other countries that are conducted through entities with local ownership. The Company has consolidated these entities because the local owners do not have extensive knowledge of the aviation industry and defer to the Company in the overall management and operation of these entities.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

4.	Variable interest entities (continued):

VIEs of which the Company is the primary beneficiary (continued):

(a)	Local ownership VIEs (continued):

Other local ownership VIEs (continued)

All of the local ownership VIEs and their subsidiaries have the same purpose and are exposed to similar operational risks and are monitored on a similar basis by management. As such, the financial information reflected on the consolidated balance sheets and statements of operations for all local ownership VIEs has been presented in the aggregate below, including intercompany amounts with other consolidated entities:

	April 30, 2011	April 30, 2010
Cash	$57,652	$15,868
Accounts receivable	40,256	76,441
Other current assets	38,116	7,381
Goodwill	72,619	72,081
Other long-term assets	44,727	62,451

Total assets	$253,370	$234,222

Accounts payable	$155,882	$117,140
Other current liabilities	50,170	36,525
Pension liability	49,024	108,827
Other long-term liabilities	48,972	61,989

Total liabilities	$304,048	$324,481

Revenue	$1,065,099	$840,458
Net earnings (loss)	5,093	(19,698)

(b)	Accounts receivable securitization:

The Company enters into trade receivables securitization transactions to raise financing, through the sale of pools of receivables, or beneficial interests therein, to a VIE, Finacity Receivables – CHC 2009, LLC (“Finacity”). Finacity only buys receivables, or beneficial interests therein, from the Company. These transactions with Finacity satisfy the requirements for sales accounting treatment. Finacity is financed directly by a multi-seller commercial paper conduit, Hannover Funding Company LLC (“Hannover”), which purchases undivided ownership interests in the receivables, or beneficial interests therein, acquired by Finacity from the Company.

The Company has determined that servicing decisions most significantly impact the economic performance of Finacity and as the Company has the power to make these decisions, it is the primary beneficiary of Finacity.

As a result of consolidation, intercompany receivables and payables between the Company and Finacity together with any gain/(loss) arising from the sales treatment of the securitization transactions have been eliminated. The securitized assets and associated liabilities are included in the consolidated financial statements. Cash and cash equivalent balances of Finacity are used only to support the securitizations of the receivables transferred, including the payment of related fees, costs and expenses. The receivables that have been included in securitizations are pledged as security for the benefit of

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

4.	Variable interest entities (continued):

VIEs of which the Company is the primary beneficiary (continued):

(b)	Accounts receivable securitization (continued):

Hannover and are only available for payment of the debt or other obligations arising in the securitization transactions until the associated debt or other obligations are satisfied. The asset backed debt has been issued directly by Finacity.

The following table shows the assets and the associated liabilities related to the Company’s secured debt arrangements that are included in the consolidated financial statements:

	April 30, 2011	April 30, 2010
Restricted cash	$3,399	$4,818
Transferred receivables	25,274	49,866
Current facility secured by accounts receivable	21,571	41,697

VIEs of which the Company is not the primary beneficiary:

(a)	Local ownership VIEs:

Thai Aviation Services (“TAS”)

TAS provides helicopter flying services in Thailand.

The Company has a 29.9% interest in the ordinary shares of TAS, with the remaining 70.1% owned by a group of Thai Investors who are considered to be related to each other. The Thai investors have the ability to call and the Company has the ability to put all shares owned by the Company to the Thai investors at fair value in the event of a dispute.

The Company has determined that the activities that most significantly impact the economic performance of TAS are: servicing existing flying services contracts and entering into new contracts, safety and training, maintenance of aircraft and other investment activities. The Thai investors have the ability to control the majority of these decisions through Board majority.

The following table summarizes the amounts recorded for TAS:

	April 30, 2011		April 30, 2010
	Carrying amounts	Maximum exposure to loss	Carrying amounts	Maximum exposure to loss
Accounts receivable	$2,107	$2,107	$2,350	$2,350
Equity method investment	14,250	14,250	13,800	13,800

Prior to June 2009 the Company consolidated TAS as it was the primary beneficiary because it owned a 29.9% interest and the remaining interest was held by an unrelated group of Thai investors who did not participate significantly in decision making for the entity. In June 2009, the majority share ownership of TAS was transferred to a related group of Thai investors and the Company concluded it was no longer the primary beneficiary under the new consolidation guidelines and TAS was deconsolidated as of June 2009.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

4.	Variable interest entities (continued):

VIEs of which the Company is not the primary beneficiary (continued):

(a)	Local ownership VIEs (continued):

The following balances were deconsolidated:

Current assets	$11,582
Property, plant and equipment	454
Intangible assets	3,651
Goodwill (Note 9)	7,184

Total assets	$22,871

Current liabilities	$4,363
Other long-term liabilities	2,736
Deferred income tax liabilities	1,048

Total liabilities	$8,147

No gain or loss was recognized on deconsolidation as the carrying amounts of the deconsolidated assets and liabilities approximated the fair value of the retained interest.

(b)	Leasing entities:

(i) Related party lessors

During the year ended April 30, 2011 the Company had operating lease agreements for the lease of 14 aircraft (2010 – 11 aircraft) from individual related party entities considered to be VIEs. The total operating lease expense for these leases was $20.5 million for the year ended April 30, 2011 (2010 – $10.6 million), with $3.0 million outstanding in accrued liabilities at April 30, 2011 (2010 – $3.0 million).

The lessor VIEs are considered related parties because they are partially financed through equity contributions from entities that have also invested in the Company. The Company has concluded it is not the primary beneficiary of these lessor VIEs because it holds no variable interest in eight of the entities and for the remaining six entities its only variable interest is a remarketing agreement providing fixed compensation of $0.1 million per aircraft.

The Company has no exposure to loss as the result of its involvement with these entities.

(ii) Other VIE lessors

At April 30, 2011 the Company leased ten aircraft from two different entities considered to be VIEs. At April 30, 2011 seven leases with one lessor were considered to be operating leases and three leases with the other lessor were considered to be capital leases.

The Company has determined that the activities that most significantly impact the economic performance of the lessor VIEs is the remarketing of the aircraft at the end of the lease term. As the Company does not have the power to make remarketing decisions, the Company has determined that it is not the primary beneficiary of the lessor VIEs.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

4.	Variable interest entities (continued):

VIEs of which the Company is not the primary beneficiary (continued):

(b)	Leasing entities (continued):

(ii) Other VIE lessors (continued):

For the seven operating leases at April 30, 2011, the following table summarizes the amounts recorded:

	April 30, 2011		April 30, 2010
	Carrying amounts	Maximum exposure to loss	Carrying amounts	Maximum exposure to loss
Funded residual value guarantees and receivables (included in Other assets)	$2,386	$2,386	$2,304	$2,304
Embedded equity	1,752	1,752	1,790	1,790
Accrued liabilities	330	n/a	310	n/a

The three capital leases were converted from operating leases to capital leases in February 2011 when the Company agreed to purchase the aircraft from the lessor. The following table summarizes the amounts recorded in respect of the capital leases with VIE lessors:

	April 30, 2011		April 30, 2010
	Carrying amounts	Maximum exposure to loss	Carrying amounts	Maximum exposure to loss
Assets under capital lease	$20,776	$20,776	$—	$—
Capital lease obligation	15,515	15,515	—	—

5.	Restructuring costs:

The Company reviews its operations and organizational structure with a view of strengthening and standardizing the Company’s operations, lowering overheads and securing its leadership position in the future. As a result, the Company recognized restructuring expenses for the year ended April 30, 2011 of $4.8 million in severance and termination costs related to the relocation of the Australian head office from Adelaide to Perth.

During the year ended April 30, 2010, the Company recognized restructuring expenses related to its helicopter services and maintenance, repairs and overhaul segments and incurred $4.9 million in related severance and termination costs.

During the year ended April 30, 2009, the Company recognized restructuring expenses related to its helicopter services, maintenance, repairs and overhaul and corporate segments and recognized $5.6 million in related severance and termination costs.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

6.	Property and equipment:

The cost and related accumulated amortization of the Company’s flying assets, facilities and equipment are as follows:

	Property and equipment			Total
	Flying Assets	Facilities	Equipment
At April 30, 2011:
Cost	$1,117,338	$65,657	$135,969	$1,318,964
Accumulated depreciation	(142,024)	(13,622)	(29,819)	(185,465)

Net book value	$975,314	$52,035	$106,150	$1,133,499

At April 30, 2010:
Cost	$799,101	$68,016	$144,788	$1,011,905
Accumulated depreciation	(79,767)	(9,640)	(31,410)	(120,817)

Net book value	$719,334	$58,376	$113,378	$891,088

Amortization of property and equipment totaled $99.6 million (2010 – $77.7 million, 2009 – $52.0 million). During the 137 days ended September 15, 2008, amortization of $46.8 million was recognized by the Predecessor.

The flying assets under capital lease included above are as follows:

	April 30, 2011	April 30, 2010
Flying assets under capital lease:
Cost	$149,653	$19,393
Accumulated amortization	(1,745)	(594)

	$147,908	$18,799

Amortization related to flying assets under capital lease was $1.1 million, for the year ended April 30, 2011 (2010 – $0.6 million, 2009 – $0.2 million and $0.8 million for the 137 days ended September 15, 2008).

7.	Assets held for sale and discontinued operations:

(a)	Assets held for sale:

The Company has classified certain assets as held for sale as the assets are ready for immediate sale and management expects these assets to be sold within one year.

	April 30, 2011		April 30, 2010
	# Aircraft		# Aircraft
Aircraft held for sale:
Book value, beginning of year	25	$46,973	21	$53,853
Classified as held for sale, net of impairment	10	25,044	18	33,049
Sales	(18)	(22,692)	(11)	(29,980)
Reclassified as held for use	(5)	(19,121)	(3)	(11,986)
Foreign exchange		1,578		2,037

Aircraft held for sale	12	31,782	25	46,973
Buildings held for sale	—	3,407	—	906
Discontinued operations	—	14,610	—	—

Total assets held for sale		$49,799		$47,879

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

7.	Assets held for sale and discontinued operations (continued):

(a)	Assets held for sale (continued):

The aircraft classified as held for sale are older technology aircraft that are being divested by the Company. The buildings classified as held for sale are the result of relocation of certain of the Company’s base operations. During the year, there were five aircraft that were reclassified to assets held for use as management reviewed its fleet strategy and have decided to redeploy these aircraft to the flying operations.

At April 30, 2011, six aircraft held for sale with a book value of $17.5 million were written down to their fair value less costs to sell of $13.1 million. This measurement is considered a level 2 measurement in the fair value hierarchy as the measurement is based on third party appraisals using market data.

During the year the Company committed to a plan to sell its Composites business. The disposition is expected to be accomplished within the next 12 months and no continuing involvement is expected after the disposition. This has been classified as a discontinued operation in the statements of operations. The held for sale assets and liabilities are comprised of a building and equipment with net book value of $8.0 million and net working capital of $5.0 million.

(b)	Discontinued operations:

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Revenue	$7,049	$7,820	$10,976	$6,646
Direct costs	(9,696)	(8,403)	(9,780)	(6,294)
Amortization	(1,277)	(1,726)	(1,174)	(288)

Operating (loss) income	(3,924)	(2,309)	22	64
Financing income (charges)	(436)	325	(469)	99
Income tax recovery (expense)	1,158	548	67	(49)

Net earnings (loss) from discontinued operations	$(3,202)	$(1,436)	$(380)	$114

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

8.	Intangible assets:

	Definite life	Indefinite life		Total
	Embedded equity in lease contracts	Trade names and trademarks	Safety manuals, AOCs and operating licenses
Cost:
Balance, April 30, 2009	$187,126	$179,900	$3,826	$370,852
Embedded equity in lease contracts realized	(7,654)	—	—	(7,654)
Foreign exchange	1,007	—	121	1,128

Balance, April 30, 2010	180,479	179,900	3,947	364,326
Embedded equity in lease contracts realized	(23,384)	—	—	(23,384)
Foreign exchange	1,562	—	191	1,753

April 30, 2011	$158,657	$179,900	$4,138	$342,695

Impairment losses:
Balance, April 30, 2009	$—	$(25,000)	$—	$(25,000)
Impairment loss	(53,903)	—	—	(53,903)

Balance, April 30, 2010	(53,903)	(25,000)	—	(78,903)
Impairment loss	(20,608)	—	—	(20,608)

April 30, 2011	$(74,511)	$(25,000)	$—	$(99,511)

Net book value:
April 30, 2011	$84,146	$154,900	$4,138	$243,184
April 30, 2010	126,576	154,900	3,947	285,423

Due to a decline in aircraft values, the Company impaired its embedded equity in 2011 and 2010. Embedded equity with a carrying value of $56.0 million (2010 – $116.3 million) was written down to its fair value of $39.6 million (2010 – $71.6 million). This measurement is considered a level 2 measurement in the fair value hierarchy as the measurement of embedded equity is based on aircraft values from third party appraisals using market data.

Embedded equity relates to the fair value of aircraft purchase options contained within leases on the date of the acquisition of the Predecessor. Embedded equity is not amortized, instead the embedded equity is added to the value of the purchased asset in the event that the lease purchase option is exercised.

9.	Goodwill:

	Helicopter services	MRO	Total
Balance, April 30, 2009	$417,694	$—	$417,694
Deconsolidation of TAS (note 4)	(7,184)	—	(7,184)
Foreign currency translation	15,004	—	15,004

Balance, April 30, 2010	425,514	—	425,514
Foreign currency translation	22,607	—	22,607

Balance, April 30, 2011	$448,121	$—	$448,121

During the year ended April 30, 2009, the Company recognized an impairment loss of $639.2 million related to the goodwill assigned to the Helicopter Services reporting unit (note 27) due to lower growth expectations from a general softening in the European market.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

9.	Goodwill (continued):

There is no active market for the Company’s reporting units. The fair value of all reporting units has been determined based on discounted cash flows using financial budgets approved by management covering a five-year period.

10.	Investments:

	Percentage ownership	April 30, 2011	April 30, 2010
Equity accounted investments:
TAS	29.9%	$14,250	$13,800
Luchthaven Den Helder C.V.	50%	9,014	6,803
Helideck Certification Agency	50%	283	—

		23,547	20,603
Other, at cost		1	1

Total		$23,548	$20,604

There is no quoted market value available for the investments accounted under the equity method. No dividends have been received from the Company’s investments during the periods reported.

11.	Inventories:

	April 30, 2011	April 30, 2010
Work-in-progress for long-term maintenance contracts under completed contract accounting	$5,989	$5,884
Consumables	105,713	95,418
Provision for obsolescence	(9,478)	(4,301)

	$102,224	$97,001

Direct costs includes a $4.8 million write-down of inventory to the lower of cost or market value for the year ended April 30, 2011 (2010 – $3.8 million).

12.	Accounts receivable:

The allowance for doubtful accounts continuity schedule including amounts due from related parties is as follows:

	April 30, 2011	April 30, 2010
Balance, beginning of the year	$(11,314)	$(19,900)
Additional recovery (allowances)	1,981	(9,544)
Write-offs and collections	8,851	18,130

Balance, end of the year	$(482)	$(11,314)

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

13.	Other assets:

	April 30, 2011	April 30, 2010
Current:
Aircraft operating lease funded residual value guarantees (a)	$9,232	$5,409
Foreign currency embedded derivatives and forward contracts	9,389	5,954
Deferred financing costs	6,857	4,015
Mobilization costs	5,339	2,382
Prepaid aircraft rentals	3,870	1,411
Residual value guarantee	1,547	821

	$36,234	$19,992

Non-current:
Aircraft operating lease funded residual value guarantees (a)	$164,339	$155,782
Deferred financing costs	52,176	62,766
Prepaid aircraft rentals	15,563	6,976
Mobilization costs	10,328	9,857
Residual value guarantee	9,358	8,071
Foreign currency embedded derivatives and forward contracts	8,765	6,094
Accrued pension asset (note 20)	15,326	—
Pension guarantee assets (note 20)	5,406	4,829
Aircraft deposits	37,268	39,736
Other assets	524	4,280

	$319,053	$298,391

(a)	Aircraft operating lease funded residual value guarantees:

The aircraft operating lease funded residual value guarantees includes amounts due from lessors on the financing of 128 aircraft under operating leases as at April 30, 2011 (2010 – 114 aircraft). Such guarantees bear interest at 0% to 10% (2010 – 0% to 10%) with principal and accrued interest due at maturity. These guarantees mature between fiscal 2012 and 2020. The Company believes that the aircraft will realize a value upon sale at the end of the lease terms sufficient to recover the carrying value of these guarantees, including accrued interest. In the event that aircraft values decline such that the Company does not believe funded residual value guarantees are recoverable, an impairment is recorded. During the year ended April 30, 2011, the Company recognized $6.9 million of interest income on these guarantees (2010 - $5.6 million, 2009 – $2.9 million) and $1.9 million of impairment losses (2010 – $3.7 million, 2009 – nil). During the 137 days ended September 15, 2008, the Predecessor recognized $1.8 million of interest income and impairment losses of nil.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

14.	Other liabilities:

	April 30, 2011	April 30, 2010
Current:
Foreign currency embedded derivatives and foreign currency contracts	$10,755	$40,381
Novated aircraft purchase contracts (note 23)	—	45,306
Unfavorable contract credits	12,238	11,188
Lease aircraft return costs	1,585	1,106
Fixed interest rate obligations (a)	3,167	3,935
Contract inducement (note 3)	824	—
Deferred gains on sale-leasebacks of aircraft	589	967
Aircraft modifications	3,148	—

	$32,306	$102,883

Non-current:
Accrued pension obligations (note 20)	$103,877	$164,281
Foreign currency embedded derivatives and foreign currency contracts	24,807	20,633
Unfavorable contract credits	3,060	25,116
Residual value guarantees (note 23)	12,852	9,581
Contract inducement (note 3)	11,323	—
Insurance claims accrual (b)	10,417	9,296
Fixed interest rate obligations (a)	6,262	9,505
Deferred gains on sale-leasebacks of aircraft	4,683	3,136
Lease aircraft return costs	—	1,191
Deferred rent liabilities	3,645	3,208
Other	7,728	9,719

	$188,654	$255,666

(a)	Fixed interest rate obligations:

As part of the acquisition of the Predecessor (note 3), the Company acquired certain operating leases where swap arrangements were entered into with lessors to fix the interest rate on these leases’ floating interest rates. These swap arrangements are a separately identifiable contractual right that were valued as part of the acquisition. These fixed interest rate obligations are being amortized over the related lease term as a charge to lease costs, recorded in direct costs in the statement of operations.

(b)	Insurance claims accrual:

The insurance claims accrual relates solely to the Company’s reinsurance subsidiary, CHC Reinsurance S.A. The amount represents accruals for losses that have been reported, but not yet paid and accruals for losses that have been incurred, but not yet reported. The reinsurance subsidiary reinsures certain employee benefits, death and disability benefits, loss of license insurance and coverage not available in the commercial insurance market for the operations of the Company.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

15.	Debt obligations:

	Principal Repayment terms	Facility maturity dates	April 30, 2011	April 30, 2010
Senior secured notes	At maturity	October 2020	$1,082,936	$—
Senior subordinated notes			—	129
Revolving credit facility:
US LIBOR plus margin (i)	At maturity	October 2015	70,000	—
Senior credit facilities:
Non-revolving credit facilities:
US LIBOR plus margin (i)	Semi-annually	September 2015	—	279,188
US LIBOR plus margin (i)	At maturity	September 2016	—	300,000
US LIBOR plus margin (i)	At maturity	September 2017	—	300,000
US LIBOR plus margin (i)	14.28% of loan
	outstanding	September 2015	—	13,300
Revolving credit facilities:
US LIBOR plus margin (i)	At maturity	September 2015	—	135,000
Other term loans:
Eurocopter Loan – 2.50%	At maturity	February 2011	—	1,439
Eurocopter Loan – 2.50%	At maturity	June 2011	1,618	1,452
EDC US loan – 5.04%	Semi-annually	November 2011	1,959	3,919
EDC-B.A. CDOR rate (6 month) plus margin (i)	Semi-annually	June 2014	3,993	4,812
EDC-B.A. CDOR rate (6 month) plus margin (i)	Semi-annually	April 2018	13,609	13,594
		June 2011
Capital lease obligations	Quarterly	May 2014	117,371	18,326

Total long-term debt			1,291,486	1,071,159
Less: current portion			(106,642)	(43,445)

Long-term			$1,184,844	$1,027,714

(i)	Margins range from 0.8% to 3.75% during the year ended April 30, 2011 (2010 – 0.8% to 3.75%)

(a)	Senior secured notes:

On October 4, 2010, the Company completed the refinancing of its long-term debt obligations which included the issuance of $1,100.0 million in senior secured notes (the “notes”), a new revolving credit facility agreement, and the repayment of the senior credit facilities using the proceeds from the senior secured note issuance. As a result of the long-term debt refinancing, the Company wrote-off $47.1 million in deferred financing costs related to the senior credit facilities and incurred additional fees of $42.7 million, which are being amortized over the terms of the respective debt instruments.

The notes with an aggregate principal of $1,100.0 million, due October 15, 2020 were issued at 98.399% of par value and bear interest at 9.25% with semi-annual interest payments on April 15 and October 15. The notes have been recorded net of the discount and are being accreted to face value using the effective interest rate method.

The notes issued by one of the Company’s subsidiaries and are guaranteed by the Company and most of its subsidiaries through a general secured obligation. The notes are secured on a first-priority lien

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

15.	Debt obligations (continued):

(a)	Senior secured notes (continued):

basis by the collateral of each guarantor subject to the permitted liens under the indenture, are subordinated to the priority payment lien obligations including the revolving credit facility and senior to all unsecured indebtedness of each guarantor. The notes rank equally in payment with all existing and future senior indebtedness including the obligations under the new revolving credit facility, subordinated to the priority payment lien obligations including the revolving credit facility and senior to any future subordinated indebtedness of that guarantor.

The notes have the following optional redemption features:

–

Any time prior to October 15, 2013, the Company can redeem 35% of the aggregate principal amount of the notes at a redemption price of 109.25% of the principal plus accrued and unpaid interest provided that at least 50% of the aggregate principal of the notes remains outstanding and the redemption occurs within 180 days of the issuance date.

–	The Company can redeem the notes in whole or part, on or after October 15, 2015, at redemption prices that range from 100% to 104.625% of the principal, plus accrued and unpaid interest.

–

The Company can redeem up to 10% of the aggregate principal amount of the notes in any twelve month period following the issuance date up to October 15, 2015 at a redemption price of 103% of the principal plus accrued interest and unpaid interest.

–

The Company can redeem the notes in whole or in part at a price of 100% of the aggregate principal amount plus a premium equal to the greater of 1% of the principal amount or the excess of the present value at the redemption date over the principal amount of the notes. Under this option, the present value at the redemption is to be computed based on a redemption price of 104.625% on October 15, 2015 plus all required interest payments due on the notes through October 15, 2015 (excluding accrued but unpaid interest to the applicable redemption date). The applicable discount rate is equal to the treasury rate plus 50 basis points.

Each holder of the notes has the right to require the Company to repurchase the notes at a purchase price of 101% of the principal amount plus accrued and unpaid interest upon the occurrence of certain events constituting a change in control of the Company.

The notes contain certain covenants limiting the incurrence of additional indebtedness and liens based on the ratio of consolidated adjusted earnings before interest, taxes, depreciation and amortization to fixed charges and total indebtedness as defined in the indenture and other restrictions including limitations on disposition of assets, the payment of dividends or redemption of equity interests and transactions with affiliates.

(b)	Revolving credit facility:

The revolving credit facility of $330.0 million is held with a syndicate of financial institutions and bears interest at the Alternate Base Rate, LIBOR, Canadian Prime Rate or EURIBOR plus an applicable margin that ranges from 2.75% to 4.50% based on the total leverage ratio calculated as of the most recent quarter. The revolving credit facility has a five year term and can be increased by an additional $45.0 million if certain conditions are met.

The revolving credit facility is secured on a super senior first priority basis and ranks equally with the senior secured notes except for payments upon enforcement and insolvency, where the revolving credit

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

15.	Debt obligations (continued):

(b)	Revolving credit facility (continued):

facility will rank before the note holders. The revolving credit facility is guaranteed by most of the Company’s subsidiaries through a general secured obligation. The revolving credit facility covenants include a requirement for the Company to maintain a first priority debt leverage ratio of 2.5:1, which is tested at the end of each financial quarter. At April 30, 2011 the Company was in compliance with all revolving credit facility covenants.

(c)	Other term loans:

Total debt obligations, including capital leases, denominated in foreign currencies and the US dollar equivalent are as follows:

April 30, 2011			April 30,2010
Debt in original currency		US dollar equivalent	Debt in original currency		US dollar equivalent
	€3,199	$4,730		€—	$—
	£7,111	11,830		£1,889	2,891
CAD	16,741	17,602	CAD	18,620	18,406

		$34,162			$21,297

The 5.04% term loan and the B.A. CDOR term loan maturing in April 2018 are secured by aircraft mortgages.

(d)	Senior subordinated notes:

The senior subordinated notes bear interest at 7 3/8% per annum, are unsecured, and are payable semi-annually on May 1 and November 1, and are due May 1, 2014. The senior subordinated notes were repaid during the year.

(e)	Repayment requirements:

Repayment requirements related to the total debt obligations outstanding as of April 30, 2011 over the next five years and thereafter are as follows:

	Capital lease obligations	Other Long- term debt (i)	Total
2012	$103,303	$6,533	$109,836
2013	1,002	2,955	3,957
2014	1,019	2,955	3,974
2015	16,181	2,385	18,566
2016	—	71,815	71,815
and thereafter	—	1,104,536	1,104,536

	121,505	1,191,179	1,312,684
Less interest	(4,134)	—	(4,134)

Total	$117,371	$1,191,179	$1,308,550

(i)	These amounts exclude the discount on the Senior secured notes of $17.1 million which is included in the carrying amount of debt at April 30, 2011.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

16.	Financing charges:

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Interest on debt obligations	$91,462	$69,520	$37,358	$24,778
Write-off of unamortized transaction costs on the senior facility agreement	47,140	—	—	—
Amortization of deferred financing costs	7,151	4,036	2,173	987
Loss on interest rate swap	8,656	1,182	35,873	—
Net loss (gain) on fair value of derivative financial instruments	(5,567)	12,935	(228)	(17,185)
Foreign exchange loss (gain)	(17,916)	(16,520)	13,028	1,344
Amortization of guaranteed residual values	1,248	542	191	1,446
Other interest expense, net of income	8,408	2,764	3,427	2,657

	$140,582	$74,459	$91,822	$14,027

17.	Income taxes:

The Company’s income tax recovery (expense) is comprised as follows:

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, ended 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Current income tax recovery (expense):
Luxembourg	$(5,857)	$(7,615)	$(4,484)	$—
Foreign	1,631	(37,016)	(16,263)	(1,421)

	(4,226)	(44,631)	(20,747)	(1,421)
Deferred income tax recovery (expense):
Recovery related to origination and reversal of temporary differences from foreign jurisdictions	37,142	35,334	29,951	4,942

Income tax recovery (expense)	$32,916	$(9,297)	$9,204	$3,521

The components of loss from continuing operations before income tax is comprised as follows:

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Luxembourg	$5,411	$61,930	$721,609	$—
Foreign	(100,394)	(127,699)	(1,434,943)	(60,814)

	$(94,983)	$(65,769)	$(713,334)	$(60,814)

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

17.	Income taxes (continued):

As the Company operates in several tax jurisdictions, its income is subject to various rates of taxation. The income tax recovery (expense) differs from the amount that would have resulted from applying the Luxembourg statutory income tax rates to loss before taxes as follows:

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Loss from continuing operations before income tax	$(94,983)	$(65,769)	$(713,334)	$(60,814)
Combined Luxemburg statutory income tax rate	29%	29%	29%	31%

Income tax recovery calculated at statutory rate	27,545	19,073	206,867	18,852
(Increase) decrease in income tax recovery (expense) resulting from:
Rate differences in various jurisdictions	60,930	73,116	28,319	3,436
Change in tax law	493	(1,283)	(743)	2,400
Non-deductible items	(58,007)	(88,132)	(38,387)	(1,410)
Other foreign taxes	(7,740)	(15,593)	(3,062)	(4,238)
Non-deductible portion of capital losses (gains)	(373)	4,301	(3,732)	2,759

Non-taxable income	1,442	3,781	(326)	1,430
Adjustments to prior years	(2,047)	7,781	(880)	(7,058)
Functional currency adjustments	32,163	(13,468)	17,997	—
Valuation allowance	(19,213)	(24)	(10,926)	(8,717)
Expired losses	—	—	—	(1,823)
Non-deductible goodwill impairment	—	—	(185,364)	—
Other	(2,277)	1,151	(559)	(2,110)

Income tax recovery (expense)	$32,916	$(9,297)	$9,204	$3,521

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

17.	Income taxes (continued):

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The tax effects of temporary differences that give rise to significant portions of deferred income tax assets and deferred income tax liabilities are presented below:

	April 30, 2011	April 30, 2010
Deferred income tax assets:
Pension and other employee benefits	$16,716	$41,814
Losses carried forward	329,408	162,851
Deferred costs	1,146	331
Current accounts payable and receivable	6,093	10,525
Intangible assets	3,140	6,582

Total deferred income tax assets	356,503	222,103
Valuation allowance	(199,633)	(98,287)

Net deferred income tax assets	$156,870	$123,816

Deferred income tax liabilities:
Property, plant and equipment	$(29,635)	$(11,889)
Deferred capital gains and deferred revenue	(64,968)	(63,579)
Long-term debt	(11,917)	(13,979)
Other	(1,077)	(249)

Net deferred income taxes	$49,273	$34,120

Distributed as follows:
Current deferred income tax assets	$7,596	$11,062
Current deferred income tax liabilities	(13,035)	(3,268)
Long-term deferred income tax assets	90,882	63,469
Long-term deferred income tax liabilities	(36,170)	(37,143)

	$49,273	$34,120

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

17.	Income taxes (continued):

As at April 30, 2011, the Company has non-capital loss carry forwards for Luxembourg and other foreign jurisdictions that are available to reduce taxable income in future years. These non-capital loss carry forwards expire as follows:

	2013	2015	2018 and thereafter	No expiry date	Total
Tax losses (i)
Africa	$—	$7,962	$—	$16,506	$24,468
Australia	—	—	—	18,039	18,039
Brazil	—	—	—	65,323	65,323
Canada	—	—	56,354	—	56,354
Denmark	—	—	—	26,248	26,248
Netherlands	2,727	—	42,526	—	45,253
Norway	—	—	—	346,593	346,593
Ireland	—	—	—	14,695	14,695
United Kingdom	—	—	—	89,501	89,501
Luxembourg	—	—	—	188,611	188,611
United States	—	—	26,463	—	26,463
Other	—	—	2,461	451	2,912

	$2,727	$7,962	$127,804	$765,967	$904,460

(i)	Represents the gross amount of tax loss carry forwards translated at closing exchange rates at April 30, 2011.

The Company has also accumulated approximately $184.8 million in capital losses (April 30, 2010 -$175.5 million), which carry forward indefinitely. None of the capital losses are available to reduce future capital gains realized in Luxembourg, and $184.8 million are available to reduce future capital gains realized in other foreign jurisdictions (April 30, 2010 – $175.5 million).

As at April 30, 2011, the Company has provided a valuation allowance in respect of $341.2 million of the non-capital losses (April 30, 2010 – $186.6 million) (2011 – Luxembourg – $188.6 million, other jurisdictions – $152.6 million; 2010 – Luxembourg – $62.7 million, other jurisdictions – $123.9 million) and $184.8 million (April 30, 2010 – $175.5 million) of the capital losses in other foreign jurisdictions. The benefit anticipated from the utilization of the remaining non–capital and capital losses has been recorded as a future income tax asset.

Uncertain tax positions:

The following table summarizes activity of the total amounts of unrecognized tax benefits:

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Opening balance	$16,448	$15,834	$18,103	$17,082
Additions in the current year	122	8,914	1,430	966
Reductions in current year	(2,181)	(1,840)	(902)	—
Reduction due to lapse of statutory limitations	—	(9,848)	—	—
Foreign exchange	913	3,388	(2,797)	56

Total	$15,302	$16,448	$15,834	$18,104

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

17.	Income taxes (continued):

Uncertain tax positions (continued):

The following table summarizes information regarding income tax related interest and penalties:

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Interest and penalty additions	$—	$3,305	$(229)	$233
Penalties	(628)	(4,334)	—	—

Total	$(628)	$(1,029)	$(229)	$233

The total amount of interest and penalties accrued on the balance sheet at April 30, 2011 was $3,109 (2010 – $3,431).

General tax contingencies:

The Company is subject to taxes in different countries. Taxes and fiscal risks recognized in the Consolidated Financial Statements reflect the Company’s best estimate of the outcome based on the facts known at the balance sheet date in each individual country. These facts may include, but are not limited to, change in tax laws and interpretation thereof in the various jurisdictions where the Company operates. They may have an impact on the income tax as well as the resulting assets and liabilities. Any differences between tax estimates and final tax assessments are charged to the statement of operations in the period in which they are incurred.

In addition, the Company’s business and operations are complex and include a number of significant financings, acquisitions and dispositions. The determination of earnings, payroll and other taxes involves many factors including the interpretation of tax legislation in multiple jurisdictions in which the Company is subject to ongoing tax assessments. When applicable, the Company adjusts the previously recorded income tax expense, direct costs, interest and the associated assets and liabilities to reflect its change in estimates or assessments. These adjustments could materially change the Company’s results of operations.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

18.	Capital stock:

As at April 30, 2011, the authorized share capital of the Company is 1,184,793,767 ordinary shares with a par value of 1 Euro.

	Number of shares and CPECs issued
	Ordinary shares	CPECs
April 30, 2008	12,500	—
Series A CPECs (issued September 16, 2008)	—	1,184,667,289
Series B CPECs (issued April 28, 2009)	—	15,375,200
Series C CPECs (issued April 30, 2009)	—	5,581,904

April 30, 2009	12,500	1,205,624,393

Conversion of series A CPECs	1,184,667,289	(1,184,667,289)
Conversion of series B CPECs	15,375,200	(15,375,200)
Conversion of series C CPECs	5,581,904	(5,581,904)
Redemption of ordinary shares	(20,957,104)	—

April 30, 2010	1,184,679,789	(1,205,624,393)

Ordinary shares (issued September 9, 2010)	113,978	—

April 30, 2011	1,184,793,767	—

Each series of the CPECs had a par value of 1 euro, was convertible into one ordinary share of the Company with mandatory redemption or conversion to shares at the option of the Company, 51 years from the date of issuance if not previously redeemed in whole, repurchased or converted. In the event of liquidation, the CPECs must be redeemed or converted to shares, at the discretion of the Company. The CPECs have a yield payable of 0% per annum. On May 12, 2009, all outstanding Series A, B and C CPECs were converted to ordinary shares.

In 2010 ordinary shares were redeemed for total consideration of $27.8 million (comprised of cash and the extinguishment of a loan due from a shareholder of the Parent Company (Note 24). The consideration in excess of the book value of the shares was recorded as a decrease to retained earnings.

19.	Share option plan:

On September 16, 2008 the Company introduced a Share Incentive Plan (“the Plan”) under which options and Special Share Awards can be granted to eligible employees of the Company.

Under this Plan, options may be granted to employees to purchase Ordinary B shares of 6922767 Holding (Cayman) Inc. (the “Parent Company”), the Company’s ultimate parent company. The total number of Ordinary B shares allotted for future issuance under the Plan is 10% of the Ordinary A and B shares of the Parent Company as of September 16, 2008. Each option provides the right to purchase one Ordinary B share. Each option expires at the earlier of the tenth anniversary of the effective date of such options or the occurrence of either (i) an initial public offering or subsequent public offering of the equity in the Company or (ii) the merger, consolidation, sale of interests and sale of assets of the Company (collectively an “Exit Event”) which results in the Ordinary A shareholders having no direct or indirect participating equity interest in the Company.

Under the Plan, employees may also be granted the right to subscribe to Special A shares of the Parent Company at a specified subscription price. Each Special A share issued may be redeemed in cash or in kind in connection with a future exit event. Special A shares vest when two performance criteria have been met: an exit event occurs and the value of the exit equals or exceeds 2 times the original investment on September 16, 2008. Special A shares can only be redeemed six months and one day after vesting. The total number of Special A shares allotted for future issuance under the Plan is 10,000,000.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

19.	Share option plan (continued):

(a)	Stock options:

The following table summarizes the stock option activity under the Plan for the years ended April 30, 2011 and 2010:

	April 30, 2011			April 30, 2010
	Number of options	Weighted average exercise price	Weighted remaining contractual life	Number of options	Weighted average exercise price	Weighted remaining contractual life
Outstanding, beginning of year	38,956,549	$1.00		50,086,997	$1.00
Granted	—			—
Forfeited	(9,126,964)	1.00		(11,130,448)	1.00

Outstanding, end of year	29,829,585	$1.00	7.4 years	38,956,549	$1.00	8.3 years

Exercisable, end of year	19,533,926			14,024,358

The actual forfeitures since the inception of the Plan are higher than the Company’s initial estimate. In the year ended April 30, 2011, a cumulative catch-up adjustment was recognized to reflect the difference between estimate and actual.

(b)	Special A shares:

During the year ended April 30, 2009, 900,000 Special A shares were granted. There were no Special A shares granted during the year ended April 30, 2011 (2010 – nil) and 172,000 Special A shares were forfeited (2010 – 204,000). At April 30, 2011 there were 524,000 unvested Special A shares outstanding (2010 – 696,000).

(c)	Fair value measurement:

The fair value of the stock options and Special A shares was estimated using a Monte-Carlo simulation model. The key factors that will create value in these awards include the year of sale of the Company in an exit event, the probability that the Company will sell in a particular year, the risk free interest rate and the ultimate sale price of the Company, which is estimated using historical volatility data of the Predecessor’s stock price. The following table indicates ranges of estimates and assumptions used in the calculation:

Year of sale		2012 – 2019
Probability of sale	Base case	25% in years 2014 to 2017
	Accelerated exit	33% in years 2012 to 2014
	Delayed exit	15% in years 2015 and 2016
20% in years 2017 and 2018
30% in year 2019
Risk free rate		1.6% – 4.1%
Expected dividends		nil
Historical volatility		27.0% – 31.8%

The weighted average grant date fair value of stock options granted during 2009 was $0.38 per share. During the year ended April 30, 2011, the Company recorded stock compensation expense of $1.7 million (2010 – $4.0 million, 2009 – $2.5 million) in the statement of operations.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

19.	Share option plan (continued):

(c)	Fair value measurement (continued):

The weighted average grant date fair value of Special A shares granted during 2009 was $7.62 per share. No compensation expense has been recognized in relation to the Special A shares during the year ended April 30, 2011 (2010 – nil, 2009 – nil) as the two performance criteria have not been met and there is not yet enough certainty that the criteria would be met in the future.

20.	Employee pension plans:

(a)	Defined contribution pension plans:

The following table summarizes contributions to defined contribution plans:

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Company contributions	$13,859	$11,512	$5,385	$3,772

(b)	Defined benefit pension plans:

The Company has funded and unfunded and flat-benefit and final-pay defined benefit pension plans in Canada, the UK, Norway and the Netherlands for approximately one-third of the Company’s active employees. Funded plans require the Company to make cash contributions to ensure there will be sufficient assets to discharge the plans’ benefit obligations as they become due. Unfunded plans do not require contributions to be paid into the plans as the Company pays the benefit obligations directly as they are due. Employer contributions expected to be paid to the defined benefit pension plans during the fiscal year ended April 30, 2012, required by funding regulations and law, are $44.6 million.

The plan assets and accrued benefit obligation are measured at fair value as at April 30, 2011. Actuarial valuations are obtained by the Company at least every three years. The most recent actuarial valuations of the defined benefit pension plans were conducted as at April 30, 2010 and the next actuarial valuations are required as at April 30, 2012.

On February 28, 2011 a portion of the Norway defined benefits plan was settled, resulting in a settlement gain of $0.6 million, which was recognized as a part of the gain on sale of the training operations to CAE (note 3).

In 2010, the Norwegian Parliament enacted a new multi-employer early retirement plan for the private sector in Norway, which was effective January 1, 2011. As a result of this legislation, the Company was partially released from its obligation under the Company’s prior early retirement plan (a single-employer defined benefit plan) and the Company recorded a curtailment gain of $1.2 million. The Company recognizes the contributions made to the new multi-employer plan as net pension expense, which includes both cash and the fair market value of non-cash contributions, and recognizes as a liability for any unpaid contributions.

On September 1, 2009, the UK defined benefit plan was curtailed resulting in an elimination of the right of all members of the plan to earn defined benefits for future services. A curtailment loss of $3.7 million was recognized in net earnings (loss).

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

20.	Employee pension plans (continued):

(b)	Defined benefit pension plans (continued):

As part of the acquisition of the Predecessor, the Supplemental Executive Retirement Plan (“SERP”) in Canada was curtailed on September 16, 2008. The curtailment resulted in an elimination of the right of all members of the plan to earn defined benefits for future services. The curtailment resulted in a loss of $5.0 million, which was included in the allocation of the purchase price.

For the UK defined benefit pension plan the investment policy requires that the plan assets held be invested as follows:

Category	Maximum percentage
UK equities	22%	to	28%
Overseas equities	22%	to	28%
Bonds	24%	to	45%
Property	4%	to	18%
Multi-strategy fund	2%	to	18%

The assets held in the Norwegian plans are to be diversified as shown below. The total equities, emerging markets bonds, high yield bonds, hedge funds and private equity funds can be a maximum 60% of total assets.

Category	Maximum percentage
Norwegian equities	25%
International equities	50%

Total equities	35%

Structured products	10%
High yield bonds	25%
Emerging markets bonds	0%
Government bonds	70%

Total bonds	100%

Money market	100%
Property funds	15%
Hedge funds	0%
Private equity funds	10%

For the assets held in the plan in the Netherlands, 80% must be invested in fixed rate investments and the remaining 20% invested in shares with a maximum deviation of 5% upwards or downwards. The total of equities, high yield bonds, emerging markets bonds, hedge funds and private equity funds can be a maximum of 60% of total assets.

While the asset mix varies in each plan, overall the asset mix, as a percentage of total market value, of all the defined benefit plans at April 30, 2011 was 21% (2010 – 25%) equities, 45% (2010 – 52%) fixed income and 34% (2010 – 23%) money market.

For all defined benefit pension plans the overall expected long-term rates of return on plan assets have been determined in part by assessing current and expected asset allocations as well as historical and

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

20.	Employee pension plans (continued):

(b)	Defined benefit pension plans (continued):

expected returns on various categories of the assets. Such expected rates of return ignore short-term fluctuations. For the UK plan it is expected that the rate of return on the plan assets will be between approximately 5.1% in excess of price inflation for equities, 4.8% in excess of price inflation for property and 1.3% in excess of inflation for bonds. For the plans in Norway and the Netherlands, the expected long-term rate of return is considered in reference to the longest stated bond rates in each country.

	April 30, 2011	April 30, 2010
Change in benefit obligations:
Benefit obligations, beginning of year	$700,822	$536,874
Current service costs	20,028	19,080
Plan curtailment and settlement	(9,263)	3,684
Interest cost	33,842	32,841
Plan amendments	1,675	—
Actuarial loss (gain)	(63,469)	90,849
Benefits paid	(24,550)	(23,854)
Foreign currency translation	67,823	41,348

Benefit obligations, end of year	$726,908	$700,822

Change in plan assets:
Fair value of plan assets, beginning of year	$536,541	$427,026
Actual gain on plan assets	35,316	65,787
Employer contributions	29,745	30,653
Employee contributions	—	3,024
Benefits paid	(20,740)	(20,611)
Plan curtailment and settlement	(4,698)	—
Foreign currency translation	62,193	30,662

Fair value of plan assets, end of year	$638,357	$536,541

	April 30, 2011	April 30, 2010
Accumulated benefit obligation	$669,329	$635,902

Projected benefit obligation	$726,908	$700,822
Fair value of plan assets	638,357	536,541

Funded status	88,551	164,281
Pension guarantee assets	(5,406)	(4,829)

Net recognized pension liability	$83,145	$159,452

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

20.	Employee pension plans (continued):

(b)	Defined benefit pension plans (continued):

	April 30, 2011	April 30, 2010
Net recognized pension liability:
Non-current asset – pension guarantee assets (note 13)	$5,406	$4,829
Non-current asset (note 13)	15,326	—
Non-current liability (note 14)	(103,877)	(164,281)

Amounts recorded in accumulated other comprehensive earnings (loss):
Unrecognized net actuarial and experience gains (losses)	$15,432	$(89,226)
Unrecognized prior service costs	1,762	—

	$17,194	$(89,226)

The significant weighted average actuarial assumptions adopted in measuring the defined benefit pension plan obligations and net benefit plan expense as at April 30, 2011 and 2010 are as follows:

	April 30, 2011	April 30, 2010
Discount rate	5.35%	4.94%
Rate of compensation increase	2.22%	2.30%
Discount rate for pension expense	4.97%	4.97%
Expected long-term rate of return on plan assets	6.11%	5.93%

The net defined benefit pension plan expense is as follows:

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Current service cost	$20,028	$19,080	$11,345	$8,605
Interest cost	33,842	32,841	18,346	14,314
Curtailment and settlement loss (gain)	(1,757)	3,684	—	—
Expected return on plan assets	(30,258)	(30,107)	(17,707)	(14,257)
Amortization of net actuarial and experience losses	1,703	58	—	2,626
Amortization of past service costs	89	—	—	180
Amortization of transition amounts	—	—	—	22
Employee contributions	(1,681)	(3,024)	(1,664)	(1,370)

	$21,966	$22,532	$10,320	$10,120

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

20.	Employee pension plans (continued):

(b)	Defined benefit pension plans (continued):

The components of other comprehensive loss (earnings) relating to the plans consists of the following:

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Other comprehensive loss (earnings):
Net loss (gain)	$(70,262)	$55,255	$32,124	$42,654
Amortization of net actuarial loss (gain), past service costs and transition amounts	(1,792)	(58)	—	(2,818)
Settlements and curtailments	(554)	—	—	—
Foreign exchange translation	576	1,535	370	(19,705)

	$(72,032)	$56,732	$32,494	$20,131

As at April 30, 2011, the estimated amount that will be amortized from accumulated other comprehensive loss into net period benefit cost is $0.6 million.

(c)	Pension plan assets and fair value measurement:

	April 30, 2011
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total plan assets
Assets:
Cash equivalents and other short-term investments	$22,008	$—	$—	$22,008
Equity investments	141,071	—	—	141,071
Fixed income	438,836	—	—	438,836
Money market	8,654	—	27,788	36,442

	$610,569	$—	$27,788	$638,357

The methods and assumptions used to estimate the fair value of the pension assets and liabilities in level 1 and 2 are based on publicly available quoted market prices. The level 3 assets are valued using third party appraisals and changes in the level 3 assets are as follows:

April 30, 2011
Opening	$21,282
Actual return on assets	2,143
Purchases, sales and settlements, net	4,419
Foreign currency translation	(56)

$27,788

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

20.	Employee pension plans (continued):

(d)	Benefit Payments:

As at April 30, 2011, benefits expected to be paid under the defined benefit pension plans in each of the next five fiscal years and in aggregate for the fiscal years thereafter, are as follows:

Pension benefits
2012	$28,422
2013	29,921
2014	31,642
2015	33,259
2016	35,258
Thereafter	193,083

$351,585

21.	Derivative financial instruments and fair value measurements:

The Company is exposed to foreign exchange risk primarily from its subsidiaries which incur revenue and operating expenses in currencies other than US dollars with the most significant being Pound Sterling, Norwegian Kroner, Canadian dollars, Australian dollars and Euros. The Company monitors these exposures through its cash forecasting process and regularly enters into foreign exchange forward contracts to manage its exposure to fluctuations in expected future cash flows from foreign operations and anticipated transactions in currencies other than the functional currency.

The Company entered into forward exchange contracts that qualified for hedge accounting treatment to manage its exposure to anticipated payroll transaction costs incurred in Canadian dollars and aircraft purchase commitments incurred in Euros. On February 1, 2010, the Company de-designated its hedging relationship for its payroll foreign exchange forward contracts and discontinued hedge accounting. The accumulation of previously recognized fair value gains and losses in accumulated other comprehensive earnings (loss) is reclassified to net earnings (loss) within direct costs as the forecasted transactions occur.

The Company’s outstanding foreign exchange forward contracts are as follows:

	Notional	Fair value	Maturity dates
April 30, 2011:
Purchase contracts to sell US dollars and buy Canadian dollars	CAD 216,207	$17,682	May 2011 to December 2013
Purchase contracts to sell US dollars and buy Euros	€78,362	826	June 2011 to April 2012

April 30, 2010:
Purchase contracts to sell US dollars and buy Canadian dollars	CAD 215,066	$9,926	May 2010 to January 2013
Purchase contracts to sell US dollars and buy Euros	€62,910	9,437	May 2010 to December 2010

A gain in the amount of $24.5 million was recognized as a financing charge related to non-hedging derivative forward exchange contracts in the statement of operations for the year ended April 30, 2011 (2010 – a gain of $12.4 million, 2009 – a loss of $11.4 million). The Predecessor recognized a gain in the amount of $0.1 million.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

21.	Derivative financial instruments and fair value measurements (continued):

The Company enters into long-term revenue agreements, which provide for pricing denominated in currencies other than the functional currency of the parties to the contract. This pricing feature was determined to be an embedded derivative which has been bifurcated for valuation and accounting purposes. The embedded derivative contracts are measured at fair value and included in other assets or other liabilities.

A loss of $18.9 million due to the change in the fair value of embedded derivatives was recognized in the statement of operations as a part of financing charges for the year ended April 30, 2011 (2010 – loss of $25.3 million, 2009 – gain of $11.6 million). The Predecessor recognized a gain in amount of $17.3 million for the period ended September 15, 2008.

The following tables summarize the financial instruments measured at fair value on a recurring basis excluding cash and cash equivalents and restricted cash:

	April 30, 2011
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Fair value
Financial assets
Other assets, current:
Foreign currency forward contracts	$—	$9,213	$—	$9,213
Foreign currency embedded derivatives	—	176	—	176
Other assets, non-current:
Foreign currency forward contracts	—	8,762	—	8,762
Foreign currency embedded derivatives	—	3	—	3

	$—	$18,154	$—	$18,154

Financial liabilities
Other liabilities, current:
Foreign currency embedded derivatives	$—	$(10,755)	$—	$(10,755)
Other liabilities, non-current:
Foreign currency embedded derivatives	—	(24,807)	—	(24,807)

	$—	$(35,562)	$—	$(35,562)

	April 30, 2010
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Fair value
Financial assets
Other assets, current:
Foreign currency forward contracts	$—	$4,569	$—	$4,569
Foreign currency embedded derivatives	—	1,385	—	1,385
Other assets, non-current:
Foreign currency forward contracts	—	6,091	—	6,091
Foreign currency embedded derivatives	—	3	—	3

	$—	$12,048	$—	$12,048

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

21.	Derivative financial instruments and fair value measurements (continued):

	April 30, 2010
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Fair value
Financial liabilities
Other liabilities, current:
Foreign currency forward contracts	$—	$(9,783)	$—	$(9,783)
Foreign currency embedded derivatives	—	(5,814)	—	(5,814)
Interest rate swap	—	(24,784)	—	(24,784)
Other liabilities, non-current:
Foreign currency forward contracts	—	(387)	—	(387)
Foreign currency embedded derivatives	—	(7,975)	—	(7,975)
Interest rate swap		(12,271)	—	(12,271)

	$—	$(61,014)	$—	$(61,014)

Inputs to the valuation methodology for Level 2 measurements include quoted prices for similar assets and liabilities in active markets, and inputs are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. The Company has no transfers between categories in the fair value hierarchy.

The carrying values of the Company’s other financial instruments, which are measured at other than fair value, approximate fair value due to the short terms to maturity, except for non-revolving debt obligations, the fair values of which are as follows:

	April 30, 2011		April 30, 2010
	Fair value	Carrying value	Fair value	Carrying value
Senior secured notes	$1,071,125	$1,082,936	$—	$—
Senior subordinated notes	—	—	129	129
Other non-revolving long-term debt	21,235	21,179	855,308	917,704

The fair value of the senior secured notes is determined based on quoted market prices. The fair value of the other non-revolving long-term debt is based on market interest rates at the reporting date.

22.	Supplemental cash flow information:

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Cash interest paid	$132,453	$63,413	$38,093	$30,277
Cash taxes paid	21,986	21,205	9,866	3,107
Extinguishment of shareholder loan on redemption of ordinary shares (note 24)	—	7,808	—	—
Assets acquired through non-cash capital leases	126,415	—	31,470	—
Assets under construction related to aircraft purchase contracts novated to lessors	—	45,306	53,574	123,233

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

22.	Supplemental cash flow information (continued):

Change in cash resulting from changes in operating assets and liabilities:

	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Receivables	$(37,614)	$(14,971)	$66,251	$(12,400)
Income taxes	(8,693)	25,341	7,568	1,377
Inventory	(8,021)	2,866	1,750	5,044
Prepaid expenses	6,894	(14,088)	12,875	(1,016)
Payable and accruals	26,071	1,208	15,742	24,844
Deferred revenue	14,057	(1,519)	23,122	3,788
Other assets and liabilities	(5,388)	(1,530)	(1,752)	(5,824)

	$(12,694)	$(2,693)	$125,556	$15,813

23.	Guarantees:

The Company has provided limited guarantees to third parties under some of its operating leases relating to a portion of the residual aircraft values at the termination of the leases, which have terms expiring between fiscal 2012 and 2021. The Company’s exposure under the asset value guarantees including guarantees in the form of funded residual value guarantees, rebateable advance rentals and deferred payments is approximately $198.4 million as at April 30, 2011 (2010 – $188.6 million).

The Company has provided guarantees to certain lessors in respect of novated aircraft purchase contracts. Under these contracts, if the manufacturer fails to meet specified delivery terms or becomes insolvent prior to aircraft delivery, the Company may be required to reimburse the lessor for amounts paid by the lessor to the aircraft manufacturer. Under either scenario, the Company has recourse against the aircraft manufacturer. Once aircraft are delivered under the novated aircraft purchase agreements, the Company no longer has an obligation under these guarantees. The Company’s maximum exposure under the guarantees in the novated aircraft purchase agreements at April 30, 2011 was nil (2010 – $45.3 million). The guarantees are recorded in other liabilities in accordance with the Company’s accounting policy on lessee involvement in asset construction.

24.	Related party transactions:

(a)	Transactions with Ultimate Parent:

During the years ended April 30, 2011 and 2010 the Company engaged in leasing transactions with VIEs related to the Parent Company (note 4).

During the year ended April 30, 2009, the Company provided a short-term non-interest bearing loan to a shareholder of the Parent Company for $7.8 million. This amount was recorded in receivables, net of allowance for doubtful accounts. During the year ended April 30, 2010, this loan was extinguished as part of the redemption of ordinary shares by the shareholder (note 18).

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

24.	Related party transactions (continued):

(b)	Transactions with Aerocontractors Company of Nigeria Ltd (“ACN”):

During 2010 the Company agreed to convert $30.0 million of the trade receivable due from ACN into a term loan. On July 1, 2010 the Company entered into a new term loan agreement with ACN to forgive $15.0 million of the outstanding balance, which reduced the outstanding indebtedness from $27.5 million to $12.5 million. Under the new agreement, the term loan is non-interest bearing until the occurrence of an event of default. The loan is repayable in monthly installments commencing July 31, 2012.

On July 1, 2010, the Company sold its interests in ACN for consideration of 1 Nigerian naira and ACN ceased to be a related party of the Company. Prior to the sale of the Company’s interests in ACN, the Company earned $9.4 million in revenues in the course of regular business activities (2010 – $60.7 million.) These transactions were measured at the amounts exchanged, which is the amount of consideration determined and agreed to by the related parties. All outstanding balances due from ACN were fully provided.

(c)	Transactions and balances with Officers:

At April 30, 2011, there is a $0.5 million related party balance due from an Officer of the Company’s subsidiary. Subsequent to April 30, 2011, this amount was fully repaid.

25.	Commitments:

The Company entered into aircraft operating leases with 18 lessors in respect of 166 aircraft included in the Company’s fleet at April 30, 2011 (2010 – 21 lessors in respect of 175 aircraft). As at April 30, 2011, these leases had expiry dates ranging from fiscal 2012 to 2021. The Company has the option to purchase the majority of the aircraft for agreed amounts that do not constitute bargain purchase options, but has no commitment to do so. With respect to such leased aircraft, substantially all of the costs of major inspections of airframes and the costs to perform inspections, major repairs and overhauls of major components are at the Company’s expense. The Company either performs this work internally through its own repair and overhaul facilities or has the work performed by an external repair and overhaul service provider.

At April 30, 2011, the Company had commitments with respect to operating leases for aircraft, buildings, land and equipment. The minimum lease rentals required under such leases are payable in the following amounts over the following fiscal years:

	Aircraft operating leases	Building, land and equipment operating leases	Total operating leases
2012	$175,346	$7,487	$182,833
2013	165,964	5,832	171,796
2014	139,096	5,462	144,558
2015	117,138	4,826	121,964
2016	99,186	4,231	103,417
and thereafter	252,268	58,827	311,095

	$948,998	$86,665	$1,035,663

During the year ended April 30, 2011 the Company incurred aircraft operating lease and related costs of $164.8 million (2010 – $145.1 million, 2009 – $81.5 million) and other operating lease costs of $9.0 million (2010 – $8.1 million, 2009 – $3.3 million).

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

25.	Commitments (continued):

As at April 30, 2011, the Company has committed to purchase 17 aircraft (2010 – 24 aircraft). The total required additional expenditures related to these purchase commitments is approximately $313.7 million. These aircraft are expected to be delivered in fiscal 2012 ($265.2 million) and 2013 ($48.5 million) and will be deployed in the Company’s Helicopter Services segment. The Company intends to enter into operating leases for these aircraft upon delivery from the manufacturer.

The terms of certain of the Company’s helicopter lease agreements impose operating and financial limitations on the Company. Such agreements limit the extent to which the Company may, among other things, incur indebtedness and fixed charges relative to its level of consolidated adjusted earnings before interest, taxes, depreciation and amortization.

Generally, in the event of a covenant breach, a lessor has the option to terminate the lease and require the return of the aircraft, with the repayment of any arrears of lease payments plus the present value of all future lease payments and certain other amounts. The aircraft would then be sold and the surplus, if any, returned to the Company. Alternatively the Company could exercise its option to purchase the aircraft.

In 2010, the Company had forecasted a potential financial covenant breach on certain operating leases and was able to renegotiate its operating lease covenants for substantially all lessors for a minimum of four quarters beginning July 31, 2011, with the majority of the lessors agreeing to a full covenant reset for the remaining lease term. Some of the Company’s covenant amendments were considered to be a lease modification as they required the Company to either purchase or arrange replacement lease financing for aircraft, resulting in capital lease classification for these leases on the date of modification (Note 15). The Company also made further commitments to reduce its total remaining operating lease portfolio by $55.8 (April 30, 2011-$74.0 million) million, net of agreed financings, as part of the covenant amendments at October 31, 2011.

Subsequent to October 31, 2011, the Company has entered into discussions with a lessor, whose financial covenants had not been reset for the full term of the leases, for a long-term covenant reset and in the interim received an extension of the existing covenant agreement to October 31, 2012.

26.	Contingencies:

In 2006, the Company voluntarily reported to two US government agencies (the Office of Foreign Assets Control (“OFAC”) and the Office of Export Enforcement at the Bureau of Industry and Security (“BIS”) that several of its subsidiaries may have violated certain export control regulations enacted by the government of the US. Regulations may have been violated because helicopters manufactured in the US, containing greater than 10% US content and various US origin parts and equipment were exported or re-exported to countries now or formerly on the US list of State Sponsors of Terrorism, namely Libya, Iran and Sudan. External counsel has advised they are unable to estimate the amount of any fines.

The Company received inquiries from the Criminal Investigation Department, Compliance and Enforcement Group of the Nigerian Federal Inland Revenue Service regarding certain of its agreements with ACN. The Company is unable to estimate the magnitude of any losses at this time.

Brazilian tax authorities have claimed against the Company for forfeiture of a helicopter (valued at $10.0 million) as a result of allegations that the Company violated Brazilian customs law by failing to ensure it followed proper customs laws for the transport of helicopters. The Company is unable to estimate the amount of any possible losses and has instituted legal proceedings in Brazil against its customs agent for any damages ultimately suffered.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

26.	Contingencies (continued):

In addition, in September 2010, the Company received a claim from the Brazilian tax authorities claiming that the Company may be ineligible for certain tax benefits previously claimed in connection with the importation of aircraft parts. The Company has filed an appeal to challenge the claim and accordingly, no amount has been recorded as it does not believe that the claim is likely.

Certain operating subsidiaries of the Company are named in lawsuits seeking damages related to helicopter and other workplace accidents from prior years. It is management’s opinion that damages for which the Company may become responsible, if any, will be covered by the Company’s insurance and will therefore not have a material effect on the financial condition or results of operations of the Company.

27.	Segment information:

The Company operates under the following segments:

•	Helicopter Services;

•	Maintenance, repair and overhaul (“MRO”);

•	Corporate and other.

This segment classification is representative of the Company’s business strategy and reflects the Company’s internal reporting and management structure. The Company has provided information on segment revenues, segment EBITDAR and segment EBITDA because these are the financial measures used by the Company’s Chief operating decision maker in making operating decisions and assessing performance. Transactions between operating segments are at standard industry rates.

The Helicopter Services segment includes flying operations around the world serving offshore oil and gas, EMS/SAR and other industries.

The MRO segment includes facilities in Norway, Canada, Australia, and the US that provide helicopter repair and overhaul services for the Company’s fleet and for a growing external customer base in Europe, Asia and North America.

During the year, the Company changed its internal structure resulting in the former European Operations and Global Operations segments being combined to form the Helicopter Services segment. In addition, the former Fleet segment was eliminated as the activities of this segment are now being managed as part of corporate costs as opposed to as a revenue generating division of the Company. As a result, the Company has restated its segmental reporting for the Successor years ended April 30, 2010 and 2009 and the Predecessor period ended September 15, 2008.

Corporate and other includes corporate office costs in various jurisdictions and aircraft rental costs and is not considered a reportable segment.

The accounting policies of the segments and the basis of accounting for transactions between segments are the same as those described in the summary of significant accounting policies.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

27.	Segment information (continued):

Successor For the year ended April 30, 2011	Helicopter services	MRO	Corporate and other	Inter-segment eliminations	Consolidated
Revenue from external customers	$1,311,983	$129,222	$4,255	$—	$1,445,460
Add: Inter-segment revenues	7,508	229,635	617	(237,760)	—

Total revenue	1,319,491	358,857	4,872	(237,760)	1,445,460
Direct costs (i), (iv)	(941,852)	(324,711)	(18,049)	237,760	(1,046,852)
Earnings from equity accounted investees	2,159	—	—	—	2,159
General and administrative	—	—	(65,391)	—	(65,391)

Segment EBITDAR (ii)	379,798	34,146	(78,568)	—	335,376
Aircraft lease and associated costs	—	—	(164,828)	—	(164,828)

Segment EBITDA (iii)	$379,798	$34,146	$(243,396)	$—	170,548

Amortization					(99,625)
Restructuring costs					(4,751)
Impairment of receivables and funded residual value guarantees					(1,919)
Impairment of intangible assets					(20,608)
Impairment of assets held for sale					(5,239)
Gain on disposal of assets					7,193
Financing charges					(140,582)
Income tax recovery					32,916

Net loss from continuing operations					(62,067)
Loss from discontinued operations, net of tax					(3,202)

Net loss					$(65,269)

Segment assets	$1,060,591	$404,940	$1,272,825		$2,738,356
Segment assets – held for sale (note 7)	2,749	15,268	31,782		49,799

Total assets	$1,063,340	$420,208	$1,304,607		$2,788,155

Segment capital asset expenditures	$12,105	$100,287	$116,412		$228,804
Segment goodwill	448,121	—	—		448,121

(i)	Direct costs in the segment information presented excludes aircraft lease and associated costs. In the consolidated statement of operations these costs are combined.
(ii)	Segment EBITDAR is defined as revenues less directs costs, general and administrative expenses plus earnings from equity accounted investees and aircraft lease and associated costs.
(iii)	Segment EBITDA is defined as revenues less directs costs, aircraft lease and associated costs, general and administrative expenses plus earnings from equity accounted investees.
(iv)	Direct costs in the Corporate and other segment includes $10.2 million in the write-off of bid costs previously capitalized and other legal and consulting costs incurred in connection with the planned procurement of the UK Search and Rescue Helicopter Services.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

27.	Segment information (continued):

Successor For the year ended April 30, 2010	Helicopter services	MRO	Corporate and other	Inter-segment eliminations	Consolidated
Revenue from external customers	$1,186,898	$112,470	$14,198	$—	$1,313,566
Add: Inter-segment revenues	8,462	254,412	1	(262,875)	—

Total revenue	1,195,360	366,882	14,199	(262,875)	1,313,566

Direct costs (i)	(825,678)	(312,431)	(9,576)	262,875	(884,810)
Earnings from equity accounted investees	1,436	—	—	—	1,436
General and administrative	—	—	(61,157)	—	(61,157)

Segment EBITDAR (ii)	371,118	54,451	(56,534)	—	369,035
Aircraft lease and associated costs	—	—	(145,072)	—	(145,072)

Segment EBITDA (iii)	$371,118	$54,451	$(201,606)	$—	223,963

Amortization					(77,738)
Restructuring costs					(4,855)
Impairment of receivables and funded residual value guarantees					(13,266)
Impairment of intangible assets					(53,903)
Impairment of assets held for sale					(26,585)
Impairment of property and equipment					(36,240)
Loss on disposal of assets					(2,686)
Financing charges					(74,459)
Income tax expense					(9,297)

Net loss from continuing operations					(75,066)
Loss from discontinued operations, net of tax					(1,436)

Net loss					$(76,502)

Segment assets	$1,011,222	$408,350	$1,120,318		$2,539,890
Segment assets – held for sale (note 7)	—	906	46,973		47,879

Total assets	$1,011,222	$409,256	$1,167,291		$2,587,769

Segment capital asset expenditures	$6,330	$73,019	$83,388		$162,737
Segment goodwill	425,514	—	—		425,514

(i)	Direct costs in the segment information presented excludes aircraft lease and associated costs. In the consolidated statement of operations these costs are combined.
(ii)	Segment EBITDAR is defined as revenues less directs costs, general and administrative expenses plus earnings from equity accounted investees and aircraft lease and associated costs.
(iii)	Segment EBITDA is defined as revenues less directs costs, aircraft lease and associated costs, general and administrative expenses plus earnings from equity accounted investees.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

27.	Segment information (continued):

Successor For the year ended April 30, 2009	Helicopter services	MRO	Corporate and other	Inter-segment eliminations	Consolidated
Revenue from external customers	$687,280	$65,293	$9,322	$—	$761,895
Add: Inter-segment revenues	(2,360)	119,147	302	(117,089)	—

Total revenue	684,920	184,440	9,624	(117,089)	761,895
Direct costs (i)	(489,113)	(150,514)	(8,359)	117,089	(530,897)
Earnings from equity accounted investees	1,118	—	—	—	1,118
General and administrative	—	—	(26,910)	—	(26,910)

Segment EBITDAR (ii)	196,925	33,926	(25,645)	—	205,206
Aircraft lease and associated costs	—	—	(81,531)	—	(81,531)

Segment EBITDA (iii)	$196,925	$33,926	$(107,176)	$—	123,675

Amortization					(51,978)
Restructuring costs					(5,568)
Impairment of receivables and funded residual value guarantees					(19,900)
Impairment of intangible assets					(25,000)
Impairment of assets held for sale					(4,900)
Gain on disposal of assets					1,346
Goodwill impairment					(639,187)
Financing charges					(91,822)
Income tax recovery					9,204

Net loss from continuing operations					(704,130)
Loss from discontinued operations, net of tax					(380)

Net loss					$(704,510)

Segment capital asset expenditures	$4,147	$50,259	$81,162		$135,568

(i)	Direct costs in the segment information presented excludes aircraft lease and associated costs. In the consolidated statement of operations these costs are combined.
(ii)	Segment EBITDAR is defined as revenues less directs costs, general and administrative expenses plus earnings from equity accounted investees and aircraft lease and associated costs.
(iii)	Segment EBITDA is defined as revenues less directs costs, aircraft lease and associated costs, general and administrative expenses plus earnings from equity accounted investees.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

27.	Segment information (continued):

Predecessor For the 137 days ended September 15, 2008	Helicopter services	MRO	Corporate and other	Inter-segment eliminations	Consolidated
Revenue from external customers	$464,562	$39,241	$6,287	$—	$510,090
Add: Inter-segment revenues	9,414	104,092	827	(114,333)	—

Total revenue	473,976	143,333	7,114	(114,333)	510,090

Direct costs (i)	(372,915)	(130,973)	(4,367)	114,333	(393,922)
Earnings from equity accounted investees	311	—	—	—	311
General and administrative	—	—	(12,479)	—	(12,479)

Segment EBITDAR (ii)	101,372	12,360	(9,732)	—	104,000

Aircraft lease and associated costs	—	—	(52,901)	—	(52,901)

Segment EBITDA (iii)	$101,372	$12,360	$(62,633)	$—	51,099

Amortization					(46,816)
Restructuring costs					(15)
Impairment of receivables and funded residual value guarantees					(38,300)
Impairment of assets held for sale					(13,300)
Gain on disposal of assets					545
Financing charges					(14,027)
Income tax recovery					3,521

Net loss from continuing operations					(57,293)
Loss from discontinued operations, net of tax					114

Net loss					$(57,179)

Segment capital asset expenditures	$3,158	$83,603	$67	$—	$86,828

(i)	Direct costs in the segment information presented excludes aircraft lease and associated costs. In the consolidated statement of operations these costs are combined.
(ii)	Segment EBITDAR is defined as revenues less directs costs, general and administrative expenses plus earnings from equity accounted investees and aircraft lease and associated costs.
(iii)	Segment EBITDA is defined as revenues less directs costs, aircraft lease and associated costs, general and administrative expenses plus earnings from equity accounted investees.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

27.	Segment information (continued):

Geographic information:

	Revenue
	Successor			Predecessor
	For the year ended			For the 137 days ended September 15, 2008
	April 30, 2011	April 30, 2010	April 30, 2009
Canada	$12,671	$16,386	$12,557	$2,187
United Kingdom	243,921	251,627	139,467	116,789
Norway	452,578	405,258	128,882	102,568
Africa	56,361	54,776	100,488	73,596
Australia	137,639	126,992	50,911	38,042
Denmark	29,108	29,535	22,546	13,048
The Netherlands	95,835	119,234	43,005	28,296
Brazil	163,928	105,856	—	—
Asia	107,305	93,671	66,943	28,773
Other European countries	112,188	49,539	82,496	49,888
Other countries	33,926	60,692	114,600	56,903

Consolidated total	$1,445,460	$1,313,566	$761,895	$510,090

Revenues are attributed to countries based on the location of the customer for MRO services and the location of service for helicopter flying services.

The Company provides services across different geographic areas to many customers. In the year ended April 30, 2011, revenue from one customer was greater than 10% of the Company’s revenue, contributing $249.9 million (2010 – $152.6 million) in Helicopter Services.

	Property and equipment		Goodwill
	April 30, 2011	April 30, 2010	April 30, 2011	April 30, 2010
Canada	$91,779	$92,297	$11,149	$10,686
United Kingdom	75,879	64,064	93,087	84,433
Norway	532,338	400,599	43,526	38,437
Africa	95,138	79,441	10,470	10,018
Australia	97,954	77,774	20,425	17,449
Denmark	744	784	1,199	1,081
The Netherlands	19,466	19,814	40,446	36,380
Asia	46,035	22,542	16,100	16,100
Other European countries	58,686	45,981	7,873	7,084
Other countries	115,480	87,792	203,846	203,846

Consolidated total	$1,133,499	$891,088	$448,121	$425,514

Property and equipment is attributed to countries based on the physical location of the asset at the fiscal year end.

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

(Tabular amounts expressed in thousands unless otherwise noted, except share amounts)

28.	Subsequent events:

(a)	Issuance of the financial statements

The consolidated financial statements were available to be issued and were issued on March 28, 2012. Subsequent events were evaluated up to this date.

29.	Supplemental condensed consolidated financial information:

The Company and certain of its direct and indirect wholly-owned subsidiaries (the “Guarantor Subsidiaries”) guaranteed, subject to customary automatic subsidiary releases, on a joint and several basis certain outstanding indebtedness of CHC Helicopter SA. The following consolidating schedules present financial information as of April 30, 2011 and 2010 and for the years ended April 30, 2011, 2010 and 2009, respectively, based on the guarantor structure that was in place at April 30, 2011. The Company has not presented information for the Predecessor’s period of 137 days ended September 15, 2008, because prior to the acquisition the Company had a different organizational structure and indebtedness and this would not provide any further useful information.

6922767 HOLDING S.à.r.l.

Notes to Audited Consolidated Financial Statements

Balance Sheets as at April 30, 2011 (Expressed in thousands of United States dollars)	Parent	Issuer	Guarantor	Non-guarantor	Eliminations	Consolidated
Assets
Current Assets
Cash and cash equivalents	$28	$2,692	$15,016	$53,877	$(2,692)	$68,921
Receivables, net of allowance for doubtful accounts	4	113	114,771	108,394	(717)	222,565
Current intercompany receivables	6,099	354,672	438,739	227,097	(1,026,607)	—
Income taxes receivable	—	—	1	11,456	—	11,457
Deferred income tax assets	—	—	9,637	2,169	(4,210)	7,596
Inventory	—	—	91,413	10,811	—	102,224
Prepaid expenses	69	—	8,007	9,777	—	17,853
Other assets	—	8,390	27,186	83,322	(82,664)	36,234

	6,200	365,867	704,770	506,903	(1,116,890)	466,850
Property and equipment, net	—	—	1,078,542	55,338	(381)	1,133,499
Investments	773,706	555,426	437,943	14,368	(1,757,895)	23,548
Intangible assets	—	—	241,046	2,138	—	243,184
Goodwill	—	—	349,373	98,748	—	448,121
Restricted cash	—	—	6,798	6,421	—	13,219
Other assets	—	35,595	292,382	26,671	(35,595)	319,053
Long term intercompany receivables	—	932,192	30,795	508,612	(1,471,599)	—
Deferred income tax assets	—	—	72,796	21,644	(3,558)	90,882
Assets held for sale	—	—	46,234	3,565	—	49,799

	$779,906	$1,889,080	$3,260,679	$1,244,408	$(4,385,918)	$2,788,155

Liabilities
Current Liabilities
Payables and accruals	$20	$6,383	$219,217	$145,611	$(6,383)	$364,848
Deferred revenue	—	—	16,114	8,069	—	24,183
Income taxes payable	6,882	4,088	(4,913)	32,731	(9,656)	29,132
Current intercompany payables	28,712	92,601	324,848	345,739	(791,900)	—
Deferred income tax liabilities	—	—	12,373	1,900	(1,238)	13,035
Current facility secured by accounts receivable	—	—	—	21,571	—	21,571
Other liabilities	—	81,858	91,022	19,351	(159,925)	32,306
Current portion of long-term debt	—	—	106,642	—	—	106,642

	35,614	184,930	765,303	574,972	(969,102)	591,717
Long-term debt	—	1,152,936	1,184,844	—	(1,152,936)	1,184,844
Long-term intercompany payables	—	—	468,315	71,083	(539,398)	—
Liabilities held for sale	—	—	1,608	—	—	1,608
Deferred revenue	—	—	13,014	24,785	—	37,799
Other liabilities	16	2	105,685	82,953	(2)	188,654
Deferred income tax liabilities	—	—	27,812	8,358	—	36,170

Total liabilities	35,630	1,337,868	2,566,581	762,151	(2,661,438)	2,040,792
Redeemable non-controlling interests	—	—	—	3,087	—	3,087
Capital stock	1,547,101	1,416,405	1,667,617	546,990	(3,631,012)	1,547,101
Other Shareholders’ equity	(802,825)	(865,193)	(973,519)	(67,820)	1,906,532	(802,825)

	$779,906	$1,889,080	$3,260,679	$1,244,408	$(4,385,918)	$2,788,155

6922767 HOLDING S.à.r.l.

Notes to Audited Consolidated Financial Statements

Statements of Operations as at April 30, 2011 (Expressed in thousands of United States dollars)	Parent	Issuer	Guarantor	Non-Guarantor	Eliminations	Consolidated
Revenue	$—	$—	$882,995	$1,008,060	$(445,595)	$1,445,460

Operating expenses:
Direct costs	—	—	(702,455)	(954,801)	445,576	(1,211,680)
Earnings from equity accounted investees	(55,754)	(72,037)	8,669	585	120,696	2,159
General and administration costs	(572)	(15,203)	(28,576)	(36,088)	15,048	(65,391)
Amortization	—	—	(93,790)	(5,835)	—	(99,625)
Restructuring costs	—	—	(4,751)	—	—	(4,751)
Impairment of receivables and funded residual value guarantees	—	—	(1,919)	—	—	(1,919)
Impairment of intangible assets	—	—	(20,608)	—	—	(20,608)
Impairment of property and equipment	—	—	—	—	—	—
Impairment of assets held for sale	—	—	(5,228)	(11)	—	(5,239)
Gain (loss) on disposal of assets	—	—	5,263	1,930	—	7,193

	(56,326)	(87,240)	(843,395)	(994,220)	581,320	(1,399,861)

Operating income (loss)	(56,326)	(87,240)	39,600	13,840	135,725	45,599
Financing charges	(12,480)	24,032	(147,367)	19,558	(24,325)	(140,582)

Loss from continuing operations before income tax	(68,806)	(63,208)	(107,767)	33,398	111,400	(94,983)

Income tax recovery (expense)	(1,532)	(4,301)	55,215	(19,863)	3,397	32,916

Loss from continuing operations	(70,338)	(67,509)	(52,552)	13,535	114,797	(62,067)

Net earnings (loss) from discontinued operations, net of tax	—	—	(3,202)	—	—	(3,202)

Net loss	$(70,338)	$(67,509)	$(55,754)	$13,535	$114,797	$(65,269)

Net earnings (loss) attributable to:
Controlling interest	$(70,338)	$(67,509)	$(55,754)	$8,466	$114,797	$(70,338)
Non-controlling interests	—	—	—	5,069	—	5,069

Net loss	$(70,338)	$(67,509)	$(55,754)	$13,535	$114,797	$(65,269)

6922767 HOLDING S.à.r.l.

Notes to Audited Consolidated Financial Statements

Statements of Cash Flows for the year ended April 30, 2011 (Expressed in thousands of United States dollars)	Parent	Issuer	Guarantor	Non-guarantor	Eliminations	Consolidated
Cash provided by operating activities	$(153)	$(91,172)	$(9,200)	$51,643	$91,172	$42,290
Financing activities:
Sold interest in accounts receivable, net of collections	—	—	—	(25,309)	—	(25,309)
Proceeds from the senior secured notes	—	1,082,389	1,082,389	—	(1,082,389)	1,082,389
Repayment of the senior credit facility debt	—	(1,020,550)	(1,020,550)	—	1,020,550	(1,020,550)
Redemption of senior subordinated notes	—	—	(129)	—	—	(129)
Settlement of the interest rate swap and other breakage fees	—	(45,711)	(45,711)	—	45,711	(45,711)
Long term debt proceeds	—	262,800	262,800	—	(262,800)	262,800
Long term debt repayments	—	(199,737)	(213,920)	—	199,737	(213,920)
Long term intercompany flow – issuance of debt	—	—	4,518	(4,518)	—	—
Senior secured notes, senior credit facility and revolver deferred financing costs	—	(42,650)	(42,721)	—	42,650	(42,721)
Proceeds from the issuance of share capital	146	—	—	—	—	146

Cash (used in) provided by financing activities	146	36,541	26,676	(29,827)	(36,541)	(3,005)
Investing activities:
Property and equipment additions	—	—	(204,581)	(24,223)	—	(228,804)
Proceeds from disposal of property and equipment	—	—	61,739	29	—	61,768
Proceeds from the sale of the flight training operations to CAE Inc.	—	—	20,693	9,086	—	29,779
Aircraft deposits net of lease inception refunds	—	—	(28,253)	—	—	(28,253)
Restricted cash	—	—	(105)	4,860	—	4,755

Cash used in investing activities	—	—	(150,507)	(10,248)	—	(160,755)
Cash (used in) provided by continuing operations	(7)	(54,631)	(133,031)	11,568	54,631	(121,470)
Cash (used in) provided by discontinued operations:
Cash flows provided by (used in) operating activities	—	—	(1,032)	—	—	(1,032)
Cash flows provided by financing activities	—	—	1,032	—	—	1,032

Cash provided by discontinued operations	—	—	—	—	—	—
Effect of exchange rate changes on cash and cash equivalents	—	—	10,788	4,643	—	15,431

Change in cash and cash equivalents during the year	(7)	(54,631)	(122,243)	16,211	54,631	(106,039)
Cash and cash equivalents, beginning of the year	35	57,323	137,259	37,666	(57,323)	174,960

Cash and cash equivalents, end of the year	$28	$2,692	$15,016	$53,877	$(2,692)	$68,921

6922767 HOLDING S.à.r.l.

Notes to Audited Consolidated Financial Statements

Balance Sheets as at April 30, 2010 (Expressed in thousands of United States dollars)	Parent	Issuer	Guarantor	Non-guarantor	Eliminations	Consolidated
Assets
Current Assets
Cash and cash equivalents	$35	$57,323	$137,259	$37,666	$(57,323)	$174,960
Receivables, net of allowance for doubtful accounts	—	120	85,329	113,991	(233)	199,207
Current intercompany receivables	282,870	203,663	263,118	163,310	(912,961)	—
Income taxes receivable	—	—	3,113	718	—	3,831
Deferred income tax assets	—	—	10,640	2,169	(1,747)	11,062
Inventory	—	—	91,201	5,800	—	97,001
Prepaid expenses	47	83	20,820	11,322	(83)	32,189
Other assets	—	22,840	40,603	9,124	(52,575)	19,992

	282,952	284,029	652,083	344,100	(1,024,922)	538,242
Property and equipment, net	—	—	851,557	39,912	(381)	891,088
Investments	(960,092)	502,136	354,153	13,814	110,593	20,604
Intangible assets	—	—	283,476	1,947	—	285,423
Goodwill	—	—	328,285	97,229	—	425,514
Restricted cash	—	—	6,034	11,125	—	17,159
Other assets	—	49,710	284,052	14,339	(49,710)	298,391
Long term intercompany receivables	1,403,275	864,515	—	390,844	(2,658,634)	—
Deferred income tax assets	—	—	40,398	30,957	(7,886)	63,469
Assets held for sale	—	—	44,449	3,430	—	47,879

	$726,135	$1,700,390	$2,844,487	$947,697	$(3,630,940)	$2,587,769

Liabilities
Current Liabilities
Payables and accruals	$—	$28,280	$194,299	$124,879	$(28,280)	$319,178
Deferred revenue	—	—	15,469	3,305	—	18,774
Income taxes payable	5,335	2,658	12,158	25,343	(2,658)	42,836
Deferred income tax liabilities	—	—	3,200	1,815	(1,747)	3,268
Current facility secured by accounts receivable	—	—	—	41,697	—	41,697
Current intercompany payables	28,281	70,450	454,488	226,529	(779,748)	—
Other liabilities	—	14,916	101,819	30,800	(44,652)	102,883
Current portion of long-term debt	—	36,750	43,445	—	(36,750)	43,445

	33,616	153,054	824,878	454,368	(893,835)	572,081
Long-term debt	—	990,738	1,027,714	—	(990,738)	1,027,714
Deferred revenue	—	—	8,847	18,842	—	27,689
Long term intercompany payables	—	—	1,794,118	—	(1,794,118)	—
Other liabilities	16	12,299	111,032	144,618	(12,299)	255,666
Deferred income tax liabilities	—	—	45,029	—	(7,886)	37,143

	33,632	1,156,091	3,811,618	617,828	(3,698,876)	1,920,293

Redeemable non-controlling interests	—	—	—	(25,027)	—	(25,027)

Capital stock	1,546,955	1,416,405	28	507,590	(1,924,023)	1,546,955
Other Shareholders’ equity	(854,452)	(872,106)	(967,159)	(152,694)	1,991,959	(854,452)

	$726,135	$1,700,390	$2,844,487	$947,697	$(3,630,940)	$2,587,769

6922767 HOLDING S.à.r.l.

Notes to Audited Consolidated Financial Statements

Statements of Operations for the year ended April 30, 2010 (Expressed in thousands of United States dollars)	Parent	Issuer	Guarantor	Non-guarantor	Eliminations	Consolidated
Revenue	$—	$—	$829,544	$903,524	$(419,502)	$1,313,566

Operating expenses:
Direct costs	—	—	(616,824)	(832,116)	419,058	(1,029,882)
Earnings from equity accounted investees	(247,766)	(114,627)	27,539	216	336,074	1,436
General and administration costs	(2,483)	(29,425)	(37,338)	(19,574)	27,663	(61,157)
Amortization	—	—	(73,985)	(3,753)	—	(77,738)
Restructuring costs	—	—	(3,931)	(924)	—	(4,855)
Impairment of receivables and funded residual value guarantees	—	—	(11,588)	(1,678)	—	(13,266)
Impairment of intangible assets	—	—	(53,903)	—	—	(53,903)
Impairment of property and equipment	—	—	(34,805)	(1,435)	—	(36,240)
Impairment of assets held for sale	—	—	(21,823)	(4,762)	—	(26,585)
Gain (loss) on disposal of assets	—	—	6,518	(8,822)	(382)	(2,686)
Goodwill impairment	—	—	—	—	—	—

	(250,249)	(144,052)	(820,140)	(872,848)	782,413	(1,304,876)

Operating (loss) earnings	(250,249)	(144,052)	9,404	30,676	362,911	8,690
Financing charges	183,002	88,342	(261,597)	4,235	(88,441)	(74,459)

Loss from continuing operations before income tax	(67,247)	(55,710)	(252,193)	34,911	274,470	(65,769)
Income tax recovery (expense)	(3,360)	(4,360)	5,863	(11,801)	4,361	(9,297)

Loss from continuing operations	(70,607)	(60,070)	(246,330)	23,110	278,831	(75,066)
Net earnings (loss) from discontinued operations, net of tax	—	—	(1,436)	—	—	(1,436)

Net loss	(70,607)	(60,070)	(247,766)	23,110	278,831	(76,502)

Net earnings (loss) attributable to:
Controlling interest	(70,607)	(60,070)	(247,766)	29,005	278,831	(70,607)
Non-controlling interests	—	—	—	(5,895)	—	(5,895)

Net loss	$(70,607)	$(60,070)	$(247,766)	$23,110	$278,831	$(76,502)

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

Statements of Cash Flows for the year ended April 30, 2010 (Expressed in thousands of United States dollars)	Parent	Issuer	Guarantor	Non-guarantor	Eliminations	Consolidated
Cash provided by operating activities	$34	$15,179	$59,710	$14,556	$(15,179)	$74,300

Financing activities:
Redemption of convertible preferred equity certificates	(20,000)	—	—	—	—	(20,000)
Sold interest in accounts receivable, net of collections	—	—	—	43,214	—	43,214
Long term debt proceeds	—	268,300	275,919	—	(268,300)	275,919
Long term intercompany flow – issuance of debt	—	—	21,569	(21,569)	—	—
Long term debt repayments	—	(256,675)	(276,214)	(1)	256,675	(276,215)
Long term intercompany flow – repayment of debt	—	—	28,891	(28,891)	—	—
Senior secured notes, senior credit facility and revolver deferred financing costs	—	(182)	(182)	—	182	(182)

Cash (used in) provided by financing activities	(20,000)	11,443	49,983	(7,247)	(11,443)	22,736

Investing activities:
Property and equipment additions	—	—	(147,842)	(14,895)	—	(162,737)
Proceeds from disposal of property and equipment	—	—	84,272	20,956	—	105,228
Aircraft deposits net of lease inception refunds	—	—	(42,606)	—	—	(42,606)
Restricted cash	—	—	(1)	(3,860)	—	(3,861)
Investment in subsidiaries, net of cash acquired	—	—	(13,300)	—	—	(13,300)
Distributions from equity investments	—	—	1,275	—	—	1,275

Cash used in investing activities	—	—	(118,202)	2,201	—	(116,001)
Cash (used in) provided by continuing operations	(19,966)	26,622	(8,509)	9,510	(26,622)	(18,965)

Cash (used in) provided by discontinued operations
Cash flows used in operating activities	—	—	(1)	—	—	(1)
Cash flows provided by financing activities	—	—	1	—	—	1

Cash provided by discontinued operations	—	—	—	—	—	—

Effect of exchange rate changes on cash and cash equivalents	—	—	(680)	1,533	—	853

Change in cash and cash equivalents during the year	(19,966)	26,622	(9,189)	11,043	(26,622)	(18,112)
Cash and cash equivalents, beginning of the year	20,001	30,701	146,448	32,818	(30,701)	199,267
Less: cash and cash equivalents from deconsolidation of variable interest entities	—	—	—	(6,195)	—	(6,195)

Cash and cash equivalents, end of the year	$35	$57,323	$137,259	$37,666	$(57,323)	$174,960

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

Statements of Operations for the year ended April 30, 2009 (Expressed in thousands of United States dollars)	Parent	Issuer	Guarantor	Non-guarantor	Eliminations	Consolidated
Revenue	$—	$—	$430,745	$525,000	$(193,850)	$761,895

Operating expenses:
Direct costs	—	—	(307,730)	(500,718)	196,020	(612,428)
Earnings from equity accounted investees	(613,427)	(687,891)	(118,032)	—	1,420,468	1,118
General and administration costs	(7,326)	(4,224)	10,301	(26,290)	629	(26,910)
Amortization	—	—	(49,082)	(2,896)	—	(51,978)
Restructuring costs	—	—	(4,399)	(1,169)	—	(5,568)
Impairment of receivables and funded residual value guarantees	—	—	(19,756)	(144)	—	(19,900)
Impairment of intangible assets	—	—	(25,000)	—	—	(25,000)
Impairment of assets held for sale	—	—	(2,600)	(2,300)	—	(4,900)
Gain (loss) on disposal of assets	—	—	(181)	1,527	—	1,346
Goodwill impairment	—	—	(551,382)	(87,805)	—	(639,187)

	(620,753)	(692,115)	(1,067,861)	(619,795)	1,617,117	(1,383,407)

Operating income (loss)	(620,753)	(692,115)	(637,116)	(94,795)	1,423,267	(621,512)
Financing charges	(68,478)	(55,043)	(25,064)	1,497	55,266	(91,822)

Loss from continuing operations before income tax	(689,231)	(747,158)	(662,180)	(93,298)	1,478,533	(713,334)
Income tax recovery (expense)	(1,991)	(2,469)	49,133	(37,939)	2,470	9,204

Loss from continuing operations	(691,222)	(749,627)	(613,047)	(131,237)	1,481,003	(704,130)
Net earnings (loss) from discontinued operations, net of tax	—	—	(380)	—	—	(380)

Net loss	$(691,222)	$(749,627)	$(613,427)	$(131,237)	$1,481,003	$(704,510)

Net earnings (loss) attributable to:
Controlling interest	(691,222)	(749,627)	(613,427)	(117,949)	1,481,003	(691,222)
Non-controlling interests	—	—	—	(13,288)	—	(13,288)

Net loss	$(691,222)	$(749,627)	$(613,427)	$(131,237)	$1,481,003	$(704,510)

6922767 HOLDING S.à.r.l.

Notes to Consolidated Financial Statements

Statements of Cash Flows for the year ended April 30, 2009 (Expressed in thousands of United States dollars)	Parent	Issuer	Guarantor	Non-guarantor	Eliminations	Consolidated
Cash provided by operating activities	$(7,812)	$1,996	$152,971	$16,318	$(1,996)	$161,477

Financing activities:
Issuance of Convertible Preferred Equity Certificates	1,574,302	—	—	—	—	1,574,302
Redemption of senior subordinated notes	—	—	(7,800)	—	—	(7,800)
Long term debt proceeds	—	131,207	1,081,207	—	(131,207)	1,081,207
Long term intercompany flow – issuance of debt	—	—	36,778	(36,778)	—	—
Long term debt repayments	—	(102,288)	(105,143)	—	102,288	(105,143)
Long term intercompany flow – repayment of debt	—	—	(2,384)	2,384	—	—
Long term intercompany funding	(1,546,489)	—	1,546,489	—	—	—
Senior secured notes, senior credit facility and revolver deferred financing costs	—	—	(44,893)	—	—	(44,893)
Other	—	—	149	—	—	149

Cash (used in) provided by financing activities	27,813	28,919	2,504,403	(34,394)	(28,919)	2,497,822

Investing activities:
Acquisition of predecessor, net of cash acquired	—	—	(2,357,532)	48,064	—	(2,309,468)
Property and equipment additions	—	—	(133,769)	(1,799)	—	(135,568)
Proceeds from disposal of property and equipment	—	—	36,862	3,050	—	39,912
Internal transfer of assets	—	—	(6,464)	6,464	—	—
Aircraft deposits net of lease inception refunds	—	—	(48,779)	—	—	(48,779)
Restricted cash	—	—	(982)	(980)	—	(1,962)
Other	—	—	2,356	—	—	2,356

Cash used in investing Activities	—	—	(2,508,308)	54,799	—	(2,453,509)
Cash (used in) provided by continuing operations	20,001	30,915	149,066	36,723	(30,915)	205,790
Cash (used in) provided by discontinued operations:
Cash flows provided by operating activities	—	—	1,474	—	—	1,474
Cash flows used in financing activities	—	—	(1,474)	—	—	(1,474)

Cash provided by discontinued operations	—	—	—	—	—	—
Effect of exchange rate changes on cash and cash equivalents	—	(214)	(2,618)	(3,905)	214	(6,523)

Change in cash and cash equivalents during the year	20,001	30,701	146,448	32,818	(30,701)	199,267
Cash and cash equivalents, beginning of the year	—	—	—	—	—	—

Cash and cash equivalents, end of the year	$20,001	$30,701	$146,448	$32,818	$(30,701)	$199,267

Interim Consolidated Financial Statements (Unaudited) (Expressed in thousands of United States dollars) 6922767 HOLDING S.à.r.l. For the nine months ended January 31, 2012 and 2011

6922767 HOLDING S.à.r.l.

Consolidated Balance Sheets

(Expressed in thousands of United States dollars)

(Unaudited)

	January 31, 2012	April 30, 2011
Assets

Current assets:
Cash and cash equivalents	$46,674	$68,921
Receivables, net of allowance	289,408	222,565
Income taxes receivable	22,290	11,457
Deferred income tax assets	18,932	7,596
Inventory (note 4)	91,700	102,224
Prepaid expenses	21,990	17,853
Other assets (note 5)	32,448	36,234

	523,442	466,850
Property and equipment, net	1,003,499	1,133,499
Investments	23,217	23,548
Intangible assets	224,124	243,184
Goodwill	430,097	448,121
Restricted cash	25,448	13,219
Other assets (note 5)	378,300	319,053
Deferred income tax assets	87,627	90,882
Assets held for sale (note 3)	74,913	49,799

	$2,770,667	$2,788,155

Liabilities and Shareholder’s Equity

Current liabilities:
Payables and accruals	$367,466	$364,848
Deferred revenue	32,632	24,183
Income taxes payable	42,641	29,132
Deferred income tax liabilities	9,657	13,035
Current facility secured by accounts receivable (note 2)	60,463	21,571
Other liabilities (note 6)	32,567	32,306
Current portion of long-term debt and capital lease obligations (note 7)	22,962	106,642

	568,388	591,717
Long-term debt and capital lease obligations (note 7)	1,251,704	1,184,844
Liabilities held for sale	1,696	1,608
Deferred revenue	46,206	37,799
Other liabilities (note 6)	166,363	188,654
Deferred income tax liabilities	30,370	36,170

Total liabilities	2,064,727	2,040,792

Redeemable non-controlling interests (note 2)	12,124	3,087

Capital stock: Par value 1 Euro; Authorized and issued: 1,228,377,768 and 1,184,793,767	1,607,101	1,547,101
Contributed surplus	35,354	14,583
Deficit	(890,727)	(832,609)
Accumulated other comprehensive earnings (loss)	(57,912)	15,201

Total shareholder’s equity	693,816	744,276

	$2,770,667	$2,788,155

See accompanying notes to interim consolidated financial statements.

6922767 HOLDING S.à.r.l.

Consolidated Statements of Operations

(Expressed in thousands of United States dollars)

(Unaudited)

	Nine months ended
	January 31, 2012	January 31, 2011

Revenue	$1,239,582	$1,061,336

Operating expenses:
Direct costs	(1,013,356)	(893,474)
Earnings from equity accounted investees	1,642	1,093
General and administration costs	(47,483)	(43,313)
Amortization	(80,891)	(73,048)
Restructuring costs (note 20)	(15,612)	(3,273)
Recovery (impairment) of receivables and funded residual value guarantees	(161)	905
Impairment of intangible assets	(2,712)	(465)
Impairment of assets held for sale (note 3)	(12,554)	(5,197)
Gain on disposal of assets	2,946	2,281

	(1,168,181)	(1,014,491)

Operating income	71,401	46,845

Financing charges (note 8)	(111,071)	(122,779)

Loss from continuing operations before income tax	(39,670)	(75,934)

Income tax recovery (note 9)	1,882	7,706

Loss from continuing operations	(37,788)	(68,228)

Loss from discontinued operations, net of tax (note 3)	(9,528)	(2,400)

Net loss	$(47,316)	$(70,628)

Net earnings (loss) attributable to:
Controlling interest	$(58,118)	$(76,104)
Non-controlling interest	10,802	5,476

Net loss	$(47,316)	$(70,628)

See accompanying notes to interim consolidated financial statements.

6922767 HOLDING S.à.r.l.

Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

	Nine months ended
	January 31, 2012	January 31, 2011

Cash provided by (used in):
Operating activities:
Net loss	$(47,316)	$(70,628)
Less: Loss from discontinued operations, net of tax	(9,528)	(2,400)

Loss from continuing operations	(37,788)	(68,228)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Amortization	80,891	73,048
Gain on disposal of assets	(2,946)	(2,281)
Impairment (recovery) of receivables and funded residual value guarantees	161	(905)
Impairment of intangible assets	2,712	465
Impairment of assets held for sale	12,554	5,197
Earnings from equity accounted investees	(1,642)	(1,093)
Deferred income taxes	(9,108)	(23,268)
Non-cash stock-based compensation expense	771	1,776
Amortization of unfavorable contract credits	(8,683)	(8,497)
Amortization of lease related fixed interest rate obligations	(2,502)	(3,059)
Amortization of long-term debt and lease deferred financing costs	6,264	8,223
Write-off of the senior credit facility deferred financing costs on the long-term debt refinancing	—	47,140
Non-cash accrued interest income on funded residual value guarantees	(5,637)	(5,197)
Mark to market loss (gain) on derivative instruments	11,139	(6,725)
Non-cash defined benefit pension expense	13,316	17,188
Defined benefit contributions and benefits paid	(40,086)	(23,595)
Increase to deferred lease financing costs	(8,680)	(2,102)
Unrealized loss (gain) on foreign currency exchange translation	(1,789)	3,656
Other	4,565	202
Cash flows resulting from changes in operating assets and liabilities (note 14)	(13,762)	9,543

Cash provided by (used in) operating activities	(250)	21,488

Financing activities:
Sold interest in accounts receivable, net of collections	42,657	(5,945)
Proceeds from the issuance of share capital	80,000	—
Proceeds from the senior secured notes	—	1,082,389
Repayment of the senior credit facility debt	—	(1,020,550)
Redemption of senior subordinated notes	—	(129)
Settlement of the interest rate swap and other breakage fees on the long-term debt financing	—	(45,711)
Long-term debt proceeds	600,000	137,800
Long-term debt and capital lease obligation repayments	(565,743)	(118,996)
Increase in senior secured notes and revolver deferred financing costs	—	(41,736)

Cash provided by (used in) financing activities	156,914	(12,878)

6922767 HOLDING S.à.r.l.

Consolidated Statements of Cash Flows (continued)

(Expressed in thousands of United States dollars)

(Unaudited)

	Nine months ended
	January 31, 2012	January 31, 2011

Investing activities:
Property and equipment additions	(253,048)	(180,373)
Proceeds from disposal of property and equipment	165,238	60,382
Aircraft deposits net of lease inception refunds	(59,360)	(15,934)
Restricted cash	(12,978)	(7,785)
Distributions from equity investments	936	—

Cash used in investing activities	(159,212)	(143,710)

Cash used in continuing operations	(2,548)	(135,100)

Cash flows provided by (used in) discontinued operations:
Cash flows used in operating activities	1,695	155
Cash flows provided by financing activities	(1,695)	(155)

Cash provided by (used in) discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents	(19,699)	4,377

Decrease in cash and cash equivalents during the period	(22,247)	(130,723)

Cash and cash equivalents, beginning of period	68,921	174,960

Cash and cash equivalents, end of period	$46,674	$44,237

See accompanying notes to interim consolidated financial statements.

6922767 HOLDING S.à.r.l.

Consolidated Statements of Shareholder’s Equity

(Expressed in thousands of United States dollars)

(Unaudited)

Nine months ended January 31, 2012	Capital stock	Contributed surplus	Deficit	Accumulated other comprehensive earnings (loss)	Total shareholder’s equity	Total comprehensive earnings (loss)	Redeemable non- controlling interests

April 30, 2011	$1,547,101	$14,583	$(832,609)	$15,201	$744,276	$—	$3,087

Issuance of share capital	60,000	20,000	—	—	80,000	—	—
Net change in cash flow hedges	—	—	—	(2,146)	(2,146)	(2,146)	—
Foreign currency translation	—	—	—	(69,721)	(69,721)	(71,363)	(1,642)
Stock compensation expense	—	771	—	—	771	—	—
Defined benefit plan, net of income tax	—	—	—	(1,246)	(1,246)	(1,369)	(123)
Net earnings (loss)	—	—	(58,118)	—	(58,118)	(47,316)	10,802

January 31, 2012	$1,607,101	$35,354	$(890,727)	$(57,912)	$693,816	$(122,194)	$12,124

Nine months ended January 31, 2011	Capital stock	Contributed surplus	Deficit	Accumulated other comprehensive earnings (loss)	Total shareholder’s equity	Total comprehensive earnings (loss)	Redeemable non- controlling interests

April 30, 2010	$1,546,955	$12,928	$(762,271)	$(105,109)	$692,503	$—	$(25,027)

Net change in cash flow hedges	—	—	—	(220)	(220)	(220)	—
Foreign currency translation	—	—	—	26,515	26,515	25,091	(1,424)
Stock compensation expense	—	1,776	—	—	1,776	—	—
Defined benefit plan, net of income tax	—	—	—	(4,872)	(4,872)	659	5,531
Net earnings (loss)	—	—	(76,104)	—	(76,104)	(70,628)	5,476

January 31, 2011	$1,546,955	$14,704	$(838,375)	$(83,686)	$639,598	$(45,098)	$(15,444)

See accompanying notes to interim consolidated financial statements.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

1.	Significant accounting policies:

(a)	Basis of presentation:

The unaudited interim consolidated financial statements (“interim financial statements”) include the accounts of 6922767 Holding S.à.r.l. and its subsidiaries after elimination of all significant intercompany accounts and transactions. The interim financial statements are presented in United States dollars and have been prepared in accordance with the United States Generally Accepted Accounting Principles (“US GAAP”) for interim financial information. Accordingly, the interim financial statements do not include all of the information and disclosures for complete financial statements.

In the opinion of management, these financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations and cash flows for the periods indicated. Results of operations for the periods presented are not necessarily indicative of results of operations for the entire year.

The financial information as of April 30, 2011 is derived from the Company’s annual audited consolidated financial statements and notes for the fiscal year ended April 30, 2011. These interim financial statements should be read in conjunction with the Company’s consolidated financial statements and related notes included in the Company’s annual audited consolidated financial statements.

(b)	Foreign currency:

The currencies which most influence the Company’s foreign currency translations and the relevant exchange rates were:

	Nine months ended
	January 31, 2012	January 31, 2011

Average rates:
US $/£	1.594359	1.545641
US $/CAD	1.003814	0.975229
US $/NOK	0.177876	0.164034
US $/AUD	1.039149	0.931831
US $/€	1.382253	1.306710

Period end rates:
US $/£	1.575209	1.603971
US $/CAD	0.994827	0.997805
US $/NOK	0.170215	0.173119
US $/AUD	1.059789	0.997605
US $/€	1.305213	1.371483

(c)	Recent accounting pronouncements:

Multiple deliverables in revenue arrangements:

In October 2009, the Financial Accounting Standards Board (”FASB”) issued new guidance on multiple deliverables in revenue arrangements, which was adopted by the Company on May 1, 2011 for new revenue arrangements entered into or materially modified after this date. This update provides guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting and establishes a selling price

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

1.	Significant accounting policies (continued):

(c)	Recent accounting pronouncements (continued):

hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable is based on: vendor-specific objective evidence, if available; third-party evidence if vendor-specific objective evidence is not available; or estimated selling price if neither vendor-specific or third-party evidence is available.

The Company has determined that the new guidance is applicable to its long-term Power by Hour (“PBH”) contracts with third-party customers to provide maintenance and repair and overhaul (“R&O”) services on customer owned engines and components. These R&O contracts contain multiple deliverables that include predetermined major component overhauls at specific intervals based on hours flown and ongoing routine maintenance on major and non-major components. Each deliverable is treated as a separate unit of accounting as each deliverable has value to the customer on a stand-alone basis. For contracts entered into or materially modified after May 1, 2011, the relative-selling-price method has been used to allocate the consideration to these deliverables. Under this method, the selling price of the scheduled major overhaul has been determined based on the price charged for an overhaul when it is sold separately by the Company and the selling price for the ongoing routine maintenance using the best estimate of selling price. On the adoption of this standard, there was no significant impact on the financial position, cash flows or results of operations.

Presentation of comprehensive income in financial statements:

In June 2011, the FASB issued an accounting pronouncement that provides new guidance on the presentation of comprehensive income in financial statements. Entities are required to present total comprehensive income either in a single, continuous statement of comprehensive income or in two, separate, but consecutive, statements. Under the single-statement approach, entities must include the components of net income, a total for net income, the components of other comprehensive income and a total for comprehensive income. Under the two-statement approach, entities must report a statement of income and, immediately following, a statement of comprehensive income. Under either method, entities must display adjustments for items reclassified from other comprehensive income to net income in both net income and comprehensive income. The provisions for this pronouncement are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, with early adoption permitted. We will adopt this pronouncement for our fiscal year beginning May 1, 2012.

Annual goodwill impairment testing:

In September 2011, the FASB amended the accounting guidance on the annual goodwill impairment testing to allow for the assessment of qualitative factors in determining if it is more likely than not that goodwill might be impaired and whether it is necessary to perform the two-step goodwill impairment test required by the current accounting standards. This guidance is effective for our fiscal year ending April 30, 2012. We have determined that this new guidance will not have a material impact on our consolidated financial statements.

Multiemployer defined benefit plans:

In September 2011, the FASB provided additional guidance on disclosures surrounding multiemployer defined benefit plans including the level of Company participation in the plan, the financial health of the plan and the nature of commitments to the plan. This guidance will be effective for our fiscal year ending April 30, 2013. We are currently assessing the impact of this new guidance on our consolidated financial statements.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

1.	Significant accounting policies (continued):

(c)	Recent accounting pronouncements (continued):

Financial instruments:

In May 2011, the Financial Accounting Standards Board (“FASB”) issued an accounting amendment for fair value measurements and related disclosures. This amendment provides guidance about how fair value should be applied where it already is required or permitted under US GAAP. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. The provisions for this pronouncement are effective for interim and annual periods beginning on or after December 15, 2011. This guidance will be effective for the quarter beginning February 1, 2012. We are currently assessing the impact of this amendment on our consolidated financial statements.

2.	Variable interest entities:

(a)	VIEs of which the Company is the primary beneficiary:

(i)	Local ownership VIEs:

Certain areas of operations are subject to local governmental regulations that may limit foreign ownership of aviation companies. Accordingly, operations in certain jurisdictions may require the establishment of local ownership entities that are considered to be VIEs. The nature of the Company’s involvement with consolidated local ownership entities is as follows:

EEA Helicopters Operations B.V. (“EHOB”)

EHOB is incorporated in the Netherlands and through its wholly-owned subsidiaries in Norway, Denmark, the Netherlands, the United Kingdom and Ireland provides helicopter flying services to customers in Europe.

The Company owns 49.9% of the common shares (9,896,085 Class B shares) of EHOB, with the remaining 50.1% of the common shares (9,935,750 Class A shares) held by a European investor. The Management Board of EHOB is comprised of one director nominated by the Class B shareholders and three directors nominated by the Class A shareholder.

The Company also owns 7,000,000 par value 1 Euro Profit Certificates in EHOB. Through its ownership of the Profit Certificates, the Company is entitled to a cumulative annual dividend equal to 30% of the issue price of each Profit Certificate (equivalent to a cumulative annual dividend of € 2.1 million) for the first 7 years after issuance and thereafter, a cumulative annual dividend equal to 5% of the issue price of each Profit Certificate (equivalent to a cumulative annual dividend of €0.35 million), subject to Board approval and the availability of cash and further subject to any and all restrictions applicable under Dutch law.

The Company also holds a call option over the Class A shareholder’s stock in EHOB and has granted a put option to the Class A shareholder which entitles the Class A shareholder to put its shares back to the Company. Both the put and call are exercisable in certain circumstances

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

2.	Variable interest entities (continued):

(a)	VIEs of which the Company is the primary beneficiary (continued):

(i)	Local ownership VIEs (continued):

including: liquidation, events of default, and if the Company makes a public offering of its shares resulting in change in control. The Class A shareholder also holds a call option over the Company’s Class B shares which is exercisable only in the event of bankruptcy.

The Company has determined that the activities that most significantly impact the economic performance of EHOB are: servicing existing flying services contracts and entering into new contracts, safety and training, and maintenance of aircraft. Through agreement with EHOB, the Company has the right to enter directly into new flying services contracts and require that EHOB act as the subcontractor for provision of those services. EHOB’s fleet of aircraft is leased entirely from the Company and the lease agreements require that all aircraft maintenance be provided by the Company. The shareholders’ agreement requires EHOB to ensure safety standards meet minimums set by the Company.

As a result of consolidating EHOB, the Company has recorded a non-controlling interest relating to the 50.1% Class A shareholder’s interest in the net assets of EHOB. As at January 31, 2012, the redeemable non-controlling interest is $12.1 million (April 30, 2011 – $3.1 million). Because of the terms of the put and call arrangements with the European investor, the non-controlling interest is considered redeemable and is classified outside of equity.

BHH – Brazilian Helicopter Holdings S.A. (“BHH”)

BHH holds an investment in the common shares of its subsidiary, BHS – Brazilian Helicopter Services Taxi Aereo S.A. (“BHS”). BHS provides helicopter flying services to customers in Brazil.

The Company owns 100% of the non-voting preferred shares and 20% of the ordinary voting shares. The remaining equity interest comprised of 80% of the ordinary voting shares is held by a Brazilian investor, whose investment was financed by the Company and is therefore considered to be a related party. The Company has entered into a put/call arrangement which gives it the right to purchase the BHH shares held by the Brazilian investor and the Brazilian investor the right to put its shares to the Company at any time and for any reason. The put/call price is the greater of the book value of the shares and the original capital contribution plus 2% per annum. The guaranteed return due to the Brazilian investor is a nominal amount that has been recorded as a redeemable non-controlling interest.

The Company has entered into a shareholders’ agreement with the Brazilian Investor, which requires unanimous shareholder consent for important business decisions.

CHC Helicopters Canada Inc (“CHC Canada”)

CHC Canada provides helicopter flying services to customers in Canada.

The Company owns 200,000 Class A Common Shares (25%) and 200,000 (100%) Class B Non-voting Preferred Shares of CHC Canada, with the remaining 600,000 (75%) of the Class A Common Shares. The Board of CHC Canada is comprised of one director nominated by the Company and two directors nominated by the Canadian Investor.

The Company has entered in an arrangement which allows the Canadian Investor to put its shares back to it at any time for any reason. The Company has also entered into a call arrangement which

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

2.	Variable interest entities (continued):

(a)	VIEs of which the Company is the primary beneficiary (continued):

(i)	Local ownership VIEs (continued):

allows it or the Canadian Investor to elect to purchase the other party’s shares. The calls are exercisable in certain circumstances including: liquidation, events of default, and if the Company makes a public offering of its shares resulting in change of control. The price on the put and the call arrangement is the higher of the book value of the shares and the original capital contribution plus 6% per annum. The guaranteed return due to the Canadian investor is a nominal amount that has been recorded as a redeemable non-controlling interest.

The Company has entered into a shareholder’s agreement with the Canadian Investor, which requires unanimous shareholder consent for CHC Canada to enter into any material contracts.

Other local ownership VIEs

The Company also has operations in several other countries that are conducted through entities with local ownership. The Company has consolidated these entities because the local owners do not have extensive knowledge of the aviation industry and defer to the Company in the overall management and operation of these entities.

Financial information of local ownership VIEs

All of the local ownership VIEs and their subsidiaries have the same purpose and are exposed to similar operational risks and are monitored on a similar basis by management. As such, the financial information reflected on the consolidated balance sheets and statements of operations for all local ownership VIEs has been presented in the aggregate below, including intercompany amounts with other consolidated entities:

	January 31, 2012	April 30, 2011
Cash and cash equivalents	$41,410	$57,652
Receivables, net of allowance	75,301	40,256
Other current assets	30,928	38,116
Goodwill	72,112	72,619
Other long-term assets	82,704	44,727

Total assets	$302,455	$253,370

Payables and accruals	$207,608	$155,882
Other current liabilities	40,684	50,170
Accrued pension obligations	45,285	49,024
Other long-term liabilities	58,979	48,972

Total liabilities	$352,556	$304,048

	Nine months ended
	January 31, 2012	January 31, 2011
Revenue	779,350	786,526
Net earnings	6,461	10,521

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

2.	Variable interest entities (continued):

(a)	VIEs of which the Company is the primary beneficiary (continued):

(ii)	Accounts receivable securitization:

The Company enters into trade receivables securitization transactions to raise financing, through the sale of pools of receivables, or beneficial interests therein, to a VIE, Finacity Receivables – CHC 2009, LLC (“Finacity”). Finacity only buys receivables, or beneficial interests therein, from the Company. These transactions with Finacity satisfy the requirements for sales accounting treatment. Finacity is financed directly by a multi-seller commercial paper conduit, Hannover Funding Company LLC (“Hannover”), which purchases undivided ownership interests in the receivables, or beneficial interests therein, acquired by Finacity from the Company.

The Company has determined that servicing decisions most significantly impact the economic performance of Finacity and as the Company has the power to make these decisions, it is the primary beneficiary of Finacity.

As a result of consolidation, intercompany receivables and payables between the Company and Finacity together with any gain/(loss) arising from the sales treatment of the securitization transactions have been eliminated. The securitized assets and associated liabilities are included in the consolidated financial statements. Cash and cash equivalent balances of Finacity are used only to support the securitizations of the receivables transferred, including the payment of related fees, costs and expenses. The receivables that have been included in securitizations are pledged as security for the benefit of Hannover and are only available for payment of the debt or other obligations arising in the securitization transactions until the associated debt or other obligations are satisfied. The asset backed debt has been issued directly by Finacity.

The following table shows the assets and the associated liabilities related to the Company’s secured debt arrangements that are included in the consolidated financial statements:

	January 31, 2012	April 30, 2011
Restricted cash	$14,584	$3,399
Transferred receivables	68,144	25,274
Current facility secured by accounts receivable	60,463	21,571

(iii)	Trinity Helicopters Limited:

As at January 31, 2012 the Company leased two aircraft from Trinity Helicopters Limited (“Trinity”), an entity considered to be a VIE. Prior to December 2011, Trinity was funded by an unrelated lender who was considered to be the primary beneficiary. In conjunction with the Company’s lease covenant negotiations (Note 17), the Company agreed to purchase the aircraft off lease from the lender. Instead of outright purchasing the aircraft the Company loaned the lease termination sum to Trinity who used these funds to repay the financing from the unrelated lender and continued to lease the aircraft to the Company. The security interest in the aircraft was assigned to the Company.

The Company has been determined to be the primary beneficiary of the VIE and began consolidating this entity upon repayment of the previous lendor. Prior to consolidation of this entity, the aircraft leases were recorded as capital leases.

Trinity owns aircraft with a book value and fair value of $13.3 million as of January 31, 2012.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

2.	Variable interest entities (continued):

(b)	VIEs of which the Company is not the primary beneficiary:

(i)	Local ownership VIEs:

Thai Aviation Services (“TAS”)

TAS provides helicopter flying services in Thailand. The Company has a 29.9% interest in the ordinary shares of TAS, with the remaining 70.1% owned by a group of Thai Investors who are considered to be related to each other. The Thai investors have the ability to call and the Company has the ability to put all shares owned by the Company to the Thai investors at fair value in the event of a dispute.

The Company has determined that the activities that most significantly impact the economic performance of TAS are: servicing existing flying services contracts and entering into new contracts, safety and training, maintenance of aircraft and other investment activities. The Thai investors have the ability to control the majority of these decisions through Board majority.

The following table summarizes the amounts recorded for TAS in the consolidated balance sheet:

	January 31, 2012		April 30, 2011
	Carrying amounts	Maximum exposure to loss	Carrying amounts	Maximum exposure to loss
Receivables, net of allowances	$2,077	$2,077	$2,107	$2,107
Equity method investment	15,030	15,030	14,250	14,250

(ii)	Leasing entities:

Related party lessors

As at January 31, 2012 the Company had operating lease agreements for the lease of 20 aircraft from individual related party entities considered to be VIEs. The total operating lease expense for these leases was $19.0 million for the nine months ended January 31, 2012 (January 31, 2011 – $14.9 million), with $3.3 million outstanding in payables and accruals at January 31, 2012.

The lessor VIEs are considered related parties because they are partially financed through equity contributions from entities that have also invested in the Company. The Company has determined that the activity that most significantly impacts the economic performance of the related party lessor VIEs is the remarketing of the aircraft at the end of the lease term. As the Company does not have the power to make remarketing decisions, the Company has determined that it is not the primary beneficiary of the lessor VIEs.

Other VIE lessors

At January 31, 2012 the Company leased eight aircraft from two different entities considered to be VIEs. At January 31, 2012, all eight leases were considered to be operating leases.

The Company has determined that the activity that most significantly impacts the economic performance of the lessor VIEs is the remarketing of the aircraft at the end of the lease term. As the Company does not have the power to make remarketing decisions, the Company has determined that it is not the primary beneficiary of the lessor VIEs.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

2.	Variable interest entities (continued):

(b)	VIEs of which the Company is not the primary beneficiary (continued):

(ii)	Leasing entities (continued):

The following table summarizes the amounts recorded in respect of the operating leases with VIE lessors:

	January 31, 2012		April 30, 2011
	Carrying amounts	Maximum exposure to loss	Carrying amounts	Maximum exposure to loss
Funded residual value guarantees (note 5)	$—	$—	$2,386	$2,386
Intangible assets	—	—	1,752	1,752
Payables and accruals	42	NA	330	NA

The following table summarizes the amounts recorded in respect of the capital leases with VIE lessors:

	January 31, 2012		April 30, 2011
	Carrying amounts	Maximum exposure to loss	Carrying amounts	Maximum exposure to loss
Assets under capital lease	$—	$—	$20,776	$20,776
Capital lease obligations	—	—	15,515	NA

3.	Assets held for sale and discontinued operations:

The Company has classified certain assets such as aircraft and buildings as held for sale as these assets are ready for immediate sale and management expects these assets to be sold within one year. Aircraft that have been classified as held for sale represent old technology aircraft that are being replaced with new technology aircraft. The buildings classified as held for sale result from management’s decision to relocate its operations. During the nine months ended January 31, 2012, there were three aircraft that were reclassified to assets held for use as management reviewed its fleet strategy and decided to redeploy these aircraft to the flying operations.

The Company recognized impairments on aircraft and building held for sale on the write-down to their fair value less costs to sell of $12.6 million for the nine months ended January 31, 2012, which is related to the Corporate and other segment. The Company also recognized an impairment of $8.4 million net of tax on the

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

3.	Assets held for sale and discontinued operations (continued):

write-down of its discontinued operations to its fair value for the nine months ended January 31, 2012. Fair value is based on third party appraisals using market data, which is a Level 2 measurement in the fair value hierarchy.

	January 31, 2012		April 30, 2011
	# Aircraft		# Aircraft

Aircraft held for sale:
Book value, beginning of year	12	$31,782	25	$46,973
Classified as held for sale, net of impairment	14	70,590	10	25,044
Sales	(4)	(15,200)	(18)	(22,692)
Reclassified as held for use	(3)	(12,740)	(5)	(19,121)
Foreign exchange		(1,566)	—	1,578

Aircraft held for sale	19	72,866	12	31,782

Buildings held for sale	—	1,188	—	3,407

Discontinued operations	—	859	—	14,610

Total assets held for sale		$74,913		$49,799

4.	Inventory:

	January 31, 2012	April 30, 2011

Work-in-progress for maintenance contracts under completed contract accounting	$8,516	$5,989
Consumables	94,158	105,713
Provision for obsolescence	(10,974)	(9,478)

	$91,700	$102,224

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

5.	Other assets:

	January 31, 2012	April 30, 2011

Current:
Funded residual value guarantees	$8,041	$9,232
Deferred financing costs	7,271	6,857
Mobilization costs	5,623	5,339
Prepaid aircraft rentals	4,958	3,870
Foreign currency embedded derivatives and forward contracts (note 13)	4,583	9,389
Residual value guarantee	1,972	1,547

	$32,448	$36,234

Non-current:
Funded residual value guarantees	$186,056	$164,339
Aircraft deposits	54,160	37,268
Deferred financing costs	53,776	52,176
Accrued pension asset	26,516	15,326
Prepaid aircraft rentals	14,863	15,563
Mobilization costs	12,702	10,328
Residual value guarantee	11,321	9,358
Security deposits	10,013	512
Pension guarantee assets	4,851	5,406
Foreign currency embedded derivatives and forward contracts (note 13)	2,743	8,765
Other assets	1,299	12

	$378,300	$319,053

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

6.	Other liabilities:

	January 31, 2012	April 30, 2011

Current:
Foreign currency embedded derivatives and forward contracts (note 13)	$15,600	$10,755
Unfavorable contract credits	5,681	12,238
Aircraft modifications	4,610	3,148
Fixed interest rate obligations	2,907	3,167
Deferred gains on sale-leasebacks of aircraft	1,651	589
Lease aircraft return costs	1,327	1,585
Contract inducement	791	824

	$32,567	$32,306

Non-current:
Accrued pension obligations	$87,428	$103,877
Foreign currency embedded derivatives and forward contracts (note 13)	17,919	24,807
Unfavorable contract credits	—	3,060
Residual value guarantees	16,680	12,852
Contract inducement	10,277	11,323
Insurance claims accrual	9,912	10,417
Fixed interest rate obligations	4,020	6,262
Deferred gains on sale-leasebacks of aircraft	11,487	4,683
Deferred rent liabilities	3,356	3,645
Other	5,284	7,728

	$166,363	$188,654

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

7.	Long-term debt and capital lease obligations:

	Principal Repayment terms	Facility maturity dates	January 31, 2012	April 30, 2011

Senior secured notes	At maturity	October 2020	$1,083,808	$1,082,936
Revolving credit facility:
US LIBOR plus margin	At maturity	October 2015	140,000	70,000
Other term loans:
Eurocopter Loan - 2.50%	At maturity	October 2011	—	1,618
Eurocopter Loan - 2.50%	At maturity	December 2015 - January 2016	4,534	—
EDC US loan - 5.04%	Semi-annually	November 2011	—	1,959
EDC-B.A. CDOR rate (6 month) plus a 0.8% margin	Semi-annually	June 2014	2,698	3,993
EDC-B.A. CDOR rate (6 month) plus a 0.8% margin	Semi-annually	April 2018	11,160	13,609

Capital lease obligations	Quarterly	February 2012 - May 2014	32,466	117,371

Total long-term debt and capital lease obligations			1,274,666	1,291,486

Less: current portion			(22,962)	(106,642)

Long-term debt and capital lease obligations			$1,251,704	$1,184,844

Pursuant to the Registration Rights Agreement, the Company must register the senior secured notes (the “notes”) with the Securities Exchange Commission within 720 days of October 4, 2010, the issuance date of the notes. If the exchange offer is not completed by the specified date, the Company will incur a financial penalty equal to a 0.25% per annum on the principal outstanding for the first 90 days and increasing by an additional 0.25% per annum for each subsequent 90 day period up to a maximum of 1.00% per annum. At January 31, 2012, no liability has been accrued as damages are not probable.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

8.	Financing charges:

	Nine months ended
	January 31, 2012	January 31, 2011

Interest on debt obligations	$89,256	$64,270
Write-off of unamortized deferred financing costs on the senior facility	—	47,140
Amortization of deferred financing costs	4,953	5,603
Loss on interest rate swap	—	8,656
Net loss (gain) on derivative financial instruments	7,892	(5,859)
Foreign exchange loss (gain)	7,798	(5,372)
Amortization of guaranteed residual values	1,354	899
Other interest (income) expense	(182)	7,442

	$111,071	$122,779

9.	Income taxes:

The effective income tax rate was 4.7% for the nine months ended January 31, 2012 (for the nine months ended January 31, 2011 – 10.1%). The decrease in the income tax recovery as compared to the prior year is due primarily to a decrease in rate differences in various jurisdictions and functional currency adjustments, offset by a decrease in the valuation allowance, which increases the income tax recovery.

As at January 31, 2012, there was $15.8 million in unrecognized tax benefits, all of which would have an impact on the effective tax rate, if recognized.

During the nine months ended January 31, 2012 and January 2011, interest and penalties totaling $0.3 million and $0.6 million respectively were reversed.

10.	Share capital:

During the nine months ended January 31, 2012, the Company issued 43,584,000 shares of capital stock for consideration of $60.0 million and issued one share of capital stock for consideration of $20.0 million, which was allocated one Euro to the Share Capital of the Company and $20.0 million to contributed surplus.

Subsequent to January 31, 2012, the Company issued an additional two shares of capital stock for consideration of $20.0 million, which was allocated two Euros to the Share Capital of the Company and $20.0 million to contributed surplus.

11.	Stock Based Compensation:

(a)	2011 Management Equity Plan (“2011 Plan”):

On December 30, 2011, 6922767 Holding (Cayman) Inc., the parent of the Company (“the Parent”), adopted an equity compensation plan that permits it to grant time and performance options, performance options and/or restricted share units to certain eligible employees, directors or consultants of the Parent and its affiliates. As of January 31, 2012, a maximum of 137.1 million of the outstanding Ordinary B shares may be granted under the 2011 Plan.

The time and performance options vest in four equal annual installments of 25% beginning one year from the date of grant. All of the unvested time and performance options will vest immediately in the event the Ordinary A shareholders receive distributions equal to their initial investment or on a change of control.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

11.	Stock Based Compensation (continued):

(a)	2011 Management Equity Plan (“2011 Plan”) (continued):

The time and performance options cannot be exercised until the occurrence of (1) an initial public offering or subsequent public offering of the equity of the Company or (2) the merger, consolidation, sale of interests or sale of assets of the Company (collectively, an “Exit Event”), which results in an exit value being equal to or in excess of the initial investment by the Ordinary A shareholders in the Parent.

The term of stock options issued under the 2011 Plan may not exceed the earlier of an Exit Event or ten years from the date of grant. Under the 2011 Plan, the time and performance options and the performance options are granted at an exercise price that is not to be less than 100% of the fair value of an Ordinary B share of 6922767 Holding (Cayman) Inc. on the date of grant.

The performance options vest and are exercisable in up to three equal tranches based on the satisfaction of specified performance conditions. The first third of the options will vest on the occurrence of an Exit Event which results in an exit value being equal to or in excess of the initial investment by the Ordinary A shareholders. The second third of the options will vest on the occurrence of an Exit Event which results in an exit value being equal to or in excess of two times the initial investment by the Ordinary A shareholders. The remaining options will vest on the occurrence of an Exit Event which results in an exit value being equal to or in excess of two and a half times the initial investment by the Ordinary A shareholders.

Restricted Share Units (“RSUs”) vest on the date of grant as they are fully paid up on the grant date. The eligible employee receives Ordinary B shares of the Parent equal to the number of RSUs in exchange for the RSUs on the earlier to occur of (1) the fifth anniversary of the date of grant and (2) the date of a change of control. The holders of RSUs are entitled to receive cash dividend equivalents based on the cash dividends paid on the Ordinary B shares during the period the RSUs are outstanding.

The following table summarizes the time and performance stock option activity under the 2011 Plan:

	Nine months ended January 31, 2012
	Number of options	Weighted average exercise price	Weighted remaining contractual life

Outstanding, beginning of period	—	$—
Granted	35,879,451	0.65
Forfeited	—	—
Exchanged options	5,676,525	0.65

Outstanding, end of period	41,555,976	$0.65	9.9 years

Exercisable, end of period	—

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

11.	Stock Based Compensation (continued):

(a)	2011 Management Equity Plan (“2011 Plan”) (continued):

The following table summarizes the performance stock option activity under the 2011 Plan:

	Nine months ended January 31, 2012
	Number of options	Weighted average exercise price	Weighted remaining contractual life

Outstanding, beginning of period	—	$—
Granted	73,867,700	0.65
Forfeited	—	—
Exchanged shares	170,000	0.65

Outstanding, end of period	74,037,700	$0.65	9.9 years

Exercisable, end of period	—

For accounting purposes, time and performance stock options are considered to have a market condition (based on the exit value) and a performance condition (based on an Exit Event). The effect of the market condition has been reflected in the grant date fair value of the award.

The fair value of the 2011 stock options was estimated using a Monte-Carlo simulation model. The key factors that will create value in these awards include the year of an Exit Event, the probability that an Exit Event will occur in a particular year, the risk free interest rate and the ultimate exit value of the Company, which is estimated using historical volatility and implied volatility data of ten peer companies’ stock price. The following table indicates ranges of estimates and assumptions used in the calculation:

Year of Exit Event		2012 - 2019
Probability of Exit Event	Base case	50% in years 2014 to 2017
	Accelerated exit	25% in years 2013 to 2016
	Delayed exit	25% in years 2015 and 2018
Risk free rate		0.03% - 2.01%
Expected dividends		nil
Historical volatility		43.59% - 51.88%

The weighted average grant date fair value of the time and performance stock options granted during 2012 was $0.23 per share. No compensation expense has been recognized in relation to the time and performance options during the nine months ended January 31, 2012 as the performance criteria has not been met and it is not probable that the criteria will be met in the future. If the performance condition related to the Exit Event had occurred on January 31, 2012, we would have recorded $10.4 million of stock compensation expense on that date related to the time and performance options.

The weighted average grant date fair value of the performance options granted during 2012 was $0.21 per option. No compensation expense has been recognized in relation to the performance options during the nine months ended January 31, 2012 as the performance criteria have not been met and there is not yet enough certainty that the criteria would be met in the future. If the Exit Event had occurred on January 31, 2012 and had realized (1) an exit value being equal to or in excess of the initial investment by the Ordinary A shareholders the Company would have recorded $5.6 million of stock

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

11.	Stock Based Compensation (continued):

(a)	2011 Management Equity Plan (“2011 Plan”) (continued):

compensation expense, (2) an Exit Event which results in an exit value being equal to or in excess of two times the initial investment by the Ordinary A shareholders the Company would have recorded $10.7 million of stock compensation expense (3) an exit value equal to or exceeding two and a half times the initial investment by the Ordinary A shareholders, the Company would have recorded $15.1 million of stock compensation expense on that date related to the performance options.

(b)	Share Incentive Plan (“2008 Plan”):

On September 16, 2008 the Company introduced a Share Incentive Plan (“the 2008 Plan”) under which options and Special Share Awards can be granted to eligible employees of the Company.

Under the 2008 Plan, options may be granted to employees to purchase Ordinary B shares of the Parent. The total number of Ordinary B shares allotted for future issuance under the Plan is 10% of the Ordinary A and B shares of the Parent Company as of September 16, 2008. Each option provides the right to purchase one Ordinary B share. Each option expires at the earlier of the tenth anniversary of the effective date of such options or the occurrence of a Exit Event as defined in the Plan.

Under the Plan, employees may also be granted the right to subscribe to Special A shares of the Parent Company at a specified subscription price. Each Special A share issued may be redeemed in cash or in kind in connection with a future Exit Event. Special A shares vest when two performance criteria have been met: an Exit Event occurs and the value of the exit equals or exceeds 2 times the original investment on September 16, 2008. Special A shares can only be redeemed six months and one day after vesting. The total number of Special A shares allotted for future issuance under the Plan is 10,000,000.

On December 30, 2011, certain employees exchanged 3,784,350 unvested options and 1,892,175 of the options that vested on September 16, 2011 under the 2008 Plan for the same number of time and performance options under the 2011 Plan. The same employees exchanged 170,000 Special A shares for the same number of performance options under the 2011 Plan.

The exchange of the options changed the exercise price from $1 to $0.6515, which resulted in an incremental cost of $0.4 million. No compensation expense has been recognized in relation to the incremental cost during the nine months ended January 31, 2012 as the performance criteria related to Exit Event has not been met and it is not probable that the criteria will be met in the future. As of December 30, 2011, $1.3 million remained to be recognized for the unvested 2008 options. The unrecognized compensation expense of $1.3 million will be recognized over the four year vesting period as the options would have vested under the terms of the original options.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

11.	Stock Based Compensation (continued):

(b)	Share Incentive Plan (“2008 Plan”) (continued):

The following table summarizes the stock option activity under the 2008 Plan:

	January 31, 2012			April 30, 2011
	Number of options	Weighted average exercise price	Weighted remaining contractual life	Number of options	Weighted average exercise price	Weighted remaining contractual life

Outstanding, beginning of period/year	29,829,585	$1.00		38,956,549	$1.00
Granted	—	—		—	—
Forfeited	(1,780,871)	1.00		(9,126,964)	1.00
Exchanged options	(5,676,525)	1.00		—	—

Outstanding, end of period/year	22,372,189	$1.00	6.6 years	29,829,585	$1.00	7.4 years

Exercisable, end of period/year	20,702,623			19,533,926

There were no Special A shares granted during the nine months ended January 31, 2012 (2011 – nil), 36,000 Special A shares were forfeited (2011 – 172,000) and 170,000 Special A shares were exchanged for 170,000 performance options in the 2011 plan (2011 – nil). At January 31, 2012 there were 318,000 unvested Special A shares outstanding (2011 – 524,000).

No compensation expense has been recognized in relation to the Special A shares during the nine months ended January 31, 2012 (2011 – nil) as the two performance criteria have not been met and there is not yet enough certainty that the criteria would be met in the future. If the two performance criteria had been met on January 31, 2012, we would have recorded $2.4 million of stock compensation expense on that date related to the Special A shares.

During the nine months ended January 31, 2012, the Company recorded stock compensation expense of $0.8 million (2011 – $1.8 million) in the statement of operations.

12.	Employee pension plans:

The net defined benefit pension plan expense is as follows:

	Nine months ended
	January 31, 2012	January 31, 2011

Current service cost	$14,015	$14,805
Interest cost	27,195	25,020
Expected return on plan assets	(26,009)	(22,205)
Amortization of net actuarial and experience losses	408	1,609
Employee contributions	(2,293)	(2,041)

	$13,316	$17,188

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

13.	Derivative financial instruments and fair value measurements:

The Company is exposed to foreign exchange risk primarily from its subsidiaries which incur revenue and operating expenses in currencies other than US dollars with the most significant being Pound Sterling, Norwegian Kroner, Canadian dollars, Australian dollars and Euros. The Company monitors these exposures through its cash forecasting process and regularly enters into foreign exchange forward contracts to manage its exposure to fluctuations in expected future cash flows from foreign operations and anticipated transactions in currencies other than the functional currency.

The Company’s outstanding foreign exchange forward contracts are as follows:

	Notional		Fair value asset (liability)	Maturity dates

January 31, 2012:
Purchase contracts to sell US dollars and buy Canadian dollars	CAD	244,844	$4,344	February 2012 to June 2014

Purchase contracts to sell US dollars and buy Euros		€33,656	(6,690)	February 2012 to September 2012

The Company enters into long-term revenue and other agreements, which provide for pricing denominated in currencies other than the functional currency of the parties to the contract. These pricing features were determined to be an embedded derivative which has been bifurcated for valuation and accounting purposes. The embedded derivative contracts are measured at fair value and included in other assets or other liabilities.

The following tables summarize the financial instruments measured at fair value on a recurring basis excluding cash and cash equivalents and restricted cash:

	January 31, 2012
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Fair value

Financial assets:
Other assets, current:
Foreign currency forward contracts	$—	$3,804	$—	$3,804
Foreign currency embedded derivatives	—	779	—	779
Other assets, non-current:
Foreign currency forward contracts	—	2,481	—	2,481
Foreign currency embedded derivatives	—	262	—	262

	$—	$7,326	$—	$7,326

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

13.	Derivative financial instruments and fair value measurements (continued):

	January 31, 2012
	Quoted prices in active markets for identical assets (Level 1)		Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Fair value

Financial liabilities:
Other liabilities, current:
Foreign currency forward contracts		$—	$(7,329)	$—	$(7,329)
Foreign currency embedded derivatives		—	(8,271)	—	(8,271)
Other liabilities, non-current:
Foreign currency forward contracts		—	(1,302)	—	(1,302)
Foreign currency embedded derivatives		—	(16,617)	—	(16,617)

	$		$(33,519)	$—	$(33,519)

Inputs to the valuation methodology for Level 2 measurements include quoted prices for similar assets and liabilities in active markets, and inputs are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. The Company had no transfers between categories in the fair value hierarchy.

The carrying values of the Company’s other financial instruments, which are measured at other than fair value, approximate fair value due to the short terms to maturity, except for the senior secured notes, the fair value of which is based on quoted market prices and is presented below.

	January 31, 2012
	Fair value	Carrying value

Senior secured notes	$1,078,000	$1,083,809

14.	Supplemental cash flow information:

	Nine months ended
	January 31, 2012	January 31, 2011

Cash interest paid	$59,473	$81,887
Cash taxes paid	8,252	10,714
Assets acquired through non-cash capital leases	48,529	—

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

14.	Supplemental cash flow information (continued):

Change in cash resulting from changes in operating assets and liabilities:

	Nine months ended
	January 31, 2012	January 31, 2011

Receivables, net of allowance	$(57,175)	$(44,343)
Income taxes	4,278	(4,658)
Inventory	1,839	(3,149)
Prepaid expenses	(5,633)	7,274
Payables and accruals	30,297	31,932
Deferred revenue	17,614	20,841
Other assets and liabilities	(4,982)	1,646

	$(13,762)	$9,543

15.	Guarantees:

The Company has provided limited guarantees to third parties under some of its operating leases relating to a portion of the residual aircraft values at the termination of the leases, which have terms expiring between fiscal 2012 and 2022. The Company’s exposure under the asset value guarantees including guarantees in the form of funded residual value guarantees, rebateable advance rentals and deferred payments is approximately $219.0 million as at January 31, 2012 (April 30, 2011 – $198.4 million).

16.	Related party transactions:

(a)	Related party leasing transactions and balances:

During the nine months ended January 31, 2012 the Company engaged in leasing transactions with VIEs related to the Ultimate Parent Company (note 2).

(b)	Balances with Ultimate Parent:

At January 31, 2012, $2.0 million in payables and accruals is due to and $0.5 million in receivables is due from the Ultimate Parent.

17.	Commitments:

The Company has aircraft operating leases with 19 lessors in respect of 166 aircraft included in the Company’s fleet at January 31, 2012. As at January 31, 2012, these leases had expiry dates ranging from fiscal 2012 to 2022. The Company has the option to purchase the majority of the aircraft for agreed amounts that do not constitute bargain purchase options, but has no commitment to do so. With respect to such leased aircraft, substantially all of the costs of major inspections of airframes and the costs to perform inspections, major repairs and overhauls of major components are at the Company’s expense. The Company either performs this work internally through its own repair and overhaul facilities or has the work performed by an external repair and overhaul service provider.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

17.	Commitments (continued):

The minimum lease rentals required under operating leases are payable in the following amounts over the following fiscal years:

	Aircraft operating leases	Building, land and equipment operating leases	Total operating leases

2012	$204,024	$8,282	$212,306
2013	183,435	7,407	190,842
2014	159,738	6,449	166,187
2015	144,274	5,547	149,821
2016	119,239	4,864	124,103
and thereafter	349,143	65,801	414,944

	$1,159,853	$98,350	$1,258,203

As at January 31, 2012, the Company has committed to purchase 26 new aircraft. The total required additional expenditures related to these purchase commitments is approximately $601.9 million. These aircraft are expected to be delivered in fiscal 2012 to 2017 and will be deployed in the Company’s Helicopter Services segment. The Company intends to finance these aircraft through leases upon delivery from the manufacturer.

The terms of certain of the Company’s helicopter lease agreements impose operating and financial limitations on the Company. Such agreements limit the extent to which the Company may, among other things, incur indebtedness and fixed charges relative to its level of consolidated adjusted earnings before interest, taxes, depreciation and amortization.

Generally, in the event of a covenant breach, a lessor has the option to terminate the lease and require the return of the aircraft, with the repayment of any arrears of lease payments plus the present value of all future lease payments and certain other amounts, which could be material to the Company’s financial position. The aircraft would then be sold and the surplus, if any, returned to the Company. Alternatively the Company could exercise its option to purchase the aircraft.

In 2010, the Company had forecasted a potential financial covenant breach on certain operating leases and was able to renegotiate its operating lease covenants for substantially all lessors for a minimum of four quarters beginning July 31, 2011, with the majority of the lessors agreeing to a full covenant reset for the remaining lease term. Some of the Company’s covenant amendments were considered to be a lease modification as they required the Company to either purchase or arrange replacement lease financing for aircraft, resulting in capital lease classification for these leases on the date of modification (Note 7). The Company also made further commitments to reduce its total remaining operating lease portfolio by $55.1 million, net of agreed financings, as part of the covenant amendments.

The Company has entered into discussions with a lessor, whose financial covenants had not been reset for the full term of the leases, for a long-term covenant reset and in the interim received an extension of the existing covenant agreement to October 31, 2012.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

18.	Contingencies:

The Company and its subsidiaries are, from time to time, named as defendants in lawsuits arising in the ordinary course of our business. The Company maintains adequate insurance coverage to respond to most claims. The Company cannot predict the outcome of any such lawsuits with certainty, but management does not expect the outcome of pending or threatened legal matters to have a material adverse impact on our financial condition.

In addition, from time to time, the Company and its subsidiaries are subject to investigation by various government agencies in the jurisdictions in which we operate. In 2006, we voluntarily disclosed to OFAC that our subsidiary formerly operating as Schreiner Airways may have violated applicable U.S. laws and regulations by re-exporting to Iran, Sudan, and Libya certain helicopters, related parts, map data, operation and maintenance manuals, and aircraft parts for third-party customers. OFAC’s investigation is ongoing and the Company continues to fully cooperate. The Company executed a tolling agreement with OFAC extending the statute of limitations for the investigation through April 15, 2012. Should the U.S. government determine that these activities violated applicable laws and regulations, we or our subsidiaries may be subject to civil or criminal penalties, including fines and/or suspension of the privilege to engage in trading activities involving goods, software and technology subject to the U.S. jurisdiction. At January 31, 2012, it is not possible to determine the outcome of this matter, or the significance, if any, to our business, financial condition and result of operations.

Brazilian customs authorities seized one of the Company’s helicopters (valued at $10.0 million) as a result of allegations that the Company violated Brazilian customs law by failing to ensure its customs agent and the customs agent’s third party shipping company followed approved routing of the helicopter during transport. The Company secured release of the helicopter and is disputing through administrative court action any claim for penalties associated with the seizure and the alleged violation. The Company has preserved its rights by filing a civil action against its customs agent for any losses that may result. At January 31, 2012, it is not possible to determine the outcome of this matter, or the significance, if any, to our business, financial condition and result of operations.

Our Brazilian subsidiary is disputing a claim from the Brazilian tax authorities regarding eligibility for certain tax benefits that our subsidiary claimed in the past in connection with the importation of aircraft parts. The tax authorities are seeking to assess up to $20 million in additional taxes plus interest and penalties. We believe that based on our interpretation of tax legislation and well established aviation industry practice we are in compliance with all applicable tax legislation. On December 19, 2011, a First Level Administrative Panel decision reduced the assessment to $0.3 million. We plan to appeal the remaining assessment and we expect that the government may appeal the reduction. We will continue to defend this claim vigorously. At January 31, 2012, it is not possible to determine the outcome of this matter, or the significance, if any, to our business, financial condition and result of operations.

Our Brazilian subsidiary is also disputing claims from the Brazilian tax authorities that it was not entitled to certain credits in 2004 and 2007. The tax authorities are seeking up to $3.8 million in additional taxes plus interest and penalties. We believe that based on our interpretation of tax legislation and well established aviation industry practice we are in compliance with all applicable tax legislation and plan to defend this claim vigorously. At January 31, 2012, it is not possible to determine the outcome of this matter, or the significance, if any, to our business, financial condition and result of operations.

The Company received an inquiry from the Nigerian government regarding the tax treatment of certain of its agreements and operations in Nigeria. The Company is cooperating with the government of Nigeria. At January 31, 2012, it is not possible to determine the outcome of this matter, or the significance, if any, to our business, financial condition and result of operations.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

18.	Contingencies (continued):

In the United Kingdom, the Ministry for Transport is investigating potential wrongdoing involving two ex-employees in conjunction with the SAR-H bid award processes. This arose from the Company self-reporting potential improprieties by these individuals upon their discovery in 2010. The SAR-H bid process was subsequently cancelled. The Company will continue to cooperate in all aspects of the investigation. At January 31, 2012, it is not possible to determine the outcome of this matter, or the significance, if any, to our business, financial condition and result of operations.

19.	Segment information:

The Company operates under the following segments:

•	Helicopter services;

•	Maintenance, repair and overhaul (“MRO”);

•	Corporate and other.

This segment classification is representative of the Company’s business strategy and reflects the Company’s internal reporting and management structure. The Company has provided information on segment revenues, segment EBITDAR and segment EBITDA because these are the financial measures used by the Company’s Chief operating decision maker in making operating decisions and assessing performance. Transactions between operating segments are at standard industry rates.

The Helicopter Services segment includes flying operations around the world serving offshore oil and gas, EMS/SAR and other industries.

The MRO segment includes facilities in Norway, Canada, Australia, and the US that provide helicopter repair and overhaul services for the Company’s fleet and for a growing external customer base in Europe, Asia and North America.

Corporate and other includes corporate office costs in various jurisdictions and aircraft rental costs and is not considered a reportable segment.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

19.	Segment information (continued):

Nine months ended January 31, 2012
	Helicopter services	MRO	Corporate and other	Inter-segment eliminations	Consolidated

Revenue from external customers	$1,131,879	$103,707	$3,996	$—	$1,239,582
Add: Inter-segment revenues	4,916	196,557	30	(201,503)	—

Total revenue	1,136,795	300,264	4,026	(201,503)	1,239,582
Direct costs (i)	(819,604)	(253,441)	(12,846)	201,503	(884,388)
Earnings from equity accounted investees	1,642	—	—	—	1,642
General and administration costs	—	—	(47,483)	—	(47,483)

Segment EBITDAR (ii)	318,833	46,823	(56,303)	—	309,353

Aircraft lease and associated costs	—	—	(128,968)	—	(128,968)

Segment EBITDA (iii)	$318,833	$46,823	$(185,271)	$—	180,385

Amortization					(80,891)
Restructuring costs					(15,612)
Impairment of receivables and funded residual value guarantees					(161)
Impairment of intangible assets (iv)					(2,712)
Impairment of assets held for sale					(12,554)
Gain on disposal of assets					2,946
Financing charges					(111,071)
Income tax recovery					1,882

Loss from continuing operations					(37,788)
Loss from discontinued operations, net of tax					(9,528)

Net loss					$(47,316)

Segment assets	$890,131	$383,365	$1,422,258	$—	$2,695,754
Segment assets - held for sale	530	1,517	72,866	—	74,913

Total assets	$890,661	$384,882	$1,495,124	$—	$2,770,667

(i)	Direct costs in the segment information presented excludes aircraft lease and associated costs. In the consolidated statement of operations these costs are combined.
(ii)	Segment EBITDAR is defined as revenues less directs costs, general and administrative expenses plus earnings from equity accounted investees and aircraft lease and associated costs.
(iii)	Segment EBITDA is defined as revenues less directs costs, aircraft lease and associated costs, general and administrative expenses plus earnings from equity accounted investees.
(iv)	Impairment of intangible assets relates to the Corporate and other segment.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

19.	Segment information (continued):

Nine months ended January 31, 2011
	Helicopter services	MRO	Corporate and other	Inter-segment eliminations	Consolidated

Revenue from external customers	$964,061	$94,972	$2,303	$—	$1,061,336
Add: Inter-segment revenues	5,304	166,469	419	(172,192)	—

Total revenue	969,365	261,441	2,722	(172,192)	1,061,336

Direct costs (i)	(681,100)	(241,732)	(18,065)	172,192	(768,705)
Earnings from equity accounted investees	1,093	—	—	—	1,093
General and administration costs	—	—	(43,313)	—	(43,313)

Segment EBITDAR (ii)	289,358	19,709	(58,656)	—	250,411

Aircraft lease and associated costs	—	—	(124,769)	—	(124,769)

Segment EBITDA (iii)	$289,358	$19,709	$(183,425)	$—	125,642

Amortization					(73,048)
Restructuring costs					(3,273)
Recovery of receivables and funded residual value guarantees					905
Impairment of intangible assets (iv)					(465)
Impairment of assets held for sale					(5,197)
Gain on disposal of assets					2,281
Financing charges					(122,779)
Income tax recovery					7,706

Loss from continuing operations					(68,228)
Loss from discontinued operations, net of tax					(2,400)

Net loss					$(70,628)

(i)	Direct costs in the segment information presented excludes aircraft lease and associated costs. In the consolidated statement of operations these costs are combined.
(ii)	Segment EBITDAR is defined as revenues less directs costs, general and administrative expenses plus earnings from equity accounted investees and aircraft lease and associated costs.
(iii)	Segment EBITDA is defined as revenues less directs costs, aircraft lease and associated costs, general and administrative expenses plus earnings from equity accounted investees.
(iv)	Impairment of intangible assets relates to the Corporate and other segment.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

20.	Restructuring:

The Company has begun a comprehensive review of its operations and organizational structure through its transformation project with the view of strengthening and standardizing processes globally and lowering overhead costs. In connection with the transformation project, the Company has incurred consulting fees and severance costs that have been expensed as incurred. At January 31, 2012, the restructuring liability is not significant.

21.	Subsequent events:

(a)	Issuance of the financial statements:

The consolidated financial statements were available to be issued and were issued on March 28, 2012. Subsequent events were evaluated up until the date of issuance.

(b)	Increase to the revolving credit facility:

Subsequent to January 31, 2012, the Company entered into agreements with two new lenders to increase commitments under its existing revolving credit facility by $45.0 million up to a total limit of $375.0 million.

(c)	Sale of the Composites business

Subsequent to January 31, 2012, the Company entered into an agreement for the sale of its Composites business, excluding accounts receivable and accounts payable, for total sale proceeds that approximate the carrying value of the business. The Composites business is classified as a discontinued operation (Note 3).

22.	Supplemental condensed consolidated financial information:

The Company and certain of its direct and indirect wholly-owned subsidiaries (the “Guarantor Subsidiaries”) guaranteed, subject to customary automatic subsidiary releases, on a joint and several basis certain outstanding indebtedness of CHC Helicopter SA. The following consolidating schedules present financial information as of January 31, 2012 and for the nine months ended January 31, 2012 and 2011, based on the guarantor structure that was in place at the date of issuance of the financial statements.

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

Balance Sheets as at January 31, 2012 (Expressed in thousands of United States dollars)	Parent	Issuer	Guarantor	Non-guarantor	Eliminations	Consolidated

Assets
Current Assets
Cash and cash equivalents	$(386)	$(51,990)	$54,969	$(7,909)	$51,990	$46,674
Receivables, net of allowance	4	113	138,956	150,976	(641)	289,408
Current intercompany receivables	6,074	492,306	439,643	280,493	(1,218,516)	—
Income taxes receivable	—	—	5,906	16,384	—	22,290
Deferred income tax assets	—	—	14,967	3,965	—	18,932
Inventory	—	—	81,788	9,912	—	91,700
Prepaid expenses	—	—	11,409	10,581	—	21,990
Other assets	—	38,836	62,770	10,552	(79,710)	32,448

	5,692	479,265	810,408	474,954	(1,246,877)	523,442
Property and equipment, net	—	—	922,798	81,082	(381)	1,003,499
Investments	694,323	407,858	336,597	15,030	(1,430,591)	23,217
Intangible assets	—	—	222,220	1,904	—	224,124
Goodwill	—	—	333,141	96,956	—	430,097
Restricted cash	—	—	6,125	19,323	—	25,448
Other assets	—	32,149	341,998	36,282	(32,129)	378,300
Long term intercompany receivables	—	855,427	28,354	485,695	(1,369,476)	—
Deferred income tax assets	—	—	76,727	10,900	—	87,627
Assets held for sale	—	—	72,203	2,710	—	74,913

	$700,015	$1,774,699	$3,150,571	$1,224,836	$(4,079,454)	$2,770,667

Liabilities
Current Liabilities
Payables and accruals	$80	$32,319	$252,420	$114,966	$(32,319)	$367,466
Deferred revenue	—	—	25,204	7,428	—	32,632
Income taxes payable	6,103	4,225	16,626	19,912	(4,225)	42,641
Current intercompany payables	—	34,929	312,150	426,812	(773,891)	—
Deferred income tax liabilities	—	—	10,156	(499)	—	9,657
Current facility secured by accounts receivable	—	—	—	60,463	—	60,463
Other liabilities	—	6,030	27,928	45,513	(46,904)	32,567
Current portion of long-term debt and capital lease obligations	—	—	22,962	—	—	22,962

	6,183	77,503	667,446	674,595	(857,339)	568,388
Long-term debt and capital lease obligations	—	1,223,809	1,251,704	—	(1,223,809)	1,251,704
Long-term intercompany payables	—	—	433,298	67,855	(501,153)	—
Liabilities held for sale	—	—	1,696	—	—	1,696
Deferred revenue	—	—	19,202	27,004	—	46,206
Other liabilities	16	—	106,733	59,614	—	166,363
Deferred income tax liabilities	—	—	24,248	6,122	—	30,370

Total liabilities	6,199	1,301,312	2,504,327	835,190	(2,582,301)	2,064,727

Redeemable non-controlling interests	—	—	—	12,124	—	12,124

Capital stock	1,607,101	1,416,405	1,667,617	517,855	(3,601,877)	1,607,101
Other Shareholders’ equity	(913,285)	(943,018)	(1,021,373)	(140,333)	2,104,724	(913,285)

	$700,015	$1,774,699	$3,150,571	$1,224,836	$(4,079,454)	$2,770,667

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

Statements of Operations for the nine months ended January 31, 2012 (Expressed in thousands of United States dollars)	Parent	Issuer	Guarantor	Non-guarantor	Eliminations	Consolidated

Revenue	$—	$—	$822,330	$834,737	$(417,485)	$1,239,582

Operating expenses:
Direct costs	—	—	(634,748)	(797,746)	419,138	(1,013,356)
Earnings from equity accounted investees	(58,542)	(80,112)	(74,776)	659	214,413	1,642
General and administration costs	(333)	33,404	(9,736)	(35,694)	(35,124)	(47,483)
Amortization	—	—	(73,189)	(7,702)	—	(80,891)
Restructuring costs	—	—	(15,203)	(409)	—	(15,612)
Impairment of receivables and funded residual value guarantees	—	—	(161)	—	—	(161)
Impairment of intangible assets	—	—	(2,712)	—	—	(2,712)
Impairment of assets held for sale	—	—	(11,874)	(680)	—	(12,554)
Gain on disposal of assets	—	—	1,399	1,547	—	2,946

	(58,875)	(46,708)	(821,000)	(840,025)	598,427	(1,168,181)

Operating income (loss)	(58,875)	(46,708)	1,330	(5,288)	180,942	71,401
Financing charges	(22)	(6,988)	(52,712)	(58,083)	6,734	(111,071)

Loss from continuing operations before income tax	(58,897)	(53,696)	(51,382)	(63,371)	187,676	(39,670)

Income tax recovery (expense)	779	(2,376)	2,368	(1,265)	2,376	1,882

Loss from continuing operations	(58,118)	(56,072)	(49,014)	(64,636)	190,052	(37,788)

Loss from discontinued operations, net of tax	—	—	(9,528)	—	—	(9,528)

Net loss	(58,118)	(56,072)	(58,542)	(64,636)	190,052	(47,316)

Net earnings (loss) attributable to:
Controlling interest	(58,118)	(56,072)	(58,542)	(75,438)	190,052	(58,118)
Non-controlling interests	—	—	—	10,802	—	10,802

Net loss	$(58,118)	$(56,072)	$(58,542)	$(64,636)	$190,052	$(47,316)

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

Cash Flows for the nine months ended January 31, 2012 (Expressed in thousands of United States dollars)	Parent	Issuer	Guarantor	Non-guarantor	Eliminations	Consolidated

Cash provided by (used in) operating activities	$(28,913)	$(176,183)	$88,002	$(59,339)	$176,183	$(250)

Financing activities:
Sold interest in accounts receivable, net of collections	—	—	—	42,657	—	42,657
Long term debt proceeds	—	600,000	600,000	—	(600,000)	600,000
Long term debt and capital lease obligation repayments	—	(530,000)	(565,743)	—	530,000	(565,743)
Long term intercompany flow - issuance of debt	(51,501)	51,501	51,501	—	(51,501)	—
Proceeds from the issuance of share capital	80,000	—	—	—	—	80,000

Cash provided by financing activities	28,499	121,501	85,758	42,657	(121,501)	156,914

Investing activities:
Property and equipment additions	—	—	(225,436)	(27,612)	—	(253,048)
Proceeds from disposal of property and equipment	—	—	165,232	6	—	165,238
Aircraft deposits net of lease inception refunds	—	—	(59,360)	—	—	(59,360)
Restricted cash	—	—	536	(13,514)	—	(12,978)
Distributions from equity investments	—	—	936	—	—	936

Cash used in investing activities	—	—	(118,092)	(41,120)	—	(159,212)

Cash provided by (used in) continuing operations	(414)	(54,682)	55,668	(57,802)	54,682	(2,548)

Cash provided by (used in) discontinued operations:
Cash flows used in operating activities	—	—	(1,695)	—	—	(1,695)
Cash flows provided by financing activities	—	—	1,695	—	—	1,695

Cash provided by (used in) discontinued operations	—	—	—	—	—	—

Effect of exchange rate changes on cash and cash equivalents	—	—	(15,715)	(3,984)	—	(19,699)

Change in cash and cash equivalents during the year	(414)	(54,682)	39,953	(61,786)	54,682	(22,247)

Cash and cash equivalents, beginning of the year	28	2,692	15,016	53,877	(2,692)	68,921

Cash and cash equivalents, end of the year	$(386)	$(51,990)	$54,969	$(7,909)	$51,990	$46,674

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

Statements of Operations for the nine months ended January 31, 2011 (Expressed in thousands of United States dollars)	Parent	Issuer	Guarantor	Non-guarantor	Eliminations	Consolidated

Revenue	$—	$—	$638,182	$740,226	$(317,072)	$1,061,336

Operating expenses:
Direct costs	—	—	(522,033)	(689,054)	317,613	(893,474)
Earnings from equity accounted investees	(279,717)	(43,112)	(8,039)	383	331,578	1,093
General and administration costs	(499)	(24,329)	(22,594)	(19,551)	23,660	(43,313)
Amortization	—	—	(68,638)	(4,410)	—	(73,048)
Restructuring costs	—	—	(3,273)	—	—	(3,273)
Recovery of receivables and funded residual value guarantees	—	—	905	—	—	905
Impairment of intangible assets	—	—	(465)	—	—	(465)
Impairment of assets held for sale	—	—	(5,186)	(11)	—	(5,197)
Gain (loss) on disposal of assets	—	—	2,678	(397)	—	2,281

	(280,216)	(67,441)	(626,645)	(713,040)	672,851	(1,014,491)

Operating income (loss)	(280,216)	(67,441)	11,537	27,186	355,779	46,845
Financing charges	206,908	(661)	(309,943)	(19,590)	507	(122,779)

Income (loss) from continuing operations before income tax	(73,308)	(68,102)	(298,406)	7,596	356,286	(75,934)

Income tax recovery (expense)	(2,796)	(3,226)	21,089	(10,586)	3,225	7,706

Loss from continuing operations	(76,104)	(71,328)	(277,317)	(2,990)	359,511	(68,228)

Loss from discontinued operations, net of tax	—	—	(2,400)	—	—	(2,400)

Net loss	(76,104)	(71,328)	(279,717)	(2,990)	359,511	(70,628)

Net earnings (loss) attributable to:
Controlling interest	(76,104)	(71,328)	(279,717)	(8,466)	359,511	(76,104)
Non-controlling interests	—	—	—	5,476	—	5,476

Net loss	$(76,104)	$(71,328)	$(279,717)	$(2,990)	$359,511	$(70,628)

6922767 HOLDING S.à.r.l.

Notes to Interim Consolidated Financial Statements (Unaudited)

(Tabular amounts expressed in thousands of United States dollars unless otherwise noted)

Statements of Cash Flows for nine months ended January 31, 2011 (Expressed in thousands of United States dollars)	Parent	Issuer	Guarantor	Non-guarantor	Eliminations	Consolidated

Cash provided by (used in) operating activities	$(17)	$(54,650)	$(11,909)	$33,414	$54,650	$21,488

Financing activities:
Sold interest in accounts receivable, net of collections	—	—	—	(5,945)	—	(5,945)
Proceeds from the senior secured notes	—	1,082,389	1,082,389	—	(1,082,389)	1,082,389
Repayment of the senior credit facility debt	—	(1,020,550)	(1,020,550)	—	1,020,550	(1,020,550)
Redemption of senior subordinated notes	—	—	(129)	—	—	(129)
Settlement of the interest rate swap and other breakage fees	—	(45,711)	(45,711)	—	45,711	(45,711)
Long term debt proceeds	—	137,800	137,800	—	(137,800)	137,800
Long term debt repayments	—	(114,738)	(118,996)	—	114,738	(118,996)
Long term intercompany flow - issuance of debt	—	—	4,518	(4,518)	—	—
Increase in senior secured notes and revolver deferred financing costs	—	(41,736)	(41,736)	—	41,736	(41,736)

Cash provided by (used in) financing activities	—	(2,546)	(2,415)	(10,463)	2,546	(12,878)

Investing activities:
Property and equipment additions	—	—	(166,460)	(13,913)	—	(180,373)
Proceeds from disposal of property and equipment	—	—	60,370	12	—	60,382
Aircraft deposits net of lease inception refunds	—	—	(15,934)	—	—	(15,934)
Restricted cash	—	—	—	(7,785)	—	(7,785)

Cash used in investing activities	—	—	(122,024)	(21,686)	—	(143,710)

Cash provided by (used in) continuing operations	(17)	(57,196)	(136,348)	1,265	57,196	(135,100)

Cash provided by (used in) discontinued operations:
Cash flows used in operating activities	—	—	(155)	—	—	(155)
Cash flows provided by financing activities	—	—	155	—	—	155

Cash provided by (used in) discontinued operations	—	—	—	—	—	—

Effect of exchange rate changes on cash and cash equivalents	—	—	2,219	2,158	—	4,377

Change in cash and cash equivalents during the year	(17)	(57,196)	(134,129)	3,423	57,196	(130,723)

Cash and cash equivalents, beginning of the year	35	57,323	137,259	37,666	(57,323)	174,960

Cash and cash equivalents, end of the year	$18	$127	$3,130	$41,089	$(127)	$44,237

CHC Helicopter S.A.

Offer to Exchange

$1,100,000,000 aggregate principal amount of its 9.250% Senior Secured Notes due 2020,

which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding unregistered 9.250% Senior Secured Notes due 2020.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

(a) CHC Helicopter S.A. is a public limited liability company incorporated under the laws of Luxembourg, and 6922767 Holding S.à r.l. and CHC Helicopter Holding S.à r.l. are private limited liability companies incorporated under the laws of Luxembourg

Neither the articles of association of the Luxembourg companies, nor the Luxembourg law of 10 August 1915 on commercial companies, as amended contain any articles or provisions whereby the members of the board of managers of those companies would be insured or indemnified against liability which they may incur in their capacity as manager.

The directors and the officers of CHC Helicopter S.A., 6922767 Holding S.à r.l. and CHC Helicopter Holding S.à r.l. are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(b) Capital Aviation Services B.V., CHC Den Helder B.V., CHC Holding NL B.V., CHC Hoofddorp B.V., CHC Netherlands B.V., Heli-One Defence B.V. and Heli-One (Netherlands) B.V. (the “Dutch Companies”) are private companies with limited liability (besloten vennootschappen met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands.

Pursuant to section 7:658 of the Dutch Civil Code, each employer is obliged to take all precautionary measures and issue such directions for the performance of the work as may be reasonably deemed necessary to prevent the employee from suffering any losses by the performance of his/her duties. The employer will be liable to the employee for any losses suffered in the course of the work, unless the employer can demonstrate that he has taken all precautionary measures to prevent such losses or the losses were to a large extent the result of intent (opzet) or deliberate recklessness (bewuste roekeloosheid) on the part of the employee. There is discussion between legal scholars as to whether this section applies to managing directors (statutaire bestuurders) of Dutch private companies with limited liability.

The articles of association of the Dutch Companies do not contain any provisions whereby the directors and officers of the Dutch Companies would be insured or indemnified against claims and demands arising under or in connection with the performance of their duties in such capacity.

The directors and the officers of CHC Holding NL B.V., CHC Netherlands B.V., CHC Hoofddorp B.V., CHC Den Helder B.V., Capital Aviation Services B.V., Heli-One (Netherlands) B.V. and Heli-One Defence B.V. are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(c) CHC Global Operations (2008) Inc., CHC Global Operations International Inc., Heli-One Canada Inc. and Heli-One Leasing Inc. (each, a “Canadian Guarantor”) are companies incorporated or continued under the federal laws of Canada.

Subsection 124(1) of the Canada Business Corporations Act (the “CBCA”) permits a company incorporated or continued thereunder to indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity for another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. Subsection 124(2) of the CBCA further permits a company incorporated or continued thereunder to advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection 124(1); however, the individual shall repay the moneys if the individual does not fulfill the conditions of subsection 124(3).

Subsection 124(3) of the CBCA provides that a company incorporated or continued thereunder may not indemnify an individual under subsection 124(1) unless the individual (a) acted honestly and in good faith, with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Subsection 124(4) of the CBCA provides that a company incorporated or continued thereunder may with the approval of a court, indemnify an individual referred to in subsection 124(1), or advance moneys under subsection 124(2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection 124(1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection 124(3).

Subsection 124(5) of the CBCA provides that, despite subsection 124(1), an individual referred to in subsection 124(1) is entitled to an indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection 124(1), if the individual seeking indemnity (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (b) fulfils the conditions set out in subsection 124(3).

Subsection 124(6) of the CBCA permits a company incorporated or continued thereunder to purchase and maintain insurance for the benefit of an individual referred to in subsection 124(1) against any liability incurred by the individual (a) in the individual’s capacity as a director or officer of the corporation; or (b) in the individual’s capacity as a director or officer, or similar capacity for another entity, if the individual acts or acted in that capacity at the corporation’s request.

Subsection 124(7) of the CBCA provides that a company incorporated or continued thereunder, an individual or an entity referred to in subsection 124(1) may apply to a court for an order approving an indemnity under section 124 and the court may so order and make any further order that it sees fit.

In accordance with these provisions, the bylaws of each Canadian Guarantor provide that each Canadian Guarantor shall indemnify a director or officer of the corporation, a former director or officer of the corporation, a person who acts or has acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity for another entity (each, an “Indemnified Person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of its association with the corporation or other entity, if the Indemnified Person (i) acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (ii) in the case of a criminal or administrative action or proceeding that in enforced by a monetary penalty, the Indemnified Person had reasonable grounds for believing that his or her conduct was lawful (collectively, the “Conditions”).

The bylaws of each Canadian Guarantor further provide that the corporation may advance monies to an Indemnified Person for the costs, charges and expenses of a proceeding referred to in the paragraph immediately above, provided that the Indemnified Person shall repay the monies to the corporation if the Indemnified Person does not fulfill each of the Conditions. The corporation shall, with the approval of a court, indemnify an Indemnified Person, and may advance monies to an Indemnified Person pursuant to the preceding sentence, in respect of an action by or on behalf of the corporation or other entity for which the Indemnified Person has acted as a director or officer or in a similar capacity at the corporation’s request, to procure a judgment in its favour to which such Indemnified Person is made a party because of such Indemnified Person’s association with the corporation or other entity, against all costs, charges and expenses reasonably incurred by the Indemnified Person in connection with such action, if the Indemnified Person fulfils each of the Conditions.

The bylaws of each Canadian Guarantor further provide that the provisions for indemnity set out above shall not be deemed exclusive of any other rights to which an Indemnified Person may be entitled under any agreement or otherwise and shall enure to the benefit of the heirs and legal representatives of an Indemnified Person.

The bylaws of each Canadian Guarantor further provide that, subject to the limitations contained in the CBCA, the corporation may purchase and maintain insurance for the benefit of any person referred to above as the board of the corporation may from time to time determine.

The directors and the officers of the Canadian Guarantors are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(d) CHC Helicopters (Barbados) Limited and CHC Capital (Barbados) Limited are limited companies incorporated under the laws of Barbados

Section 97(1) and (2) of the Companies Act (the “Act”) provides that:

(1)	Except in respect of an action by or on behalf of a company or body corporate to obtain a judgment in its favour, a company may indemnify

(a)	a director or officer of the company,

(b)	a former director or officer of the company, or

(c)	a person who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor, and his legal representatives, against all costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being, or having been, a director or officer of that company or body corporate.

(2)	Subsection (1) does not apply unless the director or officer to be so indemnified

(a)	acted honestly and in good faith with a view to the best interests of the company, and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

CHC Helicopters (Barbados) Limited. In accordance with this position, Clause 10.1 of By-Law No. 1 of CHC Helicopters states that subject to section 97 of the Act, except in respect of an action by or on behalf of CHC Helicopters to obtain a judgment in its favour, CHC Helicopters shall indemnify a director or officer of company, a former director or officer of the company or a person who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor, and his personal representatives , against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director of the company if: (1) he acted honestly and in good faith with a view to the best interests of the company; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

CHC Capital (Barbados) Limited. In accordance with this position, Clause 10.1 of By-Law No. 1 of CHC Capital states that subject to section 97 of the Act, except in respect of an action by or on behalf of CHC Capital to obtain a judgment in its favour, CHC Capital shall indemnify a director or officer of company, a former director or officer of the company or a person who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor, and his personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director of the company if: (1) he acted honestly and in good faith with a view to the best interests of the company; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The directors and the officers of CHC Helicopters (Barbados) Limited and CHC Capital (Barbados) Limited are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(e) Lloyd Off-Shore Helicopters Pty Ltd, Lloyd Helicopters Pty Ltd, Lloyd Helicopters Services Pty Ltd, Lloyd Bass Strait Helicopters Pty Ltd and Lloyd Helicopters International Pty Ltd (acting in its own capacity and as trustee of the Australian Helicopters Trust) are limited companies incorporated under the laws of Australia.

Section 199A(1) of the Corporations Act 2001 (Commonwealth) (the “Corporations Act”) provides that a company or a related body corporate must not exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Corporations Act provides that a company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against any of the following liabilities incurred as an officer of the company:

•	a liability owed to the company or a related body corporate;

•	a liability for a pecuniary penalty order or compensation order under sections 1317G, 1317H, 1317HA or 1317HB of the Corporations Act; or

•	a liability that is owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith.

Section 199A(2) does not apply to a liability for legal costs.

Indemnification (as opposed to exemption) which falls outside this provision is permissible.

Section 199A(3) provides that a company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under section 199A(2); or

•	in defending or resisting criminal proceedings in which the person is found guilty; or

•	in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (but this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the person under the Corporations Act in which the court denies the relief.

Section 199B of the Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	conduct involving a willful breach of any duty in relation to the company; or

•	a contravention of the officer’s duties under the Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

A contract will be void to the extent to which it purports to provide such insurance.

For the purpose of sections 199A and 199B, an “officer” of a company includes:

•	a director or secretary;

•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

•	a person who has the capacity to significantly affect the company’s financial standing; and

•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

The constitutions of the Australian registrants provide that we may indemnify any current or former director, secretary or executive officer of the company or a related body corporate of the company out of the property of the company against:

•	every liability incurred by the person in that capacity (except a liability for legal costs); and

•

all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity, except to the extent that:

•	the company is forbidden by statute to indemnify the person against the liability or legal costs; or

•	an indemnity by the company of the person against the liability or legal costs would, if given, be made void by statute.

The constitutions of the Australian registrants provide that we may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is or has been a director or secretary or executive officer of the company or of a related body corporate of the company against liability incurred by the person in that capacity, including a liability for legal costs, unless:

•	the company is forbidden by statute to pay or agree to pay the premium; or

•	the contract would, if the company paid the premium, be made void by statute.

The trust deed for the Australian Helicopters Trust provides that the trustee (Lloyds Helicopters International Pty Limited) may be indemnified out of the trust fund against debts, fees, costs, taxes, disbursements, duties, expenses, liabilities and obligations incurred or paid by the trustee in the execution or purported or attempted execution or failure or neglect to execute its duties.

The directors and the officers of Lloyd Off-Shore Helicopters Pty Ltd, Lloyd Helicopters Pty Ltd, Lloyd Helicopters Services Pty Ltd, Lloyd Bass Strait Helicopters Pty Ltd and Lloyd Helicopters International Pty Ltd are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(f) CHC Leasing (Ireland) Limited is a private limited company incorporated under the laws of Ireland

The general position in Irish company law is that the Irish Companies Acts make void any contractual provision (whether in articles of association or any other document) whereby the company indemnifies any of its directors/officers for negligence, default or breach of duty of which he may be guilty in relation to the company. However, subject to the provisions of the Irish Companies Acts but without prejudice to any indemnity to which a director of CHC Leasing (Ireland) Limited may otherwise be entitled, every director or other officer of CHC Leasing (Ireland) Limited shall be indemnified out of the assets of CHC Leasing (Ireland) Limited against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgement is given in his favour or in which he is acquitted or in connection with any application under section 391 of the Companies Act of Ireland, 1963 (as amended) (the “1963 Act”) in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of CHC Leasing (Ireland) Limited.

The current articles of association of CHC Leasing (Ireland) Limited provide that, every director, managing director, agent, auditor, secretary and other officer for the time being of CHC Leasing (Ireland) Limited shall be indemnified out of the assets of CHC Leasing (Ireland) Limited against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgement is given in his favour or in which he is acquitted or in connection with any application under section 391 of the 1963 Act in which relief is granted to him by the court.

“Irish Companies Acts” means the Companies Acts, 1963 to 2009, Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006 and the Companies (Amendment) Act 2009, all statutory instruments which are to be read as one with, or construed or read together with or as one with, the Irish Companies Acts and every statutory modification and re-enactment thereof for the time being in force and includes winding-up and examinership.

The directors and the officers of CHC Leasing (Ireland) Limited are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(g) CHC Holding (UK) Limited, Heli-One (U.K.) Limited and Lloyd Helicopter Services Limited (collectively, the “Scottish Registrants”) are limited companies incorporated under the laws of Scotland

Applicable Law

The Companies Act 2006 (the “2006 Act”)

Sections 232–236 of the 2006 Act contain restrictions on provisions protecting directors from liability. The provisions came into force on 1 October 2007. Section 234 authorises private limited companies incorporated in Scotland to indemnify a director against any liability incurred by the director to a person other than the company or an associated company, other than in respect of (a) any liability of the director to pay a fine imposed in criminal proceedings, or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising), or (b) any liability incurred by the director in defending criminal proceedings in which he or she is convicted, in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him or her, or in connection with an application of relief in which the court refuses to grant him or her relief, in respect of a final decision in any such proceedings.

Except as otherwise permitted by the 2006 Act, including Section 234, Section 232 of the 2006 Act provides that any provision that purports to exempt a director of any such company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, Section 233 of the 2006 Act permits a company to purchase and maintain for a director of the company, or of an associated company, insurance against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

The Companies Act 1985 (the “1985 Act”)

As a result of transitional provisions contained in secondary legislation, sections 309A, 309B and 309C(1) to (3) and (6) of the 1985 Act continue to apply in relation to any provision to which they applied immediately before 1 October 2007.

Further transitional provisions in relation to the enactment of these provisions state that section 309A of the 1985 Act shall have no effect in relation to provisions made before 29 October 2004 which are not void under section 310 of the 1985 Act as it was then in force. The Articles of Association of the Scottish Registrants are modified versions of the regulations constituting Table A “Regulations for management of a company limited by shares” contained in the Schedule to the Companies (Tables A to F) Regulations 1985 (“Table A”), and were adopted in 1993, 1995 and 1998. Each contains bespoke provisions regarding the indemnification of directors. The applicable law in relation to these provisions is therefore contained in section 310 of the 1985 Act. However, to the extent that the indemnities in the Articles exceed what is permitted by section 310 (and so are void under that section), it is possible that they may be permitted insofar as they amount to third party indemnities which are permitted under section 309A and the provisions of the 2006 Act.

Section 310 provides that any provision that purports to exempt or indemnify a director of any such company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void, subject to the following. Section 310 does not prevent a company from providing insurance for any such officer or auditor against any such liability, or from indemnifying any such officer or auditor against any liability incurred by him in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or in connection with an application of relief in which the court grants him or her relief

In common with section 310, section 309A applies in relation to any liability attaching to a director of a company in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company, and provides that any provision which purports to exempt (to any extent) a director of a company from any such liability is void. However, it introduced a relaxation of this restriction (maintained in the 2006 Act) which allows a company to give a director a “qualifying third party indemnity” in respect of these liabilities. This allows a company to indemnify a director against any liability incurred by the director to a person other than the company or an associated company other than in respect of (a) any liability of the director to pay a fine imposed in criminal proceedings, or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising), or (b) any liability incurred by the director in defending criminal proceedings in which he or she is convicted, in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him or her, or in connection with an application of relief in which the court refuses to grant him or her relief, in respect of a final decision in any such proceedings.

Provisions in the Articles of Association of the Scottish Registrants

Insurance

The Articles of Association for CHC Holding (UK) Limited and Heli-One (U.K.) Limited permit the company to purchase and maintain insurance in favour of their directors and officers against any liability that may be asserted against them. The Lloyd Helicopter Services Limited Articles are silent on the matter but the company would be permitted to purchase and maintain insurance in accordance with the statutory provisions.

Indemnity

The Articles of Association for each of the Scottish Registrants contain an indemnity in favour every director and officer of the Company against liabilities incurred by him in the execution and discharge of his duties or in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application for relief in which relief is granted to him by the court.

The indemnity in the CHC Holding (UK) Limited Articles is stated to apply insofar as permitted by section 310 of the 1985 Act. However, the provisions of section 309A of the 1985 Act and the provisions of the 2006 Act would apply to remove any restriction on the indemnity imposed by section 310 in respect of its application to any liability incurred by the director to a person other than the company (third party), subject to the limits set out above.

The directors and the officers of the Scottish Registrants are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(h) Heli-One USA Inc. is a corporation incorporated under the laws of Texas

Section 8.051 of the Texas Business Organizations Code (“TBOC”) provides that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with the proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Section 8.101 of the TBOC provides that an enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding if it is determined that the person acted in good faith and reasonably believed in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interest and, in any other case, that the person’s conduct was not opposed to the enterprise’s best interest, and in the case of a criminal proceeding, did not have reasonable cause to believe the person’s conduct was unlawful.

In accordance with these provisions, the Articles of Incorporation of Heli-One USA Inc. provide that no director of the corporation is liable to the corporation or the shareholders for monetary damages for an act or omission in the director’s capacity as a director except for liability for breach of a duty of loyalty to the corporation or its shareholders, an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, a transaction for which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, an act or omission for which the liability of a director is expressly provided for by statute, or an act related to an unlawful stock repurpose or payment of a dividend. The Articles of Incorporation of Heli-One USA Inc. further provide that the corporation shall indemnify its directors to the fullest extent provided under the Texas Business Corporation Act.

The Bylaws of Heli-One USA Inc. provide that the corporation shall indemnify and advance reasonable expenses to a person who was or is threatened to be made the named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent or is or was serving at the request of the corporation as a director, officer, partner, joint venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but only if it is determined that the person (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interest, and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person (whether or not the benefit resulted from an action taken in the person’s official capacity), the indemnification shall be (x) limited to reasonable expenses actually incurred by the person in connection with the proceeding and (y) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The Bylaws also provide that Heli-One USA Inc. shall indemnify a person who is or was a director, officer, employee or agent or is or was serving at the request of the corporation as a director, officer, partner, joint venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was such a person if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

The directors and the officers of Heli-One USA Inc. are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(i) Heli-One (U.S.) Inc. is a coporation incorporated under the laws of Delaware

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions, the Articles of Incorporation of Heli-One (U.S.) Inc. provide that the corporation shall indemnify any director or officer to the fullest extent permitted by Delaware law.

The Bylaws of Heli-One (U.S.) Inc. provide that the corporation shall, to the fullest extent allowable by law, indemnify any director or officer of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. At the discretion of the board of directors, the corporation may similarly indemnify any or all other employees and/or agents of the corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

In addition, the bylaws provide that the corporation shall, to the fullest extent allowable by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The directors and the officers of Heli-One (U.S.) Inc. are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(j) Heli-One Holdings (UK) Limited, Heliworld Leasing Limited, Management Aviation Limited and North Denes Aerodrome Limited are limited companies incorporatd under the laws of England and Wales.

Heli-One Holdings (UK) Limited, Heliworld Leasing Limited, Management Aviation Limited and North Denes Aerodrome Limited (together, the “UK Registrants”) are each incorporated in the UK and are subject to the provisions relating to the indemnification of directors and officers of the Companies Act 2006 (the “CA 2006”) and/or the equivalent provisions in the Companies Act 1985, as amended (the “CA 1985”), depending on the date on which the relevant company’s articles of association were adopted. The limitations contained in the CA2006 and summarized below are equivalent to the limitations contained in sections 309A, 309B and 309C of the CA1985.

The articles of association of each of the UK Registrants permit the respective company, subject to the provisions of the CA1985 and/or the CA2006, to indemnify its officers and directors against losses and liabilities which they may sustain as directors or officers of such company.

Section 234 of the CA2006 authorises companies incorporated in England and Wales or Scotland to indemnify a director against any liability incurred by the director to a person other than the company or an associated company other than in respect of (a) any liability of the director to pay a fine imposed in criminal proceedings, or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising), or (b) any liability incurred by the director in defending criminal proceedings in which he or she is convicted, in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him or her, or in connection with an application of relief in which the court refuses to grant him or her relief, in respect of a final decision in any such proceedings.

Except as otherwise permitted by the CA 2006, including Section 234, Section 232 of the 2006 Act provides that any provision that purports to exempt a director of any such company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Nevertheless, Section 233 of the 2006 Act permits a company to purchase and maintain for a director of the company, or of an associated company, insurance against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

The directors and the officers of the UK Registrants are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(k) CHC Sweden AB is a private limited liability company incorporated under the laws of the Kingdom of Sweden

Neither Swedish law nor CHC Sweden AB’s articles of association contain any provision concerning indemnification of directors of the board and the enforceability of any such indemnification is unclear. Swedish law provides that a company’s directors or chief executive officer may be discharged from personal liability associated with the business of the company for the previous fiscal year by a vote of the company’s shareholders at a general meeting. If shareholders representing at least ten percent of CHC Sweden AB’s share capital vote against granting a director or a chief executive officer a discharge from liability, shareholders representing at least ten percent of the CHC Sweden AB shares may raise a claim against that director or chief executive officer before the relevant Swedish court on behalf of and in the name of the company. CHC Sweden AB is not responsible for the cost of such litigation, but shareholders initiating the legal action are entitled to reimbursement for the legal expenses incurred to the extent that these costs may be covered by damages paid to the company as a result of the legal action.

The directors and the officers of CHC Sewden AB are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

(l) CHC Norway Acquisition Co AS, Heli-One (Europe) AS, Helicopter Services Group AS, Integra Leasing AS, Heli-One Leasing (Norway) AS, Heli-One (Norway) AS and Helikopter Service AS are limited companies incorporated under the laws of Norway

Neither the articles of association of any of CHC Norway Acquisition Co AS, Heli-One (Europe) AS, Helicopter Services Group AS, Integra Leasing AS, Heli-One Leasing (Norway) AS, Heli-One (Norway) AS or Helikopter Service AS (the “Norwegian Registrants”) nor the Norwegian Acts of 13 June 1997 no 44 and 45 on Limited Liability Companies contain any articles or provisions whereby the members of the board of managers of those companies would be indemnified against liability which they may incur in their capacity as directors. Norwegian legislation permits companies to take out liability insurance for the board of directors.

The directors and the officers of the Norwegian Registrants are covered, in respect of their activities in those capacities, by a Directors and Officers liability policy to the fullest extent permitted by such policy.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

3.1#	CHC Helicopter S.A., Articles of Association, dated January 4, 2012.

3.2#	6922767 Holding S.à r.l, Articles of Association, dated September 9, 2010.

3.3#	Capital Aviation Services B.V., Amended Articles of Association, dated December 24, 2003.

3.4#	CHC Capital (Barbados) Limited, Certificate of Incorporation, dated January 23, 2004.

3.5#	CHC Capital (Barbados) Limited, Bylaws, undated.

3.6#	CHC Den Helder B.V., Amended Articles of Association, dated July 15, 2009.

3.7#	CHC Global Operations (2008) Inc., Certificate of Incorporation, dated June 16, 2003.

3.8#	CHC Global Operations (2008) Inc., Bylaws, dated December 13, 2007.

3.9#	CHC Global Operations International Inc., Certificate of Incorporation, dated May 15, 2008.

3.10#	CHC Global Operations International Inc., Bylaws, dated May 15, 2008.

3.11#	CHC Helicopter Holding S.à r.l, Articles of Association, dated September 21, 2010.

3.12#	CHC Helicopters (Barbados) Limited, Amended Articles of Incorporation, dated April 2, 2002.

3.13#	CHC Helicopters (Barbados) Limited, Bylaws, dated July 11, 1995.

3.14#	CHC Holding NL B.V., Deed of Incorporation, dated July 7, 2008.

3.15#	CHC Holding (UK) Limited, Certificate of Incorporation, dated November 3, 2008.

3.16#	CHC Holding (UK) Limited, Amended Memorandum of Association, dated November 3, 2008, and Amended Articles of Association, dated March 16, 1995.

3.17#	CHC Hoofddorp B.V., Deed of Incorporation, dated July 17, 2007.

3.18#	CHC Netherlands B.V., Amended Articles of Association, dated March 16, 2004.

3.19#	CHC Norway Acquisition Co. AS, Certificate of Registration, dated September 17, 2008.

3.20#	CHC Norway Acquisition Co. AS, Articles of Association, dated August 6, 2007.

3.21#	CHC Sweden AB, Certificate of Registration, dated October 24, 2002.

3.22#	CHC Sweden AB, Articles of Association and Rules of Procedure, dated December 16, 2003.

3.23#	Helicopter Services Group AS, Articles of Association, dated October 23, 2008.

3.24#	Helicopter Services Group AS, Certificate of Registration, dated February 20, 1956.

3.25#	Helikopter Service AS, Certificate of Registration, dated April 4, 1994.

3.26#	Helikopter Service AS, Articles of Association, dated May 27, 2009.

3.27#	Heli-One Canada Inc., Certificate of Amalgamation, dated September 17, 2008.

3.28#	Heli-One Canada Inc., Bylaws, dated January 24, 2011.

3.29#	Heli-One Defence B.V., Amended Articles of Association, dated September 1, 2006.

3.30#	Heli-One Holdings (UK) Limited, Certificate of Incorporation, dated August 21, 2008.

3.31#	Heli-One Holdings (UK) Limited, Memorandum of Association and Articles of Association, dated August 21, 2008.

3.32#	Heli-One (Europe) AS, Amended Articles of Association, dated September 8, 2008.

3.33#	Heli-One (Europe) AS, Certificate of Registration, dated March 5, 1999.

3.34#	Heli-One Leasing Inc., Certificate of Incorporation, dated June 30, 2008.

3.35#	Heli-One Leasing Inc., Bylaws, dated June 30, 2008.

3.36#	Heli-One Leasing (Norway) AS, Amended Articles of Association, dated October 16, 2008.

3.37#	Heli-One Leasing (Norway) AS, Certificate of Registration, dated January 31, 1970.

3.38#	Heli-One (Norway) AS, Amended Articles of Association, dated October 30, 2008.

3.39#	Heli-One (Norway) AS, Certificate of Registration, dated June 15, 2000.

3.40#	Heli-One (Netherlands) B.V., Amended Articles of Association, dated September 19, 2005.

3.41#	Heli-One (UK) Limited, Amended Certificate of Incorporation and Memorandum of Association, dated January 19, 2006.

3.42#	Heli-One (UK) Limited, Amended Articles of Association, dated March 31, 1993.

3.43#	Heli-One (US) Inc., Certificate of Incorporation, dated November 8, 2006.

3.44#	Heli-One (US) Inc., Bylaws, dated November 8, 2006.

3.45#	Heli-One USA Inc., Amended Articles of Incorporation, dated May 7, 2007.

3.46#	Heli-One USA Inc., Bylaws, dated December 1, 1989.

3.47#	Heliworld Leasing Limited, Certificate of Incorporation, dated April 26, 2002.

3.48#	Heliworld Leasing Limited, Memorandum of Association and Articles of Association, dated April 10, 2002.

3.49#	CHC Leasing (Ireland) Limited, Certificate of Incorporation, dated November 1, 2010.

3.50#	CHC Leasing (Ireland) Limited, Memorandum of Association and Articles of Association, dated October 26, 2010.

3.51#	Integra Leasing AS, Articles of Association, dated October 16, 2008.

3.52#	Integra Leasing AS, Certificate of Registration, dated November 30, 1992.

3.53#	Lloyd Bass Strait Helicopters Pty. Ltd., Certificate of Registration, dated June 26, 2000.

3.54#	Lloyd Bass Strait Helicopters Pty. Ltd., Constitution, dated October 28, 2008.

3.55#	Lloyd Helicopters International Pty. Ltd. In its own capacity and as trustee of the Australian Helicopters Trust, Indenture Establishing the Australian Helicopter Trust, dated April 6, 1993.

3.56#	Lloyd Helicopters International Pty. Ltd. In its own capacity and as trustee of the Australian Helicopters Trust, Certificate of Registration and Constitution of Lloyd Helicopters International Pty. Ltd., dated October 28, 2008.

3.57#	Lloyd Helicopters Pty. Ltd., Certificate of Registration, dated June 26, 2000.

3.58#	Lloyd Helicopters Pty. Ltd., Constitution, dated October 28, 2008.

3.59#	Lloyd Helicopter Services Limited, Certificate of Incorporation and Memorandum of Association, dated December 12, 1997.

3.60#	Lloyd Helicopter Services Limited, Articles of Association, dated January 4, 1998.

3.61#	Lloyd Helicopter Services Pty. Ltd., Certificate of Registration, dated December 10, 1992.

3.62#	Lloyd Helicopter Services Pty. Ltd., Constitution, dated October 28, 2008.

3.63#	Lloyd Offshore Helicopters Pty. Ltd., Certificate of Registration, dated June 26, 2000.

3.64#	Lloyd Offshore Helicopters Pty. Ltd., Constitution, dated October 28, 2008.

3.65#	Management Aviation Limited, Certificate of Incorporation, dated October 1, 1984.

3.66#	Management Aviation Limited, Memorandum of Association and Articles of Association, dated October 31, 1994.

3.67#	North Denes Aerodrome Limited, Certificate of Incorporation, dated January 7, 1971.

3.68#	North Denes Aerodrome Limited, Memorandum of Association and Articles of Association, dated October 31, 1994.

3.69+	CHC Global Operations Canada (2008) Inc., Certificate of Incorporation, dated April 8, 2008.

3.70+	CHC Global Operations Canada (2008) Inc., Bylaws, dated April 8, 2008.

4.1#	Indenture, dated as of October 4, 2010, among CHC Helicopter S.A., the Guarantors named therein, HSBC Corporate Trustee Company (UK) Limited, as Collateral Agent, and The Bank of New York Mellon, as Trustee, governing the 9.250% Senior Secured Notes due 2020.

4.2#	Form of 9.250% Senior Secured Notes due 2020 (included in Exhibit 4.1)

4.3#	Registration Rights Agreement, dated as of October 4, 2010, by and among CHC Helicopter S.A., the Guarantors named therein, Morgan Stanley & Co. Incorporated, HSBC Securities (USA) Inc., RBC Capital Markets Corporation and UBS Securities LLC.

4.4#	Intercreditor Agreement, dated as of October 4, 2010, among CHC Helicopter S.A., the other Grantors party thereto, HSBC Corporate Trustee Company (UK) Limited, as Initial Collateral Agent, HSBC Bank plc, as Administrative Agent, The Bank of New York Mellon, as Indenture Trustee, and each Additional Collateral Agent from time to time party thereto.

4.5+	First Supplemental Indenture, dated as of February 20, 2012, among CHC Global Operations Canada (2008) Inc., CHC Helicopter S.A., the Guarantors named therein, HSBC Corporate Trustee Company (UK) Limited, as Collateral Agent, and The Bank of New York Mellon, as Trustee, governing the 9.250% Senior Secured Notes due 2020.

5.1+	Opinion of Sheppard, Mullin, Richter & Hampton LLP

5.2+	Opinion of Simpson Thacher & Bartlett

5.3+	Opinion of Loyens & Loeff

5.4#	Opinion of Harridyal Sodha & Associates

5.5#	Opinion of Blake, Cassels & Graydon LLP

5.6+	Opinion of King & Wood Mallesons

5.7+	Opinion of Advokatfirmaet Thommessen AS

5.8+	Opinion of Advokatfirman Vinge KB

5.9+	Opinion of Van Doorne N.V.

5.10+	Opinion of Paull & Williamsons LLP

5.11+	Opinion of Arthur Cox

5.12+	Opinion of DLA Piper LLP (US)

10.1#	Credit Agreement, dated as of October 4, 2010, by, among others, 6922767 Holding S.à r.l., CHC Helicopter Holding S.à r.l., CHC Helicopter S.A., HSBC Bank plc, as Administrative Agent, HSBC Corporate Trustee Company (UK) Limited, as Collateral Agent and Morgan Stanley Senior Funding, Inc., HSBC Securities (USA) Inc., RBC Capital Markets Corporation and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookrunners.

10.2#	Guarantee, dated and effective as of October 4, 2010, by each of the signatories thereto and each of the other entities that becomes a party thereto, in favor of HSBC Bank plc, as Administrative Agent, for the benefit of the Secured Parties.
10.3#†	Contract for the Supply of Sixteen EC225 Helicopters and Ten Optional EC255 Helicopters with Related Services, dated as of March 1, 2007, between Eurocopter S.A.S. and Heli-One, a division of CHC Helicopters International Inc.

10.4#†	Sale Purchase Agreement for the Supply of Twenty Firm EC225 Helicopters and Four Optional EC255 Helicopters with Related Services, dated as of September 13, 2011, between Eurocopter S.A.S. and CHC Leasing (Ireland) Limited

10.5#†	Framework Agreement, dated as of October 31, 2007, between Augusta S.p.A. and CHC Helicopters International Inc.

10.6#*	2011 Management Equity Plan of 6922767 Holding (Cayman) Inc.

10.7#*	Form of 2011 Option Agreement of 6922767 Holding (Cayman) Inc.

10.8#*	Form of 2011 Restricted Share Unit Grant Agreement of 6922767 Holding (Cayman) Inc.

10.9#*	Form of 2011 Subscription Agreement of 6922767 Holding (Cayman) Inc.

10.10#*	2008 Share Incentive Plan of 6922767 Holding (Cayman) Inc., adopted September 16, 2008

10.11#*	Form of 2008 Option Agreement of 6922767 Holding (Cayman) Inc.

10.12#*	Form of 2008 Option Rollover Agreement of 6922767 Holding (Cayman) Inc.

10.13#*	Form of 2008 Special A Share Subscription Agreement of 6922767 Holding (Cayman) Inc.

10.14#*	Form of 2008 Subscription Agreement of 6922767 Holding (Cayman) Inc.

10.15#*	Management Shareholders Agreement among 6922767 Holding (Cayman) Inc. and Management Shareholders of 6922767 Holding (Cayman) Inc., dated as of September 16, 2008

10.16#*	Employment Agreement between Heli-One Canada Inc. and William J. Amelio, dated July 15, 2010

10.17#*	Employment Agreement of CHC Global Operations (2008) Inc. and Christine Baird, dated September 16, 2008

10.18#*	Employment Agreement between Heli-One Canada Inc. and Neil Calvert, dated September 16, 2008

10.19#*	Employment Agreement between Heli-One Canada Inc. and Rick Davis, dated September 16, 2008

10.20#*	Employment Agreement between EEA Helicopter Operations B.V. and Tilmann Gabriel, dated October 30, 2009

10.21#*	Employment Agreement between Heli-One American Support, LLC and Joan Hooper, dated September 26, 2011

10.22#*	Employment Agreement between Heli-One American Support and Michael O’Neill, dated February 2, 2011

10.23#*	Amended and Restated Employment Agreement between Heli-One American Support, LLC and Michael Summers, dated January 5, 2012

10.24#*	Amended and Restated Supplemental Retirement Plan Agreement between CHC Helicopters International Inc. and Christine Baird, dated April 30, 2011

10.25#*	Retirement Compensation Arrangement Trust Agreement among Heli-One Canada Inc., Royal Trust Corporation of Canada and Christine Baird, dated March 1, 2011

10.26#*	Retirement Compensation Arrangement Trust Agreement among Heli-One Canada Inc., Royal Trust Corporation of Canada and Neil Calvert, dated October, 2011

10.27#*	Amended and Restated Supplemental Retirement Plan Agreement between CHC Helicopters International Inc. and Neil Calvert April 30, 2007
10.28#*	Supplemental Retirement Plan Agreement between CHC Helicopters International Inc. and Rick Davis, dated October 12, 2006

10.29#*	Retirement Compensation Arrangement Trust Agreement among Heli-One Canada Inc., Royal Trust Corporation of Canada and Rick Davis, dated October, 2011

10.30#*	Agreement Regarding Termination of Employment and Consulting Agreement between Heli-One Canada Inc. and Christine Baird, dated February 8, 2011

10.31#*	Agreement Regarding Termination of Employment and Consulting Agreement between Heli-One Canada Inc. and Neil Calvert, dated April 29, 2011

10.32#*	Agreement Regarding Termination of Employment between Heli-One Canada Inc. and Rick Davis, dated August 18, 2011

10.33#*	Consulting Agreement between Heli-One Canada Inc. and Rick Davis, dated August 8, 2011

10.34#*	Compromise Agreement between EEA Helicopter Operations B.V. and Tilmann Gabriel, dated April 5, 2011

10.35#*	Offer Letter of Heli-One American Support, LLC to Michael Summers, dated April 11, 2011

12.1+	Computation of Ratio of Earnings to Fixed Charges.

21.1#	Schedule of Subsidiaries of 6922767 Holding S.à r.l.

23.1+	Consent of Sheppard, Mullin, Richter & Hampton LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

23.2+	Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 5.2 hereto).

23.3+	Consent of Loyens & Loeff (included as part of its opinion filed as Exhibit 5.3 hereto).

23.4#	Consent of Harridyal Sodha & Associates (included as part of its opinion filed as Exhibit 5.4 hereto).

23.5#	Consent of Blake, Cassels & Graydon LLP (included as part of its opinion filed as Exhibit 5.5 hereto).

23.6+	Consent of Mallesons Stephen Jaques (included as part of its opinion filed as Exhibit 5.6 hereto).

23.7+	Consent of Advokatfirmaet Thommessen AS (included as part of its opinion filed as Exhibit 5.7 hereto).

23.8+	Consent of Advokatfirman Vinge KB (included as part of its opinion filed as Exhibit 5.8 hereto).

23.9+	Consent of Van Doorne N.V. (included as part of its opinion filed as Exhibit 5.9 hereto).

23.10+	Consent of Paull & Williamsons LLP (included as part of its opinion filed as Exhibit 5.10 hereto).

23.11+	Consent of Arthur Cox (included as part of its opinion filed as Exhibit 5.11 hereto).

23.12+	Consent of DLA Piper LLP (US) (included as part of its opinion filed as Exhibit 5.12 hereto).

23.13+	Consent of Ernst & Young LLP.

24.1**	Powers of Attorney.

25.1#	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture governing the 9.250% Senior Secured Notes due 2020.

99.1#	Form of Letter of Transmittal.

99.2#	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3#	Form of Letter to Clients.

99.4#	Form of Notice of Guaranteed Delivery.

*	Constitutes management contract or compensatory contract
+	Filed herewith
†	Confidential information has been omitted from this exhibit and filed separately with the SEC pursuant to a confidential treatment request under Rule 406.
#	Previously Filed

(b) Financial Statement Schedules

All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included in the prospectus that is part of this registration statement.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant issuer has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC HELICOPTER S.A.

By:	*
Name: Joan Schweikart Hooper
Title: A Director

By:	*
Name: Richard Brekelmans
Title: B Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Joan Schweikart Hooper	(A Director)	March 28, 2012

* Name: Johan Dejans	(B Director)	March 28, 2012

* Name: Richard Brekelmans	(B Director)	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Helicapter S.A. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

6922767 Holding S.à r.l.

By:	*
Name: Joan Schweikart Hooper
Title: A Director

By:	*
Name: Richard Brekelmans
Title: B Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Joan Schweikart Hooper	(A Manager)	March 28, 2012

* Name: Johan Dejans	(B Manager)	March 28, 2012

* Name: Richard Brekelmans	(B Manager)	March 28, 2012

* Name: Hille-Paul Schut	(B Manager)	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, 6922767 Holding S.à r.l. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Capital Aviation Services B.V.

By:	*
Name: Jacob Bakker On behalf of CHC Hoofddorp B.V.
Title: Sole Corporate Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Jacob Bakker On behalf of CHC Hoofddorp B.V.	Sole Corporate Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Capital Aviation Services B.V. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Capital (Barbados) Limited

By:	*
Name: Blake Fizzard
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Misener	President & Director (Principal Executive Officer)	March 28, 2012

* Name: Barbara O’Gorman	Secretary & Treasurer	March 28, 2012

* Name: Evadne Thompson	Director	March 28, 2012

* Name: Blake Fizzarrd	Director	March 28, 2012

* Name: David Bynoe	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Capital (Barbados) Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Den Helder B.V.

By:	*
Name: Jacob Bakker
Title: Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Jacob Bakker	Sole Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Den Helder B.V. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Global Operations (2008) Inc.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Vice President & Deputy General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: John Graber	President (Principal Executive Officer)	March 28, 2012

/s/ Russ Hill Name: Russ Hill	Vice President & Deputy General Counsel	March 28, 2012

* Name: Joan Hooper	Chief Financial Officer (Principal Financial Officer)	March 28, 2012

* Name: Rebecca Camden	Chief Accounting Officer (Principal Accounting Officer)	March 28, 2012

* Name: Brian Clegg	Director	March 28, 2012

* Name: Paul King	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Global Operations (2008) Inc. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Global Operations Canada (2008) Inc.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Vice President & Deputy General Counsel

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Russ Hill and Mike O’Neill and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Graber Name: John Graber	President (Principal Executive Officer)	March 28, 2012

/s/ Russ Hill Name: Russ Hill	Vice President & Deputy General Counsel	March 28, 2012

/s/ Joan Hooper Name: Joan Hooper	Chief Financial Officer (Principal Financial Officer)	March 28, 2012

/s/ Rebecca Camden Name: Rebecca Camden	Chief Accounting Officer (Principal Accounting Officer)	March 28, 2012

/s/ Brian Clegg Name: Brian Clegg	Director	March 28, 2012

/s/ Paul King Name: Paul King	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Global Operations Canada (2008) Inc. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Global Operations International Inc.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Vice President & Deputy General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: John Graber	President (Principal Executive Officer)	March 28, 2012

/s/ Russ Hill Name: Russ Hill	Vice President & Deputy General Counsel	March 28, 2012

* Name: Joan Hooper	Chief Financial Officer (Principal Financial Officer)	March 28, 2012

* Name: Rebecca Camden	Chief Accounting Officer (Principal Accounting Officer)	March 28, 2012

* Name: Brian Clegg	Director	March 28, 2012

* Name: Paul King	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Global Operations International Inc. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Helicopter Holding S.à r.l.

By:	*
Name: Joan Schweikart Hooper
Title: A Manager

By:	*
Name: Richard Brekelmans
Title: B Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Joan Schweikart Hooper	(A Manager)	March 28, 2012

* Name: Richard Brekelmans	(B Manager)	March 28, 2012

* Name: Johan Dejans	(B Manager)	March 28, 2012

* Name: Hille-Paul Schut	(B Manager)	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Helicopter Holding S.à r.l. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Helicopters (Barbados) Limited

By:	*
Name: Blake Fizzard
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: James Misener	President	March 28, 2012

* Name: Barbara O’Gorman	Secretary & Treasurer (Principal Financial/AccountingOfficer)	March 28, 2012

* Name: Evadne Thompson	Director	March 28, 2012

* Name: David Bynoe	Director	March 28, 2012

* Name: Blake Fizzard	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Helicopters (Barbados) Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Holding NL B.V.

By:	*
Name: Jacob Bakker
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Jacob Bakker	Director	March 28, 2012

* Name: Cees Johan van del Heuvel	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Holding NL B.V. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Holding (UK) Limited

By:	*
Name: Nick Mair
Title: Regional Vice President, Western North Sea

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Nick Mair	Director	March 28, 2012

* Name: David Stewart	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Holding (UK) Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Hoofddorp B.V.

By:	*
Name: Jacob Bakker
Title: Director A

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Jacob Bakker	Director A	March 28, 2012

* Name: Jacob Bakker, on behalf of CHC Netherlands B.V.	Corporate Director	March 28, 2012

* Name: Jacob Bakker	Managing Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Hoofddorp B.V. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Netherlands B.V.

By:	*
Name: Jacob Bakker
Title: Director A

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Jacob Bakker	Director A	March 28, 2012

* Name: Cees Johan van del Heuvel	Director B	March 28, 2012

* Name: Jacob Bakker	Managing Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Netherlands BV has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Norway Acquisition Co AS

By:	*
Name: Lars Landsnes
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Lars Landsnes	Director	March 28, 2012

* Name: Karl Gjelvik	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Norway Acquisition Co AS has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Sweden AB

By:	*
Name: Jacob Bakker
Title: Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Jacob Bakker	Sole Director	March 28, 2012

* Name: Jacob Bakker	Sole Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Sweden AB has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Helicopter Services Group AS

By:	*
Name: Lars Landsnes
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Elisabeth Laerdal Skuland	General Manager (daglig leder)	March 28, 2012

* Name: Lars Landsnes	Director	March 28, 2012

* Name: Rune Berg	Director	March 28, 2012

* Name: Karl Gjelvik	Director	March 28, 2012

* Name: John Pedersen	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Helicopter Services Group AS has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Helikopter Service AS

By:	*
Name: Lars Landsnes
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Elisabeth Laerdal Skuland	General Manager (daglig leder)	March 28, 2012

* Name: Lars Landsnes	Director	March 28, 2012

* Name: Rune Berg	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Helikopter Service AS has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Heli-One Canada Inc.

By:	*
Name: Blake Fizzard
Title: Vice President, Treasury

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Larry Alexandre	President	March 28, 2012

* Name: William Amelio	Chief Executive Officer (Principal Executive Officer)	March 28, 2012

* Name: Rebecca Camden	Chief Accounting Officer (Principal Accounting Officer)	March 28, 2012

* Name: Joan Hooper	Chief Financial Officer (Principal Financial Officer)	March 28, 2012

* Name: Greg Wyght	Director	March 28, 2012

* Name: Paul King	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One Canada Inc. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Heli-One Defence B.V.

By:	*
Name: Jacob Bakker On behalf of CHC Hoofddorp B.V.
Title: Sole Corporate Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Jacob Bakker On behalf of CHC Hoofddorp B.V.	Sole Corporate Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One Defense B.V. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Heli-One Holdings (UK) Limited

By:	*
Name: David Stewart
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: David Stewart	Director	March 28, 2012

* Name: Peter Das	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One Holdings (UK) Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Heli-One (Europe) AS

By:	*
Name: Lars Landsnes
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Elizabeth Laerdal Skuland	General Manager	March 28, 2012

* Name: Lars Landsnes	Director	March 28, 2012

* Name: Rune Berg	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One (Europe) AS has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Heli-One Leasing Inc.

By:	*
Name: Blake Fizzard
Title: Vice President, Treasury

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Larry Alexandre	President (Principal Executive Officer)	March 28, 2012

* Name: Rebecca Camden	Chief Accounting Officer (Principal Accounting Officer)	March 28, 2012

* Name: Joan Hooper	Chief Financial Officer (Principal Financial Officer)	March 28, 2012

* Name: Greg Wyght	Director	March 28, 2012

* Name: Paul King	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One Leasing Inc. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Heli-One Leasing (Norway) AS

By:	*
	Name:	Lars Landsnes
	Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Lars Landsnes	Managing Director	March 28, 2012

* Name: Rune Berg	Director	March 28, 2012

* Name: Karl Gjelvik	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One Leasing (Norway) AS has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Heli-One (Norway) AS

By:	*
Name: Lars Landsnes
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Lars Landsnes	Managing Director	March 28, 2012

* Name: Rune Berg	Director	March 28, 2012

* Name: Karl Gjelvik	Director	March 28, 2012

* Name: Arnfinn Naerland	Director	March 28, 2012

* Name: John Pedersen	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One (Norway) AS has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Heli-One (Netherlands) B.V.

By:	*
	Name:	Jacob Bakker On behalf of CHC Hoofddorp B.V.
	Title:	Sole Corporate Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Jacob Bakker CHC Hoofddorp B.V.	Sole Corporate Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One (Netherlands) B.V. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Heli-One (U.K.) Limited

By:	*
	Name:	Michael Doyle
	Title:	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Lars Landsnes	Director	March 28, 2012

* Name: Michael Doyle	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heli-One (U.K.) Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Heli-One (U.S.) Inc.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Vice President & Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Larry Alexandre	President (Principal Executive Officer)	March 28, 2012

/s/ Russ Hill Name: Russ Hill	Vice President & Corporate Secretary	March 28, 2012

* Name: Jerry Rockstroh	Chief Procurement Officer	March 28, 2012

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Heli-One USA Inc.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Vice President & Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Larry Alexandre	President (Principal Executive Officer)	March 28, 2012

/s/ Russ Hill Name: Russ Hill	Vice President & Corporate Secretary	March 28, 2012

* Name: Jerry Rockstroh	Chief Procurement Officer	March 28, 2012

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Heliworld Leasing Limited

By:	*
Name: Michael Doyle
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Lars Landsnes	Director	March 28, 2012

* Name: Michael Doyle	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Heliworld Leasing Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

CHC Leasing (Ireland) Limited

By:	*
Name: Mark Kelly
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Mark Kelly	Director	March 28, 2012

* Name: Shane Leonard	Director	March 28, 2012

* Name: Blake Fizzard	Executive Officer	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Leasing (Ireland) Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Integra Leasing AS

By:	*
Name: David Stewart
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: David Stewart	Director	March 28, 2012

* Lars Landsnes	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Integra Leasing AS has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Lloyd Bass Strait Helicopters Pty. Ltd.

By:	*
Name: Christian Kittleson
Title: Finance Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Richard Burt	Managing Director (Principal Executive Officer)	March 28, 2012

* Name: Christian Kittleson	Finance Director (Principal Financial/Accounting Officer)	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Lloyd Bass Strait Helicopters Pty. Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Lloyd Helicopters International Pty. Ltd. in its own capacity and as trustee of the Australian Helicopters Trust

By:	*
Name: Christian Kittleson
Title: Finance Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Richard Burt	Managing Director (Principal Executive Officer)	March 28, 2012

* Name: Christian Kittleson	Finance Director (Principal Financial/Accounting Officer)	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Lloyd Helicopters International Pty. Ltd. in its own capacity and as trustee of the Australian Helicopters Trust has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Lloyd Helicopters Pty. Ltd.

By:	*
Name: Christian Kittleson
Title: Finance Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Name:Richard Burt	Managing Director (Principal Executive Officer)	March 28, 2012

* Name: Christian Kittleson	Finance Director (Principal Financial/Accounting Officer)	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Lloyd Helicopters Pty. Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Lloyd Helicopter Services Limited

By:	*
Name: Nick Mair
Title: Regional Vice President, Western North Sea

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Name: Nick Mair	Director	March 28, 2012

* Name: Peter Das	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Lloyd Helicopter Services Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Lloyd Helicopter Services Pty. Ltd.

By:	*
Name: Christian Kittleson
Title: Finance Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Name: Richard Burt	Managing Director (Principal Executive Officer)	March 28, 2012

* Name: Christian Kittleson	Finance Director (Principal Financial/Accounting Officer)	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Lloyd Helicopter Services Pty. Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Lloyd Off-Shore Helicopters Pty. Ltd.

By:	*
Name: Christian Kittleson
Title: Finance Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Name: Richard Burt	Managing Director (Principal Executive Officer)	March 28, 2012

* Name: Christian Kittleson	Finance Director (Principal Financial/Accounting Officer)	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Lloyd Off-Shore Helicopters Pty. Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

Management Aviation Limited

By:	*
Name: Nick Mair
Title: Regional Vice President, Western North Sea

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Name: Nick Mair	Director	March 28, 2012

* Name: Peter Das	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, Management Aviation Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, Canada on March 28, 2012.

North Denes Aerodrome Limited

By:	*
Name: David Stewart
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Name: David Stewart	Director	March 28, 2012

* Name: Nick Mair	Director	March 28, 2012

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, North Denes Aerodrome Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: March 28, 2012	By:	*
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

*By:	/s/ Russ Hill
Russ Hill
Attorney-in-fact